Exhibit 4.1

EXECUTION VERSION

WARRANT AMENDMENT AGREEMENT

THIS AMENDMENT TO WARRANT AGREEMENT (this “Agreement”), dated as of June 23, 2022, is by and between Gores Guggenheim, Inc., a Delaware corporation (the “Company”) and Computershare Inc., a Delaware corporation and Computershare Trust Company, N.A., a federally chartered trust company, collectively, as warrant agent (the “Warrant Agent”).

RECITALS

WHEREAS, the Company and the Warrant Agent are parties to that certain Warrant Agreement, dated as of March 22, 2021, as amended by that certain Amendment to Warrant Agreement, by and between the Company and the Warrant Agent, dated as of April 7, 2022 (the “Existing Warrant Agreement”);

WHEREAS, capitalized terms used herein but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Existing Warrant Agreement;

WHEREAS, pursuant to the Existing Warrant Agreement, the Company issued (a) 9,000,000 warrants to Gores Guggenheim Sponsor LLC, a Delaware limited liability company (the “Sponsor” and such warrants, collectively, the “Private Placement Warrants”), to purchase shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”) simultaneously with the closing of the Company’s initial public offering (the “Offering”) (including the partial exercise of the underwriters’ over-allotment option), at a purchase price of $2.00 per Private Placement Warrant, with each Private Placement Warrant being exercisable for one share of Common Stock and with an exercise price of $11.50 per share, and (b) 16,000,000 warrants to public investors in the Offering (collectively, the “Public Warrants”) to purchase shares of Common Stock, with each Public Warrant being exercisable for one share of Common Stock and with an exercise price of $11.50 per share;

WHEREAS, all of the Warrants are governed by the Existing Warrant Agreement;

WHEREAS, on September 27, 2021, a Business Combination Agreement (the “Business Combination Agreement”) was entered into by and among the Company, Polestar Automotive Holding Limited, a Hong Kong incorporated company, Polestar Automotive (Singapore) Pte. Ltd., a private company limited by shares in Singapore, Polestar Automotive Holding UK Limited, a limited company organized under the laws of England and Wales (“ListCo”), Polestar Holding AB, a private limited liability company incorporated under the laws of Sweden, and PAH UK Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of ListCo (“MergeCo”);

WHEREAS, upon the terms and subject to the conditions of the Business Combination Agreement, MergeCo will merge with and into the Company (the “Merger”), with the Company being the surviving corporation of the Merger as a wholly-owned subsidiary of ListCo, on the terms and subject to the conditions in the Business Combination Agreement;

WHEREAS, Section 9.8 of the Existing Warrant Agreement provides that the Company and the Warrant Agent may amend the Existing Warrant Agreement with the vote or consent of 50% of the then outstanding Public Warrants (the “Requisite GG Warrantholder Approval”) and the Requisite GG Warrantholder Approval has been received pursuant to the meeting of holders of Public Warrants held on June 23, 2022;

WHEREAS, in the context of and in connection with the Merger, (a) each Unit (as defined below) shall be automatically separated, and the holder thereof shall be deemed to hold one share of Common Stock and one-fifth (1/5) of a Public Warrant in accordance with the terms of the applicable Unit, (b) each GG Share (as defined in the Business Combination Agreement), including the shares of Common Stock, shall be automatically cancelled and extinguished and converted into the right to receive one Class A American depository share of ListCo (the “ListCo Class A ADS”) duly and validly issued against the deposit of an underlying Class A ordinary share of ListCo (such Class A ordinary shares, collectively, the “Class A Shares”) and (c) at the Effective Time (as defined in the Business Combination Agreement), (i) each Public Warrant shall be automatically cancelled and extinguished and converted into the right to receive one Class C-1 American depository share of ListCo (the “ListCo Class C-1 ADS”) duly and validly issued against the deposit of an underlying Class C-1 ordinary share of ListCo deposited with the Depositary Bank (as defined in the Business Combination Agreement) in accordance with the Deposit Agreement (as defined in the Business Combination Agreement) and representing the right to acquire one ListCo Class A ADS (or one Class A Share if at the time of exercise ListCo no longer uses the ADR Facility (as defined in the Business Combination Agreement)) at an exercise price of $11.50 per ListCo Class C-1 ADS, subject to adjustment, terms and limitations as described in this Agreement and the Existing Warrant Agreement, as applicable, and (ii) each Private Placement Warrant shall be automatically cancelled and extinguished and converted into the right to receive one Class C-2 American depositary share of ListCo (the “ListCo Class C-2 ADS” and, together with the ListCo Class C-1 ADS, the “ListCo Class C ADS”) duly and validly issued against the deposit of an underlying Class C-2 ordinary share of ListCo deposited with the Depositary Bank in accordance with the Deposit Agreement and representing the right to acquire one ListCo Class A ADS (or one Class A Share if at the time of exercise ListCo no longer uses the ADR Facility at an exercise price of $11.50 per ListCo Class C-2 ADS, subject to adjustment, terms and limitations described in this Agreement and the Existing Warrant Agreement, as applicable, in the case of each of clauses (c)(i) and (ii), on the terms and subject to the conditions set forth in the Business Combination Agreement and the ListCo New Articles of Association;

WHEREAS, upon consummation of the Merger, each issued and outstanding ListCo Class C ADS will be exercisable (subject to the terms and conditions of the ListCo New Articles of Association) for Class A Shares, which upon exercise of a ListCo Class C-1 ADS or ListCo Class C-2 ADS, as applicable, will automatically be deposited into the ADR Facility and result in the issuance of ListCo Class A ADSs (or Class A Shares if at the time of exercise ListCo no longer uses the ADR Facility) to the holders that exercise their ListCo Class C-1 ADS or ListCo Class C-2 ADS, as applicable, pursuant to the terms of ListCo New Articles of Association;

WHEREAS, the terms of the class C ordinary shares of ListCo (the “Class C Shares”) and the Class C ADSs, and the terms upon which they shall be exercised for Class A Shares shall be governed by the ListCo New Articles of Association attached hereto as Exhibit A;

WHEREAS, the consummation of the transactions contemplated by the Business Combination Agreement will constitute a Business Combination (as defined in Section 3.2 of the Existing Warrant Agreement);

WHEREAS, the adoption of these amendments is intended, for U.S. federal income tax purposes, to be a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations, and this Agreement is intended to constitute a “plan of reorganization” within the meaning of Section 368 of the Code and the Treasury Regulations;

WHEREAS, following the Effective Time (as defined in the Business Combination Agreement) and the issuance of the ListCo Class C-1 ADS in exchange for the Public Warrants and ListCo Class C-2 ADSs in exchange for the Private Placement Warrants in connection with the Merger, the Existing Warrant Agreement shall terminate and be of no further force and effect; and

WHEREAS, all acts and things have been done and performed which are necessary to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

AGREEMENT

1.    AMENDMENT. The Company and the Warrant Agent hereby amend the Existing Warrant Agreement as provided in this Section 1, effective as of the Effective Time:

1.1    References to Certain Defined Terms. All references to “Common Stock” or “shares of Common Stock” in the Existing Warrant Agreement other than references thereto in the recitals shall be amended to reference the ListCo Class A ADSs after the Class A Shares have automatically been deposited into the ADR Facility in connection with the Merger or, if at the time of exercise ListCo no longer uses the ADR Facility, Class A Shares.

2

1.3    Amendment to Section 4.4. Section 4.4 of the Existing Warrant Agreement is hereby amended by deleting the existing Section 4.4 in its entirety and replacing it as follows:

“ Replacement of Warrants upon Consummation of Business Combination. (a) At the Effective Time, (i) each Public Warrant shall be automatically cancelled and extinguished and converted into the right to receive one Class C-1 American depository share of ListCo (the “ListCo Class C-1 ADS”) duly and validly issued against the deposit of an underlying Class C-1 ordinary share of ListCo deposited with the Depositary Bank in accordance with the Deposit Agreement and representing the right to acquire one ListCo Class A ADS (or one Class A ordinary share of ListCo (the “Class A Shares”) if at the time of exercise ListCo no longer uses the ADR Facility) at an exercise price of $11.50 per ListCo Class C-1 ADS, subject to adjustment, terms and limitations as described in the ListCo New Articles of Association, and (ii) each Private Placement Warrant shall be automatically cancelled and extinguished and converted into the right to receive one Class C-2 American depositary share of ListCo (the “ListCo Class C-2 ADS” and, together with the ListCo Class C-1 ADS, the “ListCo Class C ADS”) duly and validly issued against the deposit of an underlying Class C-2 ordinary share of ListCo deposited with the Depositary Bank in accordance with the Deposit Agreement and representing the right to acquire one ListCo Class A ADS (or one Class A Share if at the time of exercise ListCo no longer uses the ADR Facility at an exercise price of $11.50 per ListCo Class C-2 ADS, subject to adjustment, terms and limitations described in the ListCo New Articles of Association, in the case of each of clauses (i) and (ii), on the terms and subject to the conditions set forth in the Business Combination Agreement and the ListCo New Articles of Association.”

1.4    Notices. Section 9.2 of the Existing Warrant Agreement is hereby amended as follows (a) the phrase “an internationally recognized” shall be inserted in front of every reference to “private courier service”, and (b) the delivery address of ListCo shall be changed to the following:

Assar Gabrielssons Väg 9

405 31 Göteborg, Sweden

Attention:       Anna Rudensjö

Email:             anna.rudensjo@polestar.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022, USA

Attention:       Christian O. Nagler

              Timothy Cruickshank

              Alex Lloyd

Email:             cnagler@kirkland.com

              tim.cruickshank@kirkland.com

              alex.lloyd@kirkland.com

1.5    Defined Terms. A new Section 9.11 is hereby inserted as follows:

“For purposes of this Agreement, the following terms shall have the following meanings:

“ADR Facility” shall have the meaning ascribed to such term in the Business Combination Agreement.

“Business Combination Agreement” means that certain Business Combination Agreement, dated as of September 27, 2021, by and among the Company, Polestar Automotive Holding Limited, a Hong Kong incorporated company, Polestar Automotive (Singapore) Pte. Ltd., a private company limited by shares in Singapore, ListCo, Polestar Holding AB, a private limited liability company incorporated under the laws of Sweden, and MergeCo.

“Depositary Agreement” means the Depositary Agreement in the form attached hereto as Exhibit B.

“Depositary Bank” shall have the meaning ascribed to such term in the Business Combination Agreement.

3

“Effective Time” shall have the meaning ascribed to such term in the Business Combination Agreement.

“ListCo” means Polestar Automotive Holding UK Limited, a limited company organized under the laws of England and Wales.

“ListCo New Articles of Association” means the Articles of Association of ListCo in the form attached hereto as Exhibit A.

“MergeCo” means PAH UK Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of ListCo.

“Merger” means the merger of MergeCo with and into the Company, with the Company being the surviving corporation of the Merger as a wholly-owned subsidiary of ListCo, on the terms and subject to the conditions in the Business Combination Agreement.”

1.6    Termination. A new Section 9.12 is hereby inserted as follows:

“Termination. Promptly following the Effective Time, this Agreement shall terminate and be of no further force or effect.”

1.7    Replacement of Exhibits. Exhibit A and Exhibit B to the Existing Warrant Agreement shall be deleted and replaced with Exhibit A and Exhibit B to this Agreement.

2.    MISCELLANEOUS PROVISIONS.

2.1    Effectiveness of Amendment. Each of the parties hereto acknowledges and agrees that the effectiveness of this Agreement shall be expressly subject to the consummation of the Merger and shall automatically be terminated and shall be null and void if the Business Combination Agreement shall be terminated for any reason.

2.2    Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

2.3    Applicable Law. The validity, interpretation and performance of this Agreement shall be governed in all respects by the laws of the State of New York, without giving effect to conflict of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereby agree that any action, proceeding or claim against a party arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

2.4    Persons Having Rights under this Agreement. Nothing in this Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto and the Registered Holders any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Holders.

2.5    Counterparts. This Agreement may be executed in multiple counterparts, each of which when executed and delivered shall thereby be deemed to be an original and all of which taken together shall constitute one and the same instrument. Any party hereto may execute and deliver signed counterparts of this Agreement to the other Parties by electronic mail or other electronic transmission in portable document format (.PDF) or any other electronic signature complying with the United States ESIGN Act of 2000 (including www.docusign.com), each of which shall be deemed an original.

4

2.6    Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

2.7    Notices. Any notice, statement or demand authorized by this Agreement to be given or made by a party hereto shall be made in accordance with the provisions of Section 9.2 of the Existing Warrant Agreement as amended by this Agreement (with any notices to the Company being made to ListCo).

2.8    Entire Agreement. This Agreement and the Existing Warrant Agreement, as modified by this Agreement, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

[Remainder of page intentionally left blank.]

5

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the date first above written.

GORES GUGGENHEIM, INC.

By:	/s/ Andrew McBride
Name:	Andrew McBride
Title:	Chief Financial Officer and Secretary

COMPUTERSHARE INC.
COMPUTERSHARE TRUST COMPANY, N.A., AS WARRANT AGENT

By:	/s/ Collin Ekeogu
Name:	Collin Ekeogu
Title:	Manager, Corporate Actions

[Signature Page to Warrant Amendment Agreement]

EXHIBIT A

ListCo New Articles of Association

See attached.

FINAL FORM

THE COMPANIES ACT 2006

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

POLESTAR AUTOMOTIVE HOLDING UK PLC

Company No 13624182

CONTENTS

CLAUSE

1.	Exclusion of model articles (and any other prescribed regulations)	6

2.	Interpretation	7

3.	Form of resolution	13

4.	Limited liability	13

5.	Change of name	13

6.	The Office	13

7.	Shares	13

8.	Right to Return of Assets and Distributions	14

9.	Rights and Conversion of Convertible Preferred Shares	15

10.	Rights and Redemption of GBP Redeemable Preferred Shares	19

11.	Rights of Deferred Shares	20

12.	Rights and Conversion of Ordinary Shares	21

13.	Rights and Conversion of Class C Shares	22

14.	Power to attach rights to shares	37

15.	Allotment of shares and pre-emption	38

16.	Redeemable shares	39

17.	Pari passu issues	39

18.	Variation of rights	39

19.	Payment of commission	40

20.	Trusts not recognised	40

21.	Share certificates	40

22.	Replacement certificates	41

23.	Lien on shares not fully paid	42

24.	Enforcement of lien by sale	42

25.	Application of proceeds of sale	42

26.	Calls	43

27.	Liability of joint holders	43

28.	Interest on calls	43

29.	Power to differentiate	44

30.	Payment of calls in advance	44

31.	Notice if call or instalment not paid	44

32.	Forfeiture for non-compliance	44

33.	Notice after forfeiture	45

34.	Forfeiture may be annulled	45

35.	Surrender	45

36.	Sale of forfeited shares	45

37.	Effect of forfeiture	45

38.	Evidence of forfeiture	46

39.	Form of transfer	46

40.	Right to refuse registration of transfer	46

41.	Notice of refusal to register a transfer	47

42.	No fees on registration	47

43.	Other powers in relation to transfers	47

44.	Transmission of shares on death	48

45.	Election of person entitled by transmission	48

46.	Rights on transmission	48

47.	Destruction of documents	49

48.	Sub-division	50

49.	Fractions	50

50.	Annual general meetings	50

51.	Convening of general meetings	50

52.	Simultaneous attendance and participation by electronic facilities	52

53.	Notice of general meetings	52

54.	Contents of notice of general meetings	52

55.	Omission to give notice and non-receipt of notice	54

56.	Postponement of general meeting	54

57.	Quorum at general meeting	55

58.	Procedure if quorum not present	55

59.	Chair of general meeting	56

60.	Entitlement to attend, speak and participate	56

61.	Adjournments	56

62.	Notice of adjournment	57

63.	Business of adjourned meeting	58

64.	Accommodation of members, security arrangements and orderly conduct at general meetings	58

65.	Amendment to resolutions	60

66.	Members’ resolutions	60

67.	Method of voting	60

68.	Objection to error in voting	60

69.	Procedure on a poll	61

70.	Votes of members	61

71.	No right to vote where sums overdue on shares	62

72.	Voting by Proxy	63

73.	Receipt of proxy	64

74.	Revocation of proxy	66

75.	Corporate representatives	66

76.	Failure to disclose interests in shares	67

77.	Power of sale of shares of untraced members	69

78.	Application of proceeds of sale of shares of untraced members	70

79.	Number of directors	70

80.	Power of company to appoint directors	71

81.	Power of board to appoint directors	71

82.	Eligibility of new directors	71

83.	Retirement of directors	72

84.	Removal of directors	74

85.	Vacation of office by director	74

86.	Resolution as to vacancy conclusive	76

87.	Appointment of alternate directors	76

88.	Alternate directors’ participation in board meetings	76

89.	Alternate director responsible for own acts	76

90.	Interests of alternate director	77

91.	Revocation of alternate director	77

92.	Directors’ fees	77

93.	Expenses	77

94.	Additional remuneration	78

95.	Remuneration of executive directors	78

96.	Pensions and other benefits	78

97.	Powers of the board	79

98.	Powers of directors if less than minimum number	79

99.	Powers of executive directors	79

100.	Delegation to committees	80

101.	Local management	80

102.	Power of attorney	81

103.	Exercise of voting power	81

104.	Provision for employees on cessation of business	81

105.	Overseas registers	81

106.	Borrowing powers	82

107.	Board meetings	82

108.	Notice of board meetings	82

109.	Quorum	82

110.	Chair	83

111.	Voting	83

112.	Participation by telephone or other form of communication	83

113.	Resolution in writing	84

114.	Proceedings of committees	84

115.	Minutes of proceedings	84

116.	Validity of proceedings	85

117.	Transactions or other arrangements with the company	85

118.	Authorisation of Directors’ conflicts of interest	85

119.	Directors’ permitted interests	87

120.	General	89

121.	Power to authenticate documents	89

122.	Use of seals	90

123.	Declaration of dividends	90

124.	Interim dividends	91

125.	Calculation and currency of dividends	91

126.	Amounts due on shares can be deducted from dividends	91

127.	Dividends not in cash	91

128.	No interest on dividends	92

129.	Method of payment	92

130.	Uncashed dividends	93

131.	Unclaimed dividends	93

132.	Scrip dividends	93

133.	Capitalisation of reserves	96

134.	Record dates	97

135.	Inspection of records	98

136.	Account to be sent to members	98

137.	Service of Notices	99

138.	Notice on person entitled by transmission	100

139.	Record date for service	100

140.	Evidence of service	101

141.	Notice when post not available	101

142.	Indemnity and insurance	102

143.	Forum Selection	103

144.	Winding up	104

THE COMPANIES ACT 2006

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

POLESTAR AUTOMOTIVE HOLDING UK PLC

(Adopted by special resolution passed on the 13th day of April, 2022 and effective on 5th day of May, 2022)

1.	Exclusion of model articles (and any other prescribed regulations)

No regulations or articles set out in any statute, or in any statutory instrument or other subordinate legislation made under any statute, concerning companies (including the regulations in the Companies (Model Articles) Regulations 2008 (SI 2008/3229)) shall apply as the articles of the Company. The following shall be the articles of association of the Company.

2.	Interpretation

2.1	In these articles, unless the context otherwise requires:

Act means the Companies Act 2006.

address includes any number or address used for the purposes of sending or receiving documents or information by electronic means.

Applicable Event has the meaning given to it in Article 13.23.

Articles means these articles of association as altered from time to time and “Article” shall be construed accordingly.

Board means the board of Directors for the time being of the Company or the Directors present or deemed to be present at a duly convened quorate meeting of the Directors.

Business Combination means the merger of a newly formed, wholly-owned subsidiary of the Company with and into the SPAC, which SPAC shall survive, pursuant to that certain business combination agreement dated September 27 2021.

Business Day means a day other than a day on which banking institutions or trust companies are authorized or obligated by law to close in Hong Kong, the People’s Republic of China, the British Virgin Islands, Sweden, New York City, or London, England, a Saturday or a Sunday.

call includes any instalment of a call and, in the application of provisions of these Articles to forfeiture of shares, a sum which, by the terms of issue of a share, is payable at a fixed time.

capital means the share capital from time to time of the Company.

Chair means the Chair presiding at any meeting of members or the Board.

Class A Ordinary Share means an ordinary share of USD 0.01 each in the share capital of the Company which is designated as a Class A Ordinary Share and having the rights provided for in these Articles.

Class B Ordinary Share means an ordinary share of USD 0.01 each in the share capital of the Company which is designated as a Class B Ordinary Share and having the rights provided for in these Articles.

Class C Shares means Class C-1 Shares and Class C-2 Shares.

Class C Share Conversion Ratio means one, subject to adjustment in accordance with these Articles.

Class C-1 Share means a class C-1 ordinary share of USD 0.10 each in the share capital of the Company which is designated as a Class C-1 Share and having the rights provided for in these Articles.

Class C-2 Share means a class C-2 ordinary share of USD 0.10 each in the share capital of the Company which is designated as a Class C-2 Share and having the rights provided for in these Articles.

clear days in relation to a period of notice means that period excluding the day when the notice is served or deemed to be served and the day for which it is given or on which it is to take effect.

Closing means closing of the Business Combination Agreement.

Companies Acts means the Act, the Companies Act 1985 and, where the context requires, every other statute from time to time in force concerning companies and affecting the Company.

Company means POLESTAR AUTOMOTIVE HOLDING UK PLC.

Conversion Notice means the Class C Share conversion notice as set out in Annex A.

Conversion Subscription Value means an amount equal to the product of the number of Convertible Preferred Shares which have at the relevant time been converted in accordance with these Articles and the initial subscription price (including any premium) paid per each Convertible Preferred Share.

Convertible Preferred Shares: means the convertible preferred shares of USD 10.00 each in the capital of the Company having the rights and restrictions set out in these Articles.

Date of Adoption means the date of adoption of these Articles.

Deferred Shares means deferred shares of USD 0.01 each in the capital of the Company having the rights and restrictions set out in these Articles.

Depositary means any depositary, custodian or nominee approved by the Board that holds legal title to shares in the capital of the Company for the purposes of facilitating beneficial ownership of such shares by other persons.

Director means a director for the time being of the Company.

electronic communication means a communication sent, transmitted, conveyed and received by wire, by radio, by optical means, by electronic means or by other electromagnetic means in any form through any medium.

electronic facility includes, without limitation, website addresses and conference call systems, and any device, system, procedure, method or other facility whatsoever providing an electronic means of attendance at or participation in (or both attendance at and participation in) a general meeting determined by the Board pursuant to Article 52.

electronic form has the meaning given to it in section 1168 of the Act.

electronic means has the meaning given to it in section 1168 of the Act.

electronic meeting means a general meeting held and conducted wholly and exclusively by virtual attendance and participation by members and/or proxies by means of electronic facilities.

Exchange means any recognised investment exchange or other stock market or public securities exchange showing quotations for the Company’s ordinary shares.

Exchange Act means Securities Exchange Act of 1934 (USA), as amended.

Geely means Zhejiang Geely Holding Co Ltd.

Group means the Company and its subsidiaries.

GBP Redeemable Preferred Shares means redeemable preference shares of GBP 1.00 each in the capital of the Company having the rights and restrictions set out in these Articles.

hybrid meeting means a general meeting held and conducted by (i) physical attendance and participation by members and/or proxies at one or more places of meeting or meeting locations; and (ii) virtual attendance and participation by members and/or proxies by means of electronic facilities.

Independent Directors means a director that both (i) satisfies the requirements to qualify as an “independent director” under the stock exchange rules of the stock exchange on which the Ordinary Shares are then-currently listed and (ii) is not affiliated (as a director, employee, shareholder or otherwise) with Parent, Volvo or Geely, provided that an individual shall not be precluded from being appointed, or continuing to act, as an Independent Director solely on the basis of holding, directly or indirectly, up to 0.01% of the share capital of any publically traded affiliate of Parent, Volvo or Geely.

Initial Liquidation Preference means, in respect of the Convertible Preferred Shares, an aggregate amount equal to USD 588,826,100.

member means a member of the Company, or where the context requires, a member of the Board or of any committee.

month means calendar month.

Office means the registered office from time to time of the Company.

Ordinary Shares means the Class A Ordinary Shares and the Class B Ordinary Shares.

paid up means paid up or credited as paid up.

Parent means Polestar Automotive Holding Limited, a Hong Kong incorporated company.

Permitted Transfer means:

(a)	to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members of the Sponsor, or any affiliates of the Sponsor;

(b)

in the case of an individual, by gift to a member of one of the members of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization;

(c)	in the case of an individual, by virtue of the laws of descent and distribution upon death of the individual;

(d)	in the case of an individual, pursuant to a qualified domestic relations order;

(e)	by private sales or transfers made in connection with the consummation of the Business Combination at prices no greater than the price at which the Class C-2 Shares were originally purchased;

(f)	by virtue of the laws of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; or

(g)

in the event of the Company’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property subsequent to the Closing,

(each such transferee being a “Permitted Transferee”).

physical meeting means a general meeting held and conducted by physical attendance and participation by members and/or proxies at one or more Meeting Location(s).

Pound and £ means pounds in the lawful currency of England.

Preference Conversion Ratio means 1 Class A Ordinary Share for each Convertible Share as adjusted in accordance with Article 9.12.

Register means the register of members of the Company to be maintained under the Act or as the case may be any overseas branch register maintained under Article 105.

Seal means the common seal of the Company or, where the context allows, any official seal kept by the Company under section 50 of the Act.

Secretary means the person or persons appointed for the time being to perform for the Company the duties of a secretary.

Securities Act means the Securities Act of 1933 (USA), as amended.

share means a Class A Ordinary Share, a Class B Ordinary Share, Class C-1 Share, a Class C-2 Share, a Convertible Preferred Share, a GBP Redeemable Preferred Share, a Deferred Share or any other share in the capital of the Company from time to time.

shareholder or member or holder means a duly registered holder of share(s) from time to time.

Solvent Reorganisation means any solvent reorganisation of the Company, including without limitation by merger, consolidation, recapitalisation, transfer or sale of all or substantially all of the shares or assets of the Company, scheme of arrangement, exchange of securities, conversion of entity, migration of entity, formation of new entity, or any other transaction or group of transactions.

SPAC means Gores Guggenheim, Inc., a Delaware corporation.

special resolution shall have the meaning ascribed thereto in section 283 of the Companies Act 2006.

Sponsor means Gores Guggenheim Sponsor LLC.

Subsidiary has the meaning given in section 1159 of the Companies Act 2006.

United States means the United States of America, its territories, its possessions and all areas subject to its jurisdiction.

USD or $ means the lawful currency of United States.

Volvo means Volvo Car Corporation.

in writing and written means the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether sent or supplied in electronic form or otherwise.

2.2	Headings shall not affect the interpretation of these Articles.

2.3

Unless the context otherwise requires, a person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality) acting, where applicable, by their duly authorized representatives.

2.4	Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.

2.5	A reference to one gender shall include a reference to the other genders.

2.6

A reference to a statute or statutory provision is a reference to it as amended, extended or re-enacted from time to time, and shall include all subordinate legislation made from time to time under that statute or supporting provision.

2.7

Any words or expressions defined in the Companies Acts in force when these Articles or any part of these Articles are adopted shall (if not inconsistent with the subject or context in which they appear) have the same meaning in these Articles or that part, save that company shall include any company, corporation or other body corporate, wherever and however incorporated or established.

2.8

A reference to a document being signed or to signature includes references to its being executed under hand or under seal or by any other method and, in the case of a communication in electronic form, such references are to its being authenticated as specified by the Companies Acts.

2.9	A reference to writing or written includes references to any method of representing or reproducing words in a legible and non-transitory form whether sent or supplied in electronic form or otherwise.

2.10

A references to a notice or document (including, without limitation, a resolution in writing or minutes) include a notice or document recorded or stored in any digital, electronic, electrical, magnetic or other retrievable form or medium and information in visible form whether having physical substance or not.

2.11	A reference to documents or information being sent or supplied by or to a company (including the Company) shall be construed in accordance with section 1148(3) of the Act.

2.12	A reference to a meeting:

(a)

shall mean a meeting convened and held in any manner permitted by these Articles, including a general meeting at which some (but not all) those entitled to be present attend and participate by means of electronic facility or facilities, and such persons shall be deemed to be present at that meeting for all purposes of the Act and these Articles, and attend, participate, attending, participating, attendance and participation shall be construed accordingly; and

(b)	shall not be taken as requiring more than one person to be present if any quorum requirement can be satisfied by one person.

2.13

References to a person’s participation in the business of a general meeting include without limitation and as relevant the right (including, in the case of a corporation, through a duly appointed representative) to speak, vote, be represented by a proxy and have access in hard copy or electronic form to all documents which are required by the Companies Acts or these Articles to be made available at the meeting, and participate and participating in the business of a general meeting shall be construed accordingly.

2.14

Nothing in these Articles precludes the holding and conducting of a general meeting in such a way that persons who are not present together at the same place or places may by electronic means attend and participate in it.

3.	Form of resolution

Subject to the Companies Acts, where anything can be done by passing an ordinary resolution, this can also be done by passing a special resolution.

4.	Limited liability

The liability of the members of the Company is limited to the amount, if any, unpaid on the shares in the Company held by them.

5.	Change of name

The name of the Company is “POLESTAR AUTOMOTIVE HOLDING UK PLC”. The Company may change its name by resolution of the Board.

6.	The Office

The Office shall be at such place in England as the Directors shall from time to time appoint.

7.	Shares

7.1

The share capital of the Company on the Date of Adoption is divided into Class A Ordinary Shares, Class B Ordinary Shares, Class C-1 Shares, Class C-2 Shares, Convertible Preferred Shares, Deferred Shares and GBP Redeemable Preferred Shares.

7.2

The Board may issue warrants to subscribe for any class of fully paid shares or securities of the Company on such terms and conditions as the Board may from time to time determine. No fraction of any share shall be allotted on exercise of the subscription rights. Subject to the conditions on which the warrants are issued from time to time, bearers of share warrants have the same rights and privileges as they would if their names had been included in the register as holders of the shares represented by their warrants. The Company must not in any way be bound by or recognise any interest in a share represented by a share warrant other than the absolute right of the bearer of that warrant to that warrant.

7.3	The Company may in connection with the issue of any shares exercise all powers of paying interest out of capital and of paying commission and brokerage conferred or permitted by the Companies Act.

7.4	No person shall become a member until his name shall have been entered into the Register.

8.	Right to Return of Assets and Distributions

8.1

On a return of assets on liquidation or otherwise, the assets of the Company remaining after payment of its debts and liabilities and available for distribution to holders of shares shall be applied in the following manner and order of priority:

(a)

first, to the holders of the Convertible Preferred Shares (pro rata and pari passu) an amount equal to the Initial Liquidation Preference less such amount as is equal to the Conversion Subscription Value;

(b)	second, to the holders of the GBP Redeemable Preferred Shares an amount equal to the nominal value of such shares;

(c)	third:

(i)	to the holders of the Ordinary Shares pro rata to the number of Ordinary Shares respectively held by them up to an amount of USD 1 million per Ordinary Share;

(ii)

to the holders of the Class C Shares pari passu with Ordinary Shares on an as-converted basis less the Conversion Price (as defined in Article 13.6 below) pro rata to the number of Class C Shares respectively held by them up to an amount of USD 1 million per Class C Share,

(d)	fourth, to the holders of Deferred Shares an amount equal to the nominal value of the Deferred Shares; and

(e)	fifth:

(i)	to the holders of the Ordinary Shares pro rata to the number of Ordinary Shares respectively held by them;

(ii)	to the holders of the Class C Shares pari passu with Ordinary Shares on an as-converted basis less the Conversion Price (as defined in Article 13.6 below) per Class C Share,

provided that if the amount which would be received by the holders of the Convertible Preferred Shares if all such shares had been converted in accordance with these Articles would be greater than pursuant to (a) above, the relevant Convertible Preferred Shares shall be deemed for the purposes of the relevant return of capital to be treated pari passu with the holders of Ordinary Shares on an as-converted basis.

8.2

Subject to Article 8.3, any dividends (or other distribution) paid by the Company shall be applied among the holders of shares, other than the Class C Shares, the GBP Redeemable Preferred Shares and the Deferred Shares, pro rata to the number of such shares respectively held by them. For the avoidance of doubt, the Class C Shares, the GBP Redeemable Preferred Shares and the Deferred Shares shall not entitle their holders to participate in any dividends or other distributions.

8.3

The Convertible Preferred Shares shall not entitle any holder to preferred dividends or accruals save that the holders of Convertible Preferred Shares shall participate in dividends or other distributions on the Class A Ordinary Shares as if such Convertible Preferred Shares had been converted into Class A Ordinary Shares in accordance with these Articles.

9.	Rights and Conversion of Convertible Preferred Shares

9.1	The Convertible Preferred Shares shall carry no voting rights, and shall not entitle their holders to receive notice of, to attend, to speak or to vote at any general meeting of the Company.

9.2

On a return of assets on liquidation or otherwise, the assets of the Company remaining after payment of its debts and liabilities and available for distribution to holders of Convertible Preferred Shares shall be applied in the manner and order of priority as set out in Article 8.1.

9.3	Any dividends shall be paid to the holders of Convertible Preferred Shares in the manner and order of priority as set out in Articles 8.2 and 8.3.

9.4

On an issuance of shares or other securities in connection with a demerger (a “Demerger Issuance”), the holders of Convertible Preferred Shares shall be entitled to participate in such Demerger Issuance as if such Convertible Preferred Shares had been converted into Class A Ordinary Shares in accordance with these Articles.

9.5

On a Solvent Reorganisation, the rights of the holders of Convertible Preferred Shares under these Articles shall be preserved in all material respects and the Company shall take all reasonable steps to ensure that the holders of Convertible Preferred Shares shall have equivalent rights in all material respects in respect of any securities and property receivable upon any such Solvent Reorganisation as if such Convertible Preferred Shares had been converted into Class A Ordinary Shares in accordance with these Articles.

9.6	Immediately following completion of the Business Combination, each Convertible Preferred Share shall convert into one (1) Class A Ordinary Share (credited as fully paid), provided that:

(a)

the maximum number of Class A Ordinary Shares to be issued on conversion shall be the maximum number that can be issued so that Volvo (alone or taken together with all other legal entities that, directly or indirectly, are controlled by Geely (“Geely Group”)) after such conversion holds, whether directly or indirectly through depositary shares and/or receipts, less than 50% of the aggregate voting rights attaching to the Ordinary Shares (the “Ownership Condition”); or

(b)

no conversion of a Convertible Preferred Share shall occur in circumstances which would give rise to an obligation on Volvo or any member of the Geely Group to make a mandatory offer under any applicable law or regulation to acquire all of the Class A Ordinary Shares not already held by Volvo or the Geely Group, save with the prior written prior written consent of Volvo or a member of the Geely Group (the “Takeover Condition”).

9.7

Any Convertible Preferred Shares which are not converted in accordance with Article 9.6 as a result of the Ownership Condition, shall automatically convert into Class A Ordinary Shares at the Preference Conversion Ratio on the last Business Day of each fiscal quarter and on such other dates as determined by the Company to the extent that such conversion can at any time be implemented in compliance with the Ownership Condition and the Takeover Condition.

9.8

If a Convertible Preferred Share would otherwise automatically be converted into Class A Ordinary Shares save for the fact that the Takeover Condition is not satisfied, the Company shall take all reasonable steps to procure a waiver prior to any such conversion from the relevant regulatory authority from any obligation on Volvo or any member of the

Geely Group to make a mandatory offer following any such conversion. Upon receipt of the requisite waiver, a Convertible Preferred Share shall automatically convert in accordance with Article 9.7. For the avoidance of doubt, where no such waiver is obtained, no such conversion shall take place.

9.9

If any Convertible Preferred Share remains unconverted on or following the fifth anniversary of issuance of the Convertible Preferred Shares, a holder of a Convertible Preferred Share shall be entitled, by written notice to the Company, to require that the Convertible Preferred Shares held by it be converted into Class A Ordinary Shares and, subject, to the extent applicable, to the delivery to the Company of a duly stamped instrument of transfer in accordance with these Articles, issued (subject to compliance with the Companies Acts) or transferred to such third party investors as the relevant holder of Convertible Preferred Shares shall direct, provided that such conversion shall not breach the Ownership Condition or the Takeover Condition.

9.10

The Company shall, on the relevant conversion date, enter the holder of the converted Convertible Preferred Shares on the register of members as the holder of the appropriate number of Class A Ordinary Shares, subject to the relevant holder delivering its certificate(s) (or an indemnity for lost certificate in a form acceptable to the Board) in respect of any relevant Convertible Preferred Shares so converted in accordance with this Article provided that a failure by such holder to do so shall not prejudice or delay the conversion of the relevant Convertible Preferred Shares into Class A Ordinary Shares. Each conversion of Convertible Preferred Shares shall be deemed to have occurred at 5:00 pm, New York time, on the applicable conversion date. The Company shall within 10 Business Days of the conversion date forward to such holder by post to his address shown in the register of members (or such other address as the holder may specify by notice to the Company), free of charge, a definitive certificate for the appropriate number of fully paid Class A Ordinary Shares.

9.11

The conversion of Convertible Preferred Shares into Class A Ordinary Shares by a holder shall automatically be effected (without the need for any resolution of shareholders or action on the part of the Board) by:

(a)	the consolidation of the Convertible Preferred Shares to be converted and held by that holder into a single unclassified share; and

(b)

the subdivision into, and redesignation of, such share into the relevant number of Class A Ordinary Shares (rounded down to the nearest whole number) with the balance being subdivided and converted into Deferred Shares.

9.12	The Preference Conversion Ratio shall from time to time be adjusted in accordance with the provisions of this Article:

(a)

if Convertible Preferred Shares remain capable of being converted into new Class A Ordinary Shares and there is a consolidation and/or sub-division of and/or other alteration of the nominal value of the Class A Ordinary Shares;

(b)

if Convertible Preferred Shares remain capable of being converted into Class A Ordinary Shares, on an allotment of fully-paid Class A Ordinary Shares pursuant to a capitalisation of profits or reserves (including any share premium account or capital redemption reserve) to holders of Class A Ordinary Shares;

(c)

if Convertible Preferred Shares remain capable of being converted into Class A Ordinary Shares, on an offer of Class A Ordinary Shares or other share-related securities at a discount by the Company by way of rights or otherwise to all or substantially all of the holders of the Class A Ordinary Shares (a “Discounted Rights Offer”),

(each of (a), (b) and (c) a “Convertible Preferred Adjustment Event”) the Preference Conversion Ratio shall be adjusted conditional on the Convertible Preferred Adjustment Event occurring such that, in the case of (a) and (b) following adjustment the number of Class A Ordinary Shares into which the outstanding Convertible Preferred Shares will convert is the same as the number of Class A Ordinary Shares as would have resulted had the outstanding Convertible Preferred Shares been converted into Class A Ordinary Shares immediately prior to the time of the Convertible Preferred Adjustment Event at the then prevailing Preference Conversion Ratio and had then been subject to the Convertible Preferred Adjustment Event. In the case of (c), the Preference Conversion Ratio shall be adjusted by multiplying the Preference Conversion Ratio in force immediately prior to such issue or grant by the following fraction:

A+C
A+B

where A is the number of Class A Ordinary Shares in issue immediately before announcement of the Discounted Rights Offer: B is the number of Class A Ordinary Shares which the aggregate consideration (if any and before deduction for any commission or expenses paid or incurred by the Company in connection with such issuance) receivable for the Class A Ordinary Shares issued by way of rights, or for the options or warrants or other rights issued by way of rights and for the total number of Class A Ordinary Shares deliverable on the exercise thereof, would purchase at the Fair Market Value per Class A Ordinary Share on the record date of the issuance; C is the number of Class A Ordinary

Shares issued or, as the case may be, the maximum number of Class A Ordinary Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights; and “Fair Market Value” means the volume weighted average price of the Class A Ordinary Shares as reported during the ten (10) trading day period ending on the trading day prior to the date of announcement of the Discounted Rights Offer. Any adjustment pursuant to Article 9.12(c) shall only apply to the extent a holder of Convertible Preferred Shares cannot participate in the Discounted Rights Offer due to the Ownership Condition.

9.13

If a doubt or dispute arises concerning the determination of an adjustment of the conversion ratio in accordance with Article 9.12, the Board shall refer the matter to the auditors for determination who shall make available to all Shareholders their report and whose certificate as to the amount of the adjustment is, in the absence of manifest error, conclusive and binding on all concerned and their costs shall be met by the Company.

10.	Rights and Redemption of GBP Redeemable Preferred Shares

10.1	The GBP Redeemable Preferred Shares shall carry no voting rights, and shall not entitle their holders to receive notice of, to attend, to speak or to vote at any general meeting of the Company.

10.2

On a return of assets on liquidation or otherwise, the assets of the Company remaining after payment of its debts and liabilities and available for distribution to holders of GBP Redeemable Preferred Shares shall be applied in the manner and order of priority as set out in Article 8.1.

10.3

Subject to the provisions of the Companies Acts, the Company shall be entitled, at any time, to serve notice on all or some of the holders of the GBP Redeemable Preferred Shares that it wishes to redeem all or some of the GBP Redeemable Preferred Shares in issue at that time on the date falling 14 days after service of such notice (or on such other date as may be agreed between the Company and the holders of the relevant GBP Redeemable Preferred Shares). Notice given under this Article 10.3 shall be irrevocable.

10.4

Upon the date on which any GBP Redeemable Preferred Shares are to be redeemed under this Article, each holder of the relevant GBP Redeemable Preferred Shares shall be bound to deliver to the Company at the Office the certificates for such of the GBP Redeemable Preferred Shares as are held by it. Upon such delivery, the Company shall redeem the shares and shall pay to (or to the order of) such holder the nominal value of the relevant GBP Redeemable Preferred Shares. If any holder of GBP Redeemable Preferred Shares whose shares are liable to be redeemed under this paragraph shall fail or refuse to deliver up the certificate for its GBP Redeemable Preferred Shares, the Company may retain the redemption moneys until delivery up of the certificate or an indemnity in respect thereof satisfactory to the Company and shall within seven days thereafter pay the redemption moneys to (or to the order of) such holder. The receipt of the registered holder for the time being of any GBP Redeemable Preferred Shares or, in the case of registered holders, the receipt of any of them for the moneys payable on redemption thereof shall constitute an absolute discharge in respect thereof.

11.	Rights of Deferred Shares

11.1

The Deferred Shares shall carry no voting rights, and shall not entitle their holders to receive notice of, to attend, to speak or to vote at any general meeting of the Company. Unless the Board determines otherwise, a holder of Deferred Shares shall not be entitled to receive a certificate for such shares.

11.2

On a return of assets on liquidation or otherwise, the assets of the Company remaining after payment of its debts and liabilities and available for distribution to holders of Deferred Shares shall be applied in the manner and order of priority as set out in Article 8.1.

11.3

The special resolution of the Company adopting these Articles shall be deemed to confer irrevocable authority on the Company, at any time and from time to time, to do all or any of the following without obtaining the sanction and/or consent of the holder(s) of the Deferred Shares (or any of them):

(a)

from the date falling two years after the Date of Adoption, to appoint any person to execute on behalf of any holder of Deferred Shares a transfer of all or any of its/his Deferred Shares and/or an agreement to transfer the same to such person(s) as the Company may determine and without making any payment to the holder thereof; and

(b)

(i)

from the date falling two years after the Date of Adoption, to purchase and/or cancel any Deferred Shares (in accordance with the Companies Acts) without obtaining the consent of the holder(s) of those Shares and without making any payment to the holder(s) thereof; and

(ii)

for the purposes of any such purchase and/or cancellation, to appoint any person to execute a contract for the sale of any such Shares to the Company on behalf of any holder of Deferred Shares, and, pending such transfer, purchase and/or cancellation, to retain the certificate(s) (if any) for such Shares.

12.	Rights and Conversion of Ordinary Shares

12.1

On a return of assets on liquidation or otherwise, the assets of the Company remaining after payment of its debts and liabilities and available for distribution to holders of Ordinary Shares shall be applied in the manner and order of priority as set out in Article 8.1.

12.2	Any dividend shall be paid to the holders of Ordinary Shares in the manner and order of priority as set out in Article 8.2.

12.3	Ordinary Shares shall confer on each holder of Ordinary Shares the right to receive notice of and to attend, speak and vote at all general meetings of the Company in accordance with these Articles.

12.4

Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder of such Class B Ordinary Share. The right to convert such Class B Ordinary Shares into Class A Ordinary Shares shall be exercisable by the holder of the Class B Ordinary Share delivering a written notice to the Company that such holder elects to convert a specified number of Class B Ordinary Shares into Class A Ordinary Shares. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares.

12.5

Any conversion of Class B Ordinary Shares into Class A Ordinary Shares pursuant to these Articles shall be effected by means of the re-designation of each relevant Class B Ordinary Share as a Class A Ordinary Share or by such other method as may be approved by the Board. Such conversion shall become effective forthwith upon entries being made in the Register to record the re-designation of the relevant Class B Ordinary Shares as Class A Ordinary Shares. The Company shall complete the conversion as soon as reasonably practicable, and in any event within 10 Business Days, after the conversion notice is delivered by the holder of the Class B Ordinary Share to the Company.

12.6

Save and except for voting rights as set out in Article 70.1 and conversion rights as set out in Articles 12.4 and 12.5, Class B Ordinary Shares and Class A Ordinary Shares shall rank pari passu with one another and shall have the same rights, preferences, privileges and restrictions.

13.	Rights and Conversion of Class C Shares

Return of capital

13.1

On a return of assets on liquidation or otherwise, the assets of the Company remaining after payment of its debts and liabilities and available for distribution to holders of Class C Shares shall be applied in the manner and order of priority as set out in Article 8.1.

Voting

13.2	Class C Shares shall confer on each holder of Class C Shares the right to receive notice of and to attend, speak and vote at all general meetings of the Company in accordance with these Articles.

Return of capital

13.3

Class C-1 Shares and Class C-2 Shares shall have the same rights, preferences, privileges and restrictions, except that so long as Class C-2 Shares are held by the Sponsor or any of its Permitted Transferees, the Class C-2 Shares:

(a)	may be converted for cash in accordance with Article 13.6 or on a cashless basis in accordance with Article 13.7;

(b)	may not be transferred, assigned or sold until thirty (30) days after Closing; and

(c)	shall not be redeemable by the Company pursuant to Article 13.25,

provided, however, that in the case of (b), the Class C-2 Shares and any Class A Ordinary Shares held by the Sponsor or any of its Permitted Transferees arising upon the conversion of the Class C-2 Shares may be transferred by the holders to a Permitted Transferee.

Conversion of Class C-2 Shares into Class C-1 Shares

13.4

Each Class C-2 Share is convertible into one (1) Class C-1 Share at any time at the option of the holder of such Class C-2 Share. The right to convert such Class C-2 Shares into Class C-1 Shares shall be exercisable by the holder of the Class C-2 Share delivering a written notice to the Company that such holder elects to convert a specified number of Class C-2 Shares into Class C-1 Shares. In no event shall Class C-1 Shares be convertible into Class C-2 Shares.

13.5

Any conversion of Class C-2 Shares into Class C-1 Shares pursuant to these Articles shall be effected by means of the re-designation of each relevant Class C-2 Share as a Class C-1 Share or by such other method as may be approved by the Board. Such conversion shall become effective forthwith upon entries being made in the Register to record the re-designation of the relevant Class C-2 Shares as Class C-1 Shares. The Company shall complete the conversion as soon as reasonably practicable, and in any event within 10 Business Days, after the conversion notice is delivered by the holder of the Class C-2 Share to the Company.

Conversion for cash

13.6

During the Conversion Period, each holder of Class C Shares shall be entitled by notice to the Company (a “Conversion Notice” (as set out in Annex A)) to require the conversion into Class A Ordinary Shares upon payment to the Company of USD 11.50 per Class A Ordinary Share (subject to the adjustments set out in Articles 13.20 to 13.24 (inclusive) and the last sentence of this Article 13.6) (“Conversion Price”) of any or all of the relevant Class C Shares held by them at any time, and those Class C Shares shall convert automatically and with immediate effect on the later of (a) delivery of such notice and (b) payment in full of the aggregate Conversion Price and any and all applicable taxes due in connection with the conversion of the Class C Shares into the Class A Ordinary Shares in lawful money of the United States, in good certified check or good bank draft payable to the Company. If the relevant Conversion Notice does not specify the time on the Conversion Date that the relevant conversion shall occur, the conversion shall take place immediately upon the occurrence of the Conversion Date. The Company in its sole discretion may lower the Conversion Price at any time prior to the Expiration Date (as defined in Article 13.15) for a period of not less than twenty (20) Business Days, provided, that the Company shall provide at least three (3) Business Days prior written notice of such reduction to the Class C Share holders and, provided further that any such reduction shall be identical among all of the Class C Shares. The number of Class A Ordinary Shares into which Class C Shares will convert is equal to the number of Class C Shares being converted multiplied by the Conversion Ratio.

Cashless conversion of Class C-2 Shares

13.7

Without prejudice to Article 13.6, during the Conversion Period, each holder of Class C-2 Shares which is the Sponsor or a Permitted Transferee of the Sponsor shall be entitled by notice to the Company (a “Cashless Conversion Notice”) to require the conversion into Class A Ordinary Shares of any or all of the relevant Class C-2 Shares held by them at any time on a cashless basis, and those Class C Shares shall convert automatically and with immediate effect on delivery of such Cashless Conversion Notice (the “Conversion Date”). The number of Class A Ordinary Shares into which Class C-2 Shares will convert is equal to the quotient obtained by dividing:

(i)	the number of converting Class C-2 Shares multiplied by the Conversion Ratio and multiplied by the difference between the Conversion Price and the “Fair Market Value”; by

(ii)	the “Fair Market Value”.

Solely for purposes of this Article 13.7, the “Fair Market Value” shall mean the average last sale price of the Class A Ordinary Share for the ten (10) trading days ending on the third trading day prior to the date on which the Cashless Conversion Notice is sent to the Company.

Conversion mechanism

13.8

The conversion of Class C Shares into Class A Ordinary Shares by a holder pursuant to any provision of these Articles shall automatically be effected (without the need for any resolution of shareholders or action on the part of the Board) by:

(a)	the consolidation of the Class C Shares to be converted and held by that holder into a single unclassified share; and

(b)

the subdivision into, and re-designation of, such share into the relevant number of Class A Ordinary Shares (rounded down to the nearest whole number) with the balance being subdivided and converted into Deferred Shares.

Cashless conversion of Class C Shares in certain circumstances

13.9

The Company agrees that as soon as practicable, but in no event later than fifteen (15) Business Days after the Closing, it shall use its commercially reasonable efforts to file with the Securities and Exchange Commission a registration statement for the registration, under the Securities Act, of the Class A Ordinary Shares arising on conversion of the Class C Shares. The Company shall use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto for so long as any Class C Share remain outstanding. If any registration statement for the registration of the Class A Ordinary Shares arising upon the conversion of the Class C Shares pursuant to the Securities Act has not been declared effective by the 60th Business Day following Closing, holders of the Class C Shares shall have the right, during the period beginning on the 61st Business Day after Closing and ending upon such registration statement being declared effective by the Securities and Exchange Commission, and during any other period when the Company shall fail to have maintained an effective registration statement covering the Class A Ordinary Shares arising upon conversion of the Class C Shares, to convert such Class C Shares into Class A Ordinary Shares on a cashless basis. The number of Class A Ordinary Shares into which the relevant Class C Shares will convert is equal to the quotient obtained by dividing:

(i)	the number of converting Class C Shares, multiplied by the Conversion Ratio and multiplied by the difference between the Conversion Price and the “Fair Market Value”; by

(ii)	the “Fair Market Value”.

Solely for purposes of this Article 13.9, “Fair Market Value” shall mean the volume weighted average price of the Class A Ordinary Shares as reported during the ten (10) trading day period ending on the trading day prior to the date that notice of conversion is received by the Company from the holder of such Class C Shares. In connection with the conversion of a Class C-1 Share pursuant to this Article 13.9, the Company shall, upon request, provide the holder of Class C-1 Shares with an opinion of counsel for the Company (which shall be an outside law firm satisfactory to the holder of Class C-1 Shares with securities law experience) stating that:

(iii)	the conversion of the Class C-1 Shares pursuant to this Article 13.9 on a cashless basis is not required to be registered under the Securities Act; and

(iv)

the Class A Ordinary Shares arising upon such conversion shall be freely tradable under United States federal securities laws by anyone who is not an affiliate (as such term is defined in Rule 144 under the Securities Act (or any successor rule)) of the Company and, accordingly, shall not be required to bear a restrictive legend.

Except as provided in Article 13.10, for the avoidance of any doubt, unless and until all of the Class C Shares have been converted, the Company shall continue to be obligated to comply with its registration obligations under the first three sentences of this Article 13.9.

13.10

If the Class A Ordinary Shares are at the time of any conversion of a Class C Share not listed on a national securities exchange such that it satisfies the definition of a “covered security” under the Securities Act (or any successor rule), the Company may, at its option:

(a)

require holders of Class C-1 Shares who convert Class C-1 Shares to convert such Class C-1 Shares on a “cashless basis” in accordance with Article 13.9 and the Securities Act (or any successor rule); and

(b)	in the event the Company so elects, the Company shall:

(i)

not be required to file or maintain in effect a registration statement for the registration, under the Securities Act, of the Class A Ordinary Shares arising upon conversion of the Class C-1 Shares; and

(ii)

use its best efforts to register the Class A Ordinary Shares arising upon conversion of the Class C-1 Shares under the blue sky laws of the state of residence of the converting holder of Class C-1 Shares to the extent an exemption is not available.

Issue of share certificates on conversion

13.11

Subject to Article 13.12, as soon as practicable after the conversion of any Class C Share and the clearance of the funds in payment of the Conversion Price (if payment is required pursuant to these Articles), the Company shall issue to the holder of such Class C Share a share certificate for the number of shares of Class A Ordinary Shares to which he, she or it is entitled, and if such Class C Share shall not have been converted in full, a balancing certificate in respect of the Class C Shares that have not been converted.

No conversion unless certain securities laws obligations are satisfied

13.12

Notwithstanding Article 13.11 or any other provision of these Articles, the Company shall not be obligated to deliver any Class A Ordinary Shares pursuant to the conversion of Class C Shares and shall have no obligation to settle such Class C Shares conversion unless a registration statement under the Securities Act with respect to the Class A Ordinary Shares arising on conversion of the Class C-1 Shares is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations:

(a)

to, as soon as practicable, but in no event later than fifteen (15) Business Days after Closing, use its commercially reasonable efforts to file with the Securities and Exchange Commission a registration statement for the registration, under the Securities Act, of the Class A Ordinary Shares arising upon conversion of the Class C Shares; and

(b)	as set out in Article 13.9,

(“Registration Condition One”). In addition, no Class C Share shall be convertible unless any Class A Ordinary Share arising upon such Class C Share conversion has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Class C Shares (“Registration Condition Two”).

Class A Ordinary Shares to be fully paid

13.13	All Class A Ordinary Shares re-designated upon the proper conversion of Class C Shares in accordance with these Articles shall be credited as fully paid.

Conversion Price reduction

13.14

The Company in its sole discretion may lower the Conversion Price at any time prior to the conversion of the relevant Class C Shares for a period of not less than twenty (20) Business Days, provided, that the Company shall provide at least three (3) Business Days prior written notice of such reduction to the holders of Class C Shares and, provided further that any such reduction shall be identical among all of the Class C Shares.

Conversion Period and expiry

13.15

Other than a conversion pursuant to Article 13.26 or 13.27, a Class C Share may be converted only during the period (the “Conversion Period”) commencing on the date that is thirty (30) days after Closing, and terminating at 5:00 p.m., New York City time on the earlier to occur of:

(a)	the date that is five (5) years after Closing;

(b)	other than with respect to the Class C-2 Shares then held by the Sponsor or any Permitted Transferees with respect to a redemption, the redemption date as fixed by the Company (the “Expiration Date”), provided, however, that the conversion of any Class C Share shall be subject to the satisfaction of the conditions set out in Article 13.9 with respect to an effective registration statement. Except with respect to the right to receive the Redemption Price (as defined Article) (other than with respect to a Class C-2 Share then held by the Sponsor or any Permitted Transferees with respect to a redemption pursuant to Article 13.25) in the event of a redemption or conversion (as set forth in Articles 13.25 to 13.27), each Class C Share (other than a Class C-2 Share then held by the Sponsor or any Permitted Transferees with respect to a redemption pursuant to Article 13.25) not converted on or before the Expiration Date shall automatically convert into Deferred Shares of the same aggregate nominal value at 5:00 p.m. New York City time on the Expiration Date. The Company in its sole discretion may delay the Expiration Date; provided, that the Company shall provide at least twenty (20) days prior written notice of any such extension to holders of the Class C Shares and, provided further that any such extension shall be identical in duration among all the Class C Shares.

Time to complete conversion

13.16

The Company shall complete any conversion of Class C Shares into Class A Ordinary Shares as soon as reasonably practicable, and in any event within 10 Business Days, after the later of (i) delivery of the relevant conversion notice, if applicable and (ii) in the case of conversion pursuant to Article 13.6, the payment of the Conversion Price by the holder of the Class C Shares to the Company in accordance with these Articles.

Maximum holdings

13.17

A holder of a Class C Share may notify the Company in writing in the event it elects to be subject to the provisions contained in this Article; however, no holder of a Class C Share shall be subject to this Article unless he, she or it makes such election. If the election is made by a holder, the Company shall not effect the conversion of the holder’s Class C Shares into Class A Ordinary Shares, and such holder shall not have the right to convert such Class C Shares into Class A Ordinary Shares, to the extent that after giving effect to such conversion, such person (together with such person’s affiliates), to the Company’s actual knowledge (without further investigation or inquiry), would beneficially own in excess of 9.8% (the “Maximum Percentage”) of the Class A Ordinary Shares outstanding immediately after giving effect to such conversion.

13.18

For purposes of Article 13.17, the aggregate number of Class A Ordinary Shares beneficially owned by such person and its affiliates shall include the number of Class A Ordinary Shares arising upon conversion of the Class C Shares with respect to which the determination under the second sentence of Article 13.17 is being made, but shall exclude Class A Ordinary Shares that would arise upon:

(a)	conversion of the remaining, unconverted portion of the Class C Shares beneficially owned by such person and its affiliates; and

(b)

exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such person and its affiliates (including, without limitation, any convertible notes or convertible preferred securities or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein.

Except as set forth in this Article 13.18, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of the Class C Shares, in determining the number of outstanding Class A Ordinary Shares, the holder may rely on the number of outstanding Class A Ordinary Shares as reflected in:

(c)	the Company’s most recent annual report, quarterly report, current report or other public filing with the Securities and Exchange Commission as the case may be;

(d)	a more recent public announcement by the Company; or

(e)	any other notice by the Company setting forth the number of Class A Ordinary Shares outstanding.

For any reason at any time, upon the written request of the holder of the Class C Shares, the Company shall, within two (2) Business Days, confirm orally and in writing to such holder the number of Class A Ordinary Shares then outstanding. In any case, the number of outstanding Class A Ordinary Shares shall be determined after giving effect to the conversion or exercise of equity securities of the Company by the holder and its affiliates since the date as of which such number of outstanding Class A Ordinary Shares was reported. By written notice to the Company, the holder of a Class C Share may from time to time increase or decrease the Maximum Percentage applicable to such holder to any other percentage specified in such notice; provided, however, that any such increase shall not be effective until the sixty-first (61st) day after such notice is delivered to the Company.

Entry in Register and certificates

13.19

The Company shall, on the Conversion Date, enter the holder of the converted Class C Shares on the Register as the holder of the appropriate number of Class A Ordinary Shares, subject to the relevant holder delivering its certificate(s) (or an indemnity for lost certificate in a form acceptable to the Board) in respect of the relevant Class C Shares so converted in accordance with these Articles, provided that a failure by such holder to do so shall not prejudice or delay the conversion of the relevant Class C Shares into Class A Ordinary Shares. The Company shall within 10 Business Days of the Conversion Date forward to such holder by post to his address shown in the Register (or such other address as the holder may specify by notice to the Company), free of charge, a definitive certificate for the appropriate number of fully paid Class A Ordinary Shares.

Adjustments

13.20

(a)

If the number of outstanding Class A Ordinary Shares is increased by a scrip dividend payable in Class A Ordinary Shares, or by a subdivision of Class A Ordinary Shares or other similar event, then, on the effective date of such scrip dividend, subdivision or similar event, the Conversion Ratio shall be increased in proportion to such increase in the outstanding Class A Ordinary Shares. A rights offering to holders of the Class A Ordinary Shares entitling holders to purchase shares of Class A Ordinary Shares at a price less than the “Fair Market Value” shall be deemed a scrip dividend of a number of Class A Ordinary Shares equal to the product of:

(i)

the number of Class A Ordinary Shares actually issued in such rights offering (or issuable under any other equity securities issued in such rights offering that are convertible into or exercisable for the Class A Ordinary Shares), multiplied by one (1) minus the quotient of:

(A)	the price per share of Class A Ordinary Shares paid in such rights offering; divided by

(B)	the “Fair Market Value”.

For purposes of this Article 13.20(a) (i) if the rights offering is for securities convertible into or exercisable for Class A Ordinary Shares, in determining the price payable for Class A Ordinary Shares, there shall be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “Fair Market Value” means the volume weighted average price of the Class A Ordinary Shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Class A Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

(b)

If the Company, at any time while the Class C Shares are on issue, shall pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Ordinary Shares on account of such Class A Ordinary Shares (or other shares into which the Class C Shares are convertible), other than:

(i)	as described in Article 13.20(a); or

(ii)	Ordinary Cash Dividends (as defined below),

then the Conversion Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and/or the fair market value (as determined by the Board, in good faith) of any securities or other assets paid on each Class A Ordinary Share in respect of such Extraordinary Dividend. For purposes of this Article 13.20(a), “Ordinary Cash Dividends” means any cash dividend or cash distribution which, when combined on a per share basis, with the per share amounts of all other cash dividends and cash distributions paid on the Class A Ordinary Shares during the 365-day period ending on the date of declaration of such dividend or distribution (as adjusted to appropriately reflect any of the events referred to in other subsections of this Article and excluding cash dividends or cash distributions that resulted in an adjustment to the Conversion Price or to the number of shares of Class A Ordinary Shares arising on conversion of each Class C Share) does not exceed $0.50.

13.21

If the number of outstanding Class A Ordinary Shares is decreased by a consolidation, combination, reverse stock split or reclassification of Class A Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the Conversion Ratio shall be decreased in proportion to such decrease in outstanding Class A Ordinary Shares.

13.22

Whenever the Conversion Ratio is adjusted, as provided in Articles 13.20(a) and 13.21, the Conversion Price shall be adjusted (to the nearest cent) by multiplying such Conversion Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the Conversion Ratio immediately prior to such adjustment, and (y) the Conversion Ratio immediately thereafter.

13.23	In case of any:

(a)

reclassification or reorganization of the outstanding Class A Ordinary Shares (other than a change under Articles 13.20 or 13.21) or that solely affects the nominal value of Class A Ordinary Shares; or

(b)	sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved,

the holders of the Class C Shares shall thereafter have the right to purchase and receive, in lieu of the Class A Ordinary Shares into which such Class C Shares would convert pursuant to Article 13.6, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Class C Shares would have received if such holder had converted his, her or its Class C Share(s) immediately prior to such event (the “Alternative Issuance”), provided that:

(c)

if the holders of the Class A Ordinary Shares were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets constituting the Alternative Issuance for which each Class C Share shall become convertible shall be deemed to be the weighted average of the kind and amount received per share by the holders of the Class A Ordinary Shares in such consolidation or merger that affirmatively make such election; and

(d)

if a tender, exchange or redemption offer shall have been made to and accepted by the holders of the Class A Ordinary Shares under circumstances in which, upon completion of such tender or exchange offer, the maker, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor rule)) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act (or any successor rule)) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act (or any successor rule)) more than 50% of the outstanding Class A Ordinary Shares, the holder of a Class C Share shall be entitled to receive as the Alternative Issuance, the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such Class C Share holder had converted the Class C Shares prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A Ordinary Shares held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in Articles 13.20 to 13.22 (inclusive) and this Article; provided, further, that if less than 70% of the consideration receivable by the holders of the Class A Ordinary Shares in the applicable event described in this Article 13.23 (“Applicable Event”) is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the holder properly converts the Class C Shares within thirty (30) days following the public disclosure of the consummation of such Applicable Event by the Company pursuant to a current report on Form 8-K filed with the Securities and Exchange Commission, the Conversion Price shall be reduced by an amount (in dollars) equal to the difference of (i) the Conversion Price in effect prior to such reduction minus (ii) (A) the Per Share Consideration (as defined below) (but in no event less than zero) minus (B) the Black-Scholes Class C Share Value (as defined below). The “Black-Scholes Class C Share Value” means the value of a Class C Share immediately prior to the consummation of the Applicable Event in this Article based on the Black-Scholes Warrant Model for a Capped American Call on Bloomberg Financial Markets. For purposes of calculating such amount, (1) Articles 13.25 to 13.31 shall be taken into account, (2) the price of each Class A Ordinary Share shall be the volume weighted average price of the Class A Ordinary Share as reported during the ten (10) trading day period ending on the trading day prior to the effective date of the Applicable Event, (3) the assumed volatility shall be the 90 day volatility as of the trading day immediately prior to the day of the announcement of the Applicable Event, and (4) the assumed risk-free interest rate shall correspond to the U.S. Treasury rate for a period equal to the remaining time the Class C Shares are not converted. “Per Share Consideration” means (i) if the consideration paid to holders of the Class A Ordinary Share consists exclusively of cash, the amount of such cash per share of Class A Ordinary Share, and (ii) in all other cases, the volume weighted average price of the Class A Ordinary Share as reported during the ten (10) trading day period ending on the trading day prior to the effective date of the Applicable Event.

If any reclassification or reorganization also results in a change in shares of Class A Ordinary Shares covered by Article 13.20(a), then such adjustment shall be made pursuant to Articles 13.20(a), 13.21 or 13.22 and this Article. The provisions of this Article shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers. In no event will the Conversion Price be reduced to less than the nominal value per share re-designated upon conversion of the Class C Shares.

13.24

Upon every adjustment of the Conversion Price or the Conversion Ratio, the Company shall give written notice thereof to the holders of Class C Shares, which notice shall state the Conversion Price and Conversion Ratio resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Articles 13.20 to 13.23 (inclusive), the Company shall give written notice of the occurrence of such event to each holder of Class C Shares, at the last address set forth for such holder in the register of members of the Company, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

Redemption or compulsory conversion

13.25

Subject to Articles 13.30 and 13.31, not less than all of the outstanding Class C Shares may be redeemed, at the option of the Company, at any time during the Conversion Period, at the office of the Company, upon notice to the holders of the Class C Shares, as described in Article 13.28, at the price of $0.01 per Class C Share (the “Redemption Price”), provided that the last sales price of the Class A Ordinary Shares reported has been at least $18.00 per share (subject to adjustment in compliance with Articles 13.20 to 13.23 (inclusive)), on each of twenty (20) trading days within the thirty (30) trading-day period ending on the third Business Day prior to the date on which notice of the redemption is given and provided that there is an effective registration statement covering the Class A Ordinary Shares arising upon conversion of the Class C Shares, and a current prospectus relating thereto, available throughout the 30-day Redemption Period (as defined in Article 13.28).

13.26

Subject to Articles 13.30 and 13.31, the Company, at any time during the Conversion Period upon notice to the holders of the Class C Shares, as described in Article 13.28, may require the holders of Class C Shares to convert all of the outstanding Class C Shares into Class A Ordinary Shares, provided that the last sales price of the Class A Ordinary Shares reported has been at least $18.00 per share (subject to adjustment in compliance with Articles 13.20 to 13.23 (inclusive)), on each of twenty (20) trading days within the thirty (30) trading-day period ending on the third Business Day prior to the date on which notice of the conversion is given. The number of Ordinary Class A Shares into which the converting Class C Shares will convert is equal to the quotient obtained by dividing:

(i)	the product of the number of Class C Shares converting, multiplied by the Conversion Ratio, and multiplied by the difference between the Conversion Price and the “Fair Market Value”; by

(ii)	the “Fair Market Value”.

Solely for purposes of this Article 13.26, the “Fair Market Value” shall mean the average last sale price of the Class A Ordinary Share for the ten (10) trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Class C Shares;

13.27

Subject to Articles 13.30 and 13.31, the Company may require that not less than all of the outstanding Class C Shares be converted, ninety (90) days after they are first convertible pursuant to Article 13.6, at the office of the Company, upon notice to the holders of the Class C Shares, as described Article 13.28, into a number of Class A Ordinary Shares determined by reference to the table below, based on the conversion date (calculated for purposes of the table as the period to conversion of the Class C Shares) and the Fair Market Value (as such term is defined in Article 13.26 (the “Alternative Redemption Price”), provided (i) that the last sales price of the Class A Ordinary Shares reported has been at least $10.00 per share (subject to adjustment in compliance with Articles 13.20 to 13.23 (inclusive)), on the trading day prior to the date on which notice of the redemption is given, (ii) the Class C-2 Shares are converted on the same basis as the outstanding Class C-1 Shares and (iii) there is an effective registration statement covering the Class A Ordinary Shares arising upon conversion of the Class C Shares, and a current prospectus relating thereto, available throughout the 30-day Redemption Period (as defined in Article 13.28) or the Company has elected to require the conversion of the Class C Shares on a “cashless basis” pursuant to Article 13.26. The number of Ordinary Class A Shares into which the converting Class C Shares will convert is equal to the quotient obtained by dividing:

(i)

the product of the number of Class C Shares converting, multiplied by the difference between the conversion price (taken from the table below) and the “Fair Market Value” (as such term is defined in Article 13.26); by

(ii)	the “Fair Market Value”.

Fair Market Value of Class A Ordinary Shares
Conversion Date (period to conversion of Class C Shares)	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	$18.00
57 months	0.257	0.277	0.294	0.31	0.324	0.337	0.348	0.358	0.365
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.365
51 months	0.246	0.268	0.287	0.304	0.32	0.333	0.346	0.357	0.365
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.365
45 months	0.235	0.258	0.279	0.298	0.315	0.33	0.343	0.356	0.365
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.364
39 months	0.221	0.246	0.269	0.29	0.309	0.325	0.34	0.354	0.364
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.364
33 months	0.205	0.232	0.257	0.28	0.301	0.32	0.337	0.352	0.364
30 months	0.196	0.224	0.25	0.274	0.297	0.316	0.335	0.351	0.364
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.35	0.364
24 months	0.173	0.204	0.233	0.26	0.285	0.308	0.329	0.348	0.364
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.364
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.363
15 months	0.13	0.164	0.197	0.23	0.262	0.291	0.317	0.342	0.363
12 months	0.111	0.146	0.181	0.216	0.25	0.282	0.312	0.339	0.363
9 months	0.09	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.362
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.362
3 months	0.034	0.065	0.104	0.15	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact Fair Market Value and Redemption Date (as defined in Article 13.28) may not be set forth in the table above, in which case, if the Fair Market Value is between two values in the table or the Redemption Date is between two redemption dates in the table, the number of Class A Ordinary Shares into which Class C Share will convert will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower Fair Market Values and the earlier and later redemption dates, as applicable, based on a 365- or 366-day year, as applicable. The Class A Ordinary Share conversion prices set out in the table above shall be adjusted as of any date on which the number of shares arising upon conversion of a Class C Share is adjusted pursuant to Articles 13.20 to 13.23 (inclusive)). The adjusted Class A Ordinary Share prices in the column headings shall equal the Class A Ordinary Share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon conversion of a Class C Share immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon conversion of a Class C Share as so adjusted. The number of shares in the table above shall be adjusted in the same manner and at the same time as the Conversion Ratio.

13.28

In the event that the Company elects to redeem all of the Class C Shares pursuant to Articles 13.25 or to require compulsory conversion of the Class C Shares pursuant to Article 13.26 or 13.27, the Company shall fix a date for the redemption or conversion (the “Redemption Date”). In the event that the Company elects to require compulsory conversion of all of the Class C Shares pursuant to Article 13.27, the Company shall fix a date for conversion (the “Alternative Redemption Date”). Notice of redemption or conversion shall be mailed by first class mail, postage prepaid, by the Company not less than thirty (30) days prior to the Redemption Date (the “30-day Redemption Period”) to the holders of the Class C Shares to be redeemed or converted at their last addresses as they shall appear on the Register. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder received such notice.

13.29

The Class C Shares may be converted, for cash in accordance with Article 13.6 (or on a “cashless basis” in accordance with Article 13.26) at any time after notice of redemption shall have been given by the Company pursuant to Article 13.28 and prior to the Redemption Date or the Alternative Redemption Date. In the event that the Company determines to require all holders of Class C Shares to convert their Class C Shares on a “cashless basis” pursuant to Article 13.26, the notice of redemption shall contain the information necessary to calculate the number of Class A Ordinary Shares to be received upon conversion of the Class C Shares, including the Fair Market Value (as such term is defined Article 13.26) in such case. On and after the Redemption Date or the Alterative Redemption Price, as applicable, the holder of the Class C Shares shall have no further rights except to receive the Redemption Price or the Alterative Redemption Price, as applicable.

13.30

The redemption rights provided in Article 13.25 shall not apply to the Class C-2 Shares if at the time of the redemption such Class C-2 Shares continue to be held by the Sponsor or its Permitted Transferees. However, once such Class C-2 Shares are transferred (other than to Permitted Transferees under Article 13.1), the Company may redeem the Class C-2 Shares pursuant to Article 13.25, provided that the criteria for redemption are met, including the opportunity of the holder of such Class C-2 Shares to convert the Class C-2 Shares prior to redemption pursuant to Article 13.29. Class C-2 Shares that are transferred to persons other than Permitted Transferees shall upon such transfer cease to be Class C-2 Shares and shall become Class C-1 Shares.

13.31

If Class C-1 Shares are held by any of the Company’s officers or directors, the Class C-1 Shares held by such officers and directors will be subject to the compulsory conversion rights provided in Article 13.26, except that such officers and directors shall only receive “Fair Market Value” (“Fair Market Value” in this Article shall mean the last sale price of the Class C-1 Shares on the Alternative Redemption Date) for such Class C-1 Shares so redeemed.

13.32

The Company shall from time to time promptly pay all taxes and charges that may be imposed upon the Company in respect of the re-designation or delivery of Class A Ordinary Shares upon the conversion of the Class C Shares, but the Company shall not be obligated to pay any transfer taxes in respect of the Class C Shares or such Class A Ordinary Shares. The holders of Class C Shares shall not have any duty or obligation to take any action that requires the payment of taxes and/or charges unless and until it is satisfied that all such payments have been made.

14.	Power to attach rights to shares

14.1

Subject to the Companies Acts and to any rights, privileges or restrictions attached to existing shares, any share may be issued with or have attached to it such rights, privileges and restrictions, whether in regard to dividends, voting, repayment or redemption of share capital, or otherwise, as the Company may by ordinary resolution determine, or if no ordinary resolution has been passed or so far as the resolution does not make specific provision, as the Board may determine.

14.2	Shares may be issued with a preferential or qualified right to dividends and in the distribution of assets of the Company and with or without any special voting rights.

15.	Allotment of shares and pre-emption

15.1

In accordance with section 551 of the Act, the Directors are generally and unconditionally authorized to allot shares in the Company or grant rights to subscribe for or to convert any security into shares in the Company (the “Share Rights”) up to an aggregate maximum number of 6,777,366,739 Ordinary Shares, provided that this authority shall, unless renewed, varied or revoked by ordinary resolution of the Company, expire on the date which is five years from the Date of the Adoption, save that the Directors may allot shares or grant Share Rights in pursuance of an offer or agreement made before such expiry which would or might require shall to be allotted or Share Rights to be granted, notwithstanding that the authority conferred by this Article 15.1 has expired.

15.2

The Directors are generally empowered to allot equity securities (as defined in section 560 of the Act) as if section 561(1) of the Act did not apply to any such allotment, provided that this power shall: (i) be limited to the allotment of equity securities up to an aggregate maximum number of 6,777,366,739 Ordinary Shares; and (ii) unless renewed, varied or revoked by ordinary resolution of the Company, expire on the date which is five years from the Date of Adoption, save that the Directors may allot equity securities in pursuance of any offer or agreement made before such expiry which would or might require equity securities to be allotted after such expiry, notwithstanding that the power conferred by this Article 15.2 has expired.

15.3	The provisions set forth in Articles 15.1 and 15.2 may be renewed at any meeting of the members of the Company.

15.4

Without prejudice to any special rights previously conferred on the holders of any shares or class of shares, and subject to the Companies Acts, these Articles and to any relevant authority of the Company in general meeting required by the Companies Acts, the Board may offer, issue, allot, (with or without conferring rights of renunciation), grant options over or otherwise deal with or dispose of shares or grant rights to subscribe for or convert any security into shares with such preferred, deferred or other special rights, or subject to such restrictions, whether in regard to dividend, return of capital, voting or otherwise, as the Company may from time to time by ordinary resolution determine (or, in the absence of any such determination, as the Board may determine), to such persons, at such times, for such consideration and upon such terms as the Board may decide. No share may be issued at a discount.

15.5

If by the conditions of allotment of any shares the whole or part of the issue price thereof shall be payable by instalments, every such instalment shall, when due, be paid to the Company by the person who for the time being and from time to time shall be the registered holder of the shares, or his legal personal representative.

15.6

The Board may, at any time after the allotment of any share but before any person has been entered in the Register, recognise a renunciation by the allottee in favour of some other person and accord to the allottee of a share a right to effect such renunciation and/or allow the rights to be represented to be one or more participating securities, in each case upon the subject to such terms and conditions as the Board may think fit to impose.

16.	Redeemable shares

Subject to the Companies Acts and to any rights attaching to existing shares, any share may be issued which can be redeemed or is liable to be redeemed at the option of the Company or the holder. The Board may determine the terms, conditions and manner of redemption of any redeemable shares which are issued. Such terms and conditions shall apply to the relevant shares as if the same were set out in these Articles.

17.	Pari passu issues

If new shares are created or issued which rank equally with any other existing shares, the rights of the existing shares will not be regarded as changed or abrogated unless the terms of the existing shares expressly say otherwise.

18.	Variation of rights

18.1

Subject to the Companies Acts, the rights attached to any class of shares can be varied or abrogated either with the consent in writing of the holders of not less than three-quarters in nominal value of the issued share of that class (excluding any shares of that class held as treasury shares) or with the authority of a special resolution passed at a separate meeting of the holders of the relevant class of shares known as a class meeting.

18.2

The provisions of this Article will apply to any variation or abrogation of rights of shares forming part of a class. Each part of the class which is being treated differently is treated as a separate class in applying this Article.

18.3	All the provisions in these Articles as to general meetings shall apply, with any necessary modifications, to every class meeting except that:

(a)

the quorum at every such meeting shall not be less than two persons holding or representing by proxy at least one-third of the nominal amount paid up on the issued shares of the class (excluding any shares of that class held as treasury shares); and

(b)	if at any adjourned meeting of such holders such quorum as set out above is not present, at least one person holding shares of the class who is present in person or by proxy shall be a quorum.

18.4	The Board may convene a class meeting whenever it thinks fit and whether or not the business to be transacted involves a variation or abrogation of class rights.

19.	Payment of commission

The Company may in connection with the issue of any shares or the sale for cash of treasury shares exercise all powers of paying commission and brokerage conferred or permitted by the Companies Acts. Any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or other securities or the grant of an option to call for an allotment of shares or any combination of such methods.

20.	Trusts not recognised

Except as otherwise expressly provided by these Articles, required by law or as ordered by a court of competent jurisdiction, the Company shall not recognise any person as holding any share on any trust, and the Company shall not be bound by or required in any way to recognise (even when having notice of it) any equitable, contingent, future, partial or other claim to or interest in any share other than an absolute right of the holder of the whole of the share.

21.	Share certificates

21.1

Every person (except a person to whom the Company is not by law required to issue a certificate and except as otherwise provided in these Articles) whose name is entered in the Register as a holder of any shares shall be entitled, without charge, to receive within the time limits prescribed by the Companies Acts (unless the terms of issue prescribe otherwise) one certificate for all of the shares of that class registered in his or her name.

21.2

The Company shall not be bound to issue more than one certificate in respect of shares held jointly by two or more persons. Delivery of a certificate to the person first named in the Register shall be sufficient delivery to all joint holders.

21.3

Where a member has transferred part only of the shares comprised in a certificate, the member shall be entitled without charge to a certificate for the balance of such shares. Where a member receives more shares of any class, the member shall be entitled without charge to a certificate for the extra shares of that class.

21.4

A share certificate may be issued under Seal (by affixing the Seal to or printing the Seal or a representation of it on the certificate) or signed by at least two Directors or by at least one Director and the Secretary. Such certificate shall specify the number and class of the shares in respect of which it is issued and the amount or respective amounts paid up on it. The Board may be resolution decide, either generally or in any particular case or cases, that any signatures on any share certificates need not be autographic but may be applied to the certificates by some mechanical or other means or may be printed on them or that the certificates need not be signed by any person.

21.5

Every share certificate sent in accordance with these Articles will be sent at the risk of the member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

22.	Replacement certificates

22.1

Any two or more certificates representing shares of any one class held by any member may at the request of the member be cancelled and a single new certificate for such shares issued in lieu without charge on surrender of the original certificates for cancellation.

22.2	Any certificate representing shares of any one class held by any member may at the request of the member be cancelled and two or more certificates for such shares may be issued instead.

22.3

If a share certificate is defaced, worn out or said to be stolen, lost or destroyed, it may be replaced on such terms as to evidence and indemnity as the Board may decide and, where it is defaced or worn out, after delivery of the old certificate to the Company.

22.4

The Board may require the payment of any reasonable exceptional out-of-pocket expenses of the Company incurred in connection with the issue of any certificates under this Article. In the case of shares held jointly by several persons, any such request as is mentioned in this Article may be made by any one of the joint holders.

23.	Lien on shares not fully paid

The Company shall have a first and paramount lien on every share, not being a fully paid share, for all amounts payable to the Company (whether presently or not) in respect of that share. The Company’s lien over a share takes priority over any third party’s interest in that share, and extends to any dividend or other money payable by the Company in respect of that share (and, if the lien is enforced and the share is sold by the Company, the proceeds of sale of that share). The Board may at any time, either generally or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Article.

24.	Enforcement of lien by sale

The Company may sell, in such manner as the Board may decide, any share over which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within 14 clear days after a notice has been served on the holder of the share or the person who is entitled by transmission to the share, demanding payment and stating that if the notice is not complied with the share may be sold. For giving effect to the sale the Board may authorise some person to sign an instrument of transfer of the share sold to, or in accordance with the directions, of the buyer. The buyer shall not be bound to see to the application of the purchase money, nor shall the buyer’s title to the share be affected by any irregularity or invalidity in the proceedings in reference to the sale.

25.	Application of proceeds of sale

The net proceeds of any sale of shares subject to any lien, after payment of the costs, shall be applied:

(a)

first, in or towards satisfaction of so much of the amount due to the Company or of the liability or engagement (as the case may be) as is presently payable or is liable to be presently fulfilled or discharged; and

(b)

second, any residue shall be paid to the person who was entitled to the share at the time of the sale but only after the certificate for the shares sold has been surrendered to the company for cancellation, or an indemnity in a form reasonably satisfactory to the directors has been given for any lost certificates, and subject to a like lien for debts or liabilities not presently payable as existed on the share prior to the sale.

26.	Calls

26.1

Subject to these Articles and the terms on which the shares are allotted, the Board may from time to time make calls on the members in respect of any monies unpaid on their shares (whether in respect of nominal value or premium) and not payable on a date fixed by or in accordance with the terms of issue.

26.2	The Company may make arrangements on the issue of shares for a difference between the holders of such shares in the amount of calls to be paid and the time of payment of such calls.

26.3

Each member shall (subject to the Company serving upon him or her at least 14 clear days’ notice specifying when and where payment is to be made and whether or not by instalments) pay to the Company as required by the notice the amount called on such member’s shares.

26.4	A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

26.5	A call may be revoked or postponed, in whole or in part, as the Board may decide.

26.6	Liability to pay a call is not extinguished or transferred by transferring the shares in respect of which the call is required to be paid.

27.	Liability of joint holders

The joint holders of a share shall be jointly and severally liable to pay all calls and payments in respect of the share.

28.	Interest on calls

If a call remains unpaid after it has become due and payable, the person from whom it is due and payable shall pay all expenses that have been incurred by the Company by reason of such non-payment together with interest on the amount unpaid from the day it is due and payable to the time of actual payment at such rate (not exceeding the Bank of England base rate by more than five percentage points) as the Board may decide. The Board may waive payment of the interest or the expenses in whole or in part.

29.	Power to differentiate

On or before the issue of shares, the Board may decide that allottees or holders of shares can be called on to pay different amounts or that they can be called on at different times.

30.	Payment of calls in advance

The Board may, if it thinks fit, receive from any member willing to advance the same, all or any part of the monies uncalled and unpaid on the shares held by him or her. Such payment in advance of calls shall, to the extent of the payment, extinguish the liability on the shares on which it is made. The Company may pay interest on the money paid in advance, or so much of it as exceeds the amount for the time being called upon the shares in respect of which such advance has been made, at such rate as the Board may decide. The Board may at any time repay the amount so advanced by giving at least three months’ notice in writing to such member of its intention to do so, unless before the expiration of such notice the amount so advanced shall have been called up on the shares in respect of which it was advanced.

31.	Notice if call or instalment not paid

If any member fails to pay the whole of any call (or any instalment of any call) by the date when payment is due, the Board may at any time give notice in writing to such member (or to any person entitled to the shares by transmission), requiring payment of the amount unpaid (and any accrued interest and any expenses incurred by the Company by reason of such non-payment) by a date not less than 14 clear days from the date of the notice. The notice shall name the place where the payment is to be made and state that, if the notice is not complied with, the shares in respect of which such call was made will be liable to be forfeited.

32.	Forfeiture for non-compliance

If the notice referred to in Article 31 is not complied with, any share for which it was given may be forfeited, by resolution of the Board to that effect, at any time before the payment required by the notice has been made. Such forfeiture shall include all dividends declared or other monies payable in respect of the forfeited shares and not paid before the forfeiture.

33.	Notice after forfeiture

When any share has been forfeited, notice of the forfeiture shall be served on the holder of the share or the person entitled to such share by transmission (as the case may be) before forfeiture. An entry of such notice having been given and of the forfeiture and the date of forfeiture shall immediately be made in the Register in respect of such share. However, no forfeiture shall be invalidated by any omission to give such notice or to make such entry in the Register.

34.	Forfeiture may be annulled

The Board may annul the forfeiture of a share, at any time before any forfeited share has been cancelled or sold, re-allotted or otherwise disposed of, on the terms that payment shall be made of all calls and interest due on it and all expenses incurred in respect of the share and on such further terms (if any) as the Board shall see fit.

35.	Surrender

The Board may accept the surrender of any share liable to be forfeited and, in any event, references in these Articles to forfeiture shall include surrender.

36.	Sale of forfeited shares

36.1	A forfeited share shall become the property of the Company.

36.2	Subject to the Companies Acts, any such share may be sold, re-allotted or otherwise disposed of, on such terms and in such manner as the Board thinks fit.

36.3

The Board may, for the purposes of the disposal, authorise some person to transfer the share in question and may enter the name of the transferee in respect of the transferred share in the Register even if no share certificate is lodged and may issue a new certificate to the transferee. An instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of, or the person entitled by transmission to, the share. The Company may receive the consideration (if any) given for the share on its disposal.

37.	Effect of forfeiture

A shareholder whose shares have been forfeited shall cease to be a member in respect of such forfeited shares and shall surrender the certificate for such shares to the Company for cancellation. Such shareholder shall remain liable to pay to the Company all sums which at the date of forfeiture were presently payable by him or her to the Company in respect of such shares with interest (not exceeding the Bank of England base rate by five percentage points) from the date of the forfeiture to the date of payment. The Directors may waive payment of interest wholly or in part and may enforce payment, without any reduction or allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

38.	Evidence of forfeiture

A statutory declaration by a Director or the Secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the share. The person to whom the share is transferred or sold shall not be bound to see to the application of the purchase money or other consideration (if any), nor shall his or her title to the share be affected by any act, omission or irregularity relating to or connected with the proceedings in reference to the forfeiture or disposal of the share.

39.	Form of transfer

39.1

Subject to these Articles, each member may transfer all or any of his or her shares by instrument of transfer in writing in any usual form or in any form approved by the Board. Such instrument shall be executed by or on behalf of the transferor and (in the case of a transfer of a share which is not fully paid up) by or on behalf of the transferee. All instruments of transfer, when registered, may be retained by the Company.

39.2	The transferor of a share shall be deemed to remain the holder of the share concerned until the name of the transferee is entered in the Register in respect of it.

39.3	The directors are authorised to establish such clearing and settlement procedures for the shares of the Company as they deem fit from time to time.

40.	Right to refuse registration of transfer

40.1	The Board may, in its absolute discretion, refuse to register any transfer of a share (or renunciation of a renounceable letter of allotment) unless:

(a)	it is for a share which is fully paid up;

(b)	it is for a share upon which the Company has no lien;

(c)	it is only for one class of share;

(d)	it is in favour of a single transferee or no more than four joint transferees;

(e)	it is duly stamped or is duly certificated or otherwise shown to the satisfaction of the Board to be exempt from stamp duty (if this is required); and

(f)

it is delivered for registration to the Office (or such other place as the Board may determine), accompanied (except in the case of a transfer by a person to whom the Company is not required by law to issue a certificate and to whom a certificate has not been issued or in the case of a renunciation) by the certificate for the shares to which it relates and such other evidence as the Board may reasonably require to prove the title of the transferor (or person renouncing) and the due execution of the transfer or renunciation by him or her or, if the transfer or renunciation is executed by some other person on his or her behalf, the authority of that person to do so.

40.2	Transfers of shares will not be registered in the circumstances referred to in Article 76.

41.	Notice of refusal to register a transfer

If the Board refuses to register a transfer of a share it shall notify the transferee of the refusal and the reasons for it within two months after the date on which the transfer was lodged with the Company or the instructions to the relevant system received. Any instrument of transfer which the Board refuses to register shall be returned to the person depositing it (except if there is suspected or actual fraud). All instruments of transfer which are registered may be retained by the Company.

42.	No fees on registration

No fee shall be charged for registration of a transfer or other document or instruction relating to or affecting the title to any share or for making any other entry in the Register.

43.	Other powers in relation to transfers

Nothing in these Articles shall prevent the Board:

(a)	from recognising a renunciation of the allotment of any share by the allottee in favour of another person; or

(b)

(if empowered to do so by these Articles) from authorising any person to execute an instrument of transfer of a share and from authorising any person to transfer that share in accordance with any procedures implemented under Article 24.

44.	Transmission of shares on death

If a member dies, the survivors or survivor (where the member was a joint holder), and his or her executors or administrators (where the member was a sole or the only survivor of joint holders), shall be the only persons recognised by the Company as having any title to his or her shares. Nothing in these Articles shall release the estate of a deceased member from any liability for any share which has been solely or jointly held by such member.

45.	Election of person entitled by transmission

45.1

Any person becoming entitled to a share because of the death or bankruptcy of a member, or otherwise by operation of law, may (on such evidence as to his or her title being produced as the Board may require) elect either to become registered as a member or to have some person nominated by him or her registered as a member. If such person elects to become registered himself or herself, he or she shall notify the Company to that effect. If such person elects to have some other person registered, he or she shall execute an instrument of transfer of such share to that person. All the provisions of these Articles relating to the transfer of shares shall apply to the notice or instrument of transfer (as the case may be) as if it were an instrument of transfer executed by the member and his or her death, bankruptcy or other event had not occurred. Where the entitlement of a person to a share because of the death or bankruptcy of a member or otherwise by operation of law is proved to the satisfaction of the Board, the Board shall within 10 Business Days after proof cause the entitlement of that person to be noted in the Register.

46.	Rights on transmission

Where a person becomes entitled to a share because of the death or bankruptcy of any member, or otherwise by operation of law, the rights of the holder in relation to such share shall cease. However, the person so entitled may give a good discharge for any dividends and other monies payable in respect of it and shall have the same rights to which he or she would be entitled if the holder of the share, except that he or she shall not be entitled to receive notice of, or to attend or vote at, any meeting of the Company or a separate meeting of the holders of any class of shares of the Company before being registered as the holder of the share. The Board may at any time give notice requiring any such person to elect either to be registered himself or herself or to transfer the share. If the notice is not complied with within 90 days, the Board may withhold payment of all dividends and the other monies payable in respect of such share until the requirements of the notice have been complied with.

47.	Destruction of documents

47.1	The Company may destroy any:

(a)	instrument of transfer, after six years from the date on which it is registered;

(b)	dividend mandate or any variation or cancellation of a dividend mandate or any notification of change of name or address, after two years from the date on which it is recorded;

(c)	share certificate, after one year from the date on which it is cancelled;

(d)	instrument of proxy which has been used for the purpose of a poll at any time after one year has elapsed from the date of use;

(e)	instrument of proxy which has not been used for the purpose of a poll at any time after a period of one month has elapsed from the end of the meeting to which the instrument of proxy relates; or

(f)

other document for which any entry in the Register is made, after six years from the date on which an entry was first made in the Register in respect of it, provided that the Company may destroy any such type of document at a date earlier than that authorised by this Article if a copy of such document is made and retained (whether electronically, by microfilm, by digital imaging or by other similar means) until the expiration of the period applicable to the destruction of the original of such document.

47.2	It shall be conclusively presumed in favour of the Company that every:

(a)	entry in the Register purporting to have been made on the basis of a document so destroyed was duly and properly made;

(b)	instrument of transfer so destroyed was duly registered;

(c)	share certificate so destroyed was duly cancelled; and

(d)	other document so destroyed had been properly dealt with under its terms and was valid and effective according to the particulars in the records of the Company.

47.3

This Article shall only apply to the destruction of a document in good faith and without notice of any claim (regardless of the parties to it) to which the document might be relevant. Nothing in this Article shall be construed as imposing any liability on the Company in respect of the destruction of any such document other than as provided for in this Article which would not attach to the Company in the absence of this Article. References in this Article to the destruction of any document include references to the disposal of it in any manner.

48.	Sub-division

Any resolution authorising the Company to sub-divide its shares or any of them may determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage or be subject to any restriction as compared with the others.

49.	Fractions

Subject to the Articles, if any shares are consolidated or consolidated and then divided, the Board has power to deal with any fractions of shares which result. If the Board decides to sell any shares representing fractions, it can do so for the best price reasonably obtainable and distribute the net proceeds of sale among members in proportion to their fractional entitlements. The Board can sell those shares to anyone, including the Company if the legislation allows, and may authorise any person to transfer or deliver the shares to the buyer or in accordance with the buyer’s instructions. The Buyer shall not be bound to see to the application of the purchase money, nor shall the buyer’s title to the share be affected by any irregularity or invalidity in the proceedings in reference to the sale.

50.	Annual general meetings

An annual general meeting shall be held once a year, at such time (consistent with the terms of the Companies Acts) and place, including partly (but not wholly) by means of electronic facility or facilities, as may be determined by the Board.

51.	Convening of general meetings

51.1	The Board may, whenever it thinks fit, and shall on requisition in accordance with the Companies Acts, proceed to convene a general meeting.

51.2	Subject always to Article 60.3, the Board may make whatever arrangements it considers fit to allow those entitled to do so to attend and participate in any general meeting.

51.3

The Board shall determine in relation to each general meeting the means of attendance at and participation in the meeting, including whether the persons entitled to attend and participate in the meeting shall be enabled to do so:

(a)

(subject to Article 60.3) by means of electronic facility or facilities pursuant to Article 52 (and for the avoidance of doubt, the Board shall be under no obligation to offer or provide such facility or facilities, whatever the circumstances); and/or

(b)	by simultaneous attendance and participation at a satellite meeting place or places pursuant to Article 54.7.

51.4

A general meeting may be held at two or more places using any technology that enables members who are not together at the same place to listen, speak and vote at such meeting. Specifically, a general meeting may be held as a physical meeting, a hybrid meeting or an electronic meeting, as may be determined by the Directors in their absolute discretion.

51.5

Two or more persons who may not be in the same place as each other attend a general meeting if their circumstances are such that if they have (or were to have) rights to speak and vote at that meeting, they are (or would be) able to exercise them.

51.6

A person is able to participate in a meeting if that person’s circumstances are such that if he or she has (or were to have) rights in relation to the meeting, he or she is (or would be) able to exercise them.

51.7

In determining whether persons are attending or participating in a meeting, other than at a physical place or places, it is immaterial where any of them are or how they are able to communicate with each other.

51.8

A person is able to exercise the right to speak at a general meeting when that person is in a position to communicate to all those attending the meeting, during the meeting, any information or opinions which that person has on the business of the meeting.

51.9	A person is able to exercise the right to vote at a general meeting when:

(a)	that person is able to vote, during the meeting (or, in the case of a poll, within the time period specified by the chair of the meeting) on resolutions put to the vote at the meeting; and

(b)	that person’s vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting.

51.10

If, at any general meeting at which members are entitled to participate by means of electronic facility or facilities determined by the Board pursuant to Article 52, any document is required to be on display or to be available for inspection at the meeting (whether prior to or for the duration of the meeting or both), the Company shall ensure that it is available in electronic form to persons entitled to inspect it for at least the required period of time, and this will be deemed to satisfy any such requirement.

52.	Simultaneous attendance and participation by electronic facilities

Without prejudice to Article 54.7, the Board may resolve to enable persons entitled to attend and participate in a general meeting to do so partly (but not wholly) by simultaneous attendance and participation by means of electronic facility or facilities, and may determine the means, or all different means, of attendance and participation used in relation to the general meeting. The members present in person or by proxy by means of an electronic facility or facilities (as so determined by the Board) shall be counted in the quorum for, and be entitled to participate in, the general meeting in question. That meeting shall be duly constituted and its proceedings valid if the chair is satisfied that adequate facilities are available throughout the meeting to ensure that members attending the meeting by all means (including the means of an electronic facility or facilities) are able to:

(a)	participate in the business for which the meeting has been convened;

(b)	hear all persons who speak at the meeting; and

(c)	be heard by all other persons attending and participating in the meeting.

53.	Notice of general meetings

A general meeting shall be called by at least such minimum notice as is required or permitted by the Companies Acts. The period of notice shall in either case be exclusive of the day on which it is served or deemed to be served and of the day on which the meeting is to be held and shall be given to all members other than those who are not entitled to receive such notices from the Company. The Company may give such notice by any means or combination of means permitted by the Companies Acts.

54.	Contents of notice of general meetings

54.1

Every notice calling a general meeting shall specify the place (including any satellite meeting place or places determined pursuant to Article 54.7), date and time of the meeting. There shall appear with reasonable prominence in every such notice a statement that a member entitled to attend and vote is entitled to a proxy or (if he or she has more than one share) proxies to exercise all or any of his or her rights to attend, speak and vote and that a proxy need not be a member of the Company. Such notice shall also include the address of the website on which the information required by the Act is published, state the procedures with which members must comply in order to be able to attend and vote at the meeting (including the date by which they must comply), provide details of any forms to be used for the appointment of a proxy and state that a member has the right to ask questions at the meeting in accordance with the Act.

54.2

The notice shall specify the general nature of the business to be transacted at the meeting and shall set out the text of all resolutions to be considered by the meeting and shall state in each case whether it is proposed as an ordinary resolution or as a special resolution.

54.3	In the case of an annual general meeting, the notice shall also specify the meeting as such.

54.4	If pursuant to Article 52 the Board determines that a general meeting shall be held partly by means of electronic facility or facilities, the notice shall:

(a)	include a statement to that effect;

(b)	specify the means, or all different means, of attendance and participation thereat, and any access, identification and security arrangements determined pursuant to Article 64; and

(c)	state how it is proposed that persons attending or participating in the meeting electronically should communicate with each other during the meeting.

54.5	The notice shall specify such arrangements as have at that time been made for the purpose of Article 54.7.

54.6

For the purposes of determining which persons are entitled to attend or vote at a meeting and how many votes a person may cast, the Company may specify in the notice of meeting a time, not more than 48 hours before the time fixed for the meeting (not taking into account non-working days) by which a person must be entered in the Register in order to have the right to attend or vote at the meeting or appoint a proxy to do so.

54.7

Without prejudice to Article 52, the Board may resolve to enable persons entitled to attend and participate in a general meeting to do so by simultaneous attendance and participation at a satellite meeting place or places anywhere in the world. The members present in person or by proxy at satellite meeting places shall be counted in the quorum for, and entitled to participate in, the general meeting in question, and the meeting shall be duly constituted and its proceedings valid if the chair is satisfied that adequate facilities are available throughout the meeting to ensure that members attending at all the meeting places are able to:

(a)	participate in the business for which the meeting has been convened;

(b)	hear all persons who speak (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) in the principal meeting place and any satellite meeting place; and

(c)

be heard by all other persons so present in the same way, and the meeting shall be deemed to take place at the place where the chair of the meeting presides (the principal meeting place, with any other location where that meeting takes place being referred in these Articles as a satellite meeting). The chair shall be present at, and the meeting shall be deemed to take place at, the principal meeting place and the powers of the chair shall apply equally to each satellite meeting place, including his or her power to adjourn the meeting as referred to in Article 61.

54.8

If the general meeting is to be a hybrid meeting or an electronic meeting, the notice shall include a statement to that effect and with details of the electronic facilities for attendance and participation at the meeting or where such details will be made available by the Company prior to the meeting. Unless otherwise specified in the notice of meeting or determined by the chair of the meeting, a general meeting is deemed to take place at the place where the chair of the meeting is at the time of the meeting.

55.	Omission to give notice and non-receipt of notice

The accidental omission to give notice of any meeting or to send an instrument of proxy (where this is intended to be sent out with the notice) to, or the non-receipt of either by, any person entitled to receive the same shall not invalidate the proceedings of that meeting.

56.	Postponement of general meeting

If, after the sending of the notice of a general meeting but before the meeting is held, or after the adjournment of a general meeting but before the adjourned meeting is held (whether or not notice of the adjourned meeting is required), the Board, in its absolute discretion, considers that it is impracticable or unreasonable for any reason to hold a general meeting on the date or at the time or place specified in the notice calling the general meeting (including a satellite meeting to which Article 54.7 applies) and/or by means of the electronic facility or facilities specified in the notice, it may postpone the general meeting to another date, time and/or place (or in the case of a general meeting to be held at a principal meeting place and one or more satellite meeting places, to such other places) and/or change the electronic facility or facilities. If such a decision is made, the Board may then change the place (or any of the places in the case of a general meeting to which Article 54.7 applies) and/or the electronic facility or facilities and/or postpone the date and/or time again if it considers that it is reasonable to do so. No new notice of the general meeting need be sent but the Board shall take reasonable steps to ensure that notice of the change of date, time, place (or places, in the case of a general meeting to which Article 54.7 applies) of and/or electronic facility or facilities for the postponed meeting appear at the original time and at the original place (or places, in the case of a general meeting to which Article 54.7 applies) and/or on the original electronic facility or facilities. When a general meeting is so postponed, notice of the date, time and place (or places in the case of a meeting to which Article 54.7 applies), including any electronic facility if applicable, of the postponed meeting shall be given in such manner as the Board may, in its absolute discretion, determine. No business shall be transacted at any postponed meeting other than business which might properly have been transacted at the meeting had it not been postponed. Notice of the business to be transacted at such postponed meeting shall not be required. If a general meeting is postponed in accordance with this Article 56, the appointment of a proxy will be valid if it is delivered and received as required by these Articles not less than 48 hours before the time appointed for holding the postponed meeting. When calculating the 48 hour period mentioned in this Article, the Directors can decide not to take account of any part of a day that is not a working day.

57.	Quorum at general meeting

No business shall be transacted at any general meeting unless a quorum is present. If a quorum is not present a chair of the meeting can still be chosen and this will not be treated as part of the business of the meeting. At least two members that in aggregate hold at least 51% of the issued shares of the Company who are present in person or by proxy and entitled to attend and to vote on the business to be transacted shall be a quorum for a general meeting for all purposes.

58.	Procedure if quorum not present

If a quorum is not present within fifteen minutes (or such longer interval as the chair in his or her absolute discretion thinks fit) from the time appointed for holding a general meeting, or if a quorum ceases to be present during a meeting, the meeting shall be dissolved if convened on the requisition of members. In any other case, the meeting shall stand adjourned to such day (not being less than ten clear days after the date of the original meeting), and at such time and place or places, with such means of attendance and participation (including partly but not wholly by means of electronic facility or facilities), as the chair (or, in default, the Board) may determine at his/her/its absolute discretion. If at such adjourned meeting a quorum is not present within fifteen minutes from the time appointed for holding the meeting, one person entitled to vote on the business to be transacted, being a member or a proxy for a member or a duly authorised representative of a corporation which is a member, shall be a quorum and any notice of an adjourned meeting shall state this.

59.	Chair of general meeting

The chair of the Board shall preside at every general meeting of the Company. If there is no such chair or if at any meeting he or she shall not be present within five minutes after the time appointed for holding the meeting, or shall be unwilling to act as chair, the deputy chair (if any) of the Board shall, if present and willing to act, preside at such meeting. If more than one deputy chair is present they shall agree amongst themselves who is to take the chair or, if they cannot agree, the deputy chair who has been in office as a director the longest shall take the chair. If no chair or deputy chair shall be so present and willing to act, the Directors present shall choose one of their number to act or, if there be only one Director present, he or she shall be chair if willing to act. If there be no Director present and willing to act, the members present and entitled to vote shall choose one of their number to be chair of the meeting. Nothing in these Articles shall restrict or exclude any of the powers or rights of a chair of a meeting which are given by law. The chair of a general meeting (be it a physical meeting, a hybrid meeting or an electronic meeting) shall, for the purpose of conducting the meeting in orderly manner, have power to take all such steps and actions as he deems appropriate to maintain order during the meeting.

60.	Entitlement to attend, speak and participate

60.1

A Director (and any other person invited by the chair to do so) may attend and speak at any general meeting and at any separate meeting of the holders of any class of shares of the Company, whether or not also a member.

60.2

All persons seeking to attend and participate in a general meeting by way of electronic facility or facilities shall be responsible for maintaining adequate facilities to enable them to do so. Subject only to the requirement for the chair to adjourn a general meeting in accordance with the provisions of Article 61.2, any inability of a person or persons to attend or participate in a general meeting by way of electronic facility or facilities shall not invalidate the proceedings of that meeting.

60.3	Nothing in these Articles authorises or allows a general meeting to be held exclusively on an electronic basis.

61.	Adjournments

61.1

The chair may, with the consent of a meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn any meeting from time to time (or indefinitely) and from place to place (or, in the case of a meeting held at a principal meeting place and one or more satellite meeting places, such other places) and/or from such electronic facility or facilities for attendance and participation to such other electronic facility or facilities as the meeting shall determine. However, without prejudice to any other power which the chair may have under these Articles (including the power to adjourn a meeting conferred by Article 61.2) or at common law, the chair may, without the need for the consent of the meeting and before or after it has started and irrespective of whether a quorum is present, interrupt or adjourn any meeting from time to time (or indefinitely) and from place to place (or places in the case of a meeting to which Article 54.7 applies) or from electronic facility to electronic facility, or for an indefinite period, if of the opinion that it has become necessary to do so in order:

(a)	to secure the proper and orderly conduct of the meeting; or

(b)	to give all persons entitled to do so a reasonable opportunity of attending, speaking and voting at the meeting; or

(c)	to ensure that the business of the meeting is properly disposed of.

61.2

If it appears to the chair that the facilities at the principal meeting place or any satellite meeting place or an electronic facility or facilities or security at any general meeting have become inadequate for the purposes referred to in Articles 52 or 54.7, or are otherwise not sufficient to allow the meeting to be conducted substantially in accordance with the provisions set out in the notice of meeting, then the chair shall, without the consent of the meeting, interrupt or adjourn the general meeting.

61.3	All business conducted at a meeting up to the time of any adjournment shall, subject to Article 61.4, be valid.

61.4

The chair may specify that only the business conducted at the meeting up to a point in time which is earlier than the time of the adjournment is valid, if in his or her opinion, to do so would be more appropriate.

62.	Notice of adjournment

Any adjournment pursuant to Article 61 may, subject to the Act, be for such time and with such means of attendance and participation (including at such place or places and/or by means of such electronic facility or facilities) as the chair (or, in default, the Board) may in his, her or its absolute discretion determine, notwithstanding that by reason of the adjournment some members may be unable to attend and participate in the adjourned meeting. Whenever a meeting is adjourned for 30 days or more or indefinitely, at least seven clear days’ notice, specifying the day, the time and the place or places of the adjourned meeting and the means of attendance and participation (including by means of electronic facility or facilities if applicable) as the chair (or, in default, the Board) may in his or her absolute discretion determine, and the general nature of the business to be transacted, shall be given in the same manner as in the case of the original meeting. Save as aforesaid and subject to the Act, no member shall be entitled to any notice of an adjournment or of the business to be transacted at any adjourned meeting. Where a meeting is adjourned indefinitely, form and (where applicable) place for the adjourned meeting shall be fixed by the Directors.

63.	Business of adjourned meeting

No business shall be transacted at any adjourned meeting other than the business which might properly have been transacted at the meeting from which the adjournment took place.

64.	Accommodation of members, security arrangements and orderly conduct at general meetings

64.1

The Board may, for the purpose of controlling the level of attendance or ensuring the safety of those attending at any place specified for the holding of a general meeting, ensuring the security of the meeting and ensuring the future orderly conduct of the meeting, from time to time make such arrangements as it shall in its absolute discretion consider to be appropriate and may from time to time vary any such arrangements or make new arrangements therefor. Any decision made under this Article 64.1 shall be final and the entitlement of any member or proxy to attend a general meeting at such place (or places, in the case of a meeting to which Article 54.7 applies) shall be subject to any such arrangements as may be for the time being approved by the Board.

64.2

The Board may direct that any person wishing to attend any general meeting held at a physical place should provide evidence of identity and submit to such searches or other security arrangements or restrictions (including restrictions in items of personal property to be taken into the meeting) as the Board shall consider appropriate in the circumstances.

64.3

If a general meeting is held partly by means of an electronic facility or facilities pursuant to Article 52, the Board and the chair may make any arrangement and impose any requirement or restriction that is:

(a)	necessary to ensure the identification of those taking part by means of such electronic facility or facilities and the security of the electronic communication; and

(b)	in its or his or her view, proportionate to those objectives. In this respect, the Board may authorise any voting application, system or facility for attendance and participation as it sees fit.

64.4

The Board shall be entitled in its absolute discretion to authorise one or more persons (including the Directors, the company secretary or the chair) to refuse physical or electronic entry to, or eject (physically or electronically) from, any meeting any person who fails to provide such evidence of identity or to submit to such searches or to otherwise comply with such security arrangements or restrictions as are required pursuant to this Article, or who causes the meeting to become disorderly.

64.5

Subject to the Act (and without prejudice to any other powers vested in the chair of a meeting) when conducting a general meeting, the chair may make whatever arrangement and take such action or give such directions as he or she considers, in his or her absolute discretion, to be appropriate or conducive to promote the orderly conduct of the meeting, to promote the conduct of the business laid down in the notice of the meeting with reasonable despatch and to maintain good order. The chair’s decision on points of order, matters of procedure or on matters arising incidentally from the business of the meeting shall be final and conclusive, as shall his or her determination as to whether any point or matter is of such a nature.

64.6

Without affecting the generality of Article 61.4, the Board may, at its absolute discretion, arrange for persons entitled to attend a general meeting to do so by simultaneous attendance and participation by means of electronic facilities at such location or locations determined by the Board from time to time at its absolute discretion.

64.7

All persons seeking to attend and participate in an electronic meeting or a hybrid meeting shall be responsible for maintaining adequate facilities to enable them to do so. Any inability of a person or persons to attend or participate in a general meeting by way of electronic facilities shall not invalidate the proceedings of and/or resolutions passed at that meeting.

64.8

A physical meeting may also be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

65.	Amendment to resolutions

65.1

If an amendment to any resolution under consideration is proposed but is ruled out of order by the chair of the meeting in good faith, any error in such ruling shall not invalidate the proceedings on the original resolution.

65.2

In the case of a resolution duly proposed as a special resolution, no amendment to it (other than an amendment to correct a patent error) may in any event be considered or voted on. In the case of a resolution duly proposed as an ordinary resolution no amendment to it (other than an amendment to correct a patent error) may be considered or voted on unless either at least 48 hours prior to the time appointed for holding the meeting or adjourned meeting at which such ordinary resolution is to be proposed, notice in writing of the terms of the amendment and intention to move the same has been lodged at the Office or received in electronic form at the electronic address at which the Company has or is deemed to have agreed to receive it or the chair of the meeting in his or her absolute discretion decides that it may be considered or voted on.

66.	Members’ resolutions

66.1

Members of the Company shall have the rights provided by the Companies Acts to have the Company circulate and give notice of a resolution which may be properly moved, and is intended to be moved, at the Company’s next annual general meeting.

66.2	Expenses of complying with these rights shall be borne in accordance with the Companies Acts.

67.	Method of voting

67.1	Any resolution put to the vote at a general meeting shall be decided on a poll.

67.2	At general meetings, resolutions shall be put to the vote by the chair of the meeting and there shall be no requirement for the resolution to be proposed or seconded by any person.

68.	Objection to error in voting

No objection shall be raised to the qualification of any voter or to the counting of, or failure to count, any vote, except at the meeting or adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chair of the meeting and shall only vitiate the decision of the meeting on any resolution if the chair decides that the same is of sufficient magnitude to vitiate the resolution or may otherwise have affected the decision of the meeting. The decision of the chair of the meeting on such matters shall be final and conclusive.

69.	Procedure on a poll

69.1

Any poll duly demanded on the election of a chair or on any question of adjournment shall be taken immediately. A poll duly demanded on any other matter shall be taken in such manner (including the use of ballot, voting papers, tickets or electronic means or any combination thereof) and at such time and place, not more than 30 days from the date of the meeting or adjourned meeting at which the poll was demanded, and by such means of attendance and participation (including at such place or places and/or by means of such electronic facility or facilities) as the chair shall direct. The chair may appoint scrutineers who need not be members. It is not necessary to give notice of a poll not taken immediately if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case, at least seven clear days’ notice shall be given specifying the time, date and place at the which the poll shall be taken. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

69.2	On a poll votes may be given in person or by proxy. Members entitled to more than one vote need not, if they vote, use all their votes or cast all the votes they use in the same way.

70.	Votes of members

70.1

Subject to the Companies Acts, to any special terms as to voting on which any shares may have been issued or may for the time being be held and to any suspension or abrogation of voting rights under these Articles, members holding Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote as one class on all matters, and every member holding Class A Ordinary Shares present in person or by proxy shall have one (1) vote for each Class A Ordinary Share it holds, and every member holding Class B Ordinary Shares present in person or by proxy shall have ten (10) votes for each Class B Ordinary Share it holds.

70.2

Subject to the Companies Acts, to any special terms as to voting on which any shares may have been issued or may for the time being be held and to any suspension or abrogation of voting rights under these Articles, every member holding Class C Shares present in person or by proxy shall have one (1) vote for each Class C Share it holds.

70.3	In any class meeting of: (a) the members holding Class A Ordinary Shares, each Class A Ordinary Share shall be considered as carrying the same number of votes as the other

Class A Ordinary Shares; (b) the members holding Class B Ordinary Shares, each Class B Ordinary Share shall be considered as carrying the same number of votes as the other Class B Ordinary Shares; or (c) the members holding Class C Shares, each Class C Share shall be considered as carrying the same number of votes as the other Class C Shares.

70.4

If two or more persons are joint holders of a share, then in voting on any question the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. For this purpose, seniority shall be determined by the order in which the names of the holders stand in the Register.

70.5

Where in England or elsewhere a receiver or other person (by whatever name called) has been appointed by any court claiming jurisdiction in that behalf to exercise powers with respect to the property or affairs of any member on the ground (however formulated) of mental disorder, the Board may in its absolute discretion, upon or subject to production of such evidence of the appointment as the Board may require, permit such receiver or other person on behalf of such member to vote in person, on a poll, by proxy on behalf of such member at any general meeting or to exercise any other right conferred by membership in relation to meetings of the Company. Evidence to the satisfaction of the Board of the authority of the person claiming to exercise the right to vote shall be deposited at the Office, or at such other place as is specified in accordance with these Articles for the deposit of instruments of proxy, at least 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and, in default, the right to vote shall not be exercisable.

70.6	In the case of equality of votes, the chair of the meeting at which the show of hands takes place or at which the poll is demanded shall not be entitled to a casting vote.

71.	No right to vote where sums overdue on shares

No member may vote at a general meeting (or any separate meeting of the holders of any class of shares), either in person or by proxy, or to exercise any other right or privilege as a member in respect of a share held by him or her unless:

(a)

all calls or other sums presently due and payable by him or her in respect of that share whether alone or jointly with any other person together with interest and expenses (if any) have been paid to the Company; or

(b)	the Board determines otherwise.

72.	Voting by Proxy

72.1

In the case of a proxy relating to shares in the capital of the Company held in the name of a Depositary, the appointment of a proxy shall be in a form or manner of communication approved by the Board, which may include, without limitation, a voter instruction form to be provided to the Company by certain third parties on behalf of the Depositary.

72.2

Subject to Articles 72.1, an instrument appointing a proxy shall be in writing in any usual form (or in another form approved by the Board) executed under the hand of the appointor or his or her duly constituted attorney or, if the appointor is a corporation, under its seal or signed by a duly authorised officer or attorney or other person authorised to sign.

72.3

Subject to the Companies Acts, the Board may accept the appointment of a proxy received by electronic means on such terms and subject to such conditions as it considers fit. The appointment of a proxy received by electronic means shall not be subject to the requirements of Article 72.1.

72.4	For the purposes of Articles 72.1 and 72.3, the Board may require such reasonable evidence it considers necessary to determine:

(a)	the identity of the member and the proxy; and

(b)	where the proxy is appointed by a person acting on behalf of the member, the authority of that person to make the appointment.

72.5

A member may appoint another person as proxy to exercise all or any of his or her rights to attend and to speak and to vote on a resolution or amendment of a resolution, or on other business arising, at a meeting or meetings of the Company. Unless the contrary is stated in it, the appointment of a proxy shall be deemed to confer authority to exercise all such rights, as the proxy thinks fit.

72.6	A proxy need not be a member.

72.7

A member may appoint more than one proxy in relation to a meeting, provided that each proxy is appointed to exercise the rights attached to different shares held by the member. When two or more valid but differing appointments of proxy are delivered or received for the same share for use at the same meeting, the one which is last validly delivered or received (regardless of its date or the date of its execution) shall be treated as replacing and revoking the other or others as regards that share. If the Company is unable to determine which appointment was last validly delivered or received, none of them shall be treated as valid in respect of that share.

72.8	Delivery or receipt of an appointment of proxy does not prevent a member attending and voting in person at the meeting or an adjournment of the meeting or on a poll.

72.9

The appointment of a proxy shall (unless the contrary is stated in it) be valid for an adjournment of the meeting as well as for the meeting or meetings to which it relates. The appointment of a proxy shall be valid for 12 months from the date of execution or, in the case of an appointment of proxy delivered by electronic means, for 12 months from the date of delivery unless otherwise specified by the Board.

72.10

Subject to the Companies Acts, the Company may send a form of appointment of proxy to all or none of the persons entitled to receive notice of and to vote at a meeting. If sent, the form shall provide for three-way voting on all resolutions (other than procedural resolutions) set out in the notice of meeting.

73.	Receipt of proxy

73.1	An instrument appointing a proxy and any reasonable evidence required by the Board in accordance with Article 72.4 shall:

(a)

subject to Articles 73.1(c) and 73.1(d), in the case of an instrument of proxy in hard copy form, delivered to the office, or another place in the United Kingdom specified in the notice convening the meeting or in the form of appointment of proxy or other accompanying document sent by the Company in relation to the meeting (a “proxy notification address”) not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the form of appointment of proxy proposes to vote;

(b)

subject to Articles 73.1(c) and 73.1(d), in the case of an appointment of a proxy sent by electronic means, where the Company has given an electronic address (a “proxy notification electronic address”):

(i)	in the notice calling the meeting;

(ii)	in an instrument of proxy sent out by the Company in relation to the meeting;

(iii)	in an invitation to appoint a proxy issued by the Company in relation to the meeting; or

(iv)

on a website maintained by or on behalf of the Company on which any information relating to the meeting is required by the Act to be kept, it shall be received at such proxy notification electronic address not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the form of appointment of proxy proposes to vote;

(c)

in the case of a poll taken more than 48 hours after it is demanded, delivered or received at a proxy notification address or a proxy notification electronic address and not less than 24 hours before the time appointed for the holding of the adjourned meeting or the taking of the poll; or

(d)

in the case of a poll which is not taken at the meeting at which it is demanded but is taken 48 hours or less after it is demanded, or in the case of an adjourned meeting to be held 48 hours or less after the time fixed for holding the original meeting, received:

(i)	at a proxy notification address or a proxy notification electronic address in accordance with Articles 73.1(a) or (b);

(ii)	by the chair of the meeting or the secretary or any director at the meeting at which the poll is demanded or, as the case may be, at the original meeting; or

(iii)

at a proxy notification address or a proxy notification electronic address by such time as the chair of the meeting may direct at the meeting at which the poll is demanded. In calculating the periods in this Article, no account shall be taken of any part of a day that is not a working day.

73.2

The Board may decide, either generally or in any particular case, to treat a proxy appointment as valid notwithstanding that the appointment or any of the information required under Article 72.4 has not been received in accordance with the requirements of this Article.

73.3

Subject to Article 73.2, if the proxy appointment and any of the information required under Article 72.4 is not received in the manner set out in Article 73.1, the appointee shall not be entitled to vote in respect of the shares in question.

73.4

Without limitation, the Company may from time to time determine that any such electronic address may be used generally for such matters or specifically for particular meetings or purposes and, if so, the Company may provide different electronic addresses for different purposes. The Company may also impose any conditions on the transmission of and its receipt of such electronic communications including, for the avoidance of doubt, imposing any security or encryption arrangements as may be specified by the Company. If any document or information required to be sent to the Company is sent to the Company by electronic means under this Article, such document or information is not treated as validly delivered to or deposited with the Company if the same is not received by the Company at its designated electronic address in accordance with this Article or if no electronic address is so designated by the Company for the receipt of such document or information.

74.	Revocation of proxy

A vote given or poll demanded by a proxy shall be valid in the event of the death or mental disorder of the principal or the revocation of the instrument of proxy, or of the authority under which the instrument of proxy was executed, or the transfer of the share for which the instrument of proxy is given, unless notice in writing of such death, mental disorder, revocation or transfer shall have been received by the Company at the Office, or at such other place as has been appointed for the deposit of instruments of proxy, no later than the last time at which an appointment of a proxy should have been received in order for it to be valid for use at the meeting or on the holding of the poll at which the vote was given or the poll taken.

75.	Corporate representatives

75.1

A corporation (whether or not a company within the meaning of the Act) which is a member may, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative (or, as the case may be, representatives) at any meeting of the Company or at any separate meeting of the holders of any class of shares.

75.2

Any person so authorised shall be entitled to exercise the same powers on behalf of the corporation (in respect of that part of the corporation’s holdings to which the authority relates) as the corporation could exercise if it were an individual member.

75.3

The corporation shall for the purposes of these Articles be deemed to be present in person and at any such meeting if a person so authorised is present at it, and all references to attendance and voting in person shall be construed accordingly.

75.4

A Director, the Secretary or some person authorised for the purpose by the Secretary may require the representative to produce a certified copy of the resolution so authorising him or her or such other evidence of his or her authority reasonably satisfactory to them before permitting him or her to exercise his or her powers.

75.5

A vote given or a poll demanded by a corporate representative shall be valid notwithstanding that the representative is no longer authorised to represent the member unless notice of the revocation of appointment was delivered in writing to the Company at such place or address and by such time as is specified in Article 74 for the revocation of the appointment of a proxy.

76.	Failure to disclose interests in shares

76.1

If a member, or any other person appearing to be interested in shares held by that member, has been issued with a notice under section 793 of the Act (section 793 notice) and has failed in relation to any shares (default shares, which expression includes any shares issued after the date of such notice in right of those shares) to give the Company the information required by the section 793 notice within the prescribed period from the service of the notice, the following sanctions shall apply unless the Board determines otherwise:

(a)

the member shall not be entitled in respect of the default shares to be present or to vote (either in person or by representative or proxy) at any general meeting or at any separate meeting of the holders of any class of shares or on any poll or to exercise any other right conferred by membership in relation to any such meeting or poll; and

(b)	where the default shares represent at least 0.25% in nominal value of the issued shares of their class (calculated exclusive of any shares held as treasury shares):

(i)

any dividend or other money payable for such shares shall be withheld by the Company, which shall not have any obligation to pay interest on it, and the member shall not be entitled to elect, pursuant to Article 131, to receive shares instead of that dividend; and

(ii)

no transfer, other than an excepted transfer, of any shares held by the member shall be registered unless the member himself or herself is not in default of supplying the required information and the member proves to the satisfaction of the Board that no person in default of supplying such information is interested in any of the shares that are the subject of the transfer.

76.2	Where the sanctions under Article 76.1 apply in relation to any shares, they shall cease to have effect (and any dividends withheld under Article 76.1(b) shall become payable):

(a)	if the shares are transferred by means of an excepted transfer but only in respect of the shares transferred; or

(b)

at the end of the period of seven days (or such shorter period as the Board may determine) following receipt by the Company of the information required by the section 793 notice and the Board being fully satisfied that such information is full and complete.

76.3

Where, on the basis of information obtained from a member in respect of any share held by him or her, the Company issues a section 793 notice to any other person, it shall at the same time send a copy of the notice to the member, but the accidental omission to do so, or the non-receipt by the member of the copy, shall not invalidate or otherwise affect the application of Article 76.1.

76.4	For the purposes of this Article:

(a)

a person, other than the member holding a share, shall be treated as appearing to be interested in that share if the member has informed the Company that the person is, or may be, so interested, or if the Company (after taking account of any information obtained from the member or, pursuant to a section 793 notice, from anyone else) knows or has reasonable cause to believe that the person is, or may be, so interested;

(b)	interested shall be construed as it is for the purpose of section 793 of the Act;

(c)	reference to a person having failed to give the Company the information required by a notice, or being in default as regards supplying such information, includes reference:

(i)	to the person’s having failed or refused to give all of any part of it; and

(ii)	to the person’s having given information which he or she knows to be false in a material particular or having recklessly given information which is false in a material particular;

(d)	prescribed period means 14 days;

(e)	excepted transfer means, in relation to any shares held by a member:

(i)	a transfer by way of or pursuant to acceptance of a takeover offer for the Company (within the meaning of section 974 of the Act); or

(ii)	a transfer in consequence of a sale made through any stock exchange on which the Company’s shares are normally traded; or

(iii)

a transfer which is shown to the satisfaction of the Board to be made in consequence of a sale of the whole of the beneficial interest in the shares to a person who is unconnected with the member and with any other person appearing to be interested in the shares.

76.5	Nothing contained in this Article shall be taken to limit the powers of the Company under section 794 of the Act.

76.6	For the purpose of this Article 76:

(a)

where any person appearing to be interested in any shares has been served with a section 793 notice and such shares are held by a Depositary, the provisions of this Article 76 shall be deemed to apply only to those shares held by the Depositary in which such person appears to be interested and not (so far as that person’s apparent interest is concerned) to any other shares held by the Depositary in which such person does not have an interest and references to default shares shall be construed accordingly;

(b)

where the shareholder on whom a section 793 notice has been served is a Depositary, the obligations of the Depositary (acting solely in the Depositary’s capacity as such) shall be limited to disclosing to the Company such information relating to any person appearing to be interested in the shares held by it as has been recorded by the Depositary and the provision of such information shall be at the Company’s cost.

77.	Power of sale of shares of untraced members

77.1	The Company shall be entitled to sell at the best price reasonably obtainable any share of a member, or any share to which a person is entitled by transmission, if and provided that:

(a)

during the period of 12 years before the date of sending of the notice referred to in Article 77.1(b) no cheque, order or warrant in respect of such share sent by the Company through the post in a pre-paid envelope addressed to the member or to the person entitled by transmission to the share, at his or her address on the Register or other last known address given by the member or person to which cheques, orders or warrants in respect of such share are to be sent has been cashed and the Company has received no communications in respect of such share from such member or person entitled, provided that during such period of 12 years the Company has paid at least three cash dividends (whether interim or final) and no such dividend has been claimed by the person entitled to it;

(b)

on or after expiry of the said period of 12 years, the Company has given notice of its intention to sell such share by sending a notice to the member or person entitled by transmission to the share at his or her address on the Register or other last known address given by the member or person entitled by transmission to the share and before sending such a notice to the member or other person entitled by transmission, the Company must have used reasonable efforts to trace the member or other person entitled, engaging, if considered appropriate, a professional asset reunification company or other tracing agent and/or giving notice of its intention to sell the share by advertisement in a national newspaper and in a newspaper circulating in the area of the address of the member or person entitled by transmission to the share shown in the Register; and

(c)

during the further period of three months following the date of such notice and prior to the exercise of the power of sale the Company has not received any communication in respect of such share from the member or person entitled by transmission.

77.2

To give effect to any sale of shares under this Article, the Board may authorise some person to transfer the shares in question and may enter the name of the transferee in respect of the transferred shares in the Register even if no share certificate has been lodged for such shares and may issue a new certificate to the transferee. An instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of, or the person entitled by transmission to, the shares. The buyer shall not be bound to see to the application of the purchase monies, nor shall his or her title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale. If during the period of 12 years referred to in Article 77.1, or during any period ending on the date when all the requirements of Articles 77.1(a) to 77.1(c) have been satisfied, any additional shares have been issued in respect of those held at the beginning of, or previously so issued during, any such period and all the requirements of Articles 77.1(b) to 77.1(c)have been satisfied in regard to such additional shares, the Company shall also be entitled to sell the additional shares.

78.	Application of proceeds of sale of shares of untraced members

The Company shall account to the member or other person entitled to the share for the net proceeds of a sale under Article 77 by carrying all monies relating to such sale to a separate account. The Company shall be deemed to be a debtor to, and not a trustee for, such member or other person in respect of such monies. Monies carried to such separate account may either be employed in the business of the Company or invested in such investments as the Board may think fit. No interest shall be payable to such member or other person in respect of such monies and the Company does not have to account for any money earned on them.

79.	Number of directors

79.1

Unless otherwise determined by the Company by ordinary resolution, the number of Directors (other than any alternate Directors) shall be at least two and not more than fifteen. As at the Date of Adoption, the number of Directors shall be nine (9) (the “Initial Directors”), including a majority of Independent Directors.

79.2

For a period of three (3) years post-Closing a majority of the Directors shall be Independent Directors. However, if at any time the number of Independent Directors falls below a majority of the Board, that will not invalidate any resolution or other act of the Board pending the appointment of additional Independent Director(s).

79.3

Following the Closing, the Initial Directors shall be divided into three classes of Directors, designated as “Class I”, “Class II” and “Class III”, respectively (each a “Class”). The Board is authorized to assign members of the Board already in office to such classes at the time the classification becomes effective. The Board is also authorized to assign any persons who take office as Directors after the date hereof to any such Class; provided, however, that the Classes are as close to equal size as possible.

79.4

In the event of any increase in the number of Directors, the additional directorships resulting from such increase shall be apportioned by the Board among the Classes of Directors so as to maintain such Classes as nearly equal as possible. No decrease in the number of Directors shall shorten the term of any incumbent Director.

79.5	Notwithstanding the foregoing provisions, each Director shall serve until their successor is duly elected and qualified or until their earlier death, resignation or removal.

80.	Power of company to appoint directors

Subject to these Articles and the Companies Acts, the Company may by ordinary resolution appoint a person who is willing to act to be a Director, either to fill a vacancy or as an addition to the existing Board but the total number of Directors shall not exceed any maximum number fixed in accordance with these Articles.

81.	Power of board to appoint directors

Subject to these Articles, the Board shall have power at any time to appoint any person who is willing to act as a Director, either to fill a vacancy or as an addition to the existing Board but the total number of Directors shall not exceed any maximum number fixed in accordance with these Articles.

82.	Eligibility of new directors

82.1	No person, other than a retiring Director, shall be appointed or re-appointed a Director at any general meeting unless:

(a)	he or she is recommended by the Board; or

(b)

at least seven but not more than 42 clear days before the date appointed for the meeting the Company has received notice from a member (other than the person proposed) entitled to vote at the meeting of intention to propose a resolution for the appointment or re-appointment of that person, stating the particulars which would, if he or she were so appointed or re-appointed, be required to be included in the Company’s register of directors and a notice executed by that person of his or her willingness to be appointed or re-appointed, is lodged at the Office.

82.2	For a period of three (3) years post-Closing no person, including a retiring Director, shall be appointed or re-appointed a Director by the Board or at any general meeting unless:

(a)	he or she would, upon appointment, be an Independent Director; or

(b)	immediately following that person’s appointment as a Director, the Board would include a majority of Independent Directors.

82.3

In the event that an Independent Director is removed or required to resign pursuant to Article 84 or 85.1(c) (the “Removed Independent”), for a period of three (3) years post-Closing no person shall be appointed or re-appointed as a replacement for the Removed Independent Director by the Board unless the Board approves such appointment of an Independent Director by simple majority including the affirmative vote of at least two (2) Independent Directors (or if there are fewer than two Independent Directors then in office, all of the Independent Directors, if any).

82.4	A Director need not be a member of the Company.

83.	Retirement of directors

83.1

At the first Annual General Meeting of the Company following Closing, each Director in Class I shall retire from office but shall be eligible for re-appointment by ordinary resolution of the Company at such Annual General Meeting and, in each case, where such Director is so re-appointed, they shall be entitled to serve until the third Annual General Meeting of the Company falling after the first Annual General Meeting, at which stage the Director shall retire from office but shall be eligible for further re-appointment.

83.2

At the second Annual General Meeting of the Company following Closing, each Director in Class II shall retire from office but shall be eligible for re-appointment by ordinary resolution of the Company at such Annual General Meeting and, in each case, where such Director is so re-appointed, they shall be entitled to serve until the third Annual General Meeting of the Company falling after the second Annual General Meeting, at which stage the Director shall retire from office but shall be eligible for further re-appointment.

83.3

At the third Annual General Meeting of the Company following Closing, each Director in Class III shall retire from office but shall be eligible for re-appointment by ordinary resolution of the Company at such Annual General Meeting and, in each case, where such Director is so re-appointed, they shall be entitled to serve until the third Annual General Meeting of the Company falling after the third Annual General Meeting, at which stage the Director shall retire from office but shall be eligible for further re-appointment.

83.4

At each succeeding Annual General Meeting of the Company following the third Annual General Meeting of the Company following Closing, Directors shall be elected to serve for a term of three years to succeed the Directors of the class whose terms expire at such Annual General Meeting.

83.5

Subject to the provisions of these Articles, a Director shall remain a member of the class of directors to which he or she was assigned in accordance with Article 70.5. The initial terms of each class of directors shall expire as set forth in this Article 83, subject to such director’s earlier death, resignation, disqualification or removal.

83.6

Where a Director retires at an Annual General Meeting in accordance with Article 83.1, 83.2, 83.3 or otherwise, the Company may at the meeting by ordinary resolution fill the office being vacated by electing the retiring Director. In the absence of such a resolution, the retiring Director shall nevertheless be deemed to have been re-elected except in any of the following cases:

(a)	where at such meeting a resolution of the Company for the re-election of such Director is put to the meeting and lost;

(b)	where such Director is ineligible for re-election or has given notice in writing to the Company that he/she is unwilling to be re-elected; or

(c)

where a resolution of the Company to elect such Director is void by reason of contravention of section 160 of the Act (whereby at a General Meeting a motion for the appointment of two or more persons as Directors by a single resolution must not be made unless a resolution that it should be made has first been agreed to by the meeting without any vote being given against it).

83.7

The retirement shall not have effect until the conclusion of the meeting except where a resolution of the Company is passed to elect some other person in the place of the retiring Director or a resolution for the retiring Director’s re-election is put to the meeting and lost. Accordingly a retiring Director who is re-elected or deemed to have been re-elected will continue in office without a break.

83.8	Without limiting the generality of these Articles, a person ceases to be a Director if that person:

(a)	ceases to be a director under the Companies Act or applicable winding up laws or regulations, or is prohibited from being a director by applicable laws or regulations;

(b)	becomes bankrupt or makes any arrangement or composition with the person’s creditors generally;

(c)	becomes a mentally incapacitated person;

(d)	resigns the office of director by notice in writing of the resignation in accordance with the Companies Act; or

(e)	for more than 6 months has been absent without the directors’ permission from directors’ meetings held during that period.

84.	Removal of directors

84.1

Subject to Article 84.2, in addition to any power of removal conferred by the Companies Acts, the Company may by special resolution, or by ordinary resolution of which special notice has been given in accordance with section 312 of the Act, remove a director before the expiry of his or her period of office (without prejudice to a claim for damages for breach of contract or otherwise) and may (subject to these Articles) by ordinary resolution appoint another person who is willing to act to be a director in his or her place.

84.2

In the first three (3) years following Closing, save as required by the Companies Acts the Board may only convene a general meeting which proposes a resolution (pursuant to Article 84.1 or otherwise) to remove an Independent Director if the Board approves such resolution by simple majority including the affirmative vote of at least two (2) other Independent Directors (or if there are fewer than two Independent Directors then in office excluding the Independent Director proposed to be removed, all of the Independent Directors (other than the Independent Director proposed to be removed), if any).

85.	Vacation of office by director

85.1	Without prejudice to the provisions for retirement contained in these Articles, the office of a Director shall be vacated if:

(a)

the director resigns by notice in writing delivered to the Secretary at the Office or at an address specified by the Company for the purposes of communication by electronic means or tendered at a Board meeting;

(b)

the director offers to resign by notice in writing delivered to the Secretary at the Office or at an address specified by the Company for the purposes of communication by electronic means or tendered at a Board meeting and the Board resolves to accept such offer;

(c)

the Director is requested to resign by a majority of the other Directors by notice in writing addressed to him or her at his or her address as shown in the register of Directors (without prejudice to any claim for damages which the Director may have for breach of any contract between him or her and the Company), provided that in the first three (3) years following Closing this power may only be invoked in respect of an Independent Director if the majority of the other Directors which gives notice includes at least two (2) other Independent Directors (or if there are fewer than two Independent Directors then in office, all of the Independent Directors, if any);

(d)	the Director ceases to be a Director by virtue of any provision of the Companies Acts, is removed from office pursuant to these Articles or the Act or becomes prohibited by law from being a Director;

(e)	the Director becomes bankrupt or makes an arrangement or composition with his or her creditors generally;

(f)

a registered medical practitioner who is treating the Director gives a written opinion to the Company stating he or she has become physically or mentally incapable of acting as a director and may remain so for more than three months, or is or has been suffering from mental or physical ill health and the Board resolves that his or her office be vacated; or

(g)

the Director is absent (whether or not any alternate Director appointed by the Director attends), without the permission of the Board, from Board meetings for six consecutive months and a notice is served on the Director personally, or at his or her residential address provided to the Company under section 165 of the Act signed by all the other Directors stating that he or she shall cease to be a Director with immediate effect (and such notice may consist of several copies each signed by one or more Directors).

85.2	If the office of a Director is vacated for any reason, he or she shall cease to be a member of any committee or sub-committee of the Board.

86.	Resolution as to vacancy conclusive

A resolution of the Board declaring a Director to have vacated office under the terms of Article 85 shall be conclusive as to the fact and ground of vacation stated in the resolution.

87.	Appointment of alternate directors

87.1

Each Director may appoint any person (including another Director) to be his or her alternate and may at his or her discretion remove an alternate Director so appointed. Any appointment or removal of an alternate Director must be by written notice delivered to the Office or at an address specified by the Company for the purposes of communication by electronic means or tendered at a Board meeting or in any other manner approved by the Board. The appointment requires the approval of the Board unless it has been previously approved or the appointee is another Director.

87.2	An alternate Director must provide the particulars, and sign any form for public filing required by the Companies Acts relating to his or her appointment.

88.	Alternate directors’ participation in board meetings

88.1

Every alternate Director is (subject to his or her giving to the Company an address at which notices may be served on him or her (and, if applicable, an address in relation to which electronic communications may be received)) entitled to receive notice of all meetings of the Board and all committees of the Board of which his or her appointor is a member and, in the appointor’s absence, to attend and vote at such meetings and to exercise all the powers, rights, duties and authorities of the appointor. Each person acting as an alternate Director shall have a separate vote at Board meetings for each Director for whom that person acts as alternate Director in addition to his or her own vote if also a Director, but shall count as only one for the purpose of determining whether a quorum is present.

88.2

Signature by an alternate Director of any resolution in writing of the Board or a committee of the Board will, unless the notice of appointment provides otherwise, be as effective as signature by his or her appointor.

89.	Alternate director responsible for own acts

Each person acting as an alternate Director will be an officer of the Company, will alone be responsible to the Company for his or her own acts and defaults and will not be deemed to be the agent of the Director appointing them.

90.	Interests of alternate director

An alternate Director is entitled to contract and be interested in and benefit from contracts or arrangements with the Company, to be repaid expenses and to be indemnified to the same extent as if he or she were a Director. However, no alternate Director is entitled to receive from the Company any fees for his or her services as alternate, except such part (if any) of the fee payable to the alternate’s appointor as such appointor may by written notice to the Company direct.

91.	Revocation of alternate director

An alternate Director will cease to be an alternate Director:

(a)	if the alternate’s appointor revokes his or her appointment; or

(b)	if the alternate resigns his or her office by notice in writing to the Company; or

(c)

if the alternate’s appointor ceases for any reason to be a Director, provided that if any Director retires but is re-appointed or deemed to be re-appointed at the same meeting, any valid appointment of an alternate Director which was in force immediately before his or her retirement shall remain in force; or

(d)	if any event happens in relation to the alternate which, if the alternate were a Director otherwise appointed, would cause him or her to vacate office.

92.	Directors’ fees

Each of the Directors may be paid a fee at such rate as may from time to time be decided by ordinary resolution of the Company. Any fees payable under this Article shall be distinct from any salary, remuneration or other amounts payable to a Director under any other provisions of these Articles and shall accrue from day to day.

93.	Expenses

Each Director may be paid reasonable travelling, hotel and other expenses properly incurred by him or her in or about the performance of their duties as Director, including any expenses incurred in attending meetings of the Board or any committee of the Board or general meetings or separate meetings of the holders of any class of shares or debentures of the Company. Subject to the Act, the Directors shall have the power to make arrangements to provide a Director with funds to meet expenditure incurred or to be incurred by him or her for the purposes of the Company or for the purpose of enabling him or her to perform his or her duties as an officer of the Company or to enable him or her to avoid incurring any such expenditure.

94.	Additional remuneration

If by arrangement with the Board any Director shall perform or render any special duties or services outside his or her ordinary duties as a Director and not in his or her capacity as a holder of employment or executive office, he or she may be paid such reasonable additional remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine.

95.	Remuneration of executive directors

The salary or remuneration of any Director appointed to hold any employment or executive office in accordance with these Articles may be either a fixed sum of money, or may altogether or in part be governed by business done or profits made or otherwise determined by the Board, and may be in addition to or instead of any fee payable to him or her for serving as Director under these Articles.

96.	Pensions and other benefits

96.1

The Board may exercise all the powers of the Company to provide pensions or other retirement or superannuation benefits and to provide death or disability benefits or other allowances or gratuities (whether by insurance or otherwise) for any person who is or has at any time been a Director or employee of:

(a)	the Company;

(b)	any company which is or was a holding company or a subsidiary undertaking of the Company;

(c)	any company which is or was allied to or associated with the Company or a subsidiary undertaking or holding company of the Company; or

(d)

a predecessor in business of the Company or of any holding company or subsidiary undertaking of the Company. and, in each case, for any member of his or her family (including a spouse or former spouse) and any person who is or was dependent on him or her.

96.2

The Board may establish, maintain, subscribe and contribute to any scheme, institution, association, club, trust or fund and pay premiums and, subject to the Companies Acts, lend money or make payments to, guarantee or give an indemnity in respect of, or give any financial or other assistance in connection with any of the matters set out in Article

92.1 above. The Board may procure any of such matters to be done by the Company either alone or in conjunction with any other person. Any Director or former Director shall be entitled to receive and retain for his or her own benefit any pension or other benefit provided under this Article and shall not have to account for it to the Company. The receipt of any such benefit will not disqualify any person from being or becoming a Director of the Company.

97.	Powers of the board

97.1

Subject to the Companies Acts, these Articles and to any directions given by special resolution of the Company, the business of the Company will be managed by the Board, which may exercise all the powers of the Company, whether relating to the management of the business or not.

97.2

No alteration of these Articles and no such direction given by the Company shall invalidate any prior act of the Board which would have been valid if such alteration had not been made or such direction had not been given. Provisions contained elsewhere in these Articles as to any specific power of the Board shall not be deemed to limit the general powers given by this Article.

98.	Powers of directors if less than minimum number

If the number of Directors is less than the minimum prescribed in Article 79 or decided by the Company by ordinary resolution, the remaining Director or Directors may act only for the purposes of appointing an additional Director or Directors to make up that minimum or convening a general meeting of the Company for the purpose of making such appointment. If no Director or Directors is or are able or willing to act, two members may convene a general meeting for the purpose of appointing Directors. An additional Director appointed in this way holds office (subject to these Articles) only until the dissolution of the next annual general meeting after his or her appointment unless reappointed during the annual general meeting.

99.	Powers of executive directors

The Board or any committee authorised by the Board may:

(a)

delegate or entrust to and confer on any Director holding executive office (including a Chief Executive or Managing Director) such of its powers, authorities and discretions (with power to sub-delegate) for such time, on such terms and subject to such conditions as it thinks fit; and

(b)	revoke, withdraw, alter or vary all or any of such powers.

100.	Delegation to committees

100.1

The Board may delegate any of its powers, authorities and discretions (with power to sub-delegate) for such time on such terms and subject to such conditions as it thinks fit to any committee consisting of one or more Directors and (if thought fit) one or more other persons provided that:

(a)	a majority of the members of a committee shall be Directors; and

(b)	no resolution of a committee shall be effective unless a majority of those present when it is passed are Directors or alternate Directors.

100.2

The Board may confer such powers either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the Board in that respect and may revoke, withdraw, alter or vary any such powers and discharge any such committee in whole or in part. Insofar as any power, authority or discretion is so delegated, any reference in these Articles to the exercise by the Board of such power, authority or discretion shall be construed as if it were a reference to the exercise of such power, authority or discretion by such committee.

101.	Local management

101.1

The Board may establish any local or divisional boards or agencies for managing any of the affairs of the Company in any specified locality, either in the United Kingdom or elsewhere, and appoint any persons to be members of such local or divisional board, or any managers or agents, and may fix their remuneration.

101.2

The Board may delegate to any local or divisional board, manager or agent so appointed any of its powers, authorities and discretions (with power to sub-delegate) and may authorise the members of any such local or divisional board, or any of them, to fill any vacancies and to act notwithstanding vacancies. Any such appointment or delegation under this Article may be made, on such terms conditions as the Board may think fit. The Board may confer such powers either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the Board in that respect and may revoke, withdraw, alter or vary all or any of such powers.

101.3

Subject to any terms and conditions expressly imposed by the Board, the proceedings of any local or divisional board or agency with two or more members shall be governed by such of these Articles as regulate the proceedings of the Board, so far as they are capable of applying.

102.	Power of attorney

The Board may, by power of attorney or otherwise, appoint any person or persons to be the agent or attorney of the Company and may delegate to any such person or persons any of its powers, authorities and discretions (with power to sub-delegate), in each case for such purposes and for such time, on such terms (including as to remuneration) and conditions as it thinks fit. The Board may confer such powers either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the Board in that respect and may revoke, withdraw, alter or vary any of such powers.

103.	Exercise of voting power

The Board may exercise or cause to be exercised the voting power conferred by the shares in any other company held or owned by the Company, or any power of appointment to be exercised by the Company, in such manner as it thinks fit (including the exercise of the voting power or power of appointment in favour of the appointment of any Director as a director or other officer or employee of such company or in favour of the payment of remuneration to the directors, officers or employees of such company).

104.	Provision for employees on cessation of business

The Board may, by resolution, sanction the exercise of the power to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiary undertakings, in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or that subsidiary undertaking, but any such resolution shall not be sufficient for payments to or for the benefit of directors, former directors or shadow directors.

105.	Overseas registers

Subject to the Companies Acts, the Company may keep an overseas, local or other register and the Board may make and vary such regulations as it thinks fit respecting the keeping of any such register.

106.	Borrowing powers

106.1	Subject to these Articles and the Companies Acts, the Board may exercise all the powers of the Company to:

(a)	borrow money;

(b)	indemnify and guarantee;

(c)	mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company;

(d)	create and issue debentures and other securities; and

(e)	give security either outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

107.	Board meetings

107.1	The Board can decide when and where to have meetings and how they will be conducted. They may also adjourn meetings.

107.2	A Board meeting can be called by any Director. The Secretary must call a Board meeting if asked to do so by a Director.

108.	Notice of board meetings

108.1

Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to the Director personally or by word of mouth or given in writing or by electronic means to the Director at his or her last known address or any other address given by him or her to the Company for that purpose.

108.2

A Director may waive the requirement that notice be given to him or her of any Board meeting, either prospectively or retrospectively and any retrospective waiver shall not affect the validity of the meeting or of any business conducted at the meeting.

109.	Quorum

109.1

The quorum necessary for the transaction of business may be determined by the Board and until otherwise determined shall be three persons, each being a Director. A duly convened meeting of the Board at which a quorum is present shall be competent to exercise all or any of the authorities, powers, and discretions for the time being vested in or exercisable by the Board.

109.2

If a Director ceases to be a director at a Board meeting, he or she can continue to be present and to act as a director and be counted in the quorum until the end of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

109.3

If, within thirty (30) minutes from the time appointed for the meeting of the Directors a quorum be not present, the meeting, if convened upon requisition in accordance with the Companies Act, shall be dissolved; but in any other case it shall stand adjourned to the same day in the next week at the same time and place, or to such other day, time and place as the majority of the Directors may agree. If at such adjourned meeting of the Directors a quorum be not present within thirty (30) minutes from the time appointed for the adjourned meeting, any three Directors present at such adjourned meeting shall be a quorum and may transact the business for which the meeting is called.

110.	Chair

110.1

The Board may appoint one or more of its body as chair or joint chair and one or more of its body as deputy chair of its meetings and may determine the period for which he or she is or they are to hold office and may at any time remove him, her or them from office.

110.2

If no such chair or deputy chair is elected, or if at any meeting neither a chair nor a deputy chair is present within ten minutes of the time appointed for holding the same, the Directors present shall choose one of their number to be chair of such meeting. In the event two or more joint chairs or, in the absence of a chair, two or more deputy chairs being present, the joint chair or deputy chair to act as chair of the meeting shall be decided by those Directors present.

111.	Voting

Questions arising at any Board meeting shall be determined by a majority of votes. In the case of an equality of votes the chair of that meeting shall have a second or casting vote (unless he or she is not entitled to vote on the resolution in question).

112.	Participation by telephone or other form of communication

112.1

Any Director or his or her alternate may validly participate in a meeting of the Board or a committee of the Board through the medium of conference telephone or any other form of communications equipment (whether in use when these Articles are adopted or developed subsequently), provided that all persons participating in the meeting are able to hear and speak to each other throughout such meeting.

112.2

A person so participating by telephone or other communication shall be deemed to be present in person at the meeting and shall be counted in a quorum and entitled to vote. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no group which is larger than any other group, where the chair of the meeting then is.

112.3

A resolution passed at any meeting held in the above manner, and signed by the chair of the meeting, shall be as valid and effectual as if it had been passed at a meeting of the Board (or committee, as the case may be) duly convened and held.

113.	Resolution in writing

113.1

A resolution in writing signed or confirmed electronically by all the Directors for the time being entitled to receive notice of a Board meeting and to vote on the resolution and not being less than a quorum (or by all the members of a committee of the Board for the time being entitled to receive notice of such committee meeting and to vote on the resolution and not being less than a quorum of that committee), shall be as valid and effective for all purposes as a resolution duly passed at a meeting of the Board (or committee, as the case may be).

113.2	Such a resolution may consist of several documents or electronic communications in the same form each signed or authenticated by one or more of the Directors or members of the relevant committee.

114.	Proceedings of committees

All committees of the Board shall, in the exercise of the powers delegated to them and in the transaction of business, conform with any mode of proceedings and regulations which the Board may prescribe and subject to this shall be governed by such of these Articles as regulate the proceedings of the Board as are capable of applying.

115.	Minutes of proceedings

115.1	The Board shall keep minutes of all shareholder meetings, all Board meetings and meetings of committees of the Board. The minutes must include the names of the Directors present.

115.2

Any such minutes, if purporting to be signed by the chair of the meeting at which the proceedings were held or by the chair of the next meeting or the Secretary, shall be evidence of the matters stated in such minutes without any further proof.

116.	Validity of proceedings

All acts done by a meeting of the Board, or of a committee of the Board, or by any person acting as a Director, alternate Director or member of a committee shall be valid even if it is discovered afterwards that there was some defect in the appointment of any person or persons acting, or that they or any of them were or was disqualified from holding office or not entitled to vote, or had in any way vacated office.

117.	Transactions or other arrangements with the company

117.1

Subject to the Companies Acts and provided he or she has declared the nature and extent of his or her interest in accordance with the requirements of the Companies Acts, a Director who is in any way, whether directly or indirectly, interested in an existing or proposed transaction or arrangement with the Company may:

(a)	be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise (directly or indirectly) interested;

(b)

act by himself or herself or through his or her firm in a professional capacity for the Company (otherwise than as auditor) and he or her, or his or her firm, shall be entitled to remuneration for professional services as if he or she were not a Director;

(c)

be or become a director or other officer of, or employed by, or a party to a transaction or arrangement with, or otherwise interested in, any body corporate in which the Company is otherwise (directly or indirectly) interested; and

(d)

hold any office or place of profit with the Company (except as auditor) in conjunction with his or her office of Director for such period and upon such terms, including as to remuneration as the Board may decide.

117.2

A Director shall not, save as he or she may otherwise agree, be accountable to the Company for any benefit which he or she derives from any such contract, transaction or arrangement or from any such office or employment or from any interest in any such body corporate and no such contract, transaction or arrangement shall be liable to be avoided on the grounds of any such interest or benefit nor shall the receipt of any such remuneration or other benefit constitute a breach of duty under section 176 of the Act.

118.	Authorisation of Directors’ conflicts of interest

118.1

The Board may, in accordance with the requirements set out in this Article, authorise any matter or situation proposed to them by any Director which would, if not authorised, involve a Director (an Interested Director) breaching his or her duty under the Act to avoid conflicts of interest.

118.2

A Director seeking authorisation in respect of a conflict of interest shall declare to the Board the nature and extent of his or her interest in a conflict of interest as soon as is reasonably practicable. The Director shall provide the Board with such details of the matter as are necessary for the Board to decide how to address the conflict of interest together with such additional information as may be requested by the Board.

118.3	Any authorisation under this Article will be effective only if:

(a)

to the extent permitted by the Act, the matter in question shall have been proposed by any Director for consideration in the same way that any other matter may be proposed to the Directors under the provisions of these Articles;

(b)	any requirement as to the quorum for consideration of the relevant matter is met without counting the Interested Director and any other interested Director; and

(c)	the matter is agreed to without the Interested Director voting or would be agreed to if the Interested Director’s and any other interested Director’s vote is not counted.

118.4

Any authorisation of a conflict of interest under this Article must be recorded in writing (but the authority shall be effective whether or not the terms are so recorded) and may (whether at the time of giving the authorisation or subsequently):

(a)	extend to any actual or potential conflict of interest which may reasonably be expected to arise out of the matter or situation so authorised;

(b)

provide that the Interested Director be excluded from the receipt of documents and information and the participation in discussions (whether at meetings of the Directors or otherwise) related to the conflict of interest;

(c)	impose upon the Interested Director such other terms for the purposes of dealing with the conflict of interest as the Directors think fit;

(d)

provide that, where the Interested Director obtains, or has obtained (through his or her involvement in the conflict of interest and otherwise than through the interested Director’s position as a Director) information that is confidential to a third party, he or she will not be obliged to disclose that information to the Company, or to use it in relation to the Company’s affairs where to do so would amount to a breach of that confidence; and

(e)

permit the Interested Director to absent himself or herself from the discussion of matters relating to the conflict of interest at any meeting of the Directors and be excused from reviewing papers prepared by, or for, the Directors to the extent they relate to such matters.

118.5

Where the Directors authorise a conflict of interest, the Interested Director will be obliged to conduct himself or herself in accordance with any terms and conditions imposed by the Directors in relation to the conflict of interest.

118.6

The Directors may revoke or vary such authorisation at any time, but this will not affect anything done by the Interested Director, prior to such revocation or variation, in accordance with the terms of such authorisation.

118.7

A Director is not required, by reason of being a Director (or because of the fiduciary relationship established by reason of being a director), to account to the Company for any remuneration, profit or other benefit which he or she derives from or in connection with a relationship involving a conflict of interest which has been authorised by the directors or by the Company in general meeting (subject in each case to any terms, limits or conditions attaching to that authorisation) and no contract shall be liable to be avoided on such grounds.

119.	Directors’ permitted interests

119.1

A Director cannot vote or be counted in the quorum on any resolution relating to any transaction or arrangement with the Company in which the Director has an interest and which may reasonably be regarded as likely to give rise to a conflict of interest but can vote (and be counted in the quorum) on the following:

(a)

any security, guarantee or indemnity for any money or any liability which the Director, or any other person, has lent or obligations the Director or any other person has undertaken at the request, or for the benefit, of the Company or any of its subsidiary undertakings;

(b)

any security, guarantee or indemnity to any other person for a debt or obligation which is owed by the Company or any of its subsidiary undertakings, to that other person if the Director has taken responsibility for some or all of that debt or obligation. The Director can take this responsibility by giving a guarantee, indemnity or security;

(c)	a proposal or contract relating to an offer of any shares or debentures or other securities for subscription or purchase by the Company or any of its subsidiary undertakings, if the Director takes part because he or she is a holder of shares, debentures or other securities, or if he or she takes part in the underwriting or sub-underwriting of the offer;

(d)

any arrangement for the benefit of employees of the Company or any of its subsidiary undertakings which only gives him or her benefits which are also generally given to employees to whom the arrangement relates;

(e)

any arrangement involving any other company if the Director (together with any person connected with the Director) has an interest of any kind in that company (including an interest by holding any position in that company or by being a shareholder of that company). This does not apply if he or she knows that he has a Relevant Interest.

(f)	a contract relating to insurance which the Company can buy or renew for the benefit of the Directors or a group of people which includes Directors; and

(g)

a contract relating to a pension, superannuation or similar scheme or a retirement, death, disability benefits scheme or employees’ share scheme which gives the Director benefits which are also generally given to the employees to whom the scheme relates.

119.2

A Director cannot vote or be counted in the quorum on a resolution relating to the Director’s own appointment or the settlement or variation of the terms of his or her appointment to an office or place of profit with the Company or any other company in which the Company has an interest.

119.3

Where the Directors are considering proposals about the appointment, or the settlement or variation of the terms or the termination of the appointment of two or more Directors to other offices or places of profit with the Company or any company in which the Company has an interest, a separate resolution may be put in relation to each Director and in that case each of the Directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution unless it concerns his or her own appointment or the settlement or variation of the terms or the termination of his or her own appointment or the appointment of another director to an office or place of profit with a company in which the Company has an interest and the Director seeking to vote or be counted in the quorum has a Relevant Interest in it.

119.4

A company shall be deemed to be one in which the Director has a Relevant Interest if and so long as (but only if and so long as) the Director is to his or her knowledge (either directly or indirectly) the holder of or beneficially interested in 1% or more of any class of the equity share capital of that company (calculated exclusive of any shares of that class in that company held as treasury shares) or of the voting rights available to members of that company. In relation to an alternate Director, an interest of his or her appointor shall be treated as an interest of the alternate Director without prejudice to any interest which the alternate Director has otherwise. Where a company in which a Director has a Relevant Interest is interested in a contract, the Director also shall be deemed interested in that contract.

119.5

If a question arises at a Board meeting about whether a Director (other than the chair of the meeting) has an interest which is likely to give rise to a conflict of interest, or whether he or she can vote or be counted in the quorum, and the Director does not agree to abstain from voting on the issue or not to be counted in the quorum, the question must be referred to the chair of the meeting. The chair’s ruling about the relevant Director is final and conclusive, unless the nature and extent of the Director’s interests have not been fairly disclosed to the Directors. If the question arises about the chair of the meeting, the question must be directed to the Directors. The chair cannot vote on the question but can be counted in the quorum. The Directors’ resolution about the chair is final and conclusive unless the nature and extent of the chair’s interests have not been fairly disclosed to the Directors.

120.	General

For the purposes of Articles 117 to 119 inclusive (which shall apply equally to alternate Directors):

120.1	An interest of a person who is connected (which word shall have the meaning given to it by section 252 of the Act) with a Director shall be treated as an interest of the Director.

120.2	A contract includes references to any proposed contract and to any transaction or arrangement or proposed transaction or arrangement whether or not constituting a contract.

120.3	A conflict of interest includes a conflict of interest and duty and a conflict of duties.

120.4

Subject to the Companies Acts, the Company may by ordinary resolution suspend or relax the provisions of Articles 117 to 119 to any extent or ratify any contract not properly authorised by reason of a contravention of any of the provisions of Articles 117 to 119.

121.	Power to authenticate documents

Any Director, the Secretary or any person appointed by the Board for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolution passed by the Company or the Board or any committee, and any books, records, documents and accounts relating to the business of the Company, and to certify copies or extracts as true copies or extracts. Where any books, records, documents or accounts are not at the Office, the local manager or other officer of the Company who has their custody shall be deemed to be a person appointed by the Board for this purpose. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or the Board or any committee which is so certified shall be conclusive evidence in favour of all persons dealing with the Company that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting.

122.	Use of seals

122.1	The Board shall provide for the safe custody of the Seal. A Seal shall not be used without the authority of the Board or of a committee of the Board so authorised.

122.2

Subject as otherwise provided in these Articles, every document which is sealed using the Seal must be signed by at least one authorised person in the presence of a witness who attests the signature. An authorised person for this purpose is any Director, the Secretary or any other person authorised by the Directors for the purpose of signing documents to which the Seal is applied.

122.3

The Seal shall be used only for sealing securities issued by the Company and documents creating or evidencing securities so issued. Any such securities or documents sealed with the Seal shall not require to be signed unless the Board decides otherwise or the law otherwise requires.

122.4

The Board may decide who will sign an instrument to which a Seal is affixed (or in the case of a share certificate, on which the Seal may be printed) either generally or in relation to a particular instrument or type of instrument and may also determine either generally or in a particular case that a signature may be dispensed with or affixed by mechanical means.

123.	Declaration of dividends

Subject to the Act and these Articles, the Company may by ordinary resolution declare dividends to be paid to members according to their respective rights and interests in the profits of the Company. However, no dividend shall exceed the amount recommended by the Board.

124.	Interim dividends

Subject to the Act, the Board may declare and pay such interim dividends (including any dividend at a fixed rate) as appears to the Board to be justified by the profits of the Company available for distribution. If the Board acts in good faith, it shall not incur any liability to the holders of shares for any loss that they may suffer by the lawful payment of any interim dividend on any other class of shares ranking with or after those shares.

125.	Calculation and currency of dividends

Except as provided otherwise by the rights attached to shares, all dividends:

(a)	shall be declared and paid accordingly to the amounts paid up (otherwise than in advance of calls) on the shares on which the dividend is paid;

(b)

shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid, but if any share is issued on terms that it shall rank for dividend as from a particular date, it shall rank for dividend accordingly; and

(c)	may be declared or paid in any currency. The Board may decide the rate of exchange for any currency conversions that may be required and how any costs involved are to be met.

126.	Amounts due on shares can be deducted from dividends

The Board may deduct from any dividend or other money payable to any person on or in respect of a share all such sums as may be due from him or her to the Company on account of calls or otherwise in relation to the shares of the Company. Sums so deducted can be used to pay amounts owing to the Company in respect of the shares.

127.	Dividends not in cash

The Board may, by ordinary resolution of the Company direct, or in the case of an interim dividend may without the authority of an ordinary resolution direct, that payment of any dividend declared may be satisfied wholly or partly by the distribution of assets, and in particular of paid up shares or debentures of any other company, or in any one or more of such ways. Where any difficulty arises regarding such distribution, the Board may settle it as it thinks fit. In particular, the Board may:

(a)	issue fractional certificates (or ignore fractions);

(b)

fix the value for distribution of such assets or any part of them and determine that cash payments may be made to any members on the footing of the values so fixed, in order to adjust the rights of members; and

(c)	vest any such assets in trustees on trust for the person entitled to the dividend.

128.	No interest on dividends

Unless otherwise provided by the rights attached to the share, no dividend or other monies payable by the Company or in respect of a share shall bear interest as against the Company.

129.	Method of payment

129.1

The Company may pay any dividend, interest or other sum payable in respect of a share in cash or by direct debit, bank transfer, cheque, dividend warrant, or money order or by any other method, including by electronic means, as the Board may consider appropriate.

129.2

The Company may send such payment by post or other delivery service (or by such means offered by the Company as the member or person entitled to it may agree in writing) to the registered address of the member or person entitled to it (or, if two or more persons are holders of the share or are jointly entitled to it because of the death or bankruptcy of the member or otherwise by operation of law, to the registered address of such of those persons as is first named in the Register) or to such person and such address as such member or person may direct in writing.

129.3

Every cheque, warrant, order or other form of payment is sent at the risk of the person entitled to the money represented by it, shall be made payable to the person or persons entitled, or to such other person as the person or persons entitled may direct in writing. Payment of the cheque, warrant, order or other form of payment (including transmission of funds through a bank transfer or other funds transfer system or by such other electronic means as permitted by these Articles or in accordance with the facilities and requirements of the relevant system concerned) shall be good discharge to the Company. If any such cheque, warrant, order or other form of payment has or shall be alleged to have been lost, stolen or destroyed the Company shall not be responsible.

129.4	Any joint holder or other person jointly entitled to a share may give an effective receipt for any dividend, bonus, return of capital or other monies payable in respect of such share.

129.5

If a holder (or joint holder) does not specify an address, or does not specify an account or such other details and in each case that information is necessary in order to make a payment of a dividend, interest or other sum by the means by which in accordance with this Article the Board have decided that a payment is to be made or by which the holder (or joint holder) has validly elected to receive payment or the payment cannot be made by the Company using the details provided by the holder (or joint holders), the dividend, interest or other sum shall be treated as unclaimed for the purposes of these Articles.

129.6

The Board may, at its discretion, make provisions to enable any member as the Board shall determine to receive duly declared dividends in a currency or currencies other than sterling. For the purposes of the calculation of the amount receivable in respect of any dividend, the rate of exchange to be used to determine the foreign currency equivalent of any sum payable as a dividend shall be such rate or rates and the payment shall be on such terms and conditions as the Board may in its absolute discretion determine.

130.	Uncashed dividends

If cheques, warrants or orders for dividends or other sums payable in respect of a share sent by the Company to the person entitled to them are returned to the Company or left uncashed on two consecutive occasions or, following one occasion, reasonable enquires have failed to establish any new address to be used for the purpose, the Company does not have to send any dividends or other monies payable in respect of that share due to that person until he or she notifies the Company of an address to be used for the purpose.

131.	Unclaimed dividends

All dividends, interest or other sums payable and unclaimed for 12 months after having become payable may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. The Company shall not be a trustee in respect of such unclaimed dividends and will not be liable to pay interest on it. All dividends that remain unclaimed for 12 years after they were first declared or became due for payment shall (if the Board so resolves) be forfeited and shall cease to remain owing by the Company.

132.	Scrip dividends

Subject to the Act, the Board may, by ordinary resolution of the Company and subject to such terms and conditions as the Board may determine, offer to any holders of ordinary shares (excluding any member holding shares as treasury shares) the right to elect to receive ordinary shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the Board) of any dividend specified by the ordinary resolution. The following provisions shall apply:

(a)

the said resolution may specify a particular dividend, or may specify all or any dividends declared within a specified period or periods but such period may not end later than the third anniversary of the date of the meeting at which the ordinary resolution is passed;

(b)

the entitlement of each holder of ordinary shares to new ordinary shares shall be such that the relevant value of the entitlement shall be as nearly as possible equal to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that such holder would have received by way of dividend. For this purpose relevant value shall be calculated by reference to the average of the middle market quotations for the ordinary shares on the Exchange, for the day on which the ordinary shares are first quoted “ex” the relevant dividend and the four subsequent dealing days, or in such other manner as the Board may determine on such basis as it considers to be fair and reasonable. A certificate or report by the Company’s auditors as to the amount of the relevant value in respect of any dividend shall be conclusive evidence of that amount;

(c)

no fractions of a share shall be allotted. The Board may make such provisions as it thinks fit for any fractional entitlements including provisions where, in whole or in part, the benefit accrues to the Company and/or under which fractional entitlements are accrued and/or retained and in each case accumulated on behalf of any member and such accruals or retentions are applied to the allotment by way of bonus to or cash subscription on behalf of any member of fully paid ordinary shares and/or provisions where cash payments may be made to members in respect of their fractional entitlements;

(d)

the Board shall, after determining the basis of allotment, notify the holders of ordinary shares in writing of the right of election offered to them, and specify the procedure to be followed and place at which, and the latest time by which, elections must be lodged in order to be effective. No such notice need to be given to holders of ordinary shares who have previously given election mandates in accordance with this Article and whose mandates have not been revoked. The accidental omission to give notice of any right of election to, or the non-receipt (even if the Company becomes aware of such non-receipt) of any such notice by, any holder of ordinary shares entitled to the same shall neither invalidate any offer of an election nor give rise to any claim, suit or action;

(e)

the Board shall not proceed with any election unless the company has sufficient reserves or funds that may be capitalised, and the Board has authority to allot sufficient shares, to give effect to it after the basis of the allotment is determined;

(f)

the Board may exclude from any offer or make other arrangements in relation to any holders of ordinary shares where the Board considers that the making of the offer to them or in respect of such shares would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them or in respect of such shares;

(g)

the Board may establish or vary a procedure for election mandates in respect of future rights of election and may determine that every duly effected election in respect of any ordinary shares shall be binding on every successor in title to the holder;

(h)

the dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on ordinary shares in respect of which an election has been duly made (elected ordinary shares) and instead additional ordinary shares shall be allotted to the holders of the elected ordinary shares on the basis of allotment determined as stated above. For such purpose the Board may capitalise, out of any amount for the time being standing to the credit of any reserve or fund (including any share premium account or capital redemption reserve) or of any of the profits which could otherwise have been applied in paying dividends in cash as the Board may determine, a sum equal to the aggregate nominal amount of the additional ordinary shares to be allotted on such basis and apply it in paying up in full the appropriate number of unissued ordinary shares for allotment and distribution to the holders of the elected ordinary shares on such basis. The Board may do all acts and things considered necessary or expedient to give effect to any such capitalisation;

(i)

the Board may decide how any costs relating to the new shares available in place of a cash dividend will be met, including to deduct an amount from the entitlement of a holder of ordinary shares under this Article;

(j)

the additional ordinary shares so allotted shall rank pari passu in all respects with each other and with the fully paid ordinary shares in issue on the record date for the dividend in respect of which the right of election has been offered, except that they will not rank for any dividend or other distribution or other entitlement which has been declared, paid or made by reference to such record date; and

(k)

the Board may terminate, suspend, or amend any offer of the right to elect to receive ordinary shares in lieu of any cash dividend at any time and generally may implement any scrip dividend scheme on such terms and conditions as the Board may determine and take such other action as the Board may deem necessary or desirable in respect of any such scheme.

133.	Capitalisation of reserves

The Board may, with the authority of an ordinary resolution of the Company:

(a)

subject as provided in this Article, resolve to capitalise any undivided profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or fund of the Company which is available for distribution or standing to the credit of the share premium account or capital redemption reserve or other undistributable reserve;

(b)

appropriate the sum resolved to be capitalised to the members in proportion to the nominal amounts of the shares (whether or not fully paid) held by them respectively which would entitle them to participate in a distribution of that sum if the shares were fully paid and the sum were then distributable and were distributed by way of dividend and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to that sum, and allot the shares or debentures credited as fully paid to those members or as they may direct, in those proportions, or partly in one way and partly in the other, provided that:

(i)

the share premium account, the capital redemption reserve, any other undistributable reserve and any profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up in full shares to be allotted to members credited as fully paid;

(ii)

the Company will also be entitled to participate in the relevant distribution in relation to any shares of the relevant class held by it as treasury shares and the proportionate entitlement of the relevant class of members to the distribution will be calculated accordingly; and

(iii)

in a case where any sum is applied in paying amounts for the time being unpaid on any shares of the Company or in paying up in full debentures of the Company, the amount of the net assets of the Company at that time in not less than the aggregate of the called up share capital of the Company and its undistributable reserves as shown in the latest audited accounts of the Company or such other accounts as may be relevant and would not be reduced below that aggregate by the payment of it;

(c)

resolve that any shares so allotted to any member in respect of a holding by him or her of any partly paid shares shall, so long as such shares remain partly paid, rank for dividends only to the extent that such partly paid shares rank for dividends;

(d)

make such provision by the issue of fractional certificates (or by ignoring fractions or by accruing the benefit of it to the Company rather than to the members concerned) or by payment in cash or otherwise as it thinks fit in the case of shares or debentures becoming distributable in fractions;

(e)	authorise any person to enter on behalf of such members concerned into an agreement with the Company providing for either:

(i)	the allotment to them respectively, credited as fully paid up, of any shares or debentures to which they may be entitled on such capitalisation; or

(ii)

the payment up by the Company on behalf of such members by the application of their respective proportions of the reserves or profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares, (any agreement made under such authority being effective and binding on all such members); and

(f)	generally do all acts and things required to give effect to such resolution.

134.	Record dates

134.1

Notwithstanding any other provision of these Articles but without prejudice to the rights attached to any shares and subject always to the Act, the Company or the Board may by resolution specify any date (record date) as the date at the close of business (or such other time as the Board may determine) on which persons registered as the holders of shares or other securities shall be entitled to receipt of any dividend, distribution, interest, allotment, issue, notice, information, document or circular. Such record date may be before, on or after the date on which the dividend, distribution, interest, allotment, issue, notice, information, document or circular is declared, made, paid, given, or served.

134.2

In the absence of a record date being fixed, entitlement to any dividend, distribution, interest, allotment, issue, notice, information, document or circular shall be determined by reference to the date on which the dividend is declared, the distribution allotment or issue is made or the notice, information, document or circular made, given or served.

135.	Inspection of records

No member (other than a Director) shall have any right to inspect any accounting record or other document of the Company unless he or she is authorised to do so by law, by order of a court of competent jurisdiction, by the Board or by ordinary resolution of the Company.

136.	Account to be sent to members

136.1

In respect of each financial year, a copy of the Company’s annual accounts, the strategic report, the Directors’ report, the Directors’ remuneration report, the auditor’s report on those accounts and on the auditable part of the Directors’ remuneration report shall be sent or supplied to:

(a)	Every member (whether or not entitled to receive notices of general meetings);

(b)	Every holder of debentures (whether or not entitled to receive notice of general meetings);

(c)

Every other person who is entitle to receive notice of general meetings; not less than 21 clear days before the date of the meeting at which copies of those documents are to be laid in accordance with the Act.

136.2	This Article does not require copies of the documents to which it applies to be sent or supplied to:

(a)	A member or holder of debentures of whose address the Company is unaware; or

(b)	More than one of the joint holders of shares or debentures.

136.3

The Board may determine that persons entitled to receive a copy of the Company’s annual accounts, the strategic report, the Directors’ report, the Directors’ remuneration report, the auditor’s report on those accounts and on the auditable part of the Directors’ remuneration report are those persons entered on the Register at the close of business on a day determined by the Board, provided that the day determined by the Board may not be more than 21 days before the day that the relevant copies are being sent.

136.4

Where permitted by the Act, a strategic report with supplementary material in the form and containing the information prescribed by the Act may be sent or supplied to a person so electing in place of the documents required to be sent or supplied by Article 136.1.

137.	Service of Notices

137.1	The Company can send, deliver or serve any notice or other document, including a share certificate, to or on a member:

(a)	personally;

(b)	by sending it through the postal system addressed to the member at the member’s registered address or by leaving it at that address addressed to the member;

(c)	where appropriate, by sending or supplying it in electronic form to an address notified by the member to the Company for that purpose;

(d)	where appropriate, by making it available on a website and notifying the member of its availability in accordance with this Article; or

(e)	by any other means authorised in writing by the member.

137.2	In the case of joint holders of a share:

(a)

service, sending or supply of any notice, document or other information on or to one of the joint holders shall for all purposes be deemed a sufficient service on, sending or supplying to all the joint holders; and

(b)

anything to be agreed or specified in relation to any notice, document or other information to be served on, sent or supplied to them may be agreed or specified by any one of the joint holders and the agreement or specification of the first named in the Register shall be accepted to the exclusion of that of the other joint holders.

137.3

Where a member (or, in the case of a joint holders, the person first named in the Register) has a registered address outside the United Kingdom but has notified the Company of an address within the United Kingdom at which notices, documents or other information may be given to him or her or has given to the Company an address for the purposes of communications by electronic means at which notices, documents or other information may be served, sent or supplied to him or her, the member shall be entitled to have notices served, sent or supplied to him or her at such address or, where applicable, the Company may make them available on a website and notify the holder of that address. Otherwise no such member shall be entitled to receive any notice, document or other information from the Company.

137.4	If on three consecutive occasions any notice, document or other information has been sent to any member at the member’s registered address or the member’s address for the service of notices (by electronic means or otherwise) but has been returned undelivered, such member shall not be entitled to receive notices, documents or other information from the Company until he or she shall have communicated with the Company and supplied in writing a new registered address or address within the United Kingdom for the service of notices or has informed the Company of an address for the service of notices and the sending or supply of documents and other information in electronic form. For these purposes, any notice, document or other information served, sent or supplied by post shall be treated as returned undelivered if the notice, document or other information is served, sent or supplied back to the Company (or its agents) and a notice, document or other information served, sent or supplied in electronic form shall be treated as returned undelivered if the Company (or its agents) receives notification that the notice, document or other information was not delivered to the address to which it was served, sent or supplied.

137.5	The Company may at any time and in its sole discretion choose to serve, send or supply notices, documents or other information in hard copy form alone to some or all of the members.

138.	Notice on person entitled by transmission

The Company may give notice to the person entitled to a share because of the death or bankruptcy of a member or otherwise by operation of law, by sending or delivering it in any manner authorised by these Articles for the giving of notice to a member, addressed to that person by name, or by the title of representative of the deceased or trustee of the bankrupt or representative by operation of law or by any like description, at the address (if any) within the United Kingdom supplied for the purpose by the person claimed to be so entitled or to which notices may be sent in electronic form. Until such an address has been so supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy or operation of law had not occurred.

139.	Record date for service

Any notice, document or other information may be served, sent or supplied by the Company by reference to the register as it stands at any time not more than 15 days before the date of service, sending or supplying. No change in the register after that time shall invalidate that service, sending or supply. Where any notice, document or other information is served on, sent or supplied to any person in respect of a share in accordance with these Articles, no person deriving any title or interest in that share shall be entitled to any further service, sending or supplying of that notice, document or other information.

140.	Evidence of service

140.1

Any notice, document or other information, addressed to a member at the member’s registered address or address for service in the United Kingdom shall, if served, sent or supplied by first class post, be deemed to have been served or delivered on the day after the day when it was put in the post (or, where second class post is employed, on the second day after the day when it was put in the post). Proof that an envelope containing the notice, document or other information was properly addressed and put into the post as a prepaid letter shall be conclusive evidence that the notice was given.

140.2

Any notice, document or other information not served, sent or supplied by post but delivered or left at a registered address or address for service in the United Kingdom (other than an address for the purposes of communications by electronic means) shall be deemed to have been served or delivered on the day on which it was so delivered or left.

140.3

Any notice, document or other information, if served, sent or supplied by electronic means shall be deemed to have been received on the day on which the electronic communication was sent by or on behalf of the Company notwithstanding that the Company subsequently sends a hard copy of such notice, document or other information by post. Any notice, document or other information made available on a website shall be deemed to have been received on the day on which the notice, document or other information was first made available on the website or, if later, when a notice of availability is received or deemed to have been received pursuant to this Article. Proof that the notice, document or other information was properly addressed shall be conclusive evidence that the notice by electronic means was given.

140.4

Any notice, document or other information served, sent or supplied by the Company by means of a relevant system shall be deemed to have been received when the Company or any sponsoring system-participant acting on its behalf sends the issuer-instruction relating to the notice, document or other information.

140.5

Any notice, document or other information served, sent or supplied by the Company by any other means authorised in writing by the member concerned shall be deemed to have been received when the Company has carried out the action it has been authorised to take for that purpose.

141.	Notice when post not available

If at any time by reason of the suspension, interruption or curtailment of postal services within the United Kingdom the Company is unable effectively to convene a general meeting by notices sent through the post, the Company need only give notice of a general meeting to those members with whom the Company can communicate by electronic means and who have provided the Company with an address for this purpose. The Company shall also advertise the notice in at least one national newspaper published in the United Kingdom and make it available on its website from the date of such advertisement until the conclusion of the meeting or any adjournment of it. In any such case the Company shall send confirmatory copies of the notice by post to those members to whom notice cannot be given by electronic means if, at least seven days prior to the meeting, the posting of notices to addresses throughout the United Kingdom again becomes practicable.

142.	Indemnity and insurance

142.1	In this Article:

(a)	companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate;

(b)

a relevant officer means any Director or other officer or former director or other officer of the Company or an associated company (including any company which is a trustee of an occupational pension scheme (as defined by section 235(6) of the Act), but excluding in each case any person engaged by the Company (or associated company) as auditor (whether or not he or she is also a director or other officer), to the extent he or she acts in his or her capacity as auditor); and

(c)

relevant loss means any loss or liability which has been or may be incurred by a relevant officer in connection with that relevant officer’s duties or powers in relation to the company, any associated company or any pension fund or employees’ share scheme of the company or associated company.

142.2	Subject to Article 142.3, but without prejudice to any indemnity to which a relevant officer is otherwise entitled:

(a)

each relevant officer shall be indemnified out of the Company’s assets against all relevant loss including any liability incurred by the officer in defending any civil or criminal proceedings, in which judgment is given in the officer’s favour or in which the officer is acquitted or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on the officer’s part or in connection with any application in which the court grants the officer, in his or her capacity as a relevant officer, relief from liability for negligence, default, breach of duty or breach of trust in relation to the Company’s (or any associated company’s) affairs; and

(b)

the Company may provide any relevant officer with funds to meet expenditure incurred or to be incurred by him or her in connection with any proceedings or application referred to in Article 142.2(a) and otherwise may take any action to enable any such relevant officer to avoid incurring such expenditure.

142.3	This Article does not authorise any indemnity which would be prohibited or rendered void by any provision of the Companies Acts or by any other provision of law.

142.4	The Directors may decide to purchase and maintain insurance, at the expense of the Company, for the benefit of any relevant officer in respect of any relevant loss.

143.	Forum Selection

143.1	Unless the Company consents in writing to the selection of an alternative forum, the Courts of England and Wales shall, to the fullest extent permitted by law, be the sole and exclusive forum for:

(a)	any derivative action or proceeding brought on behalf of the Company;

(b)

any action, including any action commenced by a member of the Company in its own name or on behalf of the Company, asserting a claim of breach of any fiduciary or other duty owed by any director, officer or other employee of the Company (including but not limited to duties arising under the Act);

(c)	any action arising out of or in connection with these Articles or otherwise in any way relating to the constitution or conduct of the Company; or

(d)	any action asserting a claim against the Company governed by the “Internal Affairs Doctrine” (as such concept is recognised under the laws of the United States of America).

143.2

Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act.

143.3

For the avoidance of doubt, nothing contained in this Article 143 shall apply to any action or suits brought to enforce a duty or liability created by the Securities Act or the Exchange Act, or any claim for which the federal district courts of the United States of America are, as a matter of the laws of the United States, the sole and exclusive forum for determination of such a claim.

144.	Winding up

144.1

If the Company is wound up, the liquidator may, with the authority of a special resolution and any other authority required by law, divide among the members in specie the whole or any part of the assets of the Company. This applies whether the assets shall consist of property of one kind or different kinds. For this purpose, the liquidator may set such value as the liquidator considers fair on any asset or assets and may determine how to divide it between the members or different classes of members. The liquidator may, with the authority of a special resolution and any other authority required by the law, transfer all or any part of the assets to trustees on such trusts for the benefit of members as the liquidator decides. Where the liquidator divides or transfers any assets in pursuance of the powers in this Article, no member shall be required to accept any asset in respect of which there is a liability.

144.2

Article 144.1 is without prejudice to any right or power that the liquidator may have, in the absence of the rights expressly conferred by Article 144.1, to divide or transfer the assets in specie as contemplated in Article 144.1 without a special resolution.

ANNEX A

Conversion Notice

The undersigned hereby irrevocably elects to exercise the right, represented by the articles of association of Polestar Automotive Holding UK Plc (the “Articles”), to convert Class C Shares into Class A Ordinary Shares and herewith tenders payment for such Class A Ordinary Shares to the order of the Company in the amount of $[●] in accordance with the terms hereof. The undersigned requests that a share certificate for such Class A Ordinary Shares be issued in its name at [address] and that such certificate be delivered to [●] whose address is [●]. If said number of Class A Ordinary Shares is less than all of the Class A Ordinary Shares convertible hereunder, the undersigned requests that a new share certificate representing the remaining balance of such Class C Shares in its name be delivered to [●].

In the event that the Company has served notice on the holders of Class C Shares pursuant to Articles 13.26 requiring conversion of all the outstanding Class C Shares into Class A Ordinary Shares, the number of Class A Ordinary Shares that Class C Shares convert into shall be determined in accordance with Article 13.26.

In the event that the Class C Share is a Class C-2 Share that is to be converted on a “cashless” basis pursuant to Article 13.7, the number of Class A Ordinary Shares that the Class C Shares convert into shall be determined in accordance with Article 13.7.

In the event that the Class C Shares is to be converted on a “cashless” basis pursuant to Article 13.9, the number of Class A Ordinary Shares that for the Class C Shares convert into shall be determined in accordance with Article 13.9.

In the event that the Class C Shares may be converted, to the extent allowed by the Articles, through cashless conversion (i) the number of Class A Ordinary Shares that the Class C Shares is convertible into would be determined in accordance with the relevant section of the Articles which allows for such cashless conversion and (ii) the holder hereof shall complete the following: the undersigned hereby irrevocably elects to exercise the right, represented by the Class C Shares, through the cashless conversion provisions of the Articles, to receive Class A Ordinary Shares. If said number of shares is less than all of the Class A Ordinary Shares receivable hereunder (after giving effect to the cashless conversion), the undersigned requests that a new share certificate representing the remaining balance of such Class C Shares be issued in its name and that such share certificate be delivered to [●], whose address is [●].

Date: __________, [2022]

____________________ (Signature)

____________________ (Address)
____________________
____________________

____________________ (Tax Identification Number)

Signature Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE)).

EXHIBIT B

Depositary Agreement

See attached.

Execution Copy

CLASS C-1 DEPOSIT AGREEMENT

by and among

POLESTAR AUTOMOTIVE HOLDING UK PLC

AND

CITIBANK, N.A.,

as Depositary,

AND

THE HOLDERS AND BENEFICIAL OWNERS OF AMERICAN DEPOSITARY

SHARES ISSUED HEREUNDER

Dated as of June 23, 2022

Execution Copy

i

Execution Copy

ii

Execution Copy

iii

Execution Copy

Section 7.8	Compliance with, and No Disclaimer under, U.S. Securities Laws	53
Section 7.9	Titles and References	53

EXHIBITS

	Form of ADR.	A-1
	ADS/ Class C-1 Share Conversion Form	B-1
	Fee Schedule	C-1

iv

CLASS C-1 DEPOSIT AGREEMENT

CLASS C-1 DEPOSIT AGREEMENT, dated as of June 23, 2022, by and among (i) Polestar Automotive Holding UK PLC, a public limited company incorporated under the laws of England and Wales, and its successors (the “Company” and “Polestar”), (ii) CITIBANK, N.A., a national banking association organized under the laws of the United States of America (“Citibank”) acting in its capacity as depositary, and any successor depositary hereunder (Citibank in such capacity, the “Depositary”), and (iii) all Holders and Beneficial Owners of American Depositary Shares issued hereunder (all such capitalized terms as hereinafter defined).

W I T N E S S E T H    T H A T:

WHEREAS, the Company desires to establish with the Depositary an American Depositary Share facility to provide inter alia for the deposit of the Shares (as hereinafter defined) and the issuance of American Depositary Shares representing the Shares so deposited and, if applicable, for the execution and delivery of American Depositary Receipts evidencing such American Depositary Shares; and

WHEREAS, the Depositary is willing to act as the Depositary for such American Depositary Share facility upon the terms set forth in the Class C-1 Deposit Agreement; and

WHEREAS, the American Depositary Receipts evidencing the American Depositary Shares issued pursuant to the terms of the Class C-1 Deposit Agreement are to be substantially in the form of Exhibit A attached hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in the Class C-1 Deposit Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

All capitalized terms used, but not otherwise defined, herein shall have the meanings set forth below, unless otherwise clearly indicated:

Section 1.1 “ADS Admin Agent” shall mean (i) as of the date hereof, Computershare Inc., as the administrative agent appointed by the Depositary for the purposes of processing the conversion of ADSs and the underlying shares, and (ii) any other entity that may be appointed as successor, substitute or additional administrative agent for processing conversions of ADSs and the underlying shares.

Execution Copy

Section 1.2 “ADS Conversion Form” shall mean the instrument pursuant to which a Holder or Beneficial Owner of ADSs instructs the Depositary to act and to cause the Custodian under the Class C-1 Deposit Agreement and the Conversion Agent (as hereinafter defined) to convert the Shares delivered to it on behalf of the ADS Holder or Beneficial Owner, as described in Section 4.6 hereof and to deliver Class A ADSs to said ADS Holder or Beneficial Owner in the manner described in the Class A Deposit Agreement. The ADS Conversion Form shall be substantially in the form of Exhibit B attached hereto, as amended and supplemented from time to time.

Section 1.3 “ADS Expiration Date” shall mean the close of business in New York on the business day in New York immediately preceding the Share Expiration Date

Section 1.4 “ADS Record Date” shall have the meaning given to such term in Section 4.10 hereof.

Section 1.5 “Affiliate” shall have the meaning assigned to such term by the Commission (as hereinafter defined) under Regulation C promulgated under the Securities Act (as hereinafter defined), or under any successor regulation thereto.

Section 1.6 “Agent” shall have the meaning given to such term in Section 7.6 hereof.

Section 1.7 “American Depositary Receipt(s)”, “ADR(s)” and “Receipt(s)” shall mean the certificate(s) issued by the Depositary to evidence the American Depositary Shares issued under the terms of the Class C-1 Deposit Agreement in the form of Certificated ADS(s) (as hereinafter defined), as such ADRs may be amended from time to time in accordance with the provisions of the Class C-1 Deposit Agreement. An ADR may evidence any number of ADSs and may, in the case of ADSs held through a central depository such as DTC, be in the form of a “Balance Certificate.”

Section 1.8 “American Depositary Share(s)” and “ADS(s)” shall mean the rights and interests in the Deposited Property (as defined in the Class C-1 Deposit Agreement) granted to the Holders and Beneficial Owners (each as defined in the Class C-1 Deposit Agreement) of ADSs pursuant to the terms and conditions of the Class C-1 Deposit Agreement and, if issued as Certificated ADS(s) (as defined in the Class C-1 Deposit Agreement), the ADR(s) issued to evidence such ADSs. ADS(s) may be issued under the terms of the Class C-1 Deposit Agreement in the form of (a) Certificated ADS(s) (as defined in the Class C-1 Deposit Agreement), in which case the ADS(s) are evidenced by ADR(s), or (b) Uncertificated ADS(s) (as defined in the Class C-1 Deposit Agreement), in which case the ADS(s) are not evidenced by ADR(s) but are reflected on the direct registration system maintained by the Depositary for such purposes under the terms of Section 2.12 of the ADS Deposit Agreement. Unless otherwise specified in the Class C-1 Deposit Agreement or in any ADR, or unless the context otherwise requires, any reference to ADS(s) shall include Certificated ADS(s) and Uncertificated ADS(s), individually or collectively, as the context may require. As of the date hereof, each ADS shall represent the right to receive, and to exercise the beneficial ownership interests in, one (1) Share until there shall occur a distribution upon Deposited Securities referred to in Section 4.2 of the Class C-1 Deposit Agreement or a change in Deposited Securities referred to in Section 4.11 of the Class C-1 Deposit Agreement with respect to which additional ADSs are not issued, and thereafter each ADS shall represent the right to

2

Execution Copy

receive, and to exercise the beneficial ownership interests in, the applicable Deposited Property (as defined in the Class C-1 ADS Deposit Agreement) on deposit with the Depositary and the Custodian determined in accordance with the terms of such Sections, subject, in each case, to the terms and conditions of the Class C-1 Deposit Agreement and the applicable ADR (if issued as a Certificated ADS (as defined in the Class C-1 Deposit Agreement)). In addition, the ADS(s)-to-Share(s) ratio is subject to amendment as provided in Articles IV and VI of the Class C-1 Deposit Agreement (which may give rise to Depositary fees).

Section 1.9 “Articles of Association” shall mean the Articles of Association of the Company, as amended and supplemented from time to time.

Section 1.10 “Balance Certificate” shall have the meaning given to such term in Section 2.2(d) hereof.

Section 1.11 “Beneficial Owner” shall mean, as to any ADS, any person or entity having a beneficial interest deriving from the ownership of such ADS. Notwithstanding anything else contained in the Class C-1 Deposit Agreement, any ADR(s) or any other instruments or agreements relating to the ADSs and the corresponding Deposited Property, the Depositary, the Custodian and their respective nominees are intended to be, and shall at all times during the term of the Class C-1 Deposit Agreement be, the record holders only of the Deposited Property represented by the ADSs for the benefit of the Holders and Beneficial Owners of the corresponding ADSs. The Depositary, on its own behalf and on behalf of the Custodian and their respective nominees, disclaims any beneficial ownership interest in the Deposited Property held on behalf of the Holders and Beneficial Owners of ADSs. The beneficial ownership interests in the Deposited Property are intended to be, and shall at all times during the term of the Class C-1 Deposit Agreement continue to be, vested in the Beneficial Owners of the ADSs representing the Deposited Property. The beneficial ownership interests in the Deposited Property shall, unless otherwise agreed by the Depositary, be exercisable by the Beneficial Owners of the ADSs only through the Holders of such ADSs, by the Holders of the ADSs (on behalf of the applicable Beneficial Owners) only through the Depositary, and by the Depositary (on behalf of the Holders and Beneficial Owners of the corresponding ADSs) directly, or indirectly through the Custodian or their respective nominees, in each case upon the terms of the Class C-1 Deposit Agreement and, if applicable, the terms of the ADR(s) evidencing the ADSs. A Beneficial Owner of ADSs may or may not be the Holder of such ADSs. A Beneficial Owner shall be able to exercise any right or receive any benefit hereunder solely through the person who is the Holder of the ADSs owned by such Beneficial Owner. Unless otherwise identified to the Depositary, a Holder shall be deemed to be the Beneficial Owner of all the ADSs registered in his/her/its name. The manner in which a Beneficial Owner holds ADSs (e.g., in a brokerage account vs. as registered holder) may affect the rights and obligations of, the manner in which, and the extent to which, services are made available to, Beneficial Owners pursuant to the terms of the Class C-1 Deposit Agreement.

3

Execution Copy

Section 1.12 “Business Day” shall mean any day on which the banks in New York, New York, U.S.A. and London, England are open for business.

Section 1.13 “Certificated ADS(s)” shall have the meaning given to such term in Section 2.12 hereof.

Section 1.14 “Class A American Depositary Share(s)” and “Class A ADS(s)” shall mean the rights and interests in the Deposited Property (as defined in the Class A Deposit Agreement) granted to the Holders and Beneficial Owners (each as defined in the Class A Deposit Agreement) of Class A ADSs pursuant to the terms and conditions of the Class A Deposit Agreement and, if issued as Certificated ADS(s) (as defined in the Class A Deposit Agreement), the ADR(s) (as defined in the Class A Deposit Agreement) issued to evidence such Class A ADSs. As of the date hereof, each Class A ADS represents the right to receive, and to exercise the beneficial ownership interests in, one (1) Class A Share until there shall occur a distribution upon Deposited Securities (as defined in the Class A Deposit Agreement) referred to in Section 4.2 of the ADS Deposit Agreement or a change in Deposited Securities (as defined in the Class A Deposit Agreement) referred to in Section 4.11 of the Class A Deposit Agreement with respect to which additional Class A ADSs are not issued, and thereafter each Class A ADS shall represent the right to receive, and to exercise the beneficial ownership interests in, the applicable Deposited Property (as defined in the ADS Deposit Agreement) on deposit with the Depositary and the Custodian determined in accordance with the terms of such Sections, subject, in each case, to the terms and conditions of the Class A Deposit Agreement and the applicable ADR (if issued as a Certificated ADS (each as defined in the Class A Deposit Agreement)).

Section 1.15 “Class A Deposit Agreement” shall mean the Deposit Agreement for the Class A ADSs, dated as of June 23, 2022, by and among the Company, Citibank, N.A., as depositary, and the Holders and Beneficial Owners of Class A ADSs issued thereunder, as such Class A Deposit Agreement may be amended or supplemented from time to time in accordance with its terms.

Section 1.16 “Class A Shares” shall mean the Company’s Class A ordinary shares, nominal value $0.01 per share; provided, however, that, if there shall occur any change in nominal value, split up, consolidation, reclassification, exchange, conversion or any other event described in Section 4.11 of the Class A Deposit Agreement in respect of the Class A Shares of the Company, the term “Class A Shares” shall thereafter, to the maximum extent permitted by law, represent the successor securities resulting from such event.

Section 1.17 “Class C-1 Deposit Agreement” shall mean this Class C-1 Deposit Agreement and all exhibits hereto, as the same may from time to time be amended and supplemented from time to time in accordance with the terms hereof.

Section 1.18 “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency thereto in the United States.

4

Execution Copy

Section 1.19 “Company” shall mean Polestar Automotive Holding UK PLC, a public limited company incorporated under the laws of England and Wales, and its successors.

Section 1.20 “Conversion Agent” shall mean Computershare Trust Company, N.A., a federally chartered trust company or another financial institution that carries out the duties of conversion agent for the Shares or any successor conversion agent appointed by the Company in respect of the Shares.

Section 1.21 “CREST” shall mean the system for the paperless settlement of trades in securities and the holding of uncertificated securities operated by Euroclear UK & Ireland Limited in accordance with the Uncertificated Securities Regulations 2001 (SI 2001 No. 3755), as amended from time to time, or any successor thereto

Section 1.22 “Custodian” shall mean (i) as of the date hereof, Citibank, N.A. (London), having its principal office at 25 Canada Square, Canary Wharf, London, E14 5LB, United Kingdom,, as the custodian of Deposited Property for the purposes of the Class C-1 Deposit Agreement, (ii) Citibank, N.A., acting as custodian of Deposited Property pursuant to the Class C-1 Deposit Agreement, and (iii) any other entity that may be appointed by the Depositary pursuant to the terms of Section 5.5 as successor, substitute or additional custodian hereunder. The term “Custodian” shall mean any Custodian individually or all Custodians collectively, as the context requires.

Section 1.23 “Deliver” and “Delivery” shall mean (x) when used in respect of Shares and other Deposited Securities, either (i) the physical delivery of the certificate(s) representing such securities, or (ii) the book-entry transfer and recordation of such securities on the books of the Share Registrar (as hereinafter defined) or in the book-entry settlement of CREST, and (y) when used in respect of ADSs, either (i) the physical delivery of ADR(s) evidencing the ADSs, or (ii) the book-entry transfer and recordation of ADSs on the books of the Depositary or any book-entry settlement system in which the ADSs are settlement-eligible.

Section 1.24 “Depositary” shall mean Citibank, N.A., a national banking association organized under the laws of the United States, in its capacity as depositary under the terms of the Class C-1 Deposit Agreement, and any successor depositary hereunder.

Section 1.25 “Deposited Property” shall mean the Deposited Securities and any cash and other property held on deposit by the Depositary and the Custodian in respect of the ADSs under the terms of the Class C-1 Deposit Agreement, subject, in the case of cash, to the provisions of Section 4.8 hereof. All Deposited Property shall be held by the Custodian, the Depositary and their respective nominees for the benefit of the Holders and Beneficial Owners of the ADSs representing the Deposited Property. The Deposited Property is not intended to, and shall not, constitute proprietary assets of the Depositary, the Custodian or their nominees. Beneficial ownership in the Deposited Property is intended to be, and shall at all times during the term of the Class C-1 Deposit Agreement continue to be, vested in the Beneficial Owners of the ADSs representing the Deposited Property.

5

Execution Copy

Section 1.26 “Deposited Securities” shall mean the Shares and any other securities held on deposit by the Custodian from time to time in respect of the ADSs under the Class C-1 Deposit Agreement and constituting Deposited Property.

Section 1.27 “Dollars” and “$” shall refer to the lawful currency of the United States.

Section 1.28 “DTC” shall mean The Depository Trust Company, a national clearinghouse and the central book-entry settlement system for securities traded in the United States and, as such, the custodian for the securities of DTC Participants (as hereinafter defined) maintained in DTC, and any successor thereto.

Section 1.29 “DTC Participant” shall mean any financial institution (or any nominee of such institution) having one or more participant accounts with DTC for receiving, holding and delivering the securities and cash held in DTC. A DTC Participant may or may not be a Beneficial Owner. If a DTC Participant is not the Beneficial Owner of the ADSs credited to its account at DTC, or of the ADSs in respect of which the DTC Participant is otherwise acting, such DTC Participant shall be deemed, for all purposes hereunder, to have all requisite authority to act on behalf of the Beneficial Owner(s) of the ADSs credited to its account at DTC or in respect of which the DTC Participant is so acting. A DTC Participant, upon acceptance in any one of its DTC accounts of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the Class C-1 Deposit Agreement, shall (notwithstanding any explicit or implicit disclosure that it may be acting on behalf of another party) be deemed for all purposes to be a party to, and bound by, the terms of the Class C-1 Deposit Agreement and the applicable ADR(s) to the same extent as, and as if the DTC Participant were, the Holder of such ADSs.

Section 1.30 “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended from time to time.

Section 1.31 “Foreign Currency” shall mean any currency other than Dollars.

Section 1.32 “Full Entitlement ADR(s)”, “Full Entitlement ADS(s)” and “Full Entitlement Warrant(s)” shall have the respective meanings set forth in Section 2.11 hereof.

Section 1.33 “Holder(s)” shall mean the person(s) in whose name the ADS is registered on the books of the Depositary (or the Registrar, if any) maintained for such purpose. A Holder may or may not be a Beneficial Owner. If a Holder is not the Beneficial Owner of the ADSs registered in its name, such person shall be deemed, for all purposes hereunder, to have all requisite authority to act on behalf of the Beneficial Owners of the ADSs registered in its name. The manner in which a Holder holds ADSs (e.g., in certificated vs. uncertificated form) may affect the rights and obligations of, and the manner in which, and the extent to which, the services are made available to, Holders pursuant to the terms of the Class C-1 Deposit Agreement.

6

Execution Copy

Section 1.34 “Partial Entitlement ADR(s)”, “Partial Entitlement ADS(s)” and “Partial Entitlement Share(s)” shall have the respective meanings set forth in Section 2.11 hereof.

Section 1.35 “Principal Office” shall mean, when used with respect to the Depositary, the principal office of the Depositary at which at any particular time its depositary receipts business shall be administered, which, at the date of the Class C-1 Deposit Agreement, is located at 388 Greenwich Street, New York, New York 10013, U.S.A.

Section 1.36 “Registrar” shall mean the Depositary or any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed by the Depositary to register issuances, transfers and cancellations of ADSs as herein provided, and shall include any co-registrar appointed by the Depositary for such purposes. Registrars (other than the Depositary) may be removed and substitutes appointed by the Depositary. Each Registrar (other than the Depositary) appointed pursuant to the Class C-1 Deposit Agreement shall be required to give notice in writing to the Depositary accepting such appointment and agreeing to be bound by the applicable terms of the Class C-1 Deposit Agreement.

Section 1.37 “Restricted ADR(s)”, “Restricted ADS(s)” and “Restricted Shares” shall have the respective meanings set forth in Section 2.13 hereto.

Section 1.38 “Restricted Securities” shall mean Shares, Deposited Securities or ADSs which (i) have been acquired directly or indirectly from the Company or any of its Affiliates in a transaction or chain of transactions not involving any public offering and are subject to resale limitations under the Securities Act (as hereinafter defined) or the rules issued thereunder, or (ii) are held by an executive officer or director (or persons performing similar functions) or other Affiliate of the Company, or (iii) are subject to other restrictions on sale or deposit under the laws of the United States, England and Wales, or under a shareholder agreement or the Articles of Association (as hereinafter defined) of the Company, or under the regulations of an applicable securities exchange unless, in each case, such Shares, Deposited Securities or ADSs are being transferred or sold to persons other than an Affiliate of the Company in a transaction (a) covered by an effective resale registration statement, or (b) exempt from the registration requirements of the Securities Act, and the Shares, Deposited Securities or ADSs are not, when held by such person(s), Restricted Securities.

Section 1.39 “Securities Act” shall mean the United States Securities Act of 1933, as amended from time to time.

Section 1.40 “Share Registrar” shall mean Computershare Trust Company, N.A., or any other institution organized under the laws of England and Wales appointed by the Company from time to time to carry out the duties of registrar for the Shares, and any successor thereto.

Section 1.41 “Share(s)” shall mean the Company’s Class C-1 preferred shares, nominal value $0.10 per share, validly issued and outstanding and fully paid and may, if the Depositary so agrees after consultation with the Company, include evidence of the right to receive Shares; provided that in no event shall Shares include evidence of the

7

Execution Copy

right to receive Shares with respect to which the full purchase price has not been paid or Shares as to which preemptive rights have theretofore not been validly waived or exercised; provided further, however, that, if there shall occur any change in nominal value, split up, consolidation, reclassification, exchange, conversion or any other event described in Section 4.11 of the Class C-1 ADS Deposit Agreement in respect of the Shares of the Company, the term “Shares” shall thereafter, to the maximum extent permitted by law, represent the successor securities resulting from such event.

Section 1.42 “Share Conversion Price” shall mean the price per Share of which ADSs may be converted into Class A ADSs. As of the date hereof, the Share Conversion Price is $ 11.50 per ADS.

Section 1.43 “Share Expiration Date” shall mean the date and time upon which the ability to convert the Class C-1 Shares expire upon the terms of the Articles of Association. As of the date hereof, the ability to convert the Class C-1 Shares will expire at the close of business in New York on the date that is five (5) years after July 25, 2022 or otherwise in accordance with the Articles of Association.

Section 1.44 “Uncertificated ADS(s)” shall have the meaning given to such term in Section 2.12 hereof.

Section 1.45 “United States” and “U.S.” shall have the meaning assigned to it in Regulation S as promulgated by the Commission under the Securities Act.

ARTICLE II.

APPOINTMENT OF DEPOSITARY; FORM OF RECEIPTS; DEPOSIT OF SHARES; EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF ADSs

Section 2.1 Appointment of Depositary. The Company hereby appoints the Depositary as depositary for the Deposited Securities and hereby authorizes and directs the Depositary to act in accordance with the terms and conditions set forth in the Class C-1 Deposit Agreement and the representative ADR(s), if and as applicable. Each Holder and each Beneficial Owner, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the Class C-1 Deposit Agreement shall be deemed for all purposes to (a) be a party to and bound by the terms of the Class C-1 Deposit Agreement and the representative ADR(s), if and as applicable, and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Class C-1 Deposit Agreement and the representative ADR(s), if and as applicable, to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Class C-1 Deposit Agreement and the representative ADR(s), if and as applicable, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

8

Execution Copy

Section 2.2 Form and Transferability of ADSs.

(a) Form. Certificated ADSs shall be evidenced by definitive ADRs which shall be engraved, printed, lithographed or produced in such other manner as may be agreed upon by the Company and the Depositary. ADRs may be issued under the Class C-1 Deposit Agreement in denominations of any whole number of ADSs. The ADRs shall be substantially in the form set forth in Exhibit A to the Class C-1 Deposit Agreement, with any appropriate insertions, modifications and omissions, in each case as otherwise contemplated in the Class C-1 Deposit Agreement or required by law. ADRs shall be (i) dated, (ii) signed by the manual or facsimile signature of a duly authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of ADRs. No ADR and no Certificated ADS evidenced thereby shall be entitled to any benefits under the Class C-1 Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company, unless such ADR shall have been so dated, signed, countersigned and registered. ADRs bearing the facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly-authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such ADR by the Depositary. The ADRs shall bear a CUSIP number that is different from any CUSIP number that was, is or may be assigned to any depositary receipts previously or subsequently issued pursuant to any other arrangement between the Depositary (or any other depositary) and the Company and which are not ADRs issued hereunder.

(b) Legends. The ADRs may be endorsed with, or have incorporated in the text thereof, such legends or recitals not inconsistent with the provisions of the Class C-1 Deposit Agreement as (i) may be necessary to enable the Depositary and the Company to perform their respective obligations hereunder, (ii) may be required to comply with any applicable laws or regulations, or with the rules and regulations of any securities exchange or market upon which ADSs may be traded, listed or quoted, or to conform with any usage with respect thereto, (iii) may be necessary to indicate any special limitations or restrictions to which any particular ADRs or ADSs are subject by reason of the date of issuance of the Deposited Securities or otherwise, or (iv) may be required by any book-entry system in which the ADSs are held. Holders and Beneficial Owners shall be deemed, for all purposes, to have notice of, and to be bound by, the terms and conditions of the legends set forth, in the case of Holders, on the ADR registered in the name of the applicable Holders or, in the case of Beneficial Owners, on the ADR representing the ADSs owned by such Beneficial Owners.

(c) Title. Subject to the limitations contained herein and in the ADR, title to an ADR (and to each Certificated ADS evidenced thereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that such ADR has been properly endorsed or is accompanied by proper instruments of transfer. Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Holder of an ADS (that is, the person in whose

9

Execution Copy

name an ADS is registered on the books of the Depositary) as the absolute owner thereof for all purposes. Neither the Depositary nor the Company shall have any obligation nor be subject to any liability under the Class C-1 Deposit Agreement or any ADR to any holder of an ADS or any Beneficial Owner unless, in the case of a holder of an ADS, such holder is the Holder registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner, or the Beneficial Owner’s representative, is the Holder registered on the books of the Depositary.

(d) Book-Entry Systems. The Depositary shall make arrangements for the acceptance of the ADSs into DTC. Unless issued by the Depositary as Uncertificated ADSs, a single ADR in the form of a “Balance Certificate” will evidence all ADSs held through DTC and will be registered in the name of the nominee for DTC (currently “Cede & Co.”) and will provide that it represents the aggregate number of ADSs from time to time indicated in the records of the Depositary as being issued hereunder and that the aggregate number of ADSs represented thereby may from time to time be increased or decreased by making adjustments on such records of the Depositary and of DTC or its nominee as hereinafter provided. As such, the nominee for DTC will be the only “Holder” of the ADR evidencing all ADSs held through DTC. Citibank, N.A. (or such other entity as is appointed by DTC or its nominee) may hold the “Balance Certificate” as custodian for DTC. Each Beneficial Owner of ADSs held through DTC must rely upon the procedures of DTC and the DTC Participants to exercise or be entitled to any rights attributable to such ADSs. The DTC Participants shall for all purposes be deemed to have all requisite power and authority to act on behalf of the Beneficial Owners of the ADSs held in the DTC Participants’ respective accounts in DTC and the Depositary shall for all purposes be authorized to rely upon any instructions and information given to it by DTC Participants on behalf of Beneficial Owners of ADSs. So long as ADSs are held through DTC or unless otherwise required by law, ownership of beneficial interests in the ADR registered in the name of the nominee for DTC will be shown on, and transfers of such ownership will be effected only through, records maintained by (i) DTC or its nominee (with respect to the interests of DTC Participants), or (ii) DTC Participants or their nominees (with respect to the interests of clients of DTC Participants). Any distributions made, and any notices given, by the Depositary to DTC under the terms of the Class C-1 Deposit Agreement shall (unless otherwise specified by the Depositary) satisfy the Depositary’s obligations under the Class C-1 Deposit Agreement to make such distributions, and give such notices, in respect of the ADSs held in DTC (including, for avoidance of doubt, to the DTC Participants holding the ADSs in their DTC accounts and to the Beneficial Owners of such ADSs)

Section 2.3 Deposit of Shares. Subject to the terms and conditions of the Class C-1 Deposit Agreement and applicable law, Shares or evidence of rights to receive Shares (other than Restricted Securities) may be deposited by any person (including the Depositary in its individual capacity but subject, however, in the case of the Company or any Affiliate of the Company, to Section 5.7 hereof) at any time, whether or not the transfer books of the Company or the Share Registrar, if any, are closed, by Delivery of the Shares to the Custodian. Every deposit of Shares shall be accompanied by the

10

Execution Copy

following: (A) (i) in the case of Shares represented by certificates in bearer form, the requisite coupons and talons pertaining thereto, and (iii) in the case of Shares delivered by book-entry transfer, confirmation of such book-entry transfer to the Custodian or that irrevocable instructions have been given to cause such Shares to be so transferred, (B) such certifications and payments (including, without limitation, the Depositary’s fees and related charges) and evidence of such payments (including, without limitation, stamping or otherwise marking such Shares by way of receipt) as may be required by the Depositary or the Custodian in accordance with the provisions of the Class C-1 Deposit Agreement and applicable law, (C) if the Depositary so requires, a written order directing the Depositary to issue and deliver to, or upon the written order of, the person(s) stated in such order the number of ADSs representing the Shares so deposited, (D) evidence reasonably satisfactory to the Depositary (which may be an opinion of counsel) that all necessary approvals have been granted by, or there has been compliance with the rules and regulations of, any applicable governmental agency in England and Wales, and (E) if the Depositary so requires, an agreement, assignment or instrument reasonably satisfactory to the Depositary or the Custodian which provides for the prompt transfer by any person in whose name the Shares are or have been recorded to the Custodian of any distribution, or right to subscribe for additional Shares or to receive other property in respect of any such deposited Shares or, in lieu thereof, such indemnity or other agreement as shall be reasonably satisfactory to the Depositary or the Custodian.

Without limiting any other provision of the Class C-1 Deposit Agreement, the Depositary shall instruct the Custodian not to, and the Depositary shall not knowingly, accept for deposit (a) any Restricted Securities except as contemplated in Section 2.13 nor (b) any fractional Shares or fractional Deposited Securities nor (c) a number of Shares or Deposited Securities which upon application of the ADS to Share ratio would give rise to fractional ADSs. No Share shall be accepted for deposit unless accompanied by evidence, if any is required by the Depositary, that is reasonably satisfactory to the Depositary or the Custodian that all conditions to such deposit have been satisfied by the person depositing such Shares under the laws and regulations of England and Wales and any necessary approval has been granted by any applicable governmental body in England and Wales, if any. The Depositary may issue ADSs against evidence of rights to receive Shares from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished by the Company or any such custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares.

Section 2.4 Registration and Safekeeping of Deposited Securities. The Depositary shall instruct the Custodian upon each Delivery of certificates representing Shares being deposited hereunder with the Custodian (or other Deposited Securities pursuant to Article IV hereof), together with the other documents above specified, to safekeep certificate(s), together with the appropriate instrument(s) of transfer or endorsement (if any), duly stamped, in the name of the Depositary, the Custodian or a

11

Execution Copy

nominee of either. Deposited Securities (whether in bearer or book-entry form) shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary in each case on behalf of the Holders and Beneficial Owners, at such place or places as the Depositary or the Custodian shall determine.

Notwithstanding anything else contained in the Deposit Agreement, any ADR(s), or any other instruments or agreements relating to the ADSs and the corresponding Deposited Property, the registration of the Deposited Securities in the name of the Depositary, the Custodian or any of their respective nominees, shall, to the maximum extent permitted by applicable law, vest in the Depositary, the Custodian or the applicable nominee the record ownership in the applicable Deposited Securities with the beneficial ownership rights and interests in such Deposited Securities being at all times vested with the Beneficial Owners of the ADSs representing the Deposited Securities.

Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Class C-1 Deposit Agreement any Shares or other Deposited Securities required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such Shares or other Deposited Securities, or any Shares or other Deposited Securities the deposit of which would violate any provisions of the Articles of Association of the Company.

Section 2.5 Issuance of ADSs. The Depositary has made arrangements with the Custodian to confirm to the Depositary (i) that a deposit of Shares has been made pursuant to Section 2.3 hereof, (ii) that such Deposited Securities are being held on behalf of the Depositary or, if deposit is made by book-entry transfer, confirmation of transfer in the books of CREST to the Custodian, (iii) that all required documents have been received, and (iv) the person(s) to whom or upon whose order ADSs are deliverable in respect thereof and the number of ADSs to be so delivered. Such notification may be made by letter, cable, telex, SWIFT message or, at the risk and expense of the person making the deposit, by facsimile or other means of electronic transmission. Upon receiving such notice from the Custodian, the Depositary, subject to the terms and conditions of the Class C-1 Deposit Agreement and applicable law, shall issue the ADSs representing the Shares so deposited to or upon the order of the person(s) named in the notice delivered to the Depositary and, if the ADSs are being issued as Certificated ADSs, shall execute and deliver at its Principal Office Receipt(s) registered in the name(s) requested by such person(s) and evidencing the aggregate number of ADSs to which such person(s) are entitled, but in each case, only upon payment to the Depositary of the charges of the Depositary for accepting a deposit, issuing ADSs and executing and delivering such ADR(s) (as set forth in Section 5.9 hereof and Exhibit C hereto) and all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Shares and the issuance of the ADR(s). The Depositary shall only issue ADSs in whole numbers and deliver ADR(s) evidencing whole numbers of ADSs.

12

Execution Copy

Section 2.6 Transfer, Combination and Split-up of ADRs.

(a) Transfer. The Registrar shall register the transfer of ADRs (and of the ADSs represented thereby) on the books maintained for such purpose and the Depositary shall (x) cancel such ADRs and execute new ADRs evidencing the same aggregate number of ADSs as those evidenced by the ADRs canceled by the Depositary, (y) cause the Registrar to countersign such new ADRs and (z) Deliver such new ADRs to or upon the order of the person entitled thereto, if each of the following conditions has been satisfied: (i) the ADRs have been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a transfer thereof, (ii) the surrendered ADRs have been properly endorsed or are accompanied by proper instruments of transfer (including signature guarantees in accordance with standard securities industry practice), (iii) the surrendered ADRs have been duly stamped (if required by the laws of the State of New York or of the United States), and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 hereof and Exhibit C hereto) have been paid, subject, however, in each case, to the terms and conditions of the applicable ADRs, of the Class C-1 Deposit Agreement, of the Company’s Articles of Association and of applicable law and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

(b) Combination & Split Up. The Registrar shall register the split-up or combination of ADRs (and of the ADSs represented thereby) on the books maintained for such purpose and the Depositary shall (x) cancel such ADRs and execute new ADRs for the number of ADSs requested, but in the aggregate not exceeding the number of ADSs evidenced by the ADRs cancelled by the Depositary, (y) cause the Registrar to countersign such new ADRs and (z) Deliver such new ADRs to or upon the order of the Holder thereof, if each of the following conditions has been satisfied: (i) the ADRs have been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a split-up or combination thereof, and (ii) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 hereof and Exhibit C hereto) have been paid, subject, however, in each case, to the terms and conditions of the applicable ADRs, of the Class C-1 Deposit Agreement, of the Company’s Articles of Association and of applicable law and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

Section 2.7 Surrender of ADSs and Withdrawal of Deposited Securities. The Holder of ADSs shall be entitled to Delivery (at the Custodian’s designated office) of the Deposited Securities at the time represented by the ADSs upon satisfaction of each of the following conditions: (i) the Holder (or a duly-authorized attorney of the Holder) has duly Delivered ADSs to the Depositary at its Principal Office (and, if applicable, the ADRs evidencing such ADSs) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if applicable and so required by the Depositary, the ADRs Delivered to the Depositary for such purpose have been properly endorsed in blank or are accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice), (iii) if so required by the

13

Execution Copy

Depositary, the Holder of the ADSs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of the person(s) designated in such order, and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 hereof and Exhibit C hereof) have been paid, subject, however, in each case, to the terms and conditions of the surrendered ADSs, of the Class C-1 Deposit Agreement, of the Company’s Articles of Association and of any applicable laws and the rules of CREST, and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

Upon satisfaction of each of the conditions specified above, the Depositary (i) shall cancel the ADSs Delivered to it (and, if applicable, the ADRs evidencing the ADSs so Delivered), (ii) shall direct the Registrar to record the cancellation of the ADSs so Delivered on the books maintained for such purpose, and (iii) shall direct the Custodian to Deliver (without unreasonable delay) the Deposited Securities represented by the ADSs so canceled together with any certificate or other document of title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of the Class C-1 Deposit Agreement, of the ADSs so cancelled, of the Articles of Association of the Company, of any applicable laws and of the rules of CREST, and to the terms and conditions of or governing the Deposited Securities, in each case as in effect at the time thereof.

The Depositary shall not accept for surrender ADSs representing less than one Share. In the case of the Delivery to it of ADSs representing a number other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Share represented by the ADSs so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) applicable taxes required to be withheld and/or paid as a result of such sale) to the person surrendering the ADSs.

Notwithstanding anything else contained in any ADR or the Class C-1 Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of (i) any cash distributions, or (ii) any proceeds from the sale of any distributions of Shares or rights, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs surrendered for cancellation and withdrawal. At the request, risk and expense of any Holder so surrendering ADSs, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any Deposited Property (other than Deposited Securities) held by the Custodian in respect of the Deposited Securities represented by such ADSs to the Depositary for

14

Execution Copy

delivery at the Principal Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

Section 2.8 Limitations on Execution and Delivery, Transfer, etc. of ADRs; Suspension of Delivery, Transfer, etc.

(a) Additional Requirements. As a condition precedent to the execution and delivery, registration of issuance, transfer, split-up, combination or surrender, of any ADS, the delivery of any distribution thereon, or the withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment from the depositor of Shares or presenter of ADSs or of an ADR of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in Section 5.9 hereof and Exhibit C hereof, (ii) the production of proof reasonably satisfactory to it as to the identity and genuineness of any signature or any other matter contemplated by Section 3.1 hereof, and (iii) compliance with (A) any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal of Deposited Securities and (B) such reasonable regulations as the Depositary and the Company may establish consistent with the provisions of the applicable ADR, the Class C-1 Deposit Agreement, the terms of the Deposited Securities and applicable law.

(b) Additional Limitations. The issuance of ADSs against deposits of Shares generally or against deposits of particular Shares may be suspended, or the deposit of particular Shares may be refused, or the registration of transfer of ADSs in particular instances may be refused, or the registration of transfers of ADSs generally may be suspended, during any period when the transfer books of the Company, the Depositary, a Registrar or the Share Registrar are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange on which the ADSs or Shares are listed, or under any provision of the Class C-1 Deposit Agreement or the representative ADR(s), if applicable, or under any provision of, or governing, the Deposited Securities, or because of a meeting of shareholders of the Company or for any other reason, subject, in all cases, to Section 7.8 hereof.

(c) Regulatory Restrictions. Notwithstanding any provision of the Class C-1 Deposit Agreement or any ADR(s) to the contrary, Holders are entitled to surrender outstanding ADSs to withdraw the Deposited Securities at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders’ meeting or the payment of distributions, (ii) the payment of fees, taxes and similar charges,

15

Execution Copy

(iii) compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of the Deposited Securities, and (iv) other circumstances specifically contemplated by Instruction I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).

Section 2.9 Lost ADRs, etc. In case any ADR shall be mutilated, destroyed, lost, or stolen, the Depositary shall execute and deliver a new ADR of like tenor at the expense of the Holder (a) in the case of a mutilated ADR, in exchange of and substitution for such mutilated ADR upon cancellation thereof, or (b) in the case of a destroyed, lost or stolen ADR, in lieu of and in substitution for such destroyed, lost, or stolen ADR, after the Holder thereof (i) has submitted to the Depositary a written request for such exchange and substitution before the Depositary has notice that the ADR has been acquired by a bona fide purchaser, (ii) has provided such security or indemnity (including an indemnity bond) as may be required by the Depositary to save it and any of its agents harmless, and (iii) has satisfied any other reasonable requirements imposed by the Depositary, including, without limitation, evidence satisfactory to the Depositary of such destruction, loss or theft of such ADR, the authenticity thereof and the Holder’s ownership thereof.

Section 2.10 Cancellation and Destruction of Surrendered ADRs; Maintenance of Records. All ADRs surrendered to the Depositary shall be canceled by the Depositary. Canceled ADRs shall not be entitled to any benefits under the Class C-1 Deposit Agreement or be valid or enforceable against the Depositary for any purpose. The Depositary is authorized to destroy ADRs so canceled, provided the Depositary maintains a record of all destroyed ADRs. Any ADSs held in book-entry form (i.e., through accounts at DTC) shall be deemed canceled when the Depositary causes the number of ADSs evidenced by the Balance Certificate to be reduced by the number of ADSs surrendered (without the need to physically destroy the Balance Certificate).

Section 2.11 Partial Entitlement ADSs. In the event any Shares are deposited which entitle the holders thereof to receive a per-Share distribution or other entitlement in an amount different from the Shares then on deposit (the Shares then on deposit collectively, “Full Entitlement Shares” and the Shares with different entitlement, “Partial Entitlement Shares”), the Depositary shall (i) cause the Custodian to hold Partial Entitlement Shares separate and distinct from Full Entitlement Shares, and (ii) subject to the terms of the Class C-1 Deposit Agreement, issue ADSs and deliver ADRs, if applicable, representing Partial Entitlement Shares which are separate and distinct from the ADSs and ADRs representing Full Entitlement Shares, by means of separate CUSIP numbering and legending (if necessary) (“Partial Entitlement ADSs/ADRs” and “Full Entitlement ADSs/ADRs”, respectively). If and when Partial Entitlement Shares become Full Entitlement Shares, the Depositary shall (a) give notice thereof to Holders of Partial Entitlement ADSs and give Holders of Partial Entitlement ADRs the opportunity to exchange such Partial Entitlement ADRs for Full Entitlement ADRs, (b) cause the Custodian to transfer the Partial Entitlement Shares into the account of the Full Entitlement Shares, and (c) take such actions as are necessary to remove the distinctions between (i) the Partial Entitlement ADRs and ADSs, on the one hand, and (ii) the Full

16

Execution Copy

Entitlement ADRs and ADSs on the other. Holders and Beneficial Owners of Partial Entitlement ADSs shall only be entitled to the entitlements of Partial Entitlement Shares. Holders and Beneficial Owners of Full Entitlement ADSs shall be entitled only to the entitlements of Full Entitlement Shares. All provisions and conditions of the Class C-1 Deposit Agreement shall apply to Partial Entitlement ADRs and ADSs to the same extent as Full Entitlement ADRs and ADSs, except as contemplated by this Section 2.11. The Depositary is authorized to take any and all other actions as may be necessary (including, without limitation, making the necessary notations on ADRs) to give effect to the terms of this Section 2.11. The Company agrees to give timely written notice to the Depositary if any Shares issued or to be issued are Partial Entitlement Shares and shall assist the Depositary with the establishment of procedures enabling the identification of Partial Entitlement Shares upon Delivery to the Custodian.

Section 2.12 Certificated/Uncertificated ADSs. Notwithstanding any other provision of the Class C-1 Deposit Agreement, the Depositary (i) may, at any time and from time to time, issue ADSs that are not evidenced by ADRs (such ADSs, the “Uncertificated ADS(s)” and the ADS(s) evidenced by ADR(s), the “Certificated ADS(s)”) and (ii) will only issue Certificated ADS(s) to the extent it is required to do so by law. When issuing and maintaining Uncertificated ADS(s) under the Class C-1 Deposit Agreement, the Depositary shall at all times be subject to (i) the standards applicable to registrars and transfer agents maintaining direct registration systems for equity securities in New York and issuing uncertificated securities under New York law, and (ii) the terms of New York law applicable to uncertificated equity securities. Uncertificated ADSs shall not be represented by any instruments but shall be evidenced by registration in the books of the Depositary maintained for such purpose. Holders of Uncertificated ADSs that are not subject to any registered pledges, liens, restrictions or adverse claims of which the Depositary has notice at such time shall at all times have the right to exchange the Uncertificated ADS(s) for Certificated ADS(s) of the same type and class, subject in each case to (x) applicable laws and any rules and regulations the Depositary may have established in respect of the Uncertificated ADSs, and (y) the continued availability of Certificated ADSs in the U.S. Holders of Certificated ADSs shall, if the Depositary maintains a direct registration system for the ADSs, have the right to exchange the Certificated ADSs for Uncertificated ADSs upon (i) the due surrender of the Certificated ADS(s) to the Depositary for such purpose and (ii) the presentation of a written request to that effect to the Depositary, subject in each case to (a) all liens and restrictions noted on the ADR evidencing the Certificated ADS(s) and all adverse claims of which the Depositary then has notice, (b) the terms of the Class C-1 Deposit Agreement and the rules and regulations that the Depositary may establish for such purposes hereunder, (c) applicable law, and (d) payment of the Depositary fees and expenses applicable to such exchange of Certificates ADS(s) for Uncertificated ADS(s). Uncertificated ADSs shall in all respects be identical to Certificated ADS(s) of the same type and class, except that (i) no ADR(s) shall be, or shall need to be, issued to evidence Uncertificated ADS(s), (ii) Uncertificated ADS(s) shall, subject to the terms of the Class C-1 Deposit Agreement, be transferable upon the same terms and conditions as uncertificated securities under New York law, (iii) the ownership of Uncertificated

17

Execution Copy

ADS(s) shall be recorded on the books of the Depositary maintained for such purpose and evidence of such ownership shall be reflected in periodic statements provided by the Depositary to the Holder(s) in accordance with applicable New York law, (iv) the Depositary may from time to time, upon notice to the Holders of Uncertificated ADSs affected thereby, establish rules and regulations, and amend or supplement existing rules and regulations, as may be deemed reasonably necessary to maintain Uncertificated ADS(s) on behalf of Holders, provided that (a) such rules and regulations do not conflict with the terms of the Class C-1 Deposit Agreement and applicable law, and (b) the terms of such rules and regulations are readily available to Holders upon request, (v) the Uncertificated ADS(s) shall not be entitled to any benefits under the Class C-1 Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless such Uncertificated ADS(s) is/are registered on the books of the Depositary maintained for such purpose, (vi) the Depositary may, in connection with any deposit of Shares resulting in the issuance of Uncertificated ADSs and with any transfer, pledge, release and cancellation of Uncertificated ADSs, require the prior receipt of such documentation as the Depositary may deem reasonably appropriate, and (vii) upon termination of the Class C-1 Deposit Agreement, the Depositary shall not require Holders of Uncertificated ADSs to affirmatively instruct the Depositary before remitting proceeds from the sale of the Deposited Securities represented by such Holders’ Uncertificated ADSs under the terms of Section 6.2 hereof. When issuing ADSs under the terms of the Class C-1 Deposit Agreement, including, without limitation, issuances pursuant to Sections 2.5, 4.2, 4.3, 4.4, 4.5 and 4.12 hereof, the Depositary shall issue Uncertificated ADSs rather than Certificated ADSs, unless (i) the Depositary determines that the distribution in Certificated ADSs is more appropriate than a distribution of Uncertificated ADSs in light of the circumstances then existing, or (ii) otherwise specifically instructed by the applicable Holder to issue Certificated ADSs. All provisions and conditions of the Class C-1 Deposit Agreement shall apply to Uncertificated ADSs to the same extent as to Certificated ADSs, except as contemplated by this Section 2.12. The Depositary is authorized and directed to take any and all actions and establish any and all procedures deemed reasonably necessary to give effect to the terms of this Section 2.12. Any references in the Class C-1 Deposit Agreement or any ADR(s) to the terms “American Depositary Share(s)” or “ADS(s)” shall, unless the context otherwise requires, include Certificated ADS(s) and Uncertificated ADS(s). Except as set forth in this Section 2.12 and except as required by applicable law, the Uncertificated ADSs shall be treated as ADSs issued and outstanding under the terms of the Class C-1 Deposit Agreement. In the event that, in determining the rights and obligations of parties hereto with respect to any Uncertificated ADSs, any conflict arises between (a) the terms of the Class C-1 Deposit Agreement (other than this Section 2.12) and (b) the terms of this Section 2.12, the terms and conditions set forth in this Section 2.12 shall be controlling and shall govern the rights and obligations of the parties to the Class C-1 Deposit Agreement pertaining to the Uncertificated ADSs.

Section 2.13 Restricted ADSs. The Depositary shall, at the request and expense of the Company, establish procedures enabling the deposit hereunder of Shares that are Restricted Securities in order to enable the holder of such Shares to hold its

18

Execution Copy

ownership interests in such Restricted Shares in the form of ADSs issued under the terms hereof (such Shares, “Restricted Shares”). Upon receipt of a written request from the Company to accept Restricted Shares for deposit hereunder, the Depositary agrees to establish procedures permitting the deposit of such Restricted Shares and the issuance of ADSs representing such deposited Restricted Shares (such ADSs, the “Restricted ADSs,” and the ADRs evidencing such Restricted ADSs, the “Restricted ADRs”). Notwithstanding anything contained in this Section 2.13, the Depositary and the Company shall, unless otherwise required by law, issue the Restricted ADSs in uncertificated form (“Uncertificated Restricted ADSs”) upon such terms and conditions as the Company and the Depositary may deem necessary and appropriate. The Company shall assist the Depositary in the establishment of such procedures and agrees that it shall take all steps necessary and satisfactory to the Depositary to insure that the establishment of such procedures does not violate the provisions of the Securities Act or any other applicable laws. The depositors of such Restricted Shares and the holders of the Restricted ADSs may be required prior to the deposit of such Restricted Shares, the transfer of the Restricted ADRs and the Restricted ADSs evidenced thereby or the withdrawal of the Restricted Shares represented by Restricted ADSs to provide such written certifications or agreements as the Depositary or the Company may require. The Company shall provide to the Depositary in writing the legend(s) to be affixed to the Restricted ADRs, or to be included in the statements issued from time to time to Holders of Uncertificated ADSs (if issued as Uncertificated Restricted ADSs), which legends shall (i) be in a form reasonably satisfactory to the Depositary and (ii) contain the specific circumstances under which the Restricted ADRs and the Restricted ADSs represented thereby may be transferred or the Restricted Shares withdrawn. The Restricted ADSs issued upon the deposit of Restricted Shares shall be separately identified on the books of the Depositary and the Restricted Shares so deposited shall be held separate and distinct from the other Deposited Securities held hereunder. The Restricted ADSs shall not be eligible for inclusion in any book-entry settlement system, including, without limitation, DTC (unless (x) otherwise agreed by the Company and the Depositary, (y) the inclusion of Restricted ADSs is acceptable to the applicable clearing system, and (z) the terms of such inclusion are generally accepted by the Commission for Restricted Securities of that type), and shall not in any way be fungible with the ADSs issued under the terms hereof that are not Restricted ADSs. The Restricted ADRs and the Restricted ADSs evidenced thereby shall be transferable only by the Holder thereof upon delivery to the Depositary of (i) all documentation otherwise contemplated by the Class C-1 Deposit Agreement and (ii) an opinion of counsel satisfactory to the Depositary setting forth, inter alia, the conditions upon which the Restricted ADR presented is, and the Restricted ADSs evidenced thereby are, transferable by the Holder thereof under applicable securities laws and the transfer restrictions contained in the legend set forth on the Restricted ADR presented for transfer. Except as set forth in this Section 2.13 and except as required by applicable law, the Restricted ADRs and the Restricted ADSs evidenced thereby shall be treated as ADRs and ADSs issued and outstanding under the terms of the Class C-1 Deposit Agreement. In the event that, in determining the rights and obligations of parties hereto with respect to any Restricted ADSs, any conflict arises between (a) the terms of the Class C-1 Deposit Agreement (other than this Section 2.13) and (b) the terms of (i)

19

Execution Copy

this Section 2.13 or (ii) the applicable Restricted ADR, the terms and conditions set forth in this Section 2.13 and of the Restricted ADR shall be controlling and shall govern the rights and obligations of the parties to the Class C-1 Deposit Agreement pertaining to the deposited Restricted Shares, the Restricted ADSs and Restricted ADRs.

If the Restricted ADRs, the Restricted ADSs and the Restricted Shares are no longer Restricted Securities, the Depositary, upon receipt of (x) an opinion of counsel satisfactory to the Depositary setting forth, inter alia, that the Restricted ADRs, the Restricted ADSs and the Restricted Shares are not as of such time Restricted Securities, and (y) instructions from the Company to remove the restrictions applicable to the Restricted ADRs, the Restricted ADSs and the Restricted Shares, shall (i) eliminate the distinctions and separations between the applicable Restricted Shares held on deposit under this Section 2.13 and the other Shares held on deposit under the terms of the Class C-1 Deposit Agreement that are not Restricted Shares, (ii) treat the newly unrestricted ADRs and ADSs on the same terms as, and fully fungible with, the other ADRs and ADSs issued and outstanding under the terms of the Class C-1 Deposit Agreement that are not Restricted ADRs or Restricted ADSs, (iii) take all actions necessary to remove any distinctions, limitations and restrictions previously existing under this Section 2.13 between the applicable Restricted ADRs and Restricted ADSs, respectively, on the one hand, and the other ADRs and ADSs that are not Restricted ADRs or Restricted ADSs, respectively, on the other hand, including, without limitation, by making the newly-unrestricted ADSs eligible for inclusion in the applicable book-entry settlement systems.

ARTICLE III.

CERTAIN OBLIGATIONS OF HOLDERS AND BENEFICIAL OWNERS OF ADSs

Section 3.1 Proofs, Certificates and Other Information. Any person presenting Shares for deposit, any Holder and any Beneficial Owner may be required, and every Holder and Beneficial Owner agrees, from time to time to provide to the Depositary and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of ADSs and Deposited Securities, compliance with applicable laws, the terms of the Class C-1 Deposit Agreement or the ADR(s) evidencing the ADSs, if applicable, and the provisions of, or governing, the Deposited Securities, to execute such certifications and to make such representations and warranties, and to provide such other information and documentation (or, in the case of Shares in registered form presented for deposit, such information relating to the registration of Shares on the books of the Company or of the Share Registrar) as the Depositary or the Custodian may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under the Class C-1 Deposit Agreement and the applicable ADR(s), if applicable. The Depositary and the Registrar, as applicable, may, and at the reasonable request of the Company, shall, to the extent practicable, withhold the execution or delivery or registration of transfer of any

20

Execution Copy

ADS, the conversion of ADSs, or the distribution or sale of any distribution of rights or of the proceeds thereof or, to the extent not limited by the terms of Section 7.8 hereof, the delivery of any Deposited Property until such proof or other information is filed or such certifications are executed, or such representations are made, or such other documentation or information provided, in each case to the Depositary’s, the Registrar’s and the Company’s satisfaction. The Depositary shall provide the Company, in a timely manner, with copies or originals if necessary and appropriate of (i) any such proofs of citizenship or residence, taxpayer status, or exchange control approval which it receives from Holders and Beneficial Owners, and (ii) any other information or documents which the Company may reasonably request and which the Depositary shall request and receive from any Holder or Beneficial Owner or any person presenting Shares for deposit or ADSs for cancellation, transfer or withdrawal. Nothing herein shall obligate the Depositary to (i) obtain any information for the Company if not provided by the Holders or Beneficial Owners, or (ii) verify or vouch for the accuracy of the information so provided by the Holders or Beneficial Owners.

Section 3.2 Liability for Taxes and Other Charges. Any tax or other governmental charge payable by the Custodian or by the Depositary with respect to any Deposited Property, ADSs or ADRs shall be payable by the Holders and Beneficial Owners to the Depositary. The Company, the Custodian and/or the Depositary may withhold or deduct from any distributions made in respect of Deposited Property held on behalf of such Holder and/or Beneficial Owner, and may sell for the account of a Holder and/or Beneficial Owner any or all of such Deposited Property and apply such distributions and sale proceeds in payment of, any taxes (including applicable interest and penalties) or charges that are or may be payable by Holders or Beneficial Owners in respect of the ADSs, Deposited Property and ADRs, the Holder and the Beneficial Owner remaining liable for any deficiency. The Custodian may refuse the deposit of Shares and the Depositary may refuse to issue ADSs, to deliver ADRs, convert ADSs, register the transfer of ADSs, register the split up or combination of ADRs and (subject to Section 7.8(a)) the withdrawal of Deposited Property until payment in full of such tax, charge, penalty or interest is received. Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and Affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from (i) any ADSs held by such Holder and/or owned by such Beneficial Owner, (ii) the Deposited Property represented by the ADSs, and (iii) any transaction entered into by such Holder and/or Beneficial Owner in respect of the ADSs and/or the Deposited Property represented thereby (including, without limitation, the conversion of ADSs and the Shares represented thereby). Notwithstanding anything to the contrary contained in the Class C-1 Deposit Agreement or any ADR, the obligations of Holders and Beneficial Owners under this Section 3.2 shall survive any transfer of ADSs, any cancellation of ADSs and withdrawal of Deposited Securities, and the termination of the Class C-1 Deposit Agreement.

21

Execution Copy

Section 3.3 Representations and Warranties on Deposit of Shares. Each person depositing Shares under the Class C-1 Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and the certificates therefor are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, (v) the Shares presented for deposit are not, and the ADSs issuable upon such deposit will not be, Restricted Securities (except as contemplated in Section 2.13 hereof), and (vi) the Shares presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

Section 3.4 Compliance with Information Requests. Notwithstanding any other provision of the Class C-1 Deposit Agreement or any ADR(s), each Holder and Beneficial Owner agrees to comply with requests from the Company pursuant to applicable law, the rules and requirements of any stock exchange on which the Shares or ADSs are, or will be, registered, traded or listed, the Articles of Association of the Company or the terms of the Deposited Securities, which are made to provide information, inter alia, as to the capacity in which such Holder or Beneficial Owner owns ADSs (and Shares as the case may be) and regarding the identity of any other person(s) interested in such ADSs and the nature of such interest and various other matters, whether or not they are Holders and/or Beneficial Owners at the time of such request. The Depositary agrees to use its reasonable efforts to forward, upon the request of the Company and at the Company’s expense, any such request from the Company to the Holders and to forward to the Company as promptly as practicable any such responses to such requests received by the Depositary.

Section 3.5 [Intentionally Omitted].

Section 3.6 Disclosure of Interests. Notwithstanding any other provision of the Class C-1 Deposit Agreement, each Holder and Beneficial Owner agrees, and the Depositary agrees, to comply with the Company’s Articles of Association, as they may be amended from time to time, and the laws of England and Wales with respect to the disclosure requirements regarding ownership of Shares. In the case such disclosure of Shares is required of a Holder or Beneficial Owner, such Holder or Beneficial Owner must at the same time also disclose its ownership of any Shares, as well as of ADS(s) as if they were the Shares represented thereby. As of the date of this Agreement, such disclosure requirements regarding ownership of Shares are as follows:

Notwithstanding any provision of the Class C-1 Deposit Agreement or of any ADR(s) and without limiting the foregoing, by being a Holder or Beneficial Owner of an

22

Execution Copy

ADS, each such Holder or Beneficial Owner agrees to provide such information as the Company may request in a disclosure notice (a “Disclosure Notice”) given pursuant to the U.K. Companies Act 2006 (as amended from time to time and including any statutory modification or re-enactment thereof, the “Companies Act”) or the Articles of Association. By accepting or holding an ADS, each Holder or Beneficial Owner acknowledges that it understands that failure to comply with a Disclosure Notice may result in the imposition of sanctions against the holder of the Shares in respect of which the non-complying person is or was, or appears to be or has been, interested as provided in the Companies Act and the Articles of Association which currently include the withdrawal of the voting rights of such Shares and (where the relevant Shares represent at least 0.25% in nominal value of the issued shares of their class (calculated exclusive of any Shares held as treasury shares)) and the imposition of restrictions on the rights to receive dividends on and to transfer such Shares.

ARTICLE IV.

THE DEPOSITED SECURITIES

Section 4.1 Cash Distributions. If ever the Company intends to make a cash distribution in respect of any Deposited Securities, the Company shall give notice thereof to the Depositary at least twenty (20) days (or such other number of days as mutually agreed to in writing by the Depositary and the Company) prior to the proposed distribution specifying, inter alia, the record date applicable for determining the holders of Deposited Securities entitled to receive such distribution. Upon the timely receipt of such notice, the Depositary shall establish the ADS Record Date upon the terms described in Section 4.10. Upon confirmation of the receipt of (x) any cash distribution in respect of any Deposited Property (whether from the Company or otherwise), or (y) proceeds from the sale of any Deposited Property held in respect of the ADSs under the terms hereof, the Depositary will (i) if at the time thereof any amounts are received in a Foreign Currency, promptly convert or cause to be converted such cash distribution or proceeds into Dollars (subject to the terms and conditions of Section 4.9), (ii) if applicable and unless previously established, establish the ADS Record Date upon the terms described in Section 4.10, and (iii) distribute promptly the amount thus received (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) applicable taxes required to be withheld and/or paid in connection with the distribution) to the Holders entitled thereto as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributed shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of ADSs outstanding at the time of the next distribution. If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash distribution in respect of any Deposited Securities, or from any cash proceeds from the sales of Deposited Property, an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders

23

Execution Copy

on the ADSs shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority. Evidence of payment thereof by the Company shall be forwarded by the Company to the Depositary upon request. The Depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable Holders and Beneficial Owners of ADSs until the distribution can be effected or the funds that the Depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States. Notwithstanding anything contained in the Class C-1 Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for in this Section 4.1, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in this Section 4.1, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in this Section 4.1 where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein

Section 4.2 Distribution in Shares. If ever the Company intends to make a distribution that consists of a free distribution of, Shares, the Company shall give notice thereof to the Depositary at least twenty (20) days (or such other number of days as mutually agreed to in writing by the Depositary and the Company) prior to the proposed distribution, specifying, inter alia, the record date applicable to holders of Deposited Securities entitled to receive such distribution. Upon the timely receipt of such notice from the Company, the Depositary shall establish the ADS Record Date upon the terms described in Section 4.10. Upon receipt of confirmation from the Custodian of the receipt of the Shares so distributed by the Company, the Depositary shall either (i) subject to Section 5.9, distribute to the Holders as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date, additional ADSs, which represent in the aggregate the number of Shares received as such free distribution, subject to the other terms of the Class C-1 Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) applicable taxes required to be withheld and/or paid in connection with the distribution), or (ii) if additional ADSs are not so distributed, take all actions necessary so that each ADS issued and outstanding after the ADS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional integral number of Shares distributed upon the Deposited Securities represented thereby (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) applicable taxes required to be withheld and/or paid in connection with the distribution). In lieu of delivering fractional ADSs, the Depositary shall sell the number of Shares or ADSs, as the case may be, represented by the aggregate of such fractions and distribute the net proceeds upon the terms described in Section 4.1. In the event that the Depositary determines that any distribution in property (including Shares) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, if the Company in the fulfillment of its obligation under Section 5.7, has furnished an opinion of U.S. counsel determining that Shares must be registered under the Securities Act or

24

Execution Copy

other laws in order to be distributed to Holders (and no such registration statement has been declared effective), the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of (a) applicable taxes required to be withheld and/or paid in connection with the distribution and (b) fees and charges of, and expenses incurred by, the Depositary) to Holders entitled thereto upon the terms described in Section 4.1. The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of the Class C-1 Deposit Agreement. Notwithstanding anything contained in the Class C-1 Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for in this Section 4.2, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in this Section 4.2, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in this Section 4.2 where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein

Section 4.3 Elective Distributions in Cash or Shares. If ever the Company intends to make a distribution payable at the election of the holders of Shares in cash or in additional Shares, the Company shall give notice thereof to the Depositary at least sixty (60) days (or such other number of days as mutually agreed to in writing by the Depositary and the Company) prior to the proposed distribution stating whether or not it wishes such elective distribution to be made available to Holders of ADSs. Upon timely receipt of notice indicating that the Company wishes such elective distribution to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders of ADSs. The Depositary shall make such elective distribution available to Holders only if (i) the Company shall have timely requested that the elective distribution be made available to Holders, (ii) the Depositary shall have determined that such distribution is reasonably practicable and (iii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7 hereof. If the above conditions are not satisfied or if the Company requests such elective distribution not to be made available to Holders of ADSs, the Depositary shall establish the ADS Record Date on the terms described in Section 4.10 and, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in England and Wales in respect of the Shares for which no election is made, either (X) cash upon the terms described in Section 4.1 or (Y) additional ADSs representing such additional Shares upon the terms described in Section 4.2. If the above conditions are satisfied, the Depositary shall establish an ADS Record Date (on the terms described in Section 4.10 hereof) and establish procedures to enable Holders to elect the receipt of the proposed distribution in cash or in additional ADSs. The Company shall assist the Depositary in establishing such procedures to the extent necessary. If a Holder elects to receive the proposed

25

Execution Copy

distribution (X) in cash, the distribution shall be made upon the terms described in Section 4.1 hereof, or (Y) in ADSs, the distribution shall be made upon the terms described in Section 4.2 hereof. Nothing herein shall obligate the Depositary to make available to Holders a method to receive the elective distribution in Shares (rather than ADSs). There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares. Notwithstanding anything contained in the Class C-1 Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for in this Section 4.3, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in this Section 4.3, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in this Section 4.3 where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

Section 4.4 Distribution of Rights to Purchase Additional ADSs.

(a) Distribution to ADS Holders. If ever the Company intends to distribute to the holders of the Deposited Securities rights to subscribe for additional Shares, the Company shall give notice thereof to the Depositary at least sixty (60) days (or such other number of days as mutually agreed to in writing by the Depositary and the Company) prior to the proposed distribution stating whether or not it wishes such rights to be made available to Holders of ADSs. Upon timely receipt of a notice indicating that the Company wishes such rights to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such rights available to the Holders. The Depositary shall make such rights available to Holders only if (i) the Company shall have timely requested that such rights be made available to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7 hereof, and (iii) the Depositary shall have determined that such distribution of rights is reasonably practicable. In the event any of the conditions set forth above are not satisfied or if the Company requests that the rights not be made available to Holders of ADSs, the Depositary shall proceed with the sale of the rights as contemplated in Section 4.4(b) below. In the event all conditions set forth above are satisfied, the Depositary shall establish an ADS Record Date (upon the terms described in Section 4.10 hereof) and establish procedures to (x) distribute rights to purchase additional ADSs (by means of Shares or otherwise), (y) to enable the Holders to exercise such rights (upon payment of the subscription price and of the applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes), and (z) to deliver ADSs upon the valid exercise of such rights. The Company shall assist the Depositary to the extent necessary in establishing such procedures. Nothing herein shall obligate the Depositary to make available to the Holders a method to exercise rights to subscribe for Shares (rather than ADSs).

26

Execution Copy

(b) Sale of Rights. If (i) the Company does not timely request the Depositary to make the rights available to Holders or requests that the rights not be made available to Holders, (ii) the Depositary fails to receive satisfactory documentation within the terms of Section 5.7 hereof or determines it is not reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public or private sale) as it may deem practicable. The Company shall assist the Depositary to the extent necessary to determine such legality and practicability. The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) upon the terms set forth in Section 4.1 hereof.

(c) Lapse of Rights. If the Depositary is unable to make any rights available to Holders upon the terms described in Section 4.4(a) or to arrange for the sale of the rights upon the terms described in Section 4.4(b), the Depositary shall allow such rights to lapse.

The Depositary shall not be liable for (i) any failure to determine that it may be lawful or practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise, or (iii) the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution.

Notwithstanding anything to the contrary in this Section 4.4, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders (i) unless and until a registration statement under the Securities Act (or other applicable law) covering such offering is in effect or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, in each case satisfactory to the Depositary, to the effect that the offering and sale of such securities to Holders and Beneficial Owners are exempt from, or do not require registration under, the provisions of the Securities Act or any other applicable laws.

In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of Deposited Property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders of ADSs shall be reduced accordingly. In the event that the Depositary determines that any distribution of Deposited Property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such Deposited Property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

27

Execution Copy

There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive or exercise rights on the same terms and conditions as the holders of Shares or be able to exercise such rights. Nothing herein shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

Section 4.5 Distributions Other Than Cash, Shares or Rights to Purchase Shares.

(a) If ever the Company intends to distribute to the holders of Deposited Securities property other than cash, Shares or rights to purchase additional Shares, the Company shall give timely notice thereof to the Depositary and shall indicate whether or not it wishes such distribution to be made to Holders of ADSs. Upon receipt of a notice indicating that the Company wishes such distribution be made to Holders of ADSs, the Depositary shall consult with the Company, and the Company shall assist the Depositary, to determine whether such distribution to Holders is lawful and reasonably practicable. The Depositary shall not make such distribution unless (i) the Company shall have requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7 hereof, and (iii) the Depositary shall have determined that such distribution is reasonably practicable.

(b) Upon receipt of satisfactory documentation and the request of the Company to distribute property to Holders of ADSs and after making the requisite determinations set forth in (a) above, the Depositary shall distribute the property so received to the Holders of record, as of the ADS Record Date (established upon the terms described in Section 4.10 hereof), in proportion to the number of ADSs held by them respectively and in such manner as the Depositary may deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any applicable taxes required to be withheld and/or paid. The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

(c) If (i) the Company does not request the Depositary to make such distribution to Holders or requests not to make such distribution to Holders, (ii) the Depositary does not receive satisfactory documentation within the terms of Section 5.7 hereof, or (iii) the Depositary determines that all or a portion of such distribution is not reasonably practicable, the Depositary shall sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem practicable and shall (i) cause the proceeds of such sale, if any, to be converted into

28

Execution Copy

Dollars and (ii) distribute the proceeds of such conversion received by the Depositary (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) to the Holders as of the ADS Record Date upon the terms of Section 4.1 hereof. If the Depositary is unable to sell such property, the Depositary may dispose of such property for the account of the Holders in any way it deems reasonably practicable under the circumstances.

(d) Neither the Depositary nor the Company shall be liable for (i) any failure to accurately determine whether it is lawful or practicable to make the property described in this Section 4.5 available to Holders in general or any Holders in particular, nor (ii) any loss incurred in connection with the sale or disposal of such property.

Section 4.6 Conversion of ADSs by ADS Holders. Subject to the terms hereof and, if applicable, the relevant ADRs, Holders of ADSs may convert the Shares represented thereby upon the terms for conversion of the Shares set forth in the Articles of Association prior to the ADS Expiration Date on any Business Day starting on July 25, 2022.

In the event that a Holder of ADSs wishes to convert the Shares represented by ADSs into Class A ADSs representing Class A Shares and such Shares may be converted at such time, the Holder shall be required to take the following actions:

(a) Present such Holder’s ADSs to the Depositary (c/o of the ADS Admin Agent) for cancellation and conversion of the underlying Shares.

(b) Remit to the ADS Depositary (c/o the ADS Admin Agent) payment of (i) the Share Conversion Price, and (ii) any and all fees and expenses applicable to (x) the cancellation and conversion of ADSs (as set forth in Exhibit C hereto), and (y) the issuance and delivery of Class A ADSs (as set forth in the Class A Deposit Agreement).

(c) Deliver to the ADS Depositary (c/o the ADS Admin Agent) a duly completed and signed ADS Conversion Form, substantially in the form set forth in Exhibit B (the “ADS Conversion Form”), instructing the Depositary to:

(i) Cancel, or cause to be canceled, the ADSs presented for cancellation;

(ii) Instruct the ADS Admin Agent and the Custodian to (x) deliver as soon as practicable to the Conversion Agent the Shares represented by the ADSs so canceled for conversion, (y) convert, or cause to be converted, the Shares represented by the ADSs so canceled, and (z) remit to the Conversion Agent the Share Conversion Price received directly from the Holder of the ADSs so canceled;

29

Execution Copy

(iii) Instruct the Conversion Agent to deliver Class A Shares deliverable upon conversion of the ADSs in accordance with the Articles of Association to the custodian under the Class A Deposit Agreement; and

(iv) Instruct the depositary under the Class A Deposit Agreement to issue Class A ADSs to the account or accounts specified in the ADS Conversion Form.

The Depositary shall, or shall cause the ADS Admin Agent to, establish procedures with DTC for the conversion of Shares represented by ADSs, and the receipt of Class A ADSs upon conversion of ADSs, in each case substantially upon the terms for conversion of Shares represented by ADSs by Holders of ADSs described above, by DTC Participants on behalf of Beneficial Owners of ADSs via DTC’s automated warrant exercise procedures upon terms acceptable to the Depositary and the ADS Admin Agent. Such DTC procedures shall require the DTC Participant converting ADSs to (i) surrender ADSs for cancellation, (ii) deliver the requisite ADS/Warrant conversion instructions, and (iii) pay the applicable Share Conversion Price and the ADS fees applicable to the cancellation and conversion of ADSs and the issuance and delivery of Class A ADSs.

The Depositary shall, upon receipt of ADSs for conversion, the duly completed ADS Conversion Form, the Share Conversion Price and the ADS fees and expenses applicable to the cancellation and conversion of ADSs and the issuance and delivery of Class A ADSs, as contemplated above by Holders or by DTC Participants on behalf of Beneficial Owners of ADSs, (x) cancel (or cause to be cancelled) the ADSs so presented, and (y) instruct the ADS Admin Agent and the Custodian to deliver as soon as practicable to the Conversion Agent (i) the Shares represented by the ADSs so canceled for conversion, and (ii) the Class C-1 Share Conversion Price received directly from the Holder of the ADSs so canceled.

The Holder of an ADS shall be considered the owner of Class A Shares of the Company issuable upon conversion of Shares only upon receipt by the Conversion Agent from the Custodian acting on behalf of the Holder of (i) the requisite Shares, (ii) duly completed instructions for the conversion of such Shares, and (iii) the Share Conversion Price. There can be no assurance that the Class A ADSs deliverable upon conversion of ADSs will be issued and delivered to the person converting the ADSs within a specified time from the date of conversion of the ADSs.

If the number of ADSs converted is less than the total number of ADSs evidenced by the ADR presented to the Depositary for cancellation, the Depositary shall issue a new ADR representing the balance of the ADSs not converted. No fractional Shares will be issued upon the conversion of Shares and no fractional Class A ADSs will be issued upon the conversion of the ADSs.

30

Execution Copy

If the Company at any time adjusts Share Conversion Price or the ADS or Share conversion ratio it shall give notice thereof to the Depositary and the ADS Admin Agent. Upon receipt of such notice, the Depositary shall, or shall cause the ADS Admin Agent to, give notice thereof to the Holders of ADSs.

If the Company at any time suspends the right to convert Shares, it shall give timely notice thereof to the Depositary and the ADS Admin Agent setting forth the term and the reason of such suspension. Upon receipt of such notice of suspension, the Depositary shall give, or shall cause the ADS Admin Agent to give, notice thereof to the Holders of ADSs and shall refuse to accept any instruction to convert ADSs for the purpose of any conversion of Shares during the period of suspension.

Copies of the ADS Conversion Form may be obtained from the Depositary and from the ADS Admin Agent upon request.

Section 4.7 Distributions with Respect to Deposited Securities in Bearer Form. Subject to the terms of this Article IV, distributions in respect of Deposited Securities that are held by the Depositary or the Custodian in bearer form shall be made to the Depositary for the account of the respective Holders of ADSs with respect to which any such distribution is made upon due presentation by the Depositary or the Custodian to the Company of any relevant coupons, talons, or certificates. The Company shall promptly notify the Depositary of such distributions. The Depositary or the Custodian shall promptly present such coupons, talons or certificates, as the case may be, in connection with any such distribution.

Section 4.8 Redemption and Mandatory Conversion. If ever the Company intends to exercise any right of redemption and/or mandatory conversion in respect of any of the Deposited Securities, the Company shall give notice thereof to the Depositary at least sixty (60) days (or such other number of days as mutually agreed to in writing by the Depositary and the Company) prior to the intended date of redemption and/or mandatory conversion which notice shall set forth the particulars of the proposed redemption and/or mandatory conversion. Upon timely receipt of (i) such notice and (ii) satisfactory documentation given by the Company to the Depositary within the terms of Section 5.7 hereof, and only if after consultation between the Depositary and the Company, to the extent practicable the Depositary shall have determined that such proposed redemption and/or mandatory conversion is practicable, the Depositary shall provide to each Holder a notice setting forth the intended exercise by the Company of the redemption and/or mandatory conversion rights and any other particulars set forth in the Company’s notice to the Depositary. The Depositary shall instruct the Custodian to present to the Company the Deposited Securities in respect of which redemption and/or mandatory conversion rights are being exercised against receipt of the applicable redemption and/or mandatory conversion consideration. Upon receipt of confirmation from the Custodian that the redemption and/or mandatory conversion has taken place and that applicable redemption and/or mandatory conversion consideration has been received, the Depositary shall (x) convert, transfer, and distribute any cash redemption and/or mandatory conversion proceeds (net of applicable (a) fees and charges of, and the expenses incurred by, the Depositary, and (b) taxes), retire ADSs and cancel ADRs, if applicable, upon delivery of such ADSs by Holders thereof and the terms set forth in

31

Execution Copy

Sections 4.1 and 6.2 hereof, and (y) deliver non-cash redemption and/or mandatory conversion proceeds (net of applicable (a) fees and charges of, and the expenses incurred by, the Depositary, and (b) taxes), retire ADSs and cancel ADRs, if applicable, upon delivery of such ADSs by Holders thereof and the terms set forth in Sections 4.5 and 6.2 hereof. If less than all outstanding Deposited Securities are redeemed and/or mandatorily converted, the ADSs to be retired will be selected by lot or on a pro rata basis, as may be determined by the Depositary after consultation between the Depositary and the Company, to the extent practicable. The redemption and/or mandatory conversion consideration per ADS shall (subject to the terms of the Class C-1 Deposit Agreement) be the equivalent of the per Share amount received by the Depositary (adjusted to reflect the ADS(s)-to-Share(s) ratio) upon the redemption and/or mandatory conversion of the Deposited Securities represented by ADSs (subject to the terms of Section 4.9 hereof and the applicable fees and charges of, and expenses incurred by, the Depositary, and taxes) multiplied by the number of Deposited Securities represented by each ADS redeemed and/or mandatorily converted. Notwithstanding anything contained in the Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed redemption and/or mandatory conversion provided for in this Section 4.7, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in this Section 4.7, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in this Section 4.7 where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

Section 4.9 Conversion of Foreign Currency. Whenever the Depositary or the Custodian shall receive Foreign Currency, by way of distributions or the net proceeds from the sale of Deposited Property, which in the judgment of the Depositary can at such time be converted on a practicable basis, by sale or in any other manner that it may determine in accordance with applicable law, into Dollars transferable to the United States and distributable to the Holders entitled thereto, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may reasonably determine, such Foreign Currency into Dollars, and shall distribute such Dollars (net of the fees and charges set forth in the Fee Schedule attached hereto as Exhibit C, and applicable taxes withheld) in accordance with the terms of the applicable sections of the Class C-1 Deposit Agreement. The Depositary and/or its agent (which may be a division, branch or Affiliate of the Depositary) may act as principal for any conversion of Foreign Currency. If the Depositary shall have distributed warrants or other instruments that entitle the holders thereof to such Dollars, the Depositary shall distribute such Dollars to the holders of such warrants and/or instruments upon surrender thereof for cancellation, in either case without liability for interest thereon. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of any application of exchange restrictions or otherwise.

32

Execution Copy

If such conversion or distribution generally or with regard to a particular Holder can be effected only with the approval or license of any government or agency thereof, the Depositary shall have authority to file such application for approval or license, if any, as it may deem desirable. In no event, however, shall the Depositary be obligated to make such a filing.

If at any time the Depositary shall determine that in its judgment the conversion of any Foreign Currency and the transfer and distribution of proceeds of such conversion received by the Depositary is not practicable or lawful, or if any approval or license of any governmental authority or agency thereof that is required for such conversion, transfer and distribution is denied or, in the opinion of the Depositary, not obtainable at a reasonable cost or within a reasonable period, the Depositary may, in its reasonable discretion, (i) make such conversion and distribution in Dollars to the Holders for whom such conversion, transfer and distribution is lawful and practicable, (ii) distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) to Holders for whom this is lawful and practicable or (iii) hold (or cause the Custodian to hold) such Foreign Currency (without liability for interest thereon) for the respective accounts of the Holders entitled to receive the same.

Section 4.10 Fixing of ADS Record Date. Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any distribution (whether in cash, Shares, rights, or other distribution), or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each ADS, or whenever the Depositary shall receive notice of any meeting of, or solicitation of consents or proxies of, holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix a record date (the “ADS Record Date”) for the determination of the Holders of ADSs who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, to give or withhold such consent, to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Shares represented by each ADS. The Depositary shall make reasonable efforts to establish the ADS Record Date as closely as possible to the applicable record date for the Deposited Securities (if any) set by the Company in England and Wales and shall not announce the establishment of any ADS Record Date prior to the relevant corporate action having been made public by the Company (if such corporate action affects the Deposited Securities). Subject to applicable law and the provisions of Section 4.1 through 4.9 and to the other terms and conditions of the Class C-1 Deposit Agreement, only the Holders of ADSs at the close of business in New York on such ADS Record Date shall be entitled to receive such distribution, to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

Section 4.11 Voting of Deposited Securities. As soon as practicable after receipt of notice of any meeting at which the holders of Deposited Securities are entitled to vote, or of solicitation of consents or proxies from holders of Deposited Securities, the Depositary shall fix the ADS Record Date in respect of such meeting or solicitation of

33

Execution Copy

consent or proxy in accordance with Section 4.10. The Depositary shall, if requested by the Company in writing in a timely manner (the Depositary having no obligation to take any further action if the request shall not have been received by the Depositary at least thirty (30) days prior to the date of such vote or meeting), at the Company’s expense and provided no U.S. legal prohibitions exist, distribute to Holders as of the ADS Record Date: (a) such notice of meeting or solicitation of consent or proxy, (b) a statement that the Holders at the close of business on the ADS Record Date will be entitled, subject to any applicable law, the provisions of the Class C-1 Deposit Agreement, the Articles of Association of the Company and the provisions of or governing the Deposited Securities (which provisions, if any, shall be summarized in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by such Holder’s ADSs, and (c) a brief statement as to the manner in which such voting instructions may be given.

Notwithstanding anything contained in the Class C-1 Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with, or otherwise publicizes to Holders, instructions on how to retrieve such materials or receive such materials upon request (e.g., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

The Depositary has been advised by the Company that under the Articles of Association of the Company as in effect on the date of the Class C-1 Deposit Agreement, voting at any meeting of shareholders of the Company is by poll.

Voting instructions may be given only in respect of a number of ADSs representing an integral number of Deposited Securities. Upon the timely receipt from a Holder of ADSs as of the ADS Record Date of voting instructions in the manner specified by the Depositary, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of the Class C-1 Deposit Agreement, Articles of Association of the Company and the provisions of the Deposited Securities, to vote, or cause the Custodian to vote, the Deposited Securities (in person or by proxy) represented by such Holder’s ADSs in accordance with the voting instructions timely received from the Holders of ADSs.

Deposited Securities represented by ADSs for which no timely voting instructions are received by the Depositary from the Holder shall not be voted (except as otherwise contemplated herein). Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of, for purposes of establishing a quorum or otherwise, the Deposited Securities represented by ADSs, except pursuant to and in accordance with the voting instructions timely received from Holders or as otherwise contemplated herein. If the Depositary timely receives

34

Execution Copy

voting instructions from a Holder which fail to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Holder’s ADSs, the Depositary will deem such Holder (unless otherwise specified in the notice distributed to Holders) to have instructed the Depositary to vote in favor of the items set forth in such voting instructions.

Notwithstanding anything else contained herein, the Depositary shall, if so requested in writing by the Company, represent all Deposited Securities (whether or not voting instructions have been received in respect of such Deposited Securities from Holders as of the ADS Record Date) for the sole purpose of establishing quorum at a meeting of shareholders.

Notwithstanding anything else contained in the Class C-1 Deposit Agreement or any ADR, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of Deposited Securities if the taking of such action would violate U.S. or English laws. The Company agrees to take any and all actions reasonably necessary and as permitted by the laws of England and Wales to enable Holders and Beneficial Owners to exercise the voting rights accruing to the Deposited Securities and to deliver to the Depositary an opinion of U.S. counsel addressing any actions reasonably requested to be taken if so requested by the Depositary.

There can be no assurance that Holders generally or any Holder in particular will receive the notice described above with sufficient time to enable the Holder to return voting instructions to the Depositary in a timely manner.

Section 4.12 Changes Affecting Deposited Securities. Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger, scheme of arrangement or consolidation or sale of assets affecting the Company or to which it is a party, any property which shall be received by the Depositary or the Custodian in exchange for, or in conversion of or replacement of or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be treated as new Deposited Property under the Class C-1 Deposit Agreement, and the ADRs shall, subject to the provisions of the Class C-1 Deposit Agreement and applicable law, evidence ADSs representing the right to receive such additional securities or replacement Deposited Property. In giving effect to such change, split-up, cancellation, consolidation or other reclassification of Deposited Securities, recapitalization, reorganization, merger, scheme of arrangement, consolidation or sale of assets, the Depositary may, with the Company’s approval, and shall, if the Company shall so request, subject to the terms of the Class C-1 Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and expenses incurred by, the Depositary, and (b) applicable taxes) and receipt of an opinion of counsel to the Company satisfactory to the Depositary that such actions are not in violation of any applicable laws or regulations (i) issue and deliver additional ADSs as in the case of a stock dividend on the Shares, (ii) amend the Class C-1 Deposit Agreement and the applicable ADRs, (iii) amend the applicable Registration Statement(s)

35

Execution Copy

on Form F-6 as filed with the Commission in respect of the ADSs, (iv) call for the surrender of outstanding ADRs to be exchanged for new ADRs, and (v) take such other actions as are appropriate to reflect the transaction with respect to the ADSs. The Company agrees to, jointly with the Depositary, amend the Registration Statement on Form F-6 as filed with the Commission to permit the issuance of such new form of ADSs. Notwithstanding the foregoing, in the event that any Deposited Property so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company’s approval, and shall, if the Company requests, subject to receipt of an opinion of Company’s counsel satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such Deposited Property at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) for the account of the Holders otherwise entitled to such Deposited Property upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.1. The Depositary shall not be liable for (i) any failure to determine that it may be lawful or practicable to make such Deposited Property available to Holders in general or to any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such Deposited Property.

Section 4.13 Available Information. The Company is subject to the periodic reporting requirements of the Exchange Act and, accordingly, is required to file or furnish certain reports with the Commission. These reports can be retrieved from the Commission’s website (www.sec.gov) and can be inspected and copied at the public reference facilities maintained by the Commission located (as of the date of the Deposit Agreement) at 100 F Street, N.E., Washington D.C. 20549.

Section 4.14 Reports. The Depositary shall make available for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Property and (b) made generally available to the holders of such Deposited Property by the Company. The Depositary shall also provide or make available to Holders copies of such reports when furnished by the Company pursuant to Section 5.6.

Section 4.15 List of Holders. Promptly upon written request by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of ADSs of all Holders.

Section 4.16 Taxation. The Depositary will, and will instruct the Custodian to, forward to the Company or its agents such information from its records as the Company may reasonably request to enable the Company or its agents to file the necessary tax reports with governmental authorities or agencies. The Depositary, the Custodian or the Company and its agents may file such reports as are necessary to reduce or eliminate

36

Execution Copy

applicable taxes on distributions in respect of Deposited Securities under applicable tax treaties or laws for the Holders and Beneficial Owners. In accordance with instructions from the Company and to the extent practicable, the Depositary or the Custodian will take reasonable administrative actions to obtain tax refunds, reduced withholding of tax at source on distributions and other benefits under applicable tax treaties or laws with respect to distributions on the Deposited Securities. As a condition to receiving such benefits, Holders and Beneficial Owners of ADSs may be required from time to time, and in a timely manner, to file such proof of taxpayer status, residence and beneficial ownership (as applicable), to execute such certificates and to make such representations and warranties, or to provide any other information or documents, as the Depositary or the Custodian may deem necessary or proper to fulfill the Depositary’s or the Custodian’s obligations under applicable law. The Depositary and the Company shall have no obligations or liability to any person if any Holder or Beneficial Owner fails to provide such information or if such information does not reach the relevant tax authorities in time for any Holder or Beneficial Owner to obtain the benefit of any tax treaty. The Holders and Beneficial Owners shall indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and Affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

If the Company (or any of its agents) withholds from any distribution any amount on account of taxes or governmental charges, or pays any other tax in respect of such distribution (i.e., stamp duty tax, capital gains or other similar tax), the Company shall use commercially reasonable efforts to (or shall cause such agent to) remit within a reasonable time to the Depositary information about such taxes or governmental charges withheld or paid, and, if so requested, the tax receipt (or other proof of payment to the applicable governmental authority) therefor, in each case, in a form reasonably satisfactory to the Depositary. The Depositary shall, to the extent required by U.S. law, report to Holders any taxes withheld by it or the Custodian, and, if such information is provided to it by the Company, any taxes withheld by the Company. The Depositary and the Custodian shall not be required to provide the Holders with any evidence of the remittance by the Company (or its agents) of any taxes withheld, or of the payment of taxes by the Company, except to the extent the evidence is provided by the Company to the Depositary or the Custodian, as applicable. Neither the Depositary nor the Custodian shall be liable for the failure by any Holder or Beneficial Owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Holder’s or Beneficial Owner’s income tax liability.

The Depositary is under no obligation to provide the Holders and Beneficial Owners with any information about the tax status of the Company except to the extent that the Company provides information to the Depositary for distribution to the Holders and Beneficial Owners, and the Depositary agrees to distribute to the Holders and Beneficial Owners. The Depositary shall not incur any liability for any tax consequences that may be incurred by Holders and Beneficial Owners on account of their ownership of

37

Execution Copy

the ADSs, including without limitation, tax consequences resulting from the Company (or any of its subsidiaries) being treated as a “Passive Foreign Investment Company” (as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise.

ARTICLE V.

THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

Section 5.1 Maintenance of Office and Transfer Books by the Registrar. Until termination of the Class C-1 Deposit Agreement in accordance with its terms, the Registrar shall maintain in the Borough of Manhattan, the City of New York, an office and facilities for the execution and delivery, registration of issuances, registration of transfers, combination and split-up of ADRs, and the surrender of ADRs for the purpose of withdrawal of Deposited Securities in accordance with the provisions of the Class C-1 Deposit Agreement.

The Registrar shall keep books for the registration of issuances and transfers of ADRs which at all reasonable times shall be open for inspection by the Company and by the Holders of such ADRs, provided that such inspection shall not be, to the Registrar’s knowledge, for the purpose of communicating with Holders of such ADRs in the interest of a business or object other than the business of the Company or other than a matter related to the Class C-1 Deposit Agreement or the ADRs.

The Registrar may close the transfer books with respect to the ADRs, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder, or at the reasonable written request of the Company subject, in all cases, to Section 7.8 hereof.

If any ADRs or the ADSs evidenced thereby are listed on one or more stock exchanges or automated quotation systems in the United States, the Depositary shall act as Registrar or with written notice given as promptly as practicable to the Company, appoint a Registrar or one or more co-registrars for registration of ADRs and transfers, combinations and split-ups, and to countersign such ADRs in accordance with any requirements of such exchanges or systems. Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary with written notice given as promptly as practicable to the Company.

Section 5.2 Exoneration. Notwithstanding anything contained in the Class C-1 Deposit Agreement or any ADR, neither the Depositary nor the Company shall be obligated to do or perform any act or thing which is inconsistent with the provisions of the Class C-1 Deposit Agreement or incur any liability (to the extent not limited by Section 7.8(b)) (i) if the Depositary, the Custodian, the Company or their respective agents shall be prevented or forbidden from, hindered or delayed in, doing or performing any act or thing required or contemplated by the terms of the Class C-1 Deposit Agreement, by reason of any provision of any present or future law or regulation of the

38

Execution Copy

United States, England and Wales or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of potential criminal or civil penalties or restraint, or by reason of any provision, present or future, of the Articles of Association of the Company or any provision of or governing any Deposited Securities, or by reason of any act of God or other event or circumstance beyond its control (including, without limitation, fire, flood, earthquake, tornado, hurricane, tsunami, explosion, or other natural disaster, nationalization, expropriation, currency restriction, work stoppage, strikes, civil unrest, act of war (whether declared or not) or terrorism, revolution, rebellion, embargo, computer failure, failure of public infrastructure (including communication or utility failure), failure of common carriers, nuclear, cyber or biochemical incident, any pandemic, epidemic or other prevalent disease or illness with an actual or probable threat to human life, any quarantine order or travel restriction imposed by a governmental authority or other competent public health authority, or the failure or unavailability of the United States Federal Reserve Bank (or other central banking system) or DTC (or other clearing system)), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Class C-1 Deposit Agreement or in the Articles of Association of the Company or provisions of or governing Deposited Securities, (iii) for any action or inaction in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, (iv) for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Class C-1 Deposit Agreement, made available to Holders of ADSs, (v) for any action or inaction of any clearing or settlement system (and any participant thereof) for the Deposited Property or the ADSs, or (vi) for any consequential or punitive damages (including lost profits) for any breach of the terms of the Class C-1 Deposit Agreement. The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

Section 5.3 Standard of Care. The Company and the Depositary assume no obligation and shall not be subject to any liability under the Class C-1 Deposit Agreement or any ADRs to any Holder(s) or Beneficial Owner(s), except that the Company and the Depositary agree to perform their respective obligations specifically set forth in the Class C-1 Deposit Agreement or the applicable ADRs without negligence or bad faith.

Without limitation of the foregoing, neither the Depositary, nor the Company, nor any of their respective controlling persons, or agents, shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Property or in respect of the ADSs, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary).

39

Execution Copy

The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote or give or withhold consent in respect of any of the Deposited Securities, or for the manner in which any vote is cast or consent is given or withheld or the effect of any vote or consent, provided that any such action or omission is in good faith and without negligence and in accordance with the terms of the Class C-1 Deposit Agreement. The Depositary shall not incur any liability for any failure to accurately determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Property, for the validity or worth of the Deposited Property, for the value of any Deposited Property or any distribution thereon, for any interest on Deposited Property, for any tax consequences that may result from the ownership of ADSs, Class A Shares, Shares or other Deposited Property, for the credit worthiness of any third party, for allowing any rights to lapse upon the terms of the Class C-1 Deposit Agreement, for the failure or timeliness of any notice from the Company, or for any action of or failure to act by, or any information provided or not provided by, DTC or any DTC Participant.

The Depositary shall not be liable for any acts or omissions by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be liable for any acts or omissions by a predecessor depositary whether in connection with an act or omission of the Depositary or in connection with any matter arising wholly prior to the appointment of the Depositary or after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

Section 5.4 Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by written notice of resignation delivered to the Company, such resignation to be effective on the earlier of (i) the 90th day after delivery thereof to the Company (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 hereof), or (ii) the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by written notice of such removal, which removal shall be effective on the later of (i) the 120th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the

40

Execution Copy

actions contemplated in Section 6.2 hereof), or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York. Every successor depositary shall be required by the Company to execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor (other than as contemplated in Sections 5.8 and 5.9 hereof). The predecessor depositary, upon payment of all sums due it and on the written request of the Company shall, (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in Sections 5.8 and 5.9 hereof), (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Property to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding ADSs and such other information relating to ADSs and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly provide notice of its appointment to such Holders.

Any entity into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

Section 5.5 The Custodian. The Depositary has initially appointed Citibank, N.A. (London) as Custodian for the purpose of the Class C-1 Deposit Agreement. The Custodian or its successors in acting hereunder shall be subject at all times and in all respects to the direction of the Depositary for the Shares for which the Custodian acts as custodian and shall be responsible solely to it. If any Custodian resigns or is discharged from its duties hereunder with respect to any Deposited Securities and no other Custodian has previously been appointed hereunder, the Depositary shall promptly appoint a substitute custodian. The Depositary shall require such resigning or discharged Custodian to deliver the Deposited Property held by it, together with all such records maintained by it as Custodian with respect to such Deposited Property as the Depositary may request, to the Custodian designated by the Depositary. Whenever the Depositary determines, in its discretion, that it is appropriate to do so, it may appoint an additional custodian with respect to any Deposited Property, or discharge the Custodian with respect to any Deposited Property and appoint a substitute custodian, which shall thereafter be Custodian hereunder with respect to the Deposited Securities. Immediately upon any such change, the Depositary shall give notice thereof in writing to all Holders of ADSs, each other Custodian and the Company.

Citibank may at any time act as Custodian of the Deposited Property pursuant to the Class C-1 Deposit Agreement, in which case any reference to Custodian shall mean Citibank solely in its capacity as Custodian pursuant to the Class C-1 Deposit Agreement.

41

Execution Copy

Notwithstanding anything contained in the Class C-1 Deposit Agreement or any ADR to the contrary, the Depositary shall not be obligated to give notice to the Company, any Holders of ADSs or any other Custodian of its acting as Custodian pursuant to the Class C-1 Deposit Agreement.

Upon the appointment of any successor depositary, any Custodian then acting hereunder shall, unless otherwise instructed by the Depositary, continue to be the Custodian of the Deposited Property without any further act or writing, and shall be subject to the direction of the successor depositary. The successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority to act on the direction of such successor depositary.

Section 5.6 Notices and Reports. On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action by such holders other than at a meeting, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company shall transmit to the Depositary and the Custodian a copy of the notice thereof in the English language but otherwise in the form given or to be given to holders of Shares or other Deposited Securities. The Company shall also furnish to the Custodian and the Depositary a summary, in English, of any applicable provisions or proposed provisions of the Articles of Association of the Company that may be relevant or pertain to such notice of meeting or be the subject of a vote thereat.

The Company will also transmit to the Depositary (a) other notices, reports and communications which are made generally available by the Company to holders of its Shares or other Deposited Securities and (b) the Company’s annual and semi-annual reports prepared in accordance with the applicable requirements of the Commission. The Depositary shall arrange, at the request of the Company and at the Company’s expense, to provide copies thereof to all Holders or make such notices, reports and other communications available to all Holders on a basis similar to that for holders of Shares or other Deposited Securities or on such other basis as the Company may advise the Depositary or as may be required by any applicable law, regulation or stock exchange requirement. The Company has delivered to the Depositary and the Custodian a copy of the Company’s Articles of Association, and promptly upon any amendment thereto or change therein, the Company shall deliver to the Depositary and the Custodian a copy of such amendment thereto or change therein. The Depositary may rely upon such copy for all purposes of the Class C-1 Deposit Agreement.

The Depositary will, at the expense of the Company, make available a copy of any such notices, reports or communications issued by the Company and delivered to the Depositary for inspection by the Holders of the ADSs at the Depositary’s Principal Office, at the office of the Custodian and at any other designated transfer office.

42

Execution Copy

Section 5.7 Issuance of Additional Shares, ADSs, etc. The Company agrees that in the event it or any of its Affiliates proposes (i) an issuance, sale or distribution of additional Shares, (ii) an offering of rights to subscribe for Shares or other Deposited Securities, (iii) an issuance of securities convertible into or exchangeable for Shares, (iv) an issuance of rights to subscribe for securities convertible into or exchangeable for Shares, (v) an elective distribution of cash or Shares, (vi) a redemption of Deposited Securities, (vii) a meeting of holders of Deposited Securities, or solicitation of consents or proxies, relating to any reclassification of securities, merger, scheme of arrangement, or consolidation or transfer of assets, or (viii) any reclassification, recapitalization, reorganization, merger, scheme of arrangement, consolidation or sale of assets which affects the Deposited Securities, it will obtain U.S. legal advice and take all steps necessary to ensure that the application of the proposed transaction to Holders and Beneficial Owners does not violate the registration provisions of the Securities Act, or any other applicable laws (including, without limitation, the Investment Company Act of 1940, as amended, the Exchange Act and the securities laws of the states of the U.S.). In support of the foregoing, the Company will furnish to the Depositary (a) a written opinion of U.S. counsel (reasonably satisfactory to the Depositary) stating whether or not application of such transaction to Holders and Beneficial Owners (1) requires a registration statement under the Securities Act to be in effect or (2) is exempt from the registration requirements of the Securities Act and (b) an opinion of English counsel stating that (1) making the transaction available to Holders and Beneficial Owners does not violate the laws or regulations of England and Wales and (2) all requisite regulatory consents and approvals have been obtained in England and Wales. If the filing of a registration statement is required, the Depositary shall not have any obligation to proceed with the transaction unless it shall have received evidence reasonably satisfactory to it that such registration statement has been declared effective. If, being advised by counsel, the Company determines that a transaction is required to be registered under the Securities Act, the Company will either (i) register such transaction to the extent necessary, (ii) alter the terms of the transaction to avoid the registration requirements of the Securities Act or (iii) direct the Depositary to take specific measures, in each case as contemplated in the Class C-1 Deposit Agreement, to prevent such transaction from violating the registration requirements of the Securities Act. The Company agrees with the Depositary that neither the Company nor any of its Affiliates will at any time (i) deposit any Shares or other Deposited Securities, either upon original issuance or upon a sale of Shares or other Deposited Securities previously issued and reacquired by the Company or by any such Affiliate, or (ii) issue additional Shares, rights to subscribe for such Shares, securities convertible into or exchangeable for Shares or rights to subscribe for such securities, unless such transaction and the securities issuable in such transaction do not violate the registration provisions of the Securities Act, or any other applicable laws (including, without limitation, the Investment Company Act of 1940, as amended, the Exchange Act and the securities laws of the states of the U.S.).

Notwithstanding anything else contained in the Class C-1 Deposit Agreement, nothing in the Class C-1 Deposit Agreement shall be deemed to obligate the Company to file any registration statement in respect of any proposed transaction.

43

Execution Copy

Section 5.8 Indemnification. The Depositary agrees to indemnify the Company and its directors, officers, employees, agents and Affiliates against, and hold each of them harmless from, any direct loss, liability, tax, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary, under the terms hereof due to the negligence or bad faith of the Depositary.

The Company agrees to indemnify the Depositary, the Custodian, the ADS Admin Agent, and any of their respective directors, officers, employees, agents and Affiliates against, and hold each of them harmless from, any direct loss, liability, tax, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) that may arise (a) out of or in connection with any offer, issuance, sale, resale, transfer, deposit, withdrawal or conversion of ADRs, ADSs, the Shares, or other Deposited Securities, as the case may be, to the extent that it is not unlawful for the Company to indemnify such person at such time under the applicable laws of England and Wales, (b) out of or as a result of any offering documents in respect thereof or (c) out of acts performed or omitted, including, but not limited to, any delivery by the Depositary on behalf of the Company of information regarding the Company in connection with the Class C-1 Deposit Agreement, any ancillary or supplemental agreement entered into between the Company and the Depositary, the ADRs, the ADSs, the Shares, or any Deposited Property, in any such case (i) by the Depositary, the Custodian, the ADS Admin Agent, or any of their respective directors, officers, employees, agents and Affiliates, except to the extent such loss, liability, tax, charge or expense is due to the negligence or bad faith of any of them, or (ii) by the Company or any of its directors, officers, employees, agents and Affiliates.

The obligations set forth in this Section shall survive the termination of the Class C-1 Deposit Agreement and the succession or substitution of any party hereto.

Any person seeking indemnification hereunder (an “indemnified person”) shall notify the person from whom it is seeking indemnification (the “indemnifying person”) of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person’s rights to seek indemnification except to the extent the indemnifying person is materially prejudiced by such failure) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim that may give rise to an indemnity hereunder, which defense shall be reasonable in the circumstances. No indemnified person shall compromise or settle any action or claim that may give rise to an indemnity hereunder without the consent of the indemnifying person, which consent shall not be unreasonably withheld.

Section 5.9 Fees and Charges of Depositary. The Company, the Holders, the Beneficial Owners, persons depositing Shares, surrendering ADSs for cancellation and withdrawal of Deposited Securities or withdrawing Deposited Securities, or converting ADSs or the Shares represented thereby, shall be required to pay the Depositary’s fees and related charges identified as payable by them respectively in the Fee Schedule

44

Execution Copy

attached hereto as Exhibit C. All ADS fees and charges so payable may be deducted from distributions or must be remitted to the Depositary, or its designee, and may, at any time and from time to time, be changed by agreement between the Depositary and the Company, but, in the case of ADS fees and charges payable by Holders and Beneficial Owners, only in the manner contemplated in Section 6.1. The Depositary shall provide, without charge, a copy of its latest ADS fee schedule to anyone upon request.

ADS fees and charges payable for (i) the issuance of ADSs and (ii) the cancellation of ADSs will be payable by the person for whom the ADSs are so issued by the Depositary (in the case of ADS issuances) and by the person for whom ADSs are being cancelled (in the case of ADS cancellations). In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees and charges will be payable by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC Participant(s) as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are payable by Holders as of the applicable ADS Record Date established by the Depositary. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, the applicable Holders as of the ADS Record Date established by the Depositary will be invoiced for the amount of the ADS fees and charges and such ADS fees may be deducted from distributions made to Holders. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such ADS fees and charges to the Beneficial Owners for whom they hold ADSs. In the case of (i) registration of ADS transfers, the ADS transfer fee will be payable by the ADS Holder whose ADSs are being transferred or by the person to whom the ADSs are transferred, (ii) conversion of ADSs of one series for ADSs of another series, the ADS conversion fee will be payable by the Holder whose ADSs are converted or by the person to whom the converted ADSs are delivered, and (iii) conversions of ADSs, the ADS conversion fee will be payable by the ADS Holder whose ADSs are being converted.

The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the ADS program established pursuant to the Deposit Agreement, by making available a portion of the ADS fees charged in respect of the ADS program or otherwise, upon such terms and conditions as the Company and the Depositary agree from time to time. The Company shall pay to the Depositary such fees and charges, and reimburse the Depositary for such out-of-pocket expenses, as the Depositary and the Company may agree from time to time. Responsibility for payment of such fees, charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its

45

Execution Copy

statement for such fees, charges and reimbursements to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

The obligations of Holders and Beneficial Owners to pay ADS fees and charges shall survive the termination of the Class C-1 Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.4, the right to collect ADS fees and charges shall extend for those ADS fees and charges incurred prior to the effectiveness of such resignation or removal.

Section 5.10 Restricted Securities Owners. The Company agrees to advise in writing each of the persons or entities who, to the knowledge of the Company, holds Restricted Securities that such Restricted Securities are ineligible for deposit hereunder (except under the circumstances contemplated in Section 2.13 hereof) and, to the extent practicable, shall require each of such persons to represent in writing that such person will not deposit Restricted Securities hereunder (except under the circumstances contemplated in Section 2.13 hereof).

ARTICLE VI.

AMENDMENT AND TERMINATION

Section 6.1 Amendment/Supplement. Subject to the terms and conditions of this Section 6.1 and applicable law, the ADRs outstanding at any time, the provisions of the Class C-1 Deposit Agreement and the form of ADR attached hereto and to be issued under the terms hereof may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the prior written consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding ADSs until the expiration of thirty (30) days after notice of such amendment or supplement shall have been given to the Holders of outstanding ADSs. Notice of any amendment to the Class C-1 Deposit Agreement or any ADR shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holders identifies a means for Holders and Beneficial Owners to retrieve or receive the text of such amendment (e.g., upon retrieval from the Commission’s, the Depositary’s or the Company’s website or upon request from the Depositary). The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs to be settled solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially

46

Execution Copy

prejudice any substantial existing rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such ADSs, to consent and agree to such amendment or supplement and to be bound by the Class C-1 Deposit Agreement and the ADR, if applicable, as amended or supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such ADS and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment of, or supplement to, the Class C-1 Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Class C-1 Deposit Agreement and the ADRs at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Class C-1 Deposit Agreement and the ADRs in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations.

Section 6.2 Expiration and Termination.

(a) Expiration. On the ADS Expiration Date, the ADSs and the Class C-1 Deposit Agreement and the rights and obligations of the parties thereto shall automatically expire (except as otherwise specifically set forth herein) and the ADSs and the ADRs issued upon the terms hereof shall automatically expire and become void. C-1 Shares held by the Custodian between the ADS Expiration Date and the Share Expiration Date for which no Share Conversion Price have been delivered shall be held by the Custodian solely on behalf of the Holders and Beneficial Owners of ADSs outstanding immediately prior to the ADS Expiration Date and shall be so held solely for the purpose of allowing such C-1 Shares to expire unexercised. Upon expiration of the Class C-1 Deposit Agreement, the Depositary shall be discharged from all obligations under the Class C-1 Deposit Agreement with respect to the ADSs, the ADRs and the Deposited Securities, except to account for any net proceeds or other cash (after deducting or charging, as the case may be, in each case the applicable charges of the Depositary and the expenses for the account of Holders under the Class C-1 Deposit Agreement and any applicable taxes, governmental charges or assessments).

(b) Termination. The Depositary shall, at any time at the written direction of the Company, terminate the Class C-1 Deposit Agreement by distributing notice of such termination to the Holders of all ADSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. If (i) ninety (90) days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) one hundred twenty (120) days shall have expired after the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and, in either case, a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4 of the Class C-1 Deposit Agreement,

47

Execution Copy

the Depositary may terminate the Class C-1 Deposit Agreement by distributing notice of such termination to the Holders of all ADSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. The date so fixed for termination of the Deposit Agreement in any termination notice so distributed by the Depositary to the Holders of ADSs is referred to as the “Termination Date”. Until the Termination Date, the Depositary shall continue to perform all of its obligations under the Class C-1 Deposit Agreement, and the Holders and Beneficial Owners will be entitled to all of their rights under the Class C-1 Deposit Agreement.

If any ADSs shall remain outstanding after the Termination Date, the Registrar thereafter shall discontinue the registration of transfers of ADSs, and the Depositary shall suspend distributions to the Holders thereof, and shall not give any further notices or perform any further acts under the Class C-1 Deposit Agreement, except that the Depositary shall continue to collect distributions pertaining to Deposited Securities, shall sell rights as provided in the Class C-1 Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in Section 2.7 hereof, together with any distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for ADSs surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of a ADS, any expenses for the account of the Holder in accordance with the terms and conditions of the Class C-1 Deposit Agreement and any applicable taxes or governmental charges or assessments). At any time after the Termination Date, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated account, without liability for interest for the pro rata benefit of the Holders whose ADSs have not theretofore been surrendered. After the Termination Date, the Depositary shall be discharged from all obligations under the Class C-1 Deposit Agreement with respect to the ADSs, the Deposited Securities and the ADRs, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of an ADW, any expenses for the account of the Holder in accordance with the terms and conditions of the Class C-1 Deposit Agreement and any applicable taxes or governmental charges or assessments). Upon the termination of the Class C-1 Deposit Agreement, the Company shall be discharged from all obligations under the Class C-1 Deposit Agreement except for its obligations to the Depositary under Sections 5.8, 5.9 and 7.6 hereof. The obligations under the terms of the Deposit Agreement of Holders and Beneficial Owners of ADSs outstanding as of the Termination Date shall survive the Termination Date and shall be discharged only when the applicable ADSs are presented by their Holders to the Depositary for cancellation under the terms of the Deposit Agreement (except as specifically provided in the Deposit Agreement).

Notwithstanding anything contained in the Deposit Agreement or any ADR, in connection with the termination of the Deposit Agreement, the Depositary may, independently and without the need for any action by the Company, make available to Holders of ADSs a means to withdraw the Deposited Securities represented by their ADSs and to direct the deposit of such Deposited Securities into an unsponsored

48

Execution Copy

American depositary shares program established by the Depositary, upon such terms and conditions as the Depositary may deem reasonably appropriate, subject however, in each case, to satisfaction of the applicable registration requirements by the unsponsored American depositary shares program under the Securities Act, and to receipt by the Depositary of payment of the applicable fees and charges of, and reimbursement of the applicable expenses incurred by, the Depositary.

ARTICLE VII.

MISCELLANEOUS

Section 7.1 Counterparts. The Class C-1 Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts together shall constitute one and the same agreement. Copies of the Class C-1 Deposit Agreement shall be maintained with the Depositary and shall be open to inspection by any Holder during business hours.

Section 7.2 No Third-Party Beneficiaries/Acknowledgments. The Class C-1 Deposit Agreement is for the exclusive benefit of the parties hereto (and their successors) and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person, except to the extent specifically set forth in the Class C-1 Deposit Agreement. Nothing in the Class C-1 Deposit Agreement shall be deemed to give rise to a partnership or joint venture among the parties nor establish a fiduciary or similar relationship among the parties. The parties hereto acknowledge and agree that (i) Citibank and its Affiliates may at any time have multiple banking relationships with the Company, the Holders, the Beneficial Owners, and their respective Affiliates, (ii) Citibank and its Affiliates may own and deal in any class of securities of the Company and its Affiliates and in ADSs and Class A ADSs, and may be engaged at any time in transactions in which parties adverse to the Company, the Holders, the Beneficial Owners or their respective Affiliates may have interests, (iii) the Depositary and its Affiliates may from time to time have in their possession non-public information about the Company, the Holders, the Beneficial Owners, and their respective Affiliates, (iv) nothing contained in the Class C-1 Deposit Agreement shall (a) preclude Citibank or any of its Affiliates from engaging in such transactions or establishing or maintaining such relationships, or (b) obligate Citibank or any of its Affiliates to disclose such information, transactions or relationships, or to account for any profit made or payment received in such transactions or relationships, (v) the Depositary shall not be deemed to have knowledge of any information any other division of Citibank or any of its Affiliates may have about the Company, the Holders, the Beneficial Owners, or any of their respective Affiliates, and (vi) the Company, the Depositary, the Custodian and their respective agents and controlling persons may be subject to the laws and regulations of jurisdictions other than the U.S. and England and Wales, and the authority of courts and regulatory authorities of such other jurisdictions, and, consequently, the requirements and the limitations of such other laws and regulations, and the decisions and orders of such other courts and regulatory authorities, may affect the rights and obligations of the parties to the Class C-1 Deposit Agreement.

49

Execution Copy

Section 7.3 Severability. In case any one or more of the provisions contained in the Class C-1 Deposit Agreement or in the ADRs should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

Section 7.4 Holders and Beneficial Owners as Parties; Binding Effect. The Holders and Beneficial Owners from time to time of ADSs shall be parties to the Class C-1 Deposit Agreement and shall be bound by all of the terms and conditions hereof and of any ADR by acceptance thereof or any beneficial interest therein.

Section 7.5 Notices. Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter personally delivered or sent by mail or air courier, addressed to Assar Gabrielssons Väg 9 405 31 Göteborg, Sweden, Attention: Anna Rudensjö, or to any other address which the Company may specify in writing to the Depositary.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter personally delivered or sent by mail or air courier, addressed to Citibank, N.A., 388 Greenwich Street, New York, New York 10013, U.S.A., Attention: Depositary Receipts Department, or to any other address which the Depositary may specify in writing to the Company.

Any and all notices to be given to any Holder shall be deemed to have been duly given if (a) personally delivered or sent by mail or cable, telex or facsimile transmission, confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the books of the Depositary or, if such Holder shall have filed with the Depositary a request that notices intended for such Holder be mailed to some other address, at the address specified in such request, or (b) if a Holder shall have designated such means of notification as an acceptable means of notification under the terms of the Class C-1 Deposit Agreement, by means of electronic messaging addressed for delivery to the e-mail address designated by the Holder for such purpose. Notice to Holders shall be deemed to be notice to Beneficial Owners for all purposes of the Class C-1 Deposit Agreement. Failure to notify a Holder or any defect in the notification to a Holder shall not affect the sufficiency of notification to other Holders or to the Beneficial Owners of ADSs held by such other Holders. Any notices given to DTC under the terms of the Class C-1 Deposit Agreement shall (unless otherwise specified by the Depositary) constitute notice to the DTC Participants who hold the ADSs in their DTC accounts and to the Beneficial Owners of such ADSs

50

Execution Copy

Delivery of a notice sent by mail, air courier or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box or delivered to an air courier service, without regard for the actual receipt or time of actual receipt thereof by a Holder. The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it from any Holder, the Custodian, the Depositary, or the Company, notwithstanding that such cable, telex or facsimile transmission shall not be subsequently confirmed by letter.

Delivery of a notice by means of electronic messaging shall be deemed to be effective at the time of the initiation of the transmission by the sender (as shown on the sender’s records), notwithstanding that the intended recipient retrieves the message at a later date, fails to retrieve such message, or fails to receive such notice on account of its failure to maintain the designated e-mail address, its failure to designate a substitute e-mail address or for any other reason.

Section 7.6 Governing Law and Jurisdiction. The Class C-1 Deposit Agreement and the ADRs shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York without reference to the principles of choice of law thereof. Notwithstanding anything contained in the Class C-1 Deposit Agreement, any ADR or any present or future provisions of the laws of the State of New York, the rights of holders of Shares and of any other Deposited Securities and the obligations and duties of the Company in respect of the holders of Shares and other Deposited Securities, as such, shall be governed by the laws of England and Wales (or, if applicable, such other laws as may govern the Deposited Securities).

Except as set forth in the following paragraph of this Section 7.6, the Company and the Depositary agree that the federal or state courts in the City of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with the Class C-1 Deposit Agreement and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts. The Company hereby irrevocably designates, appoints and empowers Polestar Automotive USA Inc. (the “Agent”) now at 777 MacArthur Blvd, Mahwah, NJ 07430 , as its authorized agent to receive and accept for and on its behalf, and on behalf of its properties, assets and revenues, service by mail of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company in any federal or state court as described in the preceding sentence or in the next paragraph of this Section 7.6. If for any reason the Agent shall cease to be available to act as such, the Company agrees to designate a new agent in the City of New York on the terms and for the purposes of this Section 7.6 reasonably satisfactory to the Depositary. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Company, by service by mail of a

51

Execution Copy

copy thereof upon the Agent (whether or not the appointment of such Agent shall for any reason prove to be ineffective or such Agent shall fail to accept or acknowledge such service), with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section 7.5 hereof. The Company agrees that the failure of the Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

Notwithstanding the foregoing, the Depositary and the Company unconditionally agree that in the event of any suit, action or proceeding against (a) the Company, (b) the Depositary in its capacity as Depositary under the Class C-1 Deposit Agreement or (c) against both the Company and the Depositary, in any such case, in any state or federal court of the United States, and the Depositary or the Company have any claim, for indemnification or otherwise, against each other arising out of the subject matter of such suit, action or proceeding, then the Company and the Depositary may pursue such claim against each other in the state or federal court in the United States in which such suit, action, or proceeding is pending and, for such purposes, the Company and the Depositary irrevocably submit to the non-exclusive jurisdiction of such courts. The Company agrees that service of process upon the Agent in the manner set forth in the preceding paragraph shall be effective service upon it for any suit, action or proceeding brought against it as described in this paragraph.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in any court as provided in this Section 7.6, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, and agrees not to plead or claim, any right of immunity from legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, from execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, and consents to such relief and enforcement against it, its assets and its revenues in any jurisdiction, in each case with respect to any matter arising out of, or in connection with, the Class C-1 Deposit Agreement, any ADR or the Deposited Property.

Holders and Beneficial Owners understand and each irrevocably agrees that, by holding an ADS or an interest therein, any suit, action or proceeding against or involving the Company or the Depositary, arising out of or based upon the Class C-1 Deposit Agreement, ADSs, ADRs or the transactions contemplated hereby or thereby or by virtue of ownership thereof, may only be instituted in a state or federal court in the City of New York, and by holding an ADS or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such suit,

52

Execution Copy

action or proceeding in, and irrevocably submits to the exclusive jurisdiction of, such courts in any such suit, action or proceeding. Holders and Beneficial Owners agree that the provisions of this paragraph shall survive such Holders’ and Beneficial Owners’ ownership of AWSs or interests therein.

EACH OF THE PARTIES TO THE CLASS C-1 DEPOSIT AGREEMENT (INCLUDING, WITHOUT LIMITATION, EACH HOLDER AND BENEFICIAL OWNER) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING AGAINST THE COMPANY AND/OR THE DEPOSITARY ARISING OUT OF, OR RELATING TO, THE CLASS C-1 DEPOSIT AGREEMENT, ANY ADR AND ANY TRANSACTIONS CONTEMPLATED THEREIN (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR OTHERWISE).

The provisions of this Section 7.6 shall survive any termination of the Class C-1 Deposit Agreement, in whole or in part.

Section 7.7 Assignment. Subject to the provisions of Section 5.4 hereof, the Class C-1 Deposit Agreement may not be assigned by either the Company or the Depositary.

Section 7.8 Compliance with, and No Disclaimer under, U.S. Securities Laws.

(a) Notwithstanding anything in the Class C-1 Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Instruction I.A.(1) of the General Instructions to Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

(b) Each of the parties to the Class C-1 Deposit Agreement (including, without limitation, each Holder and Beneficial Owner) acknowledges and agrees that no provision of the Class C-1 Deposit Agreement or any ADR shall, or shall be deemed to, disclaim any liability under the Securities Act or the Exchange Act, in each case to the extent established under applicable U.S. laws.

Section 7.9 Titles and References.

(a) Deposit Agreement. All references in the Class C-1 Deposit Agreement to exhibits, articles, sections, subsections, and other subdivisions refer to the exhibits, articles, sections, subsections and other subdivisions of the Class C-1 Deposit Agreement unless expressly provided otherwise. The words “the Class C-1 Deposit Agreement”, “herein”, “hereof”, “hereby”, “hereunder”, and words of similar import refer to the Class C-1 Deposit Agreement as a whole as in effect at the relevant time between the Company, the Depositary and the Holders and Beneficial Owners of ADSs and not to

53

Execution Copy

any particular subdivision unless expressly so limited. Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires. Titles to sections of the Class C-1 Deposit Agreement are included for convenience only and shall be disregarded in construing the language contained in the Class C-1 Deposit Agreement. References to “applicable laws and regulations” shall refer to laws and regulations applicable to the Company, the Depositary, the Custodian, their agents and controlling persons, ADRs, ADSs or Deposited Property as in effect at the relevant time of determination, unless otherwise required by law or regulation.

(b) ADRs. All references in any ADR(s) to paragraphs, exhibits, articles, sections, subsections, and other subdivisions refer to the paragraphs, exhibits, articles, sections, subsections and other subdivisions of the ADR(s) in question unless expressly provided otherwise. The words “the Receipt”, “the ADR”, “herein”, “hereof”, “hereby”, “hereunder”, and words of similar import used in any ADR refer to the ADR as a whole and as in effect at the relevant time, and not to any particular subdivision unless expressly so limited. Pronouns in masculine, feminine and neuter gender in any ADR shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires. Titles to paragraphs of any ADR are included for convenience only and shall be disregarded in construing the language contained in the ADR. References to “applicable laws and regulations” shall refer to laws and regulations applicable to the Company, the Depositary, the Custodian, their agents and controlling persons, the ADRs, the ADSs and the Deposited Property as in effect at the relevant time of determination, unless otherwise required by law or regulation.

54

Execution Copy

IN WITNESS WHEREOF, POLESTAR AUTOMOTIVE HOLDING UK PLC and CITIBANK, N.A. have duly executed the Class C-1 Deposit Agreement as of the day and year first above set forth and all Holders and Beneficial Owners shall become parties hereto upon acceptance by them of ADSs issued in accordance with the terms hereof, or upon acquisition of any beneficial interest therein.

POLESTAR AUTOMOTIVE HOLDING UK PLC

By:	/s/ Thomas Ingenlath
Name:	Thomas Ingenlath
Title:	Chief Executive Officer

By:	/s/ Johan Malmqvist
Name:	Johan Malmqvist
Title:	Chief Financial Officer

CITIBANK, N.A.

By:	/s/ Keith Galfo
Name:	Keith Galfo
Title:	Attorney-in-Fact

55

EXHIBIT A

[FORM OF ADR]

Number	CUSIP NUMBER:

American Depositary Shares

(each American Depositary

Share representing one (1)

Class C-1 Preferred Share)

AMERICAN DEPOSITARY RECEIPT

FOR

AMERICAN DEPOSITARY SHARES

representing

DEPOSITED CLASS C-1 PREFERRED SHARES

of

POLESTAR AUTOMOTIVE HOLDING UK PLC

(Incorporated under the laws of England and Wales)

CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (the “Depositary”), hereby certifies that _____________ is the owner of ______________ American Depositary Shares (hereinafter “ADSs”), representing deposited Class C-1 Preferred Shares, including evidence of rights to receive such Class C-1 Preferred Shares (the “Shares”), of Polestar Automotive Holding UK PLC, a public limited company incorporated under the laws of England and Wales (the “Company”). As of the date of the Class C-1 Deposit Agreement (as hereinafter defined), each ADS represents one (1) Share deposited under the Class C-1 Deposit Agreement with the Custodian, which at the date of execution of the Class C-1 Deposit Agreement is Citibank, N.A. (London) (the “Custodian”). The ADS-to-Share ratio is subject to amendment as provided in Articles IV and VI of the Class C-1 Deposit Agreement. The Depositary’s Principal Office is located at 388 Greenwich Street, New York, New York 10013, U.S.A.

(1) The Class C-1 Deposit Agreement. This American Depositary Receipt is one of an issue of American Depositary Receipts (“ADRs”), all issued and to be issued upon the terms and conditions set forth in the Class C-1 Deposit Agreement, dated as of

June 23, 2022 (as amended and supplemented from time to time, the “Class C-1 Deposit Agreement”), by and among the Company, the Depositary, and all Holders and Beneficial Owners from time to time of ADSs evidenced by ADRs issued thereunder. The Class C-1 Deposit Agreement sets forth the rights and obligations of Holders and Beneficial Owners of ADRs and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash are herein called “Deposited Securities”). Copies of the Class C-1 Deposit Agreement are on file at the Principal Office of the Depositary and with the Custodian. Each Holder and each Beneficial Owner, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the Class C-1 Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of the Class C-1 Deposit Agreement and applicable ADR(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Class C-1 Deposit Agreement and the applicable ADR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Class C-1 Deposit Agreement and the applicable ADR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

The statements made on the face and reverse of this ADR are summaries of certain provisions of the Class C-1 Deposit Agreement and the Articles of Association of the Company (as in effect on the date of the signing of the Class C-1 Deposit Agreement) and are qualified by and subject to the detailed provisions of the Class C-1 Deposit Agreement and the Articles of Association, to which reference is hereby made. All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Class C-1 Deposit Agreement. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities. The Depositary has made arrangements for the acceptance of the ADSs into DTC. Each Beneficial Owner of ADSs held through DTC must rely on the procedures of DTC and the DTC Participants to exercise and be entitled to any rights attributable to such ADSs.

(2) Withdrawal of Deposited Securities. The Holder of this ADR (and of the ADSs evidenced hereby) shall be entitled to Delivery (at the Custodian’s designated office) of the Deposited Securities at the time represented by the ADSs evidenced hereby upon satisfaction of each of the following conditions: (i) the Holder (or a duly authorized attorney of the Holder) has duly Delivered ADSs to the Depositary at its Principal Office (and, if applicable, this ADR evidencing such ADSs) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if applicable and so required by the Depositary, this ADR Delivered to the Depositary for such purpose has been properly endorsed in blank or is accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice), (iii) if so required by the Depositary, the Holder of the ADSs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of the person(s) designated in such order, and (iv) all applicable fees and charges of, and expenses incurred by, the

A-2

Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 of, and Exhibit C to, the Class C-1 Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this ADR, of the Class C-1 Deposit Agreement, of the Company’s Articles of Association, of any applicable laws and the rules of CREST, and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

Upon satisfaction of each of the conditions specified above, the Depositary (i) shall cancel the ADSs Delivered to it (and, if applicable, the ADRs evidencing the ADSs so Delivered), (ii) shall direct the Registrar to record the cancellation of the ADSs so Delivered on the books maintained for such purpose, and (iii) shall direct the Custodian to Deliver (without unreasonable delay) the Deposited Securities represented by the ADSs so canceled together with any certificate or other document of title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of the Class C-1 Deposit Agreement, of this ADR so cancelled, of the Articles of Association of the Company, of any applicable laws and the rules of CREST, and to the terms and conditions of or governing the Deposited Securities, in each case as in effect at the time thereof.

The Depositary shall not accept for surrender ADSs representing less than one Share. In the case of Delivery to it of ADSs representing a number other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Share represented by the ADSs so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) applicable taxes required to be withheld and/or paid as a result of such sale) to the person surrendering the ADSs. Notwithstanding anything else contained in this ADR or the Class C-1 Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of (i) any cash distributions, or (ii) any proceeds from the sale of any distributions of Shares or rights, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs surrendered for cancellation and withdrawal. At the request, risk and expense of any Holder so surrendering ADSs represented by this ADR, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any Deposited Property (other than Deposited Securities) held by the Custodian in respect of the Deposited Securities represented by such ADSs to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

(3) Transfer, Combination and Split-Up of ADRs. The Registrar shall register the transfer of this ADR (and of the ADSs represented hereby) on the books maintained for such purpose and the Depositary shall (x) cancel this ADR and execute new ADRs evidencing the same aggregate number of ADSs as those evidenced by this

A-3

ADR when canceled by the Depositary, (y) cause the Registrar to countersign such new ADRs, and (z) Deliver such new ADRs to or upon the order of the person entitled thereto, if each of the following conditions has been satisfied: (i) this ADR has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a transfer thereof, (ii) this surrendered ADR has been properly endorsed or is accompanied by proper instruments of transfer (including signature guarantees in accordance with standard securities industry practice), (iii) this surrendered ADR has been duly stamped (if required by the laws of the State of New York or of the United States), and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 of, and Exhibit C to, the Class C-1 Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this ADR, of the Class C-1 Deposit Agreement, of the Company’s Articles of Association and of applicable law and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

The Registrar shall register the split-up or combination of this ADR (and of the ADSs represented hereby) on the books maintained for such purpose and the Depositary shall (x) cancel this ADR and execute new ADRs for the number of ADSs requested, but in the aggregate not exceeding the number of ADSs evidenced by this ADR (when canceled by the Depositary), (y) cause the Registrar to countersign such new ADRs and (z) Deliver such new ADRs to or upon the order of the Holder thereof, if each of the following conditions has been satisfied: (i) this ADR has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a split-up or combination hereof, and (ii) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and government charges (as are set forth in Section 5.9 of, and Exhibit C to the Class C-1 Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this ADR, of the Class C-1 Deposit Agreement, of the Company’s Articles of Association and of applicable law and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

(4) Pre-Conditions to Registration, Transfer, Etc. As a condition precedent to the execution and delivery, registration of issuance, transfer, split-up, combination or surrender, of any ADS the delivery of any distribution thereon, or the withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment from the depositor of Shares or presenter of ADSs or of an ADR of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in Section 5.9 and Exhibit C of the Class C-1 Deposit Agreement and in this ADR, (ii) the production of proof reasonably satisfactory to it as to the identity and genuineness of any signature or any other matters contemplated in Section 3.1 of the Class C-1 Deposit Agreement, and (iii) compliance with (A) any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal of Deposited Securities and (B) such reasonable regulations as the Depositary and the Company may establish consistent with the provisions of this ADR, the Class C-1 Deposit Agreement, the terms of the Deposited Securities and applicable law.

A-4

The issuance of ADSs against deposits of Shares generally or against deposits of particular Shares may be suspended, or the deposit of particular Shares may be refused, or the registration of transfer of ADSs in particular instances may be refused, or the registration of transfer of ADSs generally may be suspended, during any period when the transfer books of the Company, the Depositary, a Registrar or the Share Registrar are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange upon which the Shares or ADSs are listed, or under any provision of the Class C-1 Deposit Agreement or this ADR, if applicable, or under any provision of, or governing, the Deposited Securities, or because of a meeting of shareholders of the Company or for any other reason, subject in all cases to paragraph (24) and Section 7.8 of the Class C-1 Deposit Agreement. Notwithstanding any provision of the Class C-1 Deposit Agreement or this ADR to the contrary, Holders are entitled to surrender outstanding ADSs to withdraw the Deposited Securities at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders’ meeting or the payment of distributions, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of the Deposited Securities, and (iv) other circumstances specifically contemplated by Instruction I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).

(5) Compliance With Information Requests. Notwithstanding any other provision of the Class C-1 Deposit Agreement or this ADR, each Holder and Beneficial Owner of the ADSs represented hereby agrees to comply with requests from the Company pursuant to applicable law, the rules and requirements of any stock exchange on which the Shares or ADSs are, or will be, registered, traded or listed, the Articles of Association of the Company or the terms of the Deposited Securities, which are made to provide information, inter alia, as to the capacity in which such Holder or Beneficial Owner owns ADSs (and Shares, as the case may be) and regarding the identity of any other person(s) interested in such ADSs and the nature of such interest and various other matters, whether or not they are Holders and/or Beneficial Owners at the time of such request. The Depositary agrees to use its reasonable efforts to forward, upon the request of the Company and at the Company’s expense, any such request from the Company to the Holders and to forward to the Company as promptly as practicable any such response to such requests received by the Depositary.

(6) Conversion of ADSs by ADS Holders. Subject to the terms hereof and of the Class C-1 Deposit Agreement, Holders of ADSs may convert the Shares represented thereby upon the terms of conversion for the Shares set forth in the Articles of Association prior to the ADS Expiration Date on any Business Day starting on July 25, 2022.

A-5

In the event that a Holder of ADSs wishes to convert the Shares represented by ADSs into Class A ADSs representing Class A shares and such Shares may be converted at such time, the Holder shall be required to take the following actions:

(a) Present such Holder’s ADSs to the Depositary (c/o of the ADS Admin Agent) for cancellation and conversion of the underlying Shares.

(b) Remit to the ADS Depositary (c/o the ADS Admin Agent) payment of (i) the Share Conversion Price, and (ii) any and all fees and expenses applicable to (x) the cancellation and conversion of ADSs (as set forth in Exhibit C to the Class C-1 Deposit Agreement), and (y) the issuance and delivery of Class A ADSs (as set forth in the Class A Deposit Agreement).

(c) Deliver to the ADS Depositary (c/o the ADS Admin Agent) a duly completed and signed ADS Conversion Form, substantially in the form set forth in Exhibit B to the Class C-1 Deposit Agreement (the “ADS Conversion Form”), instructing the Depositary to:

(i) Cancel, or cause to be canceled, the ADSs presented for cancellation;

(ii) Instruct the ADS Admin Agent and the Custodian to (x) deliver as soon as practicable to the Conversion Agent the Shares represented by the ADSs so canceled for conversion, (y) convert, or cause to be converted, the Shares represented by the ADSs so canceled, and (z) remit to the Conversion Agent the Share Conversion Price received directly from the Holder of the ADSs so canceled;

(iii) Instruct the Conversion Agent to deliver Shares deliverable upon conversion of the Shares in accordance with the Articles of Association to the custodian under the Class A Deposit Agreement; and

(iv) Instruct the depositary under the Class A Deposit Agreement to issue Class A ADSs to the account or accounts specified in the ADS Conversion Form.

The Depositary shall, or shall cause the ADS Admin Agent to, establish procedures with DTC for the conversion of Shares represented by ADSs, and the receipt of Class A ADSs upon conversion of ADSs, in each case substantially upon the terms for conversion of Shares represented by ADSs by Holders of ADSs described above, by DTC Participants on behalf of Beneficial Owners of ADSs via DTC’s automated warrant exercise procedures upon terms acceptable to the Depositary and the ADS Admin Agent. Such DTC procedures shall require the DTC Participant converting ADSs to (i) surrender ADSs for cancellation, (ii) deliver the requisite ADS/Warrant conversion instructions, and (iii) pay the applicable Share Conversion Price and the ADS and ADS fees applicable to the cancellation and conversion of ADSs and the issuance and delivery of Class A ADSs.

A-6

The Depositary shall, upon receipt of ADSs for conversion, the duly completed ADS Conversion Form, the Share Conversion Price and the ADS and the ADS fees and expenses applicable to the cancellation and conversion of ADSs and the issuance and delivery of Class A ADSs, as contemplated above by Holders or by DTC Participants on behalf of Beneficial Owners of ADSs, (x) cancel (or cause to be cancelled) the ADSs so presented, and (y) instruct the ADS Admin Agent and the Custodian to deliver as soon as practicable to the Conversion Agent (i) the Shares represented by the ADSs so canceled for conversion, and (ii) the Share Conversion Price received directly from the Holder of the ADSs so canceled.

The Holder of an ADS shall be considered the owner of Class A Shares of the Company issuable upon conversion of Shares only upon receipt by the Conversion Agent from the Custodian acting on behalf of the Holder of (i) the requisite Shares, (ii) duly completed instructions for the conversion of such Shares, and (iii) the Share Conversion Price. There can be no assurance that the Class A ADSs deliverable upon conversion of ADSs will be issued and delivered to the person converting the ADSs within a specified time from the date of conversion of the ADSs.

If the number of ADSs converted is less than the total number of ADSs evidenced by the ADR presented to the Depositary for cancellation, the Depositary shall issue a new ADR representing the balance of the ADSs not converted. No fractional Shares will be issued upon the conversion of Shares and no fractional ADSs will be issued upon the conversion of the ADSs.

If the Company at any time adjusts the Share Conversion Price or the ADS or Share Conversion ratio it shall give notice thereof to the Depositary and the ADS Admin Agent. Upon receipt of such notice, the Depositary shall, or shall cause the ADS Admin Agent to, give notice thereof to the Holders of ADSs.

If the Company at any time suspends the right to convert Shares, it shall give timely notice thereof to the Depositary and the ADS Admin Agent setting forth the term and the reason of such suspension. Upon receipt of such notice of suspension, the Depositary shall give, or shall cause the ADS Admin Agent to give, notice thereof to the Holders of ADSs and shall refuse to accept any instruction to convert ADSs for the purpose of any conversion of Shares during the period of suspension.

Copies of the ADS Conversion Form may be obtained from the Depositary and from the ADS Admin Agent upon request.

(7) Disclosure of Interest. Notwithstanding any other provision of the Class C-1 Deposit Agreement, each Holder and Beneficial Owner agrees, and the Depositary agrees, to comply with the Company’s Articles of Association, as they may be amended from time to time, and the laws of England and Wales with respect to the disclosure requirements regarding ownership of Shares. In the case such disclosure of Shares is

A-7

required of a Holder or Beneficial Owner, such Holder or Beneficial Owner must at the same time also disclose its ownership of any Shares, as well as of ADS(s) as if they were the Shares represented thereby. As of the date of this ADR, such disclosure requirements regarding ownership of Shares are as follows:

Notwithstanding any provision of the Class C-1 Deposit Agreement or of any ADR(s) and without limiting the foregoing, by being a Holder or Beneficial Owner of an ADS, each such Holder or Beneficial Owner agrees to provide such information as the Company may request in a disclosure notice (a “Disclosure Notice”) given pursuant to the U.K. Companies Act 2006 (as amended from time to time and including any statutory modification or re-enactment thereof, the “Companies Act”) or the Articles of Association. By accepting or holding an ADS, each Holder or Beneficial Owner acknowledges that it understands that failure to comply with a Disclosure Notice may result in the imposition of sanctions against the holder of the Shares in respect of which the non-complying person is or was, or appears to be or has been, interested as provided in the Companies Act and the Articles of Association which currently include the withdrawal of the voting rights of such Shares and (where the relevant Shares represent at least 0.25% in nominal value of the issued shares of their class (calculated exclusive of any Shares held as treasury shares)) and the imposition of restrictions on the rights to receive dividends on and to transfer such Shares.

(8) Liability of Holder for Taxes and Other Charges. Any tax or other governmental charge payable by the Custodian or by the Depositary with respect to any Deposited Property, ADSs or ADRs shall be payable by the Holders and Beneficial Owners to the Depositary. The Company, the Custodian and/or the Depositary may withhold or deduct from any distributions made in respect of Deposited Property held on behalf of such Holder and/or Beneficial Owner, and may sell for the account of a Holder and/or the Beneficial Owner any or all of such Deposited Property and apply such distributions and sale proceeds in payment of, any taxes (including applicable interest and penalties) or charges that are or maybe payable by Holder or Beneficial Owners in respect of the ADSs, Deposited Property and ADRs, the Holder and the Beneficial Owner hereof remaining liable for any deficiency. The Custodian may refuse the deposit of Shares and the Depositary may refuse to issue ADSs, deliver ADRs, convert ADSs, register the transfer of ADSs, register the split-up or combination of ADRs and (subject to paragraph (25) and Section 7.8(a) of the Class C-1 Deposit Agreement) the withdrawal of Deposited Payment until payment in full of such tax, charge, penalty or interest is received. Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and Affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from (i) any ADSs held by such Holder and/or owned by such Beneficial Owner, (ii) the Deposited Property represented by the ADSs, and (iii) any transaction entered into by such Holder and/or Beneficial Owner in respect of the ADSs and/or the Deposited Property represented thereby (including, without limitation, the conversion of ADSs and the Shares represented thereby). Notwithstanding anything to the contrary contained in the Class C-1 Deposit Agreement or any ADR, the obligations of Holders and Beneficial Owners under Section 3.2 of the Class C-1 Deposit Agreement shall survive any transfer of ADSs, any cancellation of ADSs and withdrawal of Deposited Securities, and the termination of the Class C-1 Deposit Agreement.

A-8

(9) Representations and Warranties of Depositors. Each person depositing Shares under the Class C-1 Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and the certificates therefor are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, (v) the Shares presented for deposit are not, and the ADSs issuable upon such deposit will not be, Restricted Securities (except as contemplated in Section 2.13 of the Class C-1 Deposit Agreement), and (vi) the Shares presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

(10) Filing Proofs, Certificates and Other Information. Any person presenting Shares for deposit, any Holder and any Beneficial Owner may be required, and every Holder and Beneficial Owner agrees, from time to time to provide to the Depositary and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of ADSs and Deposited Securities, compliance with applicable laws, the terms of the Class C-1 Deposit Agreement or this ADR evidencing the ADSs, if applicable, and the provisions of, or governing, the Deposited Securities, to execute such certifications and to make such representations and warranties, and to provide such other information and documentation (or, in the case of Shares in registered form presented for deposit, such information relating to the registration of Shares on the books of the Company or of the Share Registrar) as the Depositary or the Custodian may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under the Class C-1 Deposit Agreement and this ADR, if applicable. The Depositary and the Registrar, as applicable, may, and at the reasonable request of the Company, shall, to the extent practicable, withhold the execution or delivery or registration of transfer of any ADS, the conversion of ADSs, or the distribution or sale of any distribution of rights or of the proceeds thereof or, to the extent not limited by paragraph (25) and Section 7.8 of the Class C-1 Deposit Agreement, the delivery of any Deposited Property until such proof or other information is filed or such certifications are executed, or such representations are made, or such other information and documentation are provided, in each case to the Depositary’s, the Registrar’s and the Company’s satisfaction. The Depositary shall provide the Company, in a timely manner, with copies or originals if necessary and appropriate of (i) any such proofs of citizenship or residence, taxpayer status, or exchange control approval which it receives from Holders and Beneficial Owners, and (ii) any other information or documents which the Company may reasonably request and

A-9

which the Depositary shall request and receive from any Holder or Beneficial Owner or any person presenting Shares for deposit or ADSs for cancellation, transfer or withdrawal. Nothing herein shall obligate the Depositary to (i) obtain any information for the Company if not provided by the Holders or Beneficial Owners, or (ii) verify or vouch for the accuracy of the information so provided by the Holders or Beneficial Owners.

(11) Charges of Depositary. The Depositary shall charge the following fees:

(i) Issuance Fee: by any person for whom ADSs are issued (e.g., an issuance upon a deposit of Shares, upon a change in the ADS(s)-to-Share(s) ratio, or for any other reason), excluding issuances as a result of distributions described in paragraph (iv) below, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) so issued under the terms of the Class C-1 Deposit Agreement;

(ii) Cancellation Fee: to any person surrendering ADSs for cancellation (e.g., a cancellation of ADSs for Delivery of deposited Shares, upon a change in the ADS(s)-to-Share(s) ratio, or for any other reason), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) cancelled(except as provided for in (iv) and (v) below);

(iii) Cash Distribution Fee: to any Holder of ADSs, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of cash proceeds (i.e., upon the sale of rights and other entitlements);

(iv) Share Distribution / Rights Exercise Fee: by any Holder of ADSs, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of ADSs pursuant to (a) free Share distributions or (b) an exercise of rights to purchase additional ADSs;

(v) Other Distribution Fee: by any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of securities other than ADSs or rights to purchase additional ADSs (e.g., spin-off securities);

(vi) ADS Services Fee: by any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the Depositary;

(vii) Registration of ADS Transfer Fee: by any Holder of ADS(s) being transferred or by any person to whom ADSs are transferred, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) transferred;

(viii) ADS Conversion Fee: by any Holder of ADS(s) being converted or by any person to whom the converted ADSs are delivered, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) converted from one ADS series to another ADS series (e.g., upon conversion of Partial Entitlement ADSs for Full Entitlement ADSs, or upon conversion of Restricted ADSs into freely transferrable ADSs, and vice versa); and

A-10

(ix) Conversion of ADSs into Class A ADSs: to any person surrendering ADSs in connection with the conversion of ADSs into Class A ADSs, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) so surrendered for conversion.

In addition, Holders, Beneficial Owners, persons depositing Shares and persons surrendering ADSs for cancellation and withdrawal of Deposited Securities will be required to pay the following charges:

(i) taxes (including applicable interest and penalties) and other governmental charges;

(ii) such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the Share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(iii) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Class C-1 Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of ADSs;

(iv) in connection with the conversion of Foreign Currency, the fees, expenses, spreads, taxes and other charges of the Depositary and/or conversion service providers (which may be a division, branch or Affiliate of the Depositary). Such fees, expenses, spreads, taxes, and other charges shall be deducted from the Foreign Currency;

(v) any reasonable and customary out-of-pocket expenses incurred in such conversion and/or on behalf of the Holders and Beneficial Owners in complying with currency exchange control or other governmental requirements;

(vi) the fees, charges, costs and expenses incurred by the Depositary, the Custodian or any nominee in connection with the ADS program;

(x) the amounts payable to the Depositary by any party to the Class C-1 Deposit Agreement pursuant to any ancillary agreement to the Class C-1 Deposit Agreement in respect of the ADS program, the ADSs and the ADRs; and

(xi) the amounts payable to the Depositary by any party to Class C-1 the Deposit Agreement pursuant to any ancillary agreement to the Class C-1 Deposit Agreement in respect of the ADR program, the ADSs and the ADRs.

A-11

Any other charges and expenses of the Depositary under the Class C-1 Deposit Agreement will be paid by the Company upon agreement between the Depositary and the Company. All fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by paragraph (23) of this ADR. The Depositary will provide, without charge, a copy of its latest fee schedule to anyone upon request.

ADS fees and charges payable for (i) the issuance of ADSs and (ii) the cancellation of ADSs will be payable by the person for whom the ADSs are so issued by the Depositary (in the case of ADS issuances) and by the person for whom ADSs are being cancelled (in the case of ADS cancellations). In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees and charges will be payable by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC Participant(s) as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are payable by Holders as of the applicable ADS Record Date established by the Depositary. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, the applicable Holders as of the ADS Record Date established by the Depositary will be invoiced for the amount of the ADS fees and charges and such ADS fees may be deducted from distributions made to Holders. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such ADS fees and charges to the Beneficial Owners for whom they hold ADSs. In the case of (i) registration of ADS transfers, the ADS transfer fee will be payable by the ADS Holder whose ADSs are being transferred or by the person to whom the ADSs are transferred, (ii) conversion of ADSs of one series for ADSs of another series, the ADS conversion fee will be payable by the Holder whose ADSs are converted or by the person to whom the converted ADSs are delivered, and (iii) conversions of ADSs, the ADS conversion fee will be payable by the ADS Holder whose ADSs are being converted.

The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the ADS program established pursuant to the Class C-1 Deposit Agreement, by making available a portion of the ADS fees charged in respect of the ADS program or otherwise, upon such terms and conditions as the Company and the Depositary agree from time to time. The Company shall pay to the Depositary such fees and charges, and reimburse the Depositary for such out-of-pocket expenses, as the Depositary and the Company may agree from time to time. Responsibility for payment

A-12

of such fees, charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such fees, charges and reimbursements to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

The obligations of Holders and Beneficial Owners to pay ADS fees and charges shall survive the termination of the Class C-1 Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.4 of the Class C-1 Deposit Agreement, the right to collect ADS fees and charges shall extend for those ADS fees and charges incurred prior to the effectiveness of such resignation or removal.

(12) Title to ADRs. It is a condition of this ADR, and every successive Holder of this ADR by accepting or holding the same consents and agrees, that title to this ADR (and to each ADS evidenced hereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that the ADR has been properly endorsed or is accompanied by proper instruments of transfer. Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Holder of this ADR (that is, the person in whose name this ADR is registered on the books of the Depositary) as the absolute owner thereof for all purposes. Neither the Depositary nor the Company shall have any obligation nor be subject to any liability under the Class C-1 Deposit Agreement or this ADR to any holder of this ADR or any Beneficial Owner unless such holder is the Holder of this ADR registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner or the Beneficial Owner’s representative is the Holder registered on the books of the Depositary.

(13) Validity of ADR. The Holder(s) of this ADR (and the ADSs represented hereby) shall not be entitled to any benefits under the Class C-1 Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless this ADR has been (i) dated, (ii) signed by the manual or facsimile signature of a duly-authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly-authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of ADRs. ADRs bearing the facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such ADR by the Depositary.

(14) Available Information; Reports; Inspection of Transfer Books. The Company is subject to the periodic reporting requirements of the Exchange Act and accordingly, is required to file or furnish certain reports with the Commission. These reports can be retrieved from the Commission’s website (www.sec.gov) and can be inspected and copied at the public reference facilities maintained by the Commission located (as of the date of the Class C-1 Deposit Agreement) at 100 F. Street, N.E.,

A-13

Washington D.C. 20549. The Depositary shall make available for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Property and (b) made generally available to the holders of such Deposited Property by the Company. The Depositary shall also provide or make available to Holders copies of such reports when furnished by the Company pursuant to Section 5.6 of the Class C-1 Deposit Agreement.

The Registrar shall keep books for the registration of issuances and transfers of ADRs which at all reasonable times shall be open for inspection by the Company and by the Holders of such ADRs, provided that such inspection shall not be, to the Registrar’s knowledge, for the purpose of communicating with Holders of such ADRs in the interest of a business or object other than the business of the Company or other than a matter related to the Class C-1 Deposit Agreement or the ADRs.

The Registrar may close the transfer books with respect to the ADRs, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder, or at the reasonable written request of the Company subject, in all cases, to paragraph (25) and Section 7.8 of the Class C-1 Deposit Agreement.

Dated:

CITIBANK, N.A. Transfer Agent and Registrar	CITIBANK, N.A. as Depositary

By:	By:
Authorized Signatory	Authorized Signatory

The address of the Principal Office of the Depositary is 388 Greenwich Street, New York, New York 10013, U.S.A.

A-14

[FORM OF REVERSE OF ADR]

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

OF THE CLASS C-1 DEPOSIT AGREEMENT

(15) Distributions in Cash, Shares, etc. Whenever the Depositary receives confirmation from the Custodian of receipt of any cash distribution on any Deposited Securities, or receives proceeds from the sale of any Deposited Securities or of any entitlements held in respect of Deposited Securities under the terms of the Class C-1 Deposit Agreement, the Depositary will, subject to English laws and regulations, (i) if at the time of receipt thereof any amounts are received in a Foreign Currency, promptly convert or cause to be converted such cash distribution or proceeds into Dollars (upon the terms and conditions of Section 4.9 of the Class C-1 Deposit Agreement), (ii) if applicable and unless previously established, establish the ADS Record Date upon the terms described in Section 4.10 of the Class C-1 Deposit Agreement, and (iii) distribute promptly the amount thus received (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) applicable taxes required to be withheld and/or paid in connection with the distribution) to the Holders entitled thereto as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributed shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of ADSs outstanding at the time of the next distribution. If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash distribution in respect of any Deposited Securities, or from any cash proceeds from the sales of Deposited Property, an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the ADSs representing such Deposited Securities shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority. Evidence of payment thereof by the Company shall be forwarded by the Company to the Depositary upon request. The Depositary will hold any cash amounts it is unable to distribute in a non-interest-bearing account for the benefit of the applicable Holders and Beneficial Owners of ADSs until the distribution can be effected or the funds that the Depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States. Notwithstanding anything contained in the Class C-1 Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for in Section 4.1 of the Class C-1 Deposit Agreement, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in Section 4.1 of the Class C-1 Deposit Agreement, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in Section 4.1 of the Class C-1 Deposit Agreement where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

A-15

If any distribution upon any Deposited Securities consists of a free distribution of Shares, the Company shall cause such Shares to be deposited with the Custodian and registered, as the case may be, in the name of the Depositary, the Custodian or their respective nominees. Upon receipt of confirmation of such deposit from the Custodian, the Depositary shall, subject to and in accordance with the Class C-1 Deposit Agreement, establish the ADS Record Date upon the terms described in Section 4.10 of the Class C-1 Deposit Agreement and either (i) the Depositary shall, subject to Section 5.9 of the Class C-1 Deposit Agreement, distribute to the Holders as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date, additional ADSs, which represent in the aggregate the number of Shares received as such free distribution, subject to the other terms of the Class C-1 Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) applicable taxes required to be withheld and/or in connection with the distributor), or (ii) if additional ADSs are not so distributed, take all actions necessary so that each ADS issued and outstanding after the ADS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional integral number of Shares distributed upon the Deposited Securities represented thereby (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary, and (b) applicable taxes required to be withheld and/or paid in connection with the distribution). In lieu of delivering fractional ADSs, the Depositary shall sell the number of Shares or ADSs, as the case may be, represented by the aggregate of such fractions and distribute the net proceeds upon the terms set forth in the Section 4.1 Class C-1 Deposit Agreement.

In the event that the Depositary determines that any distribution in property (including Shares) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, if the Company in the fulfillment of its obligations under Section 5.7 of the Class C-1 Deposit Agreement, has furnished an opinion of U.S. counsel determining that Shares must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been declared effective), the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of (a) applicable taxes required to be withheld and/or paid in connection with the distribution and (b) fees and charges of, and the expenses incurred by, the Depositary) to Holders entitled thereto upon the terms described in Section 4.1 of the Class C-1 Deposit Agreement. The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of the Class C-1 Deposit Agreement. Notwithstanding anything contained in the Class C-1 Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for in Section 4.2 of the Class C-1 Deposit Agreement, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in Section 4.2 of the Class C-1 Deposit Agreement, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in Section 4.2 of the Class C-1 Deposit Agreement where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

A-16

Upon timely receipt of notice indicating that the Company wishes such elective distribution to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders of ADSs. The Depositary shall make such elective distribution available to Holders only if (i) the Company shall have timely requested that the elective distribution be made available to Holders, (ii) the Depositary shall have determined that such distribution is reasonably practicable and (iii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7 of the Class C-1 Deposit Agreement. If the above conditions are not satisfied or if the Company requests such elective distribution not to be made available to Holders of ADSs, the Depositary shall establish the ADS Record Date on the terms described in Section 4.10 of the Class C-1 Deposit Agreement and, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in England and Wales in respect of the Shares for which no election is made, either (X) cash upon the terms described in Section 4.1 of the Class C-1 Deposit Agreement or (Y) additional ADSs representing such additional Shares upon the terms described in Section 4.2 of the Class C-1 Deposit Agreement. If the above conditions are satisfied, the Depositary shall establish an ADS Record Date (on the terms described in Section 4.10 of the Class C-1 Deposit Agreement) and establish procedures to enable Holders to elect the receipt of the proposed distribution in cash or in additional ADSs. The Company shall assist the Depositary in establishing such procedures to the extent necessary. If a Holder elects to receive the proposed distribution (X) in cash, the distribution shall be made upon the terms described in Section 4.1 of the Class C-1 Deposit Agreement, or (Y) in ADSs, the distribution shall be made upon the terms described in Section 4.2 of the Class C-1 Deposit Agreement. Nothing herein shall obligate the Depositary to make available to Holders a method to receive the elective distribution in Shares (rather than ADSs). There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares. Notwithstanding anything contained in the Class C-1 Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for in Section 4.3 of the Class C-1 Deposit Agreement, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in Section 4.3 of the Class C-1 Deposit Agreement, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in Section 4.3 of the Class C-1 Deposit Agreement where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

Upon timely receipt by the Depositary of a notice indicating that the Company wishes rights to subscribe for additional Shares to be made available to Holders of ADSs, the Depositary upon consultation with the Company, shall determine, whether it is lawful and reasonably practicable to make such rights available to the Holders. The Depositary shall make such rights available to any Holders only if (i) the Company shall have timely

A-17

requested that such rights be made available to Holders, (ii) the Depositary shall have received satisfactory documentation contemplated in Section 5.7 of the Class C-1 Deposit Agreement, and (iii) the Depositary shall have determined that such distribution of rights is satisfactory reasonably practicable. In the event any of the conditions set forth above are not satisfied or if the Company request that the rights not be made available to Holders of ADSs, the Depositary shall proceed with the sale of the rights as contemplated in Section 4.4(b) of the Class C-1 Deposit Agreement. In the event all conditions set forth above are satisfied, the Depositary shall establish an ADS Record Date (upon the terms described in Section 4.10 of the Class C-1 Deposit Agreement) and establish procedures (x) to distribute rights to purchase additional ADSs (by means of Shares or otherwise), (y) to enable the Holders to exercise such rights (upon payment of the subscription price and of the applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes), and (z) to deliver ADSs upon the valid exercise of such rights. Nothing herein or in the Class C-1 Deposit Agreement shall obligate the Depositary to make available to the Holders a method to exercise rights to subscribe for Shares (rather than ADSs). If (i) the Company does not timely request the Depositary to make the rights available to Holders or requests that the rights not be made available to Holders, (ii) the Depositary fails to receive the documentation required by Section 5.7 of the Class C-1 Deposit Agreement or determines it is not reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public and private sale) as it may deem practicable. The Company shall assist the Depositary to the extent necessary to determine such legality and practicability. The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) upon the terms hereof and of Section 4.1 of the Class C-1 Deposit Agreement. If the Depositary is unable to make any rights available to Holders upon the terms described in Section 4.4 (a) of the Class C-1 Deposit Agreement or to arrange for the sale of the rights upon the terms described in Section 4.4(b) of the Class C-1 Deposit Agreement, the Depositary shall allow such rights to lapse. The Depositary shall not be liable for (i) any failure to determine that it may be lawful or practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale or exercise, or (iii) the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution.

Notwithstanding anything herein or in Section 4.4 of the Class C-1 Deposit Agreement to the contrary, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders (i) unless and until a registration statement under the Securities Act (or other applicable law) covering such offering is in effect or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, in each case satisfactory to the Depositary, to the effect that the offering and sale of such

A-18

securities to Holders and Beneficial Owners are exempt from, or do not require registration under, the provisions of the Securities Act or any other applicable laws. In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of Deposited Property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders of ADSs representing such Deposited Securities shall be reduced accordingly. In the event that the Depositary determines that any distribution in Deposited Property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such Deposited Property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive or exercise rights on the same terms and conditions as the holders of Shares or to exercise such rights. Nothing herein or in the Class C-1 Deposit Agreement shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

If ever the Company intends to distribute to the holders of Deposited Securities property other than cash, Shares or rights to purchase additional Shares, the Company shall give timely notice thereof to the Depositary and shall indicate whether or not it wishes such distribution to be made to Holders of ADSs. Upon receipt of a notice indicating that the Company wishes such distribution be made to Holders of ADSs, the Depositary shall consult with the Company, and the Company shall assist the Depositary, to determine whether such distribution to Holders is lawful and reasonably practicable. The Depositary shall not make such distribution unless (i) the Company shall have requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7 of the Class C-1 Deposit Agreement, and (iii) the Depositary shall have determined that such distribution is reasonably practicable.

Upon receipt of satisfactory documentation and the request of the Company to distribute property to Holders of ADSs and after making the requisite determinations set forth in (a) above, the Depositary shall distribute the property so received to the Holders of record, as of the ADS Record Date (established upon the terms described in Section 4.10 of the Class C-1 Deposit Agreement), in proportion to the number of ADSs held by them respectively and in such manner as the Depositary may deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any applicable taxes required to be withheld and/or paid. The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

A-19

If (i) the Company does not request the Depositary to make such distribution to Holders or requests not to make such distribution to Holders, (ii) the Depositary does not receive satisfactory documentation within the terms of Section 5.7 of the Class C-1 Deposit Agreement, or (iii) the Depositary determines that all or a portion of such distribution is not reasonably practicable, the Depositary shall sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem practicable and shall (i) cause the proceeds of such sale, if any, to be converted into Dollars and (ii) distribute the proceeds of such conversion received by the Depositary (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) to the Holders as of the ADS Record Date upon the terms of Section 4.1 of the Class C-1 Deposit Agreement. If the Depositary is unable to sell such property, the Depositary may dispose of such property for the account of the Holders in any way it deems reasonably practicable under the circumstances.

Neither the Depositary nor the Company shall be liable for (i) any failure to accurately determine whether it is lawful or practicable to make the property described in Section 4.5 of the Class C-1 Deposit Agreement available to Holders in general or any Holders in particular, nor (ii) any loss incurred in connection with the sale or disposal of such property.

(16) Redemption and Mandatory Conversion. If ever the Company intends to exercise any right of redemption and/or mandatory conversion in respect of any of the Deposited Securities, the Company shall give notice thereof to the Depositary at least sixty (60) days (or such other number of days as mutually agreed to in writing by the Depositary and the Company) prior to the intended date of redemption and/or mandatory conversion which notice shall set forth the particulars of the proposed redemption and/or mandatory conversion. Upon timely receipt of (i) such notice and (ii) satisfactory documentation given by the Company to the Depositary within the terms of Section 5.7 of the Class C-1 Deposit Agreement, and only if after consultation between the Depositary and the Company, to the extent practicable the Depositary shall have determined that such proposed redemption and/or mandatory conversion is practicable, the Depositary shall provide to each Holder a notice setting forth the intended exercise by the Company of the redemption and/or mandatory conversion rights and any other particulars set forth in the Company’s notice to the Depositary. The Depositary shall instruct the Custodian to present to the Company the Deposited Securities in respect of which redemption and/or mandatory conversion rights are being exercised against receipt of the applicable redemption and/or mandatory conversion consideration. Upon receipt of confirmation from the Custodian that the redemption and/or mandatory conversion has taken place and that applicable redemption and/or mandatory conversion consideration has been received, the Depositary shall (x) convert, transfer, and distribute any cash redemption and/or mandatory conversion proceeds (net of applicable (a) fees and charges of, and the expenses incurred by, the Depositary, and (b) taxes), retire ADSs and cancel ADRs, if applicable, upon delivery of such ADSs by Holders thereof and the terms set forth in Sections 4.1 and 6.2 of the Class C-1 Deposit Agreement, and (y) deliver non-cash redemption and/or mandatory conversion proceeds (net of applicable (a) fees and charges of, and the expenses incurred by, the Depositary, and (b) taxes), retire ADSs and cancel ADRs, if applicable, upon delivery of such ADSs by Holders thereof and the terms

A-20

set forth in Sections 4.5 and 6.2 of the Class C-1 Deposit Agreement. If less than all outstanding Deposited Securities are redeemed and/or mandatorily converted, the ADSs to be retired will be selected by lot or on a pro rata basis, as may be determined by the Depositary after consultation between the Depositary and the Company, to the extent practicable. The redemption and/or mandatory conversion consideration per ADS shall (subject to the terms of the Class C-1 Deposit Agreement) be the equivalent of the per Share amount received by the Depositary (adjusted to reflect the ADS(s)-to-Share(s) ratio) upon the redemption and/or mandatory conversion of the Deposited Securities represented by ADSs (subject to the terms of Section 4.9 of the Class C-1 Deposit Agreement and the applicable fees and charges of, and expenses incurred by, the Depositary, and taxes) multiplied by the number of Deposited Securities represented by each ADS redeemed and/or mandatorily converted. Notwithstanding anything contained in the Class C-1 Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed redemption provided for in Section 4.7 of the Class C-1 Deposit Agreement, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in Section 4.7 of the Class C-1 Deposit Agreement, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in Section 4.7 of the Class C-1 Deposit Agreement where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

(17) Fixing of ADS Record Date. Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any distribution (whether in cash, Shares, rights or other distribution), or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each ADS, or whenever the Depositary shall receive notice of any meeting of, or solicitation of consents or proxies of, holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix a record date (the “ADS Record Date”) for the determination of the Holders of ADSs who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, to give or withhold such consent, to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Shares represented by each ADS. The Depositary shall make reasonable efforts to establish the ADS Record Date as closely as possible to the applicable record date for the Deposited Securities (if any) set by the Company in England and Wales and shall not announce the establishment of any ADS Record Date prior to the relevant corporate action having been made public by the Company (if such corporate action affects the Deposited Securities). Subject to applicable law and the terms and conditions of this ADR and Sections 4.1 through 4.9 of the Class C-1 Deposit Agreement, only the Holders of ADSs at the close of business in New York on such ADS Record Date shall be entitled to receive such distribution, to give such instructions, to receive such notice or solicitation, or otherwise take action.

A-21

(18) Voting of Deposited Securities. As soon as practicable after receipt of notice of any meeting at which the holders of Deposited Securities are entitled to vote, or of solicitation of consents or proxies from holders of Deposited Securities, the Depositary shall fix the ADS Record Date in respect of such meeting or solicitation of consent or proxy in accordance with Section 4.9 of the Class C-1 Deposit Agreement. The Depositary shall, if requested by the Company in writing in a timely manner (the Depositary having no obligation to take any further action if the request shall not have been received by the Depositary at least thirty (30) days prior to the date of such vote or meeting), at the Company’s expense and provided no U.S. legal prohibitions exist, distribute to Holders as of the ADS Record Date: (a) such notice of meeting or solicitation of consent or proxy, (b) a statement that the Holders at the close of business on the ADS Record Date will be entitled, subject to any applicable law, the provisions of the Class C-1 Deposit Agreement, the Articles of Association of the Company and the provisions of or governing the Deposited Securities (which provisions, if any, shall be summarized in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by such Holder’s ADSs, and (c) a brief statement as to the manner in which such voting instructions may be given.

Notwithstanding anything contained in the Class C-1 Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with, or otherwise publicizes to Holders, instructions on how to retrieve such materials or receive such materials upon request (e.g., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

The Depositary has been advised by the Company that under the Articles of Association of the Company as in effect on the date of the Class C-1 Deposit Agreement, voting at any meeting of shareholders of the Company is by poll.

Voting instructions may be given only in respect of a number of ADSs representing an integral number of Deposited Securities. Upon the timely receipt from a Holder of ADSs as of the ADS Record Date of voting instructions in the manner specified by the Depositary, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of the Class C-1 Deposit Agreement, Articles of Association of the Company and the provisions of the Deposited Securities, to vote, or cause the Custodian to vote, the Deposited Securities (in person or by proxy) represented by such Holder’s ADSs in accordance with the voting instructions timely received from the Holders of ADSs.

Deposited Securities represented by ADSs for which no timely voting instructions are received by the Depositary from the Holder shall not be voted (except as otherwise contemplated in Section 4.11 of the Class C-1 Deposit Agreement). Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to

A-22

voting and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of, for purposes of establishing a quorum or otherwise, the Deposited Securities represented by ADSs, except pursuant to and in accordance with the voting instructions timely received from Holders or as otherwise contemplated herein. If the Depositary timely receives voting instructions from a Holder which fail to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Holder’s ADSs, the Depositary will deem such Holder (unless otherwise specified in the notice distributed to Holders) to have instructed the Depositary to vote in favor of the items set forth in such voting instructions.

Notwithstanding anything else contained herein or in the Class C-1 Deposit Agreement, the Depositary shall, if so requested in writing by the Company, represent all Deposited Securities (whether or not voting instructions have been received in respect of such Deposited Securities from Holders as of the ADS Record Date) for the sole purpose of establishing quorum at a meeting of shareholders.

Notwithstanding anything else contained in the Class C-1 Deposit Agreement or any ADR, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of Deposited Securities if the taking of such action would violate U.S. or English laws. The Company agrees to take any and all actions reasonably necessary and as permitted by the laws of England and Wales to enable Holders and Beneficial Owners to exercise the voting rights accruing to the Deposited Securities and to deliver to the Depositary an opinion of U.S. counsel addressing any actions reasonably requested to be taken if so requested by the Depositary.

There can be no assurance that Holders generally or any Holder in particular will receive the notice described above with sufficient time to enable the Holder to return voting instructions to the Depositary in a timely manner.

(19) Changes Affecting Deposited Securities. Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger, scheme of arrangement or consolidation or sale of assets affecting the Company or to which it is a party, any property which shall be received by the Depositary or the Custodian in exchange for, or in conversion of or replacement of or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be treated as new Deposited Property under the Class C-1 Deposit Agreement, and the ADRs shall, subject to the provisions of the Class C-1 Deposit Agreement and applicable law, evidence ADSs representing the right to receive such additional securities or replacement Deposited Property. In giving effect to such change, split-up, cancellation, consolidation or other reclassification of Deposited Securities, recapitalization, reorganization, merger, scheme of arrangement, consolidation or sale of assets, the Depositary may, with the Company’s approval, and shall, if the Company shall so request, subject to the terms of the Class C-1 Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and expenses incurred by, the Depositary, and (b) applicable taxes) and receipt of an opinion of counsel to the Company satisfactory to the Depositary that such actions are not

A-23

in violation of any applicable laws or regulations (i) issue and deliver additional ADSs as in the case of a stock dividend on the Shares, (ii) amend the Class C-1 Deposit Agreement and the applicable ADRs, (iii) amend the applicable Registration Statement(s) on Form F-6 as filed with the Commission in respect of the ADSs, (iv) call for the surrender of outstanding ADRs to be exchanged for new ADRs, and (v) take such other actions as are appropriate to reflect the transaction with respect to the ADSs. The Company agrees to, jointly with the Depositary, amend the Registration Statement on Form F-6 as filed with the Commission to permit the issuance of such new form of ADSs. Notwithstanding the foregoing, in the event that any Deposited Property so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company’s approval, and shall, if the Company requests, subject to receipt of an opinion of Company’s counsel satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such Deposited Property at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) for the account of the Holders otherwise entitled to such Deposited Property upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.1 of the Class C-1 Deposit Agreement. The Depositary shall not be liable for (i) any failure to determine that it may be lawful or practicable to make such Deposited Property available to Holders in general or to any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such Deposited Property.

(20) Exoneration. Notwithstanding anything contained in the Class C-1 Deposit Agreement or any ADR, neither the Depositary nor the Company shall be obligated to do or perform any act or thing which is inconsistent with the provisions of the Class C-1 Deposit Agreement or incur any liability (to the extent not limited by Section 7.8(b) of the Class C-1 Deposit Agreement) (i) if the Depositary, the Custodian, the Company or their respective agents shall be prevented or forbidden from, hindered or delayed in, doing or performing any act or thing required or contemplated by the terms of the Class C-1 Deposit Agreement, by reason of any provision of any present or future law or regulation of the United States, England and Wales or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of potential criminal or civil penalties or restraint, or by reason of any provision, present or future, of the Articles of Association of the Company or any provision of or governing any Deposited Securities, or by reason of any act of God or other event or circumstance beyond its control (including, without limitation, fire, flood, earthquake, tornado, hurricane, tsunami, explosion, or other natural disaster, nationalization, expropriation, currency restriction, work stoppage, strikes, civil unrest, act of war (whether declared or not) or terrorism, revolution, rebellion, embargo, computer failure, failure of public infrastructure (including communication or utility failure), failure of common carriers, nuclear, cyber or biochemical incident, any pandemic, epidemic or other prevalent disease or illness with an actual or probable threat to human life, any quarantine order or travel restriction imposed by a governmental authority or other competent public health authority, or the failure or unavailability of the United States Federal Reserve Bank (or

A-24

other central banking system) or DTC (or other clearing system)), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Class C-1 Deposit Agreement or in the Articles of Association of the Company or provisions of or governing Deposited Securities, (iii) for any action or inaction in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, (iv) for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Class C-1 Deposit Agreement, made available to Holders of ADSs, (v) for any action or inaction of any clearing or settlement system (and any participant thereof) for the Deposited Property or the ADSs, or (vi) for any consequential or punitive damages (including lost profits) for any breach of the terms of the Class C-1 Deposit Agreement. The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(21) Standard of Care. The Company and the Depositary assume no obligation and shall not be subject to any liability under the Class C-1 Deposit Agreement or any ADRs to any Holder(s) or Beneficial Owner(s), except that the Company and the Depositary agree to perform their respective obligations specifically set forth in the Class C-1 Deposit Agreement or the applicable ADRs without negligence or bad faith.

Without limitation of the foregoing, neither the Depositary, nor the Company, nor any of their respective controlling persons, or agents, shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Property or in respect of the ADSs, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary).

The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote or give or withhold consent in respect of any of the Deposited Securities, or for the manner in which any vote is cast or consent is given or withheld or the effect of any vote or consent, provided that any such action or omission is in good faith and without negligence and in accordance with the terms of the Class C-1 Deposit Agreement. The Depositary shall not incur any liability for any failure to accurately determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Property, for the validity or worth of the Deposited Property, for the value of any Deposited Property or any distribution thereon, for any interest on Deposited Property, for any tax consequences that may result from the ownership of ADSs, Shares, Shares or other Deposited Property, for the credit worthiness

A-25

of any third party, for allowing any rights to lapse upon the terms of the Class C-1 Deposit Agreement, for the failure or timeliness of any notice from the Company, or for any action of or failure to act by, or any information provided or not provided by, DTC or any DTC Participant.

The Depositary shall not be liable for any acts or omissions by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be liable for any acts or omissions by a predecessor depositary whether in connection with an act or omission of the Depositary or in connection with any matter arising wholly prior to the appointment of the Depositary or after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

(22) Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary under the Class C-1 Deposit Agreement by written notice of resignation delivered to the Company, such resignation to be effective on the earlier of (i) the 90th day after delivery thereof to the Company (whereupon the Depositary, shall be entitled to take the actions contemplated in Section 6.2 of the Class C-1 Deposit Agreement), or (ii) the appointment by the Company of a successor depositary and its acceptance of such appointment as provided in the Class C-1 Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, which removal shall be effective on the later of (i) the 120th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 of the Class C-1 Deposit Agreement), or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as provided in the Class C-1 Deposit Agreement. In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York. Every successor depositary shall be required by the Company to execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor (other than as contemplated in Section 5.8 and 5.9 of the Class C-1 Deposit Agreement). The predecessor depositary, upon payment of all sums due it and on the written request of the Company shall, (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in Sections 5.8 and 5.9 of the Class C-1 Deposit Agreement), (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Property to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding ADSs and such other information

A-26

relating to ADSs and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly provide notice of its appointment to such Holders. Any entity into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

(23) Amendment/Supplement. Subject to the terms and conditions of this paragraph (23), Section 6.1 of the Class C-1 Deposit Agreement and applicable law, this ADS and any provisions of the Class C-1 Deposit Agreement may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the prior written consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than the charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding ADSs until the expiration of thirty (30) days after notice of such amendment or supplement shall have been given to the Holders of outstanding ADSs. Notice of any amendment to the Class C-1 Deposit Agreement or any ADR shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holder identifies a means for Holders and Beneficial Owners to retrieve or receive the text of such amendment (e.g., upon retrieval from the Commission’s, the Depositary’s or the Company’s website or the upon request from the Depositary). The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs to be settled solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial existing rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such ADSs, to consent and agree to such amendment or supplement and to be bound by the Class C-1 Deposit Agreement and this ADS, if applicable as amended or supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such ADS and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment of, or supplement to, the Class C-1 Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Class C-1 Deposit Agreement and this ADR at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Class C-1 Deposit Agreement and the ADRs in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, or rules or regulations.

A-27

(24) Expiration/Termination. On the ADS Expiration Date, the ADSs and the Class C-1 Deposit Agreement and the rights and obligations of the parties thereto shall automatically expire (except as otherwise specifically set forth in the Class C-1 Deposit Agreement) and the ADSs and the ADRs issued upon the terms hereof shall automatically expire and become void. C-1 Shares held by the Custodian between the ADS Expiration Date and the Share Expiration Date for which no Share Conversion Price have been delivered shall be held by the Custodian solely on behalf of the Holders and Beneficial Owners of ADSs outstanding immediately prior to the ADS Expiration Date and shall be so held solely for the purpose of allowing such C-1 Shares to expire unexercised. Upon expiration of the Class C-1 Deposit Agreement, the Depositary shall be discharged from all obligations under the Class C-1 Deposit Agreement with respect to the ADSs, the ADRs and the Deposited Securities, except to account for any net proceeds or other cash (after deducting or charging, as the case may be, in each case the applicable charges of the Depositary and the expenses for the account of Holders under the Class C-1 Deposit Agreement and any applicable taxes, governmental charges or assessments).

The Depositary shall, at any time at the written direction of the Company, terminate the Class C-1 Deposit Agreement by distributing notice of such termination to the Holders of all ADSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. If (i) ninety (90) days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) one hundred twenty (120) days shall have expired after the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and, in either case, a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4 of the Class C-1 Deposit Agreement, the Depositary may terminate the Deposit Agreement by distributing notice of such termination to the Holders of all ADSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. The date so fixed for termination of the Class C-1 Deposit Agreement in any termination notice so distributed by the Depositary to the Holders of ADSs is referred to as the “Termination Date”. Until the Termination Date, the Depositary shall continue to perform all of its obligations under the Class C-1 Deposit Agreement, and the Holders and Beneficial Owners will be entitled to all of their rights under the Class C-1 Deposit Agreement. If any ADSs shall remain outstanding after the Termination Date, the Registrar and the Depositary shall not, after the Termination Date, have any obligation to perform any further acts under the Deposit Agreement, except that the Depositary shall, subject, in each case, to the terms and conditions of the Class C-1 Deposit Agreement, continue to (i) collect dividends and other distributions pertaining to Deposited Securities, (ii) sell Deposited Property received in respect of Deposited Securities, (iii) deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any other Deposited Property, in exchange for ADSs surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Holders and Beneficial Owners, in each case upon the terms set forth in Section 5.9 of the Class C-1 Deposit Agreement), and (iv) take such actions as may be required under applicable law in connection with its role as Depositary under the

A-28

Class C-1 Deposit Agreement. At any time after the Termination Date, the Depositary may sell the Deposited Property then held under the Deposit Agreement and shall after such sale hold un-invested the net proceeds of such sale, together with any other cash then held by it under the Class C-1 Deposit Agreement, in an un-segregated account and without liability for interest, for the pro rata benefit of the Holders whose ADSs have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement except (i) to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Holders and Beneficial Owners, in each case upon the terms set forth in Section 5.9 of the Class -1 Deposit Agreement), and (ii) as may be required at law in connection with the termination of the Class C-1 Deposit Agreement. After the Termination Date, the Company shall be discharged from all obligations under the Class C-1 Deposit Agreement, except for its obligations to the Depositary under Sections 5.8, 5.9 and 7.6 of the Class C-1 Deposit Agreement. The obligations under the terms of the Class C-1 Deposit Agreement of Holders and Beneficial Owners of ADSs outstanding as of the Termination Date shall survive the Termination Date and shall be discharged only when the applicable ADSs are presented by their Holders to the Depositary for cancellation under the terms of the Class C-1 Deposit Agreement (except as specifically provided in the Class C-1 Deposit Agreement).

Notwithstanding anything contained in the Class C-1 Deposit Agreement or any ADR, in connection with the termination of the Class C-1 Deposit Agreement, the Depositary may, independently and without the need for any action by the Company, make available to Holders of ADSs a means to withdraw the Deposited Securities represented by their ADSs and to direct the deposit of such Deposited Securities into an unsponsored American depositary shares program established by the Depositary, upon such terms and conditions as the Depositary may deem reasonably appropriate, subject however, in each case, to satisfaction of the applicable registration requirements by the unsponsored American depositary shares program under the Securities Act, and to receipt by the Depositary of payment of the applicable fees and charges of, and reimbursement of the applicable expenses incurred by, the Depositary.

(25) Compliance with U.S. Securities Laws. Notwithstanding anything in the Class C-1 Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Instruction I.A.(1) of the General Instructions to Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

Each of the parties to the Class C-1 Deposit Agreement (including, without limitation, each Holder and Beneficial Owner) acknowledges and agrees that no provision of the Class C-1 Deposit Agreement or any ADR shall, or shall be deemed to, disclaim any liability under the Securities Act or the Exchange Act, in each case to the extent established under applicable U.S. laws.

A-29

(26) No Third-Party Beneficiaries/Acknowledgments. The Class C-1 Deposit Agreement is for the exclusive benefit of the parties hereto (and their successors) and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person, except to the extent specifically set forth in the Class C-1 Deposit Agreement. Nothing in the Class C-1 Deposit Agreement shall be deemed to give rise to a partnership or joint venture among the parties nor establish a fiduciary or similar relationship among the parties. The parties hereto acknowledge and agree that (i) Citibank and its Affiliates may at any time have multiple banking relationships with the Company, the Holders, the Beneficial Owners, and their respective Affiliates, (ii) Citibank and its Affiliates may own and deal in any class of securities of the Company and its Affiliates and in ADSs and ADSs, and may be engaged at any time in transactions in which parties adverse to the Company, the Holders, the Beneficial Owners or their respective Affiliates may have interests, (iii) the Depositary and its Affiliates may from time to time have in their possession non-public information about the Company, the Holders, the Beneficial Owners, and their respective Affiliates, (iv) nothing contained in the Class C-1 Deposit Agreement shall (a) preclude Citibank or any of its Affiliates from engaging in such transactions or establishing or maintaining such relationships, or (b) obligate Citibank or any of its Affiliates to disclose such information, transactions or relationships, or to account for any profit made or payment received in such transactions or relationships, (v) the Depositary shall not be deemed to have knowledge of any information any other division of Citibank or any of its Affiliates may have about the Company, the Holders, the Beneficial Owners, or any of their respective Affiliates, and (vi) the Company, the Depositary, the Custodian and their respective agents and controlling persons may be subject to the laws and regulations of jurisdictions other than the U.S. and England and Wales, and the authority of courts and regulatory authorities of such other jurisdictions, and, consequently, the requirements and the limitations of such other laws and regulations, and the decisions and orders of such other courts and regulatory authorities, may affect the rights and obligations of the parties to the Class C-1 Deposit Agreement.

(27) Governing Law and Jurisdiction. The Class C-1 Deposit Agreement and the ADRs shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York without reference to the principles of choice of law thereof. Notwithstanding anything contained in the Class C-1 Deposit Agreement, any ADR or any present or future provisions of the laws of the State of New York, the rights of holders of Shares and of any other Deposited Securities and the obligations and duties of the Company in respect of the holders of Shares and other Deposited Securities, as such, shall be governed by the laws of England and Wales (or, if applicable, such other laws as may govern the Deposited Securities). Holders and Beneficial Owners understand and each irrevocably agrees that, by holding an ADS or an interest therein, any suit, action or proceeding against or involving the Company or the Depositary, arising out of or based upon the Class C-1 Deposit Agreement, ADSs, ADRs or the transactions contemplated hereby or thereby or by virtue of ownership thereof, may only be instituted in a state or federal court in the City of New York, and by holding an ADS or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding in, and irrevocably submits to the exclusive

A-30

jurisdiction of, such courts in any such suit, action or proceeding. Holders and Beneficial Owners agree that the provisions of this paragraph shall survive such Holders’ and Beneficial Owners’ ownership of ADSs or interests therein.

EACH OF THE PARTIES TO THE CLASS C-1 DEPOSIT AGREEMENT (INCLUDING, WITHOUT LIMITATION, EACH HOLDER AND BENEFICIAL OWNER) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING AGAINST THE COMPANY AND/OR THE DEPOSITARY ARISING OUT OF, OR RELATING TO, THE CLASS C-1 DEPOSIT AGREEMENT, ANY ADR AND ANY TRANSACTIONS CONTEMPLATED THEREIN (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR OTHERWISE).

A-31

(ASSIGNMENT AND TRANSFER SIGNATURE LINES)

FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto _________________________ whose taxpayer identification number is _______________________ and whose address including postal zip code is ________________, the within ADR and all rights thereunder, hereby irrevocably constituting and appointing ________________________ attorney-in-fact to transfer said ADR on the books of the Depositary with full power of substitution in the premises.

Dated:	Name:________________________________
By:
Title:

NOTICE: The signature of the Holder to this assignment must
correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

If the endorsement be executed by an attorney, executor,
administrator, trustee or guardian, the person executing the endorsement must give his/her full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this ADR.

SIGNATURE GUARANTEED
All endorsements or assignments of ADRs must be guaranteed by a member of a Medallion Signature Program approved by the Securities Transfer Association, Inc.

A-32

EXHIBIT B

ADS/ CLASS C-1 SHARE CONVERSION FORM

POLESTAR AUTOMOTIVE HOLDING UK PLC

Citibank, N.A. - Depositary Receipts Department (the “ADS Depositary” and the “ADS Depositary”)

c/o Computershare Inc.

Restricted Team

150 Royall Street, Canton, MA 02021

Email: citigs.radrproject@citi.com (the “ADS Admin Agent”)

Polestar Automotive Holding UK PLC

The Pavilions, Bridgwater Road

Bristol, England, BS13 8AE

Anna Rudensjö (anna.rudensjo@polestar.com) and

Elodie Théobald (elodie.theobald@polestar.com) (the “Company”)

[Computershare UK]

[TBD]

Email: [TBD] (the “Conversion Agent”)

ADS Conversion Period: commences on July 25, 2022 and expires on July 25, 2027

ADS/ADS Books Closure Periods:

Please check the ADS Depositary’s website for books closure details: https://depositaryreceipts.citi.com/adr/guides/books.aspx?pageId=5&subpageid=48

Class C-1 Share Books Closure Periods: Please check with ADS Admin:

Computershare customer service @ 1-877-248-4237 (1-877-CITIADR)

Reference is made to (i) the Class C-1 Deposit Agreement, dated as of June 23, 2022 (the “Class C-1 Deposit Agreement”), by and among Citibank, N.A., as ADS Depositary, the Company, and all Holders and Beneficial Owners of American Depositary Shares (the “Class C-1 ADSs”), each ADS representing the right to receive one (1) Class C-1 Share (the “Class C-1 Shares”) of the Company which is convertible into one Class A Ordinary Share (the “Class A Shares”) of the Company in the form of Class A American Depositary Shares (the “Class A ADSs”) representing such Shares,

B-1

upon the terms thereof, and (ii) the ADS Deposit Agreement for Class A ADSs, dated as of June 23, 2022 (the “ADS Deposit Agreement”), by and among Citibank, N.A., as ADS Depositary, the Company, and all Holders and Beneficial Owners of Class A ADSs.

Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Class C-1 Deposit Agreement. All conversions of Class C-1 Shares are subject to the terms of the Articles of Association.

We (the undersigned person converting the ADSs / Class C-1 Shares) hereby confirm as follows:

(i)	We delivered, or caused to be delivered, to the ADS Depositary (c/o ADS Admin Agent) the number of Class C-1 ADSs identified below for cancellation, and

(ii)	We delivered, or cause to be delivered, to the ADS Depositary the ADS fees specified below, and

(iii)	We delivered, or cause to be delivered, to ADS Admin Agent, the appropriate Share Conversion Price in Dollars, unless we convert the Class C-1 ADSs/Class C-1 Shares on a cashless basis, and

(iv)

We hereby instruct the ADS Depositary to (a) cancel such Class C-1 ADSs, (b) release the Class C-1 Shares represented thereby to the Conversion Agent for the purpose conversion thereof, (c) cause the Custodian to present the Class C-1 Shares evidenced by the Class C-1 ADSs so cancelled to the Conversion Agent and to convert such Shares upon the terms of the Articles fo Association, and, in connection with such conversion, to complete such documentation on our behalf as may be required by the Conversion Agent, (d) instruct the Conversion Agent to deliver the requisite Class A Shares for deposit with the ADS Depositary for issuance and delivery of the corresponding Class A ADSs in accordance with the instructions below.

(a)	Number of Class C-1 ADSs presented for cancellation and conversion: ___________ Class C-1 ADSs.

(b)	Number of Class C-1 Shares represented by the Class C-1 ADSs referenced in (a) above: __________ Class C-1 Shares. [1]

[1]	For current ADS-to-Class C-1 Share ratio, please see www.citiadr.com.

B-2

(c)	Number of Class A Shares to be issued upon conversion of Class C-1 Shares identified in (b) above: ___________ Class A Shares and to be deposited with the ADS Depositary as set forth in (g) below. [2]

(d)	Number of Class A ADSs to be issued and delivered upon deposit of Class A Shares specified in (c) above. [3]

(e)	Share Conversion Price in US dollars per ADS / Share: USD ___________. [4]

Please enclose check covering the Share Conversion Price in U.S. Dollars issued to [____] and deliver check to the ADS Admin Agent at: [____]

(f)	ADS conversion and issuance fees (in U.S. dollars) to be paid to the ADS Depositary by the person converting Class C-1 ADSs[5]:

(i)	Conversion fee for Class C-1 ADSs surrendered in connection with the conversion of Class C-1 ADSs into ADSs: (U.S. $0.05 per Class C-1 ADS surrendered and converted): USD ____________

(ii)	Cancellation fee for Class C-1 ADSs surrendered: (U.S. $0.05 per Class C-1 ADS surrendered and cancelled): USD ____________

(iii)	Issuance fee for Class A ADSs to be issued and delivered in connection with the conversion of Class C-1 ADSs:

(U.S. $0.05 per ADS issued and delivered): USD ___________________

Please enclose check covering ADS Conversion and Issuance fees in US dollars issued to [____] and deliver to ADS Admin Agent at [___].

[2]	For current Class C-1 Share to Class A Share conversion ratio, see Agreement and please consult: ADW Admin Agent. Only specify whole shares.
[3]	For current ADS-to-Class A Share ratio, please see www.citiadr.com. Only specify whole ADSs. In certain circumstances Restricted ADSs may be delivered.
[4]

For current Class C-1 Share to Class A Share conversion Price, please see the Articles of Association and consult: ADW Admin Agent - Computershare customer service @ 1-877-248-4237 (1-877-CITIADR). For cashless conversions, please see the Articles of Association and insert: “N/A – Cashless Conversion”. In case the Company elects to treat the conversion as cashless, the Class C-1 Share to Class A Share conversion will be refunded to the converting Class C-1 A holder. Please specify account for refunds below.

[5]	Note: ADS fees are also payable in connection with cashless conversions.

B-3

(g)

We instruct that the Class A Shares issued by the Company be delivered for deposit with Citibank, N.A., as Depositary for the Class A ADSs, and that the Depositary issue and deliver the corresponding ADSs as follows:

Name of person in whose name the Class A ADSs will be registered:
Address of Registered Holder:

Tax identification number for Registered Holder:

Date:
Name of Person Converting Class C-1 ADSs/Shares:
Signature of Person Converting Class C-1 ADSs/Shares[6]:
Title of Person Converting Class C-1 ADSs/Shares:
Telephone Number of Person Converting Class C-1 ADSs/Shares:
Email of Person Converting Class C-1 ADSs/Shares:

[6]

The signature(s) should be guaranteed by an “Eligible Guarantor Institution” (with membership in an approved signature guarantee medallion program pursuant to Rule 17Ad-15 (or successor rule)) if the Class A ADSs are to be registered in the name of a person other than the registered holder of the Class C-1 ADS presented for cancellation and conversion.

B-4

EXHIBIT C

FEE SCHEDULE

ADS FEES AND RELATED CHARGES

All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Class C-1 Deposit Agreement.

I.	ADS Fees

The following ADS fees are payable under the terms of the Class C-1 Deposit Agreement:

Service	Rate	By Whom Paid
(1) Issuance of ADSs (e.g., an issuance upon a deposit of Shares, upon a change in the ADS(s)-to-Share (s) ratio, or for any other reason), excluding issuances as a result of distributions described in paragraph (4) below.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) issued.	Person for whom ADSs are issued.
(2) Cancellation of ADSs (e.g., a cancellation of ADSs for Delivery of deposited Shares, upon a change in the ADS(s)-to-Share (s) ratio, or for any other reason).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) cancelled.	Person for whom ADSs are being cancelled.
(3) Distribution of cash distributions (e.g., upon a sale of rights and other entitlements).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom the distribution is made.
(4) Distribution of ADSs pursuant to (i) free Share distributions, or (ii) an exercise of rights to purchase additional ADSs.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom the distribution is made.
(5) Distribution of securities other than ADSs or rights to purchase additional ADSs (e.g., spin-off securities).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom the distribution is made.

6) ADS Services.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the Depositary.	Person holding ADSs on the applicable record date(s) established by the Depositary.
7) Registration of ADS Transfers (e.g., upon a registration of the transfer of registered ownership of ADSs, upon a transfer of ADSs into DTC and vice versa, or for any other reason).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) transferred.	Person for whom or to whom ADSs are transferred.
8) Conversion of ADSs of one series for ADSs of another series (e.g., upon conversion of Partial Entitlement ADSs for Full Entitlement ADSs, or upon conversion of Restricted ADSs into freely transferable ADSs, and vice versa).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) converted.	Person for whom ADSs are converted or to whom the converted ADSs are delivered.
9) Conversion of ADSs into Class A ADSs	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) converted.	Person converting ADS.

II.	Charges

Holders, Beneficial Owners, persons depositing Shares for deposit and persons surrendering ADSs for cancellation and for the purpose of withdrawing Deposited Securities shall be responsible for the following ADS charges:

(i) taxes (including applicable interest and penalties) and other governmental charges;

(ii) such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the Share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(iii) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Class C-1 Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of ADSs;

(iv) in connection with the conversion of Foreign Currency, the fees, expenses, spreads, taxes and other charges of the Depositary and/or conversion service providers (which may be a division, branch or Affiliate of the Depositary). Such fees, expenses, spreads, taxes, and other charges shall be deducted from the Foreign Currency;

(v) any reasonable and customary out-of-pocket expenses incurred in such conversion and/or on behalf of the Holders and Beneficial Owners in complying with currency exchange control or other governmental requirements;

(vi) the fees, charges, costs and expenses incurred by the Depositary, the Custodian, or any nominee in connection with the ADS program; and

(vii) the amounts payable to the Depositary by any party to the Class C-1 Deposit Agreement pursuant to any ancillary agreement to the Class C-1 Deposit Agreement in respect of the ADS program, the ADSs and the ADRs; and

(viii) the amounts payable to the Depositary by any party to the Class C-1 Deposit Agreement pursuant to any ancillary agreement to the Deposit Agreement in respect of the ADR program, the ADSs and the ADRs.

Execution Copy

CLASS C-2 DEPOSIT AGREEMENT

by and among

POLESTAR AUTOMOTIVE HOLDING UK PLC

AND

CITIBANK, N.A.,

as Depositary,

AND

THE HOLDERS AND BENEFICIAL OWNERS OF AMERICAN DEPOSITARY

SHARES ISSUED HEREUNDER

Dated as of June 23, 2022

Execution Copy

i

Execution Copy

Execution Copy

Execution Copy

EXHIBITS
	Form of ADR.	A-1
	ADS/ Class C-2 Share Conversion Form	B-1
	Fee Schedule	C-1

CLASS C-2 DEPOSIT AGREEMENT

CLASS C-2 DEPOSIT AGREEMENT, dated as of June 23, 2022, by and among (i) Polestar Automotive Holding UK PLC, a public limited company incorporated under the laws of England and Wales, and its successors (the “Company” and “Polestar”), (ii) CITIBANK, N.A., a national banking association organized under the laws of the United States of America (“Citibank”) acting in its capacity as depositary, and any successor depositary hereunder (Citibank in such capacity, the “Depositary”), and (iii) all Holders and Beneficial Owners of American Depositary Shares issued hereunder (all such capitalized terms as hereinafter defined).

W I T N E S S E T H T H A T:

WHEREAS, the Company desires to establish with the Depositary an American Depositary Share facility to provide inter alia for the deposit of the Shares (as hereinafter defined) and the issuance of American Depositary Shares representing the Shares so deposited and, if applicable, for the execution and delivery of American Depositary Receipts evidencing such American Depositary Shares; and

WHEREAS, the Depositary is willing to act as the Depositary for such American Depositary Share facility upon the terms set forth in the Class C-2 Deposit Agreement; and

WHEREAS, the American Depositary Receipts evidencing the American Depositary Shares issued pursuant to the terms of the Class C-2 Deposit Agreement are to be substantially in the form of Exhibit A attached hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in the Class C-2 Deposit Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

All capitalized terms used, but not otherwise defined, herein shall have the meanings set forth below, unless otherwise clearly indicated:

Section 1.1 “ADS Admin Agent” shall mean (i) as of the date hereof, Computershare Inc., as the administrative agent appointed by the Depositary for the purposes of processing the conversion of ADSs and the underlying shares, and (ii) any other entity that may be appointed as successor, substitute or additional administrative agent for processing conversions of ADSs and the underlying shares.

Execution Copy

Section 1.2 “ADS Conversion Form” shall mean the instrument pursuant to which a Holder or Beneficial Owner of ADSs instructs the Depositary to act and to cause the Custodian under the Class C-2 Deposit Agreement and the Conversion Agent (as hereinafter defined) to convert the Shares delivered to it on behalf of the ADS Holder or Beneficial Owner, as described in Section 4.6 hereof and to deliver Class A ADSs to said ADS Holder or Beneficial Owner in the manner described in the Class A Deposit Agreement. The ADS Conversion Form shall be substantially in the form of Exhibit B attached hereto, as amended and supplemented from time to time.

Section 1.3 “ADS Expiration Date” shall mean the close of business in New York on the business day in New York immediately preceding the Share Expiration Date

Section 1.4 “ADS Record Date” shall have the meaning given to such term in Section 4.10 hereof.

Section 1.5 “Affiliate” shall have the meaning assigned to such term by the Commission (as hereinafter defined) under Regulation C promulgated under the Securities Act (as hereinafter defined), or under any successor regulation thereto.

Section 1.6 “Agent” shall have the meaning given to such term in Section 7.6 hereof.

Section 1.7 “American Depositary Receipt(s)”, “ADR(s)” and “Receipt(s)” shall mean the certificate(s) issued by the Depositary to evidence the American Depositary Shares issued under the terms of the Class C-2 Deposit Agreement in the form of Certificated ADS(s) (as hereinafter defined), as such ADRs may be amended from time to time in accordance with the provisions of the Class C-2 Deposit Agreement. An ADR may evidence any number of ADSs and may, in the case of ADSs held through a central depository such as DTC, be in the form of a “Balance Certificate.”

Section 1.8 “American Depositary Share(s)” and “ADS(s)” shall mean the rights and interests in the Deposited Property (as defined in the Class C-2 Deposit Agreement) granted to the Holders and Beneficial Owners (each as defined in the Class C-2 Deposit Agreement) of ADSs pursuant to the terms and conditions of the Class C-2 Deposit Agreement and, if issued as Certificated ADS(s) (as defined in the Class C-2 Deposit Agreement), the ADR(s) issued to evidence such ADSs. ADS(s) may be issued under the terms of the Class C-2 Deposit Agreement in the form of (a) Certificated ADS(s) (as defined in the Class C-2 Deposit Agreement), in which case the ADS(s) are evidenced by ADR(s), or (b) Uncertificated ADS(s) (as defined in the Class C-2 Deposit Agreement), in which case the ADS(s) are not evidenced by ADR(s) but are reflected on the direct registration system maintained by the Depositary for such purposes under the terms of Section 2.12 of the ADS Deposit Agreement. Unless otherwise specified in the Class C-2 Deposit Agreement or in any ADR, or unless the context otherwise requires, any reference to ADS(s) shall include Certificated ADS(s) and Uncertificated ADS(s), individually or collectively, as the context may require. As of the date hereof, each ADS shall represent the right to receive, and to exercise the beneficial ownership interests in, one (1) Share until there shall occur a distribution upon Deposited Securities referred to in Section 4.2 of the Class C-2 Deposit Agreement or a change in Deposited Securities referred to in Section 4.11 of the Class C-2 Deposit Agreement with respect to which additional ADSs are not issued, and thereafter each ADS shall represent the right to receive, and to exercise the beneficial ownership interests in, the applicable Deposited

2

Execution Copy

Property (as defined in the Class C-2 ADS Deposit Agreement) on deposit with the Depositary and the Custodian determined in accordance with the terms of such Sections, subject, in each case, to the terms and conditions of the Class C-2 Deposit Agreement and the applicable ADR (if issued as a Certificated ADS (as defined in the Class C-2 Deposit Agreement)). In addition, the ADS(s)-to-Share(s) ratio is subject to amendment as provided in Articles IV and VI of the Class C-2 Deposit Agreement (which may give rise to Depositary fees).

Section 1.9 “Articles of Association” shall mean the Articles of Association of the Company, as amended and supplemented from time to time.

Section 1.10 “Balance Certificate” shall have the meaning given to such term in Section 2.2(d) hereof.

Section 1.11 “Beneficial Owner” shall mean, as to any ADS, any person or entity having a beneficial interest deriving from the ownership of such ADS. Notwithstanding anything else contained in the Class C-2 Deposit Agreement, any ADR(s) or any other instruments or agreements relating to the ADSs and the corresponding Deposited Property, the Depositary, the Custodian and their respective nominees are intended to be, and shall at all times during the term of the Class C-2 Deposit Agreement be, the record holders only of the Deposited Property represented by the ADSs for the benefit of the Holders and Beneficial Owners of the corresponding ADSs. The Depositary, on its own behalf and on behalf of the Custodian and their respective nominees, disclaims any beneficial ownership interest in the Deposited Property held on behalf of the Holders and Beneficial Owners of ADSs. The beneficial ownership interests in the Deposited Property are intended to be, and shall at all times during the term of the Class C-2 Deposit Agreement continue to be, vested in the Beneficial Owners of the ADSs representing the Deposited Property. The beneficial ownership interests in the Deposited Property shall, unless otherwise agreed by the Depositary, be exercisable by the Beneficial Owners of the ADSs only through the Holders of such ADSs, by the Holders of the ADSs (on behalf of the applicable Beneficial Owners) only through the Depositary, and by the Depositary (on behalf of the Holders and Beneficial Owners of the corresponding ADSs) directly, or indirectly through the Custodian or their respective nominees, in each case upon the terms of the Class C-2 Deposit Agreement and, if applicable, the terms of the ADR(s) evidencing the ADSs. A Beneficial Owner of ADSs may or may not be the Holder of such ADSs. A Beneficial Owner shall be able to exercise any right or receive any benefit hereunder solely through the person who is the Holder of the ADSs owned by such Beneficial Owner. Unless otherwise identified to the Depositary, a Holder shall be deemed to be the Beneficial Owner of all the ADSs registered in his/her/its name. The manner in which a Beneficial Owner holds ADSs (e.g., in a brokerage account vs. as registered holder) may affect the rights and obligations of, the manner in which, and the extent to which, services are made available to, Beneficial Owners pursuant to the terms of the Class C-2 Deposit Agreement.

Section 1.12 “Business Day” shall mean any day on which the banks in New York, New York, U.S.A. and London, England are open for business.

3

Execution Copy

Section 1.13 “Certificated ADS(s)” shall have the meaning given to such term in Section 2.12 hereof.

Section 1.14 “Class A American Depositary Share(s)” and “Class A ADS(s)” shall mean the rights and interests in the Deposited Property (as defined in the Class A Deposit Agreement) granted to the Holders and Beneficial Owners (each as defined in the Class A Deposit Agreement) of Class A ADSs pursuant to the terms and conditions of the Class A Deposit Agreement and, if issued as Certificated ADS(s) (as defined in the Class A Deposit Agreement), the ADR(s) (as defined in the Class A Deposit Agreement) issued to evidence such Class A ADSs. As of the date hereof, each Class A ADS represents the right to receive, and to exercise the beneficial ownership interests in, one (1) Class A Share until there shall occur a distribution upon Deposited Securities (as defined in the Class A Deposit Agreement) referred to in Section 4.2 of the ADS Deposit Agreement or a change in Deposited Securities (as defined in the Class A Deposit Agreement) referred to in Section 4.11 of the Class A Deposit Agreement with respect to which additional Class A ADSs are not issued, and thereafter each Class A ADS shall represent the right to receive, and to exercise the beneficial ownership interests in, the applicable Deposited Property (as defined in the ADS Deposit Agreement) on deposit with the Depositary and the Custodian determined in accordance with the terms of such Sections, subject, in each case, to the terms and conditions of the Class A Deposit Agreement and the applicable ADR (if issued as a Certificated ADS (each as defined in the Class A Deposit Agreement)).

Section 1.15 “Class A Deposit Agreement” shall mean the Deposit Agreement for the Class A ADSs, dated as of June 23, 2022, by and among the Company, Citibank, N.A., as depositary, and the Holders and Beneficial Owners of Class A ADSs issued thereunder, as such Class A Deposit Agreement may be amended or supplemented from time to time in accordance with its terms.

Section 1.16 “Class A Shares” shall mean the Company’s Class A ordinary shares, nominal value $0.01 per share; provided, however, that, if there shall occur any change in nominal value, split up, consolidation, reclassification, exchange, conversion or any other event described in Section 4.11 of the Class A Deposit Agreement in respect of the Class A Shares of the Company, the term “Class A Shares” shall thereafter, to the maximum extent permitted by law, represent the successor securities resulting from such event.

Section 1.17 “Class C-2 Deposit Agreement” shall mean this Class C-2 Deposit Agreement and all exhibits hereto, as the same may from time to time be amended and supplemented from time to time in accordance with the terms hereof.

Section 1.18 “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency thereto in the United States.

Section 1.19 “Company” shall mean Polestar Automotive Holding UK PLC, a public limited company incorporated under the laws of England and Wales, and its successors.

4

Execution Copy

Section 1.20 “Conversion Agent” shall mean Computershare Trust Company, N.A., a federally chartered trust company or another financial institution that carries out the duties of conversion agent for the Shares or any successor conversion agent appointed by the Company in respect of the Shares.

Section 1.21 “CREST” shall mean the system for the paperless settlement of trades in securities and the holding of uncertificated securities operated by Euroclear UK & Ireland Limited in accordance with the Uncertificated Securities Regulations 2001 (SI 2001 No. 3755), as amended from time to time, or any successor thereto

Section 1.22 “Custodian” shall mean (i) as of the date hereof, Citibank, N.A. (London), having its principal office at 25 Canada Square, Canary Wharf, London, E14 5LB, United Kingdom,, as the custodian of Deposited Property for the purposes of the Class C-2 Deposit Agreement, (ii) Citibank, N.A., acting as custodian of Deposited Property pursuant to the Class C-2 Deposit Agreement, and (iii) any other entity that may be appointed by the Depositary pursuant to the terms of Section 5.5 as successor, substitute or additional custodian hereunder. The term “Custodian” shall mean any Custodian individually or all Custodians collectively, as the context requires.

Section 1.23 “Deliver” and “Delivery” shall mean (x) when used in respect of Shares and other Deposited Securities, either (i) the physical delivery of the certificate(s) representing such securities, or (ii) the book-entry transfer and recordation of such securities on the books of the Share Registrar (as hereinafter defined) or in the book-entry settlement of CREST, and (y) when used in respect of ADSs, either (i) the physical delivery of ADR(s) evidencing the ADSs, or (ii) the book-entry transfer and recordation of ADSs on the books of the Depositary or any book-entry settlement system in which the ADSs are settlement-eligible.

Section 1.24 “Depositary” shall mean Citibank, N.A., a national banking association organized under the laws of the United States, in its capacity as depositary under the terms of the Class C-2 Deposit Agreement, and any successor depositary hereunder.

Section 1.25 “Deposited Property” shall mean the Deposited Securities and any cash and other property held on deposit by the Depositary and the Custodian in respect of the ADSs under the terms of the Class C-2 Deposit Agreement, subject, in the case of cash, to the provisions of Section 4.8 hereof. All Deposited Property shall be held by the Custodian, the Depositary and their respective nominees for the benefit of the Holders and Beneficial Owners of the ADSs representing the Deposited Property. The Deposited Property is not intended to, and shall not, constitute proprietary assets of the Depositary, the Custodian or their nominees. Beneficial ownership in the Deposited Property is intended to be, and shall at all times during the term of the Class C-2 Deposit Agreement continue to be, vested in the Beneficial Owners of the ADSs representing the Deposited Property.

5

Execution Copy

Section 1.26 “Deposited Securities” shall mean the Shares and any other securities held on deposit by the Custodian from time to time in respect of the ADSs under the Class C-2 Deposit Agreement and constituting Deposited Property.

Section 1.27 “Dollars” and “$” shall refer to the lawful currency of the United States.

Section 1.28 “DTC” shall mean The Depository Trust Company, a national clearinghouse and the central book-entry settlement system for securities traded in the United States and, as such, the custodian for the securities of DTC Participants (as hereinafter defined) maintained in DTC, and any successor thereto.

Section 1.29 “DTC Participant” shall mean any financial institution (or any nominee of such institution) having one or more participant accounts with DTC for receiving, holding and delivering the securities and cash held in DTC. A DTC Participant may or may not be a Beneficial Owner. If a DTC Participant is not the Beneficial Owner of the ADSs credited to its account at DTC, or of the ADSs in respect of which the DTC Participant is otherwise acting, such DTC Participant shall be deemed, for all purposes hereunder, to have all requisite authority to act on behalf of the Beneficial Owner(s) of the ADSs credited to its account at DTC or in respect of which the DTC Participant is so acting. A DTC Participant, upon acceptance in any one of its DTC accounts of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the Class C-2 Deposit Agreement, shall (notwithstanding any explicit or implicit disclosure that it may be acting on behalf of another party) be deemed for all purposes to be a party to, and bound by, the terms of the Class C-2 Deposit Agreement and the applicable ADR(s) to the same extent as, and as if the DTC Participant were, the Holder of such ADSs.

Section 1.30 “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended from time to time.

Section 1.31 “Foreign Currency” shall mean any currency other than Dollars.

Section 1.32 “Full Entitlement ADR(s)”, “Full Entitlement ADS(s)” and “Full Entitlement Warrant(s)” shall have the respective meanings set forth in Section 2.11 hereof.

Section 1.33 “Holder(s)” shall mean the person(s) in whose name the ADS is registered on the books of the Depositary (or the Registrar, if any) maintained for such purpose. A Holder may or may not be a Beneficial Owner. If a Holder is not the Beneficial Owner of the ADSs registered in its name, such person shall be deemed, for all purposes hereunder, to have all requisite authority to act on behalf of the Beneficial Owners of the ADSs registered in its name. The manner in which a Holder holds ADSs (e.g., in certificated vs. uncertificated form) may affect the rights and obligations of, and the manner in which, and the extent to which, the services are made available to, Holders pursuant to the terms of the Class C-2 Deposit Agreement.

Section 1.34 “Partial Entitlement ADR(s)”, “Partial Entitlement ADS(s)” and “Partial Entitlement Share(s)” shall have the respective meanings set forth in Section 2.11 hereof.

6

Execution Copy

Section 1.35 “Principal Office” shall mean, when used with respect to the Depositary, the principal office of the Depositary at which at any particular time its depositary receipts business shall be administered, which, at the date of the Class C-2 Deposit Agreement, is located at 388 Greenwich Street, New York, New York 10013, U.S.A.

Section 1.36 “Registrar” shall mean the Depositary or any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed by the Depositary to register issuances, transfers and cancellations of ADSs as herein provided, and shall include any co-registrar appointed by the Depositary for such purposes. Registrars (other than the Depositary) may be removed and substitutes appointed by the Depositary. Each Registrar (other than the Depositary) appointed pursuant to the Class C-2 Deposit Agreement shall be required to give notice in writing to the Depositary accepting such appointment and agreeing to be bound by the applicable terms of the Class C-2 Deposit Agreement.

Section 1.37 “Restricted ADR(s)”, “Restricted ADS(s)” and “Restricted Shares” shall have the respective meanings set forth in Section 2.13 hereto.

Section 1.38 “Restricted Securities” shall mean Shares, Deposited Securities or ADSs which (i) have been acquired directly or indirectly from the Company or any of its Affiliates in a transaction or chain of transactions not involving any public offering and are subject to resale limitations under the Securities Act (as hereinafter defined) or the rules issued thereunder, or (ii) are held by an executive officer or director (or persons performing similar functions) or other Affiliate of the Company, or (iii) are subject to other restrictions on sale or deposit under the laws of the United States, England and Wales, or under a shareholder agreement or the Articles of Association (as hereinafter defined) of the Company, or under the regulations of an applicable securities exchange unless, in each case, such Shares, Deposited Securities or ADSs are being transferred or sold to persons other than an Affiliate of the Company in a transaction (a) covered by an effective resale registration statement, or (b) exempt from the registration requirements of the Securities Act, and the Shares, Deposited Securities or ADSs are not, when held by such person(s), Restricted Securities.

Section 1.39 “Securities Act” shall mean the United States Securities Act of 1933, as amended from time to time.

Section 1.40 “Share Registrar” shall mean Computershare Trust Company, N.A., or any other institution organized under the laws of England and Wales appointed by the Company from time to time to carry out the duties of registrar for the Shares, and any successor thereto.

Section 1.41 “Share(s)” shall mean the Company’s Class C-2 preferred shares, nominal value $0.10 per share, validly issued and outstanding and fully paid and may, if the Depositary so agrees after consultation with the Company, include evidence of the right to receive Shares; provided that in no event shall Shares include evidence of the right to receive Shares with respect to which the full purchase price has not been paid or Shares as to which preemptive rights have theretofore not been validly waived or exercised; provided further, however, that, if there shall occur any change in nominal

7

Execution Copy

value, split up, consolidation, reclassification, exchange, conversion or any other event described in Section 4.11 of the Class C-2 ADS Deposit Agreement in respect of the Shares of the Company, the term “Shares” shall thereafter, to the maximum extent permitted by law, represent the successor securities resulting from such event.

Section 1.42 “Share Conversion Price” shall mean the price per Share of which ADSs may be converted into Class A ADSs. As of the date hereof, the Share Conversion Price is $ 11.50 per ADS.

Section 1.43 “Share Expiration Date” shall mean the date and time upon which the ability to convert the Class C-2 Shares expire upon the terms of the Articles of Association. As of the date hereof, the ability to convert the Class C-2 Shares will expire at the close of business in New York on the date that is five (5) years after July 25, 2022 or otherwise in accordance with the Articles of Association.

Section 1.44 “Uncertificated ADS(s)” shall have the meaning given to such term in Section 2.12 hereof.

Section 1.45 “United States” and “U.S.” shall have the meaning assigned to it in Regulation S as promulgated by the Commission under the Securities Act.

ARTICLE II.

APPOINTMENT OF DEPOSITARY; FORM OF RECEIPTS; DEPOSIT OF

SHARES; EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF ADSs

Section 2.1 Appointment of Depositary. The Company hereby appoints the Depositary as depositary for the Deposited Securities and hereby authorizes and directs the Depositary to act in accordance with the terms and conditions set forth in the Class C-2 Deposit Agreement and the representative ADR(s), if and as applicable. Each Holder and each Beneficial Owner, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the Class C-2 Deposit Agreement shall be deemed for all purposes to (a) be a party to and bound by the terms of the Class C-2 Deposit Agreement and the representative ADR(s), if and as applicable, and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Class C-2 Deposit Agreement and the representative ADR(s), if and as applicable, to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Class C-2 Deposit Agreement and the representative ADR(s), if and as applicable, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

Section 2.2 Form and Transferability of ADSs.

(a) Form. Certificated ADSs shall be evidenced by definitive ADRs which shall be engraved, printed, lithographed or produced in such other manner as may be agreed upon by the Company and the Depositary. ADRs may be issued under the Class C-2 Deposit Agreement in denominations of any whole number of ADSs. The

8

Execution Copy

ADRs shall be substantially in the form set forth in Exhibit A to the Class C-2 Deposit Agreement, with any appropriate insertions, modifications and omissions, in each case as otherwise contemplated in the Class C-2 Deposit Agreement or required by law. ADRs shall be (i) dated, (ii) signed by the manual or facsimile signature of a duly authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of ADRs. No ADR and no Certificated ADS evidenced thereby shall be entitled to any benefits under the Class C-2 Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company, unless such ADR shall have been so dated, signed, countersigned and registered. ADRs bearing the facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly-authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such ADR by the Depositary. The ADRs shall bear a CUSIP number that is different from any CUSIP number that was, is or may be assigned to any depositary receipts previously or subsequently issued pursuant to any other arrangement between the Depositary (or any other depositary) and the Company and which are not ADRs issued hereunder.

(b) Legends. The ADRs may be endorsed with, or have incorporated in the text thereof, such legends or recitals not inconsistent with the provisions of the Class C-2 Deposit Agreement as (i) may be necessary to enable the Depositary and the Company to perform their respective obligations hereunder, (ii) may be required to comply with any applicable laws or regulations, or with the rules and regulations of any securities exchange or market upon which ADSs may be traded, listed or quoted, or to conform with any usage with respect thereto, (iii) may be necessary to indicate any special limitations or restrictions to which any particular ADRs or ADSs are subject by reason of the date of issuance of the Deposited Securities or otherwise, or (iv) may be required by any book-entry system in which the ADSs are held. Holders and Beneficial Owners shall be deemed, for all purposes, to have notice of, and to be bound by, the terms and conditions of the legends set forth, in the case of Holders, on the ADR registered in the name of the applicable Holders or, in the case of Beneficial Owners, on the ADR representing the ADSs owned by such Beneficial Owners.

(c) Title. Subject to the limitations contained herein and in the ADR, title to an ADR (and to each Certificated ADS evidenced thereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that such ADR has been properly endorsed or is accompanied by proper instruments of transfer. Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Holder of an ADS (that is, the person in whose name an ADS is registered on the books of the Depositary) as the absolute owner thereof for all purposes. Neither the Depositary nor the Company shall have any obligation nor be subject to any liability under the Class C-2 Deposit Agreement or any ADR to any holder of an ADS or any Beneficial Owner unless, in the case of a holder of an ADS, such holder is the Holder registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner, or the Beneficial Owner’s representative, is the Holder registered on the books of the Depositary.

9

Execution Copy

(d) Book-Entry Systems. The Depositary shall make arrangements for the acceptance of the ADSs into DTC. Unless issued by the Depositary as Uncertificated ADSs, a single ADR in the form of a “Balance Certificate” will evidence all ADSs held through DTC and will be registered in the name of the nominee for DTC (currently “Cede & Co.”) and will provide that it represents the aggregate number of ADSs from time to time indicated in the records of the Depositary as being issued hereunder and that the aggregate number of ADSs represented thereby may from time to time be increased or decreased by making adjustments on such records of the Depositary and of DTC or its nominee as hereinafter provided. As such, the nominee for DTC will be the only “Holder” of the ADR evidencing all ADSs held through DTC. Citibank, N.A. (or such other entity as is appointed by DTC or its nominee) may hold the “Balance Certificate” as custodian for DTC. Each Beneficial Owner of ADSs held through DTC must rely upon the procedures of DTC and the DTC Participants to exercise or be entitled to any rights attributable to such ADSs. The DTC Participants shall for all purposes be deemed to have all requisite power and authority to act on behalf of the Beneficial Owners of the ADSs held in the DTC Participants’ respective accounts in DTC and the Depositary shall for all purposes be authorized to rely upon any instructions and information given to it by DTC Participants on behalf of Beneficial Owners of ADSs. So long as ADSs are held through DTC or unless otherwise required by law, ownership of beneficial interests in the ADR registered in the name of the nominee for DTC will be shown on, and transfers of such ownership will be effected only through, records maintained by (i) DTC or its nominee (with respect to the interests of DTC Participants), or (ii) DTC Participants or their nominees (with respect to the interests of clients of DTC Participants). Any distributions made, and any notices given, by the Depositary to DTC under the terms of the Class C-2 Deposit Agreement shall (unless otherwise specified by the Depositary) satisfy the Depositary’s obligations under the Class C-2 Deposit Agreement to make such distributions, and give such notices, in respect of the ADSs held in DTC (including, for avoidance of doubt, to the DTC Participants holding the ADSs in their DTC accounts and to the Beneficial Owners of such ADSs)

Section 2.3 Deposit of Shares. Subject to the terms and conditions of the Class C-2 Deposit Agreement and applicable law, Shares or evidence of rights to receive Shares (other than Restricted Securities) may be deposited by any person (including the Depositary in its individual capacity but subject, however, in the case of the Company or any Affiliate of the Company, to Section 5.7 hereof) at any time, whether or not the transfer books of the Company or the Share Registrar, if any, are closed, by Delivery of the Shares to the Custodian. Every deposit of Shares shall be accompanied by the following: (A) (i) in the case of Shares represented by certificates in bearer form, the requisite coupons and talons pertaining thereto, and (iii) in the case of Shares delivered by book-entry transfer, confirmation of such book-entry transfer to the Custodian or that irrevocable instructions have been given to cause such Shares to be so transferred, (B) such certifications and payments (including, without limitation, the Depositary’s fees and related charges) and evidence of such payments (including, without limitation,

10

Execution Copy

stamping or otherwise marking such Shares by way of receipt) as may be required by the Depositary or the Custodian in accordance with the provisions of the Class C-2 Deposit Agreement and applicable law, (C) if the Depositary so requires, a written order directing the Depositary to issue and deliver to, or upon the written order of, the person(s) stated in such order the number of ADSs representing the Shares so deposited, (D) evidence reasonably satisfactory to the Depositary (which may be an opinion of counsel) that all necessary approvals have been granted by, or there has been compliance with the rules and regulations of, any applicable governmental agency in England and Wales, and (E) if the Depositary so requires, an agreement, assignment or instrument reasonably satisfactory to the Depositary or the Custodian which provides for the prompt transfer by any person in whose name the Shares are or have been recorded to the Custodian of any distribution, or right to subscribe for additional Shares or to receive other property in respect of any such deposited Shares or, in lieu thereof, such indemnity or other agreement as shall be reasonably satisfactory to the Depositary or the Custodian.

Without limiting any other provision of the Class C-2 Deposit Agreement, the Depositary shall instruct the Custodian not to, and the Depositary shall not knowingly, accept for deposit (a) any Restricted Securities except as contemplated in Section 2.13 nor (b) any fractional Shares or fractional Deposited Securities nor (c) a number of Shares or Deposited Securities which upon application of the ADS to Share ratio would give rise to fractional ADSs. No Share shall be accepted for deposit unless accompanied by evidence, if any is required by the Depositary, that is reasonably satisfactory to the Depositary or the Custodian that all conditions to such deposit have been satisfied by the person depositing such Shares under the laws and regulations of England and Wales and any necessary approval has been granted by any applicable governmental body in England and Wales, if any. The Depositary may issue ADSs against evidence of rights to receive Shares from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished by the Company or any such custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares.

Section 2.4 Registration and Safekeeping of Deposited Securities. The Depositary shall instruct the Custodian upon each Delivery of certificates representing Shares being deposited hereunder with the Custodian (or other Deposited Securities pursuant to Article IV hereof), together with the other documents above specified, to safekeep certificate(s), together with the appropriate instrument(s) of transfer or endorsement (if any), duly stamped, in the name of the Depositary, the Custodian or a nominee of either. Deposited Securities (whether in bearer or book-entry form) shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary in each case on behalf of the Holders and Beneficial Owners, at such place or places as the Depositary or the Custodian shall determine.

11

Execution Copy

Notwithstanding anything else contained in the Deposit Agreement, any ADR(s), or any other instruments or agreements relating to the ADSs and the corresponding Deposited Property, the registration of the Deposited Securities in the name of the Depositary, the Custodian or any of their respective nominees, shall, to the maximum extent permitted by applicable law, vest in the Depositary, the Custodian or the applicable nominee the record ownership in the applicable Deposited Securities with the beneficial ownership rights and interests in such Deposited Securities being at all times vested with the Beneficial Owners of the ADSs representing the Deposited Securities.

Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Class C-2 Deposit Agreement any Shares or other Deposited Securities required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such Shares or other Deposited Securities, or any Shares or other Deposited Securities the deposit of which would violate any provisions of the Articles of Association of the Company.

Section 2.5 Issuance of ADSs. The Depositary has made arrangements with the Custodian to confirm to the Depositary (i) that a deposit of Shares has been made pursuant to Section 2.3 hereof, (ii) that such Deposited Securities are being held on behalf of the Depositary or, if deposit is made by book-entry transfer, confirmation of transfer in the books of CREST to the Custodian, (iii) that all required documents have been received, and (iv) the person(s) to whom or upon whose order ADSs are deliverable in respect thereof and the number of ADSs to be so delivered. Such notification may be made by letter, cable, telex, SWIFT message or, at the risk and expense of the person making the deposit, by facsimile or other means of electronic transmission. Upon receiving such notice from the Custodian, the Depositary, subject to the terms and conditions of the Class C-2 Deposit Agreement and applicable law, shall issue the ADSs representing the Shares so deposited to or upon the order of the person(s) named in the notice delivered to the Depositary and, if the ADSs are being issued as Certificated ADSs, shall execute and deliver at its Principal Office Receipt(s) registered in the name(s) requested by such person(s) and evidencing the aggregate number of ADSs to which such person(s) are entitled, but in each case, only upon payment to the Depositary of the charges of the Depositary for accepting a deposit, issuing ADSs and executing and delivering such ADR(s) (as set forth in Section 5.9 hereof and Exhibit C hereto) and all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Shares and the issuance of the ADR(s). The Depositary shall only issue ADSs in whole numbers and deliver ADR(s) evidencing whole numbers of ADSs.

Section 2.6 Transfer, Combination and Split-up of ADRs.

(a) Transfer. The Registrar shall register the transfer of ADRs (and of the ADSs represented thereby) on the books maintained for such purpose and the Depositary shall (x) cancel such ADRs and execute new ADRs evidencing the same aggregate number of ADSs as those evidenced by the ADRs canceled by the Depositary, (y) cause the Registrar to countersign such new ADRs and (z) Deliver such new ADRs to or upon the order of the person entitled thereto, if each of the following conditions has been satisfied: (i) the ADRs have been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a transfer thereof, (ii) the surrendered ADRs have been properly endorsed or

12

Execution Copy

are accompanied by proper instruments of transfer (including signature guarantees in accordance with standard securities industry practice), (iii) the surrendered ADRs have been duly stamped (if required by the laws of the State of New York or of the United States), and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 hereof and Exhibit C hereto) have been paid, subject, however, in each case, to the terms and conditions of the applicable ADRs, of the Class C-2 Deposit Agreement, of the Company’s Articles of Association and of applicable law and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

(b) Combination & Split Up. The Registrar shall register the split-up or combination of ADRs (and of the ADSs represented thereby) on the books maintained for such purpose and the Depositary shall (x) cancel such ADRs and execute new ADRs for the number of ADSs requested, but in the aggregate not exceeding the number of ADSs evidenced by the ADRs cancelled by the Depositary, (y) cause the Registrar to countersign such new ADRs and (z) Deliver such new ADRs to or upon the order of the Holder thereof, if each of the following conditions has been satisfied: (i) the ADRs have been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a split-up or combination thereof, and (ii) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 hereof and Exhibit C hereto) have been paid, subject, however, in each case, to the terms and conditions of the applicable ADRs, of the Class C-2 Deposit Agreement, of the Company’s Articles of Association and of applicable law and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

Section 2.7 Surrender of ADSs and Withdrawal of Deposited Securities. The Holder of ADSs shall be entitled to Delivery (at the Custodian’s designated office) of the Deposited Securities at the time represented by the ADSs upon satisfaction of each of the following conditions: (i) the Holder (or a duly-authorized attorney of the Holder) has duly Delivered ADSs to the Depositary at its Principal Office (and, if applicable, the ADRs evidencing such ADSs) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if applicable and so required by the Depositary, the ADRs Delivered to the Depositary for such purpose have been properly endorsed in blank or are accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice), (iii) if so required by the Depositary, the Holder of the ADSs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of the person(s) designated in such order, and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 hereof and Exhibit C hereof) have been paid, subject, however, in each case, to the terms and conditions of the surrendered ADSs, of the Class C-2 Deposit Agreement, of the Company’s Articles of Association and of any applicable laws and the rules of CREST, and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

13

Execution Copy

Upon satisfaction of each of the conditions specified above, the Depositary (i) shall cancel the ADSs Delivered to it (and, if applicable, the ADRs evidencing the ADSs so Delivered), (ii) shall direct the Registrar to record the cancellation of the ADSs so Delivered on the books maintained for such purpose, and (iii) shall direct the Custodian to Deliver (without unreasonable delay) the Deposited Securities represented by the ADSs so canceled together with any certificate or other document of title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of the Class C-2 Deposit Agreement, of the ADSs so cancelled, of the Articles of Association of the Company, of any applicable laws and of the rules of CREST, and to the terms and conditions of or governing the Deposited Securities, in each case as in effect at the time thereof.

The Depositary shall not accept for surrender ADSs representing less than one Share. In the case of the Delivery to it of ADSs representing a number other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Share represented by the ADSs so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) applicable taxes required to be withheld and/or paid as a result of such sale) to the person surrendering the ADSs.

Notwithstanding anything else contained in any ADR or the Class C-2 Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of (i) any cash distributions, or (ii) any proceeds from the sale of any distributions of Shares or rights, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs surrendered for cancellation and withdrawal. At the request, risk and expense of any Holder so surrendering ADSs, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any Deposited Property (other than Deposited Securities) held by the Custodian in respect of the Deposited Securities represented by such ADSs to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

Section 2.8 Limitations on Execution and Delivery, Transfer, etc. of ADRs; Suspension of Delivery, Transfer, etc.

(a) Additional Requirements. As a condition precedent to the execution and delivery, registration of issuance, transfer, split-up, combination or surrender, of any ADS, the delivery of any distribution thereon, or the withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment from the

14

Execution Copy

depositor of Shares or presenter of ADSs or of an ADR of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in Section 5.9 hereof and Exhibit C hereof, (ii) the production of proof reasonably satisfactory to it as to the identity and genuineness of any signature or any other matter contemplated by Section 3.1 hereof, and (iii) compliance with (A) any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal of Deposited Securities and (B) such reasonable regulations as the Depositary and the Company may establish consistent with the provisions of the applicable ADR, the Class C-2 Deposit Agreement, the terms of the Deposited Securities and applicable law.

(b) Additional Limitations. The issuance of ADSs against deposits of Shares generally or against deposits of particular Shares may be suspended, or the deposit of particular Shares may be refused, or the registration of transfer of ADSs in particular instances may be refused, or the registration of transfers of ADSs generally may be suspended, during any period when the transfer books of the Company, the Depositary, a Registrar or the Share Registrar are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange on which the ADSs or Shares are listed, or under any provision of the Class C-2 Deposit Agreement or the representative ADR(s), if applicable, or under any provision of, or governing, the Deposited Securities, or because of a meeting of shareholders of the Company or for any other reason, subject, in all cases, to Section 7.8 hereof.

(c) Regulatory Restrictions. Notwithstanding any provision of the Class C-2 Deposit Agreement or any ADR(s) to the contrary, Holders are entitled to surrender outstanding ADSs to withdraw the Deposited Securities at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders’ meeting or the payment of distributions, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of the Deposited Securities, and (iv) other circumstances specifically contemplated by Instruction I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).

Section 2.9 Lost ADRs, etc. In case any ADR shall be mutilated, destroyed, lost, or stolen, the Depositary shall execute and deliver a new ADR of like tenor at the expense of the Holder (a) in the case of a mutilated ADR, in exchange of and substitution for such mutilated ADR upon cancellation thereof, or (b) in the case of a destroyed, lost or stolen ADR, in lieu of and in substitution for such destroyed, lost, or stolen ADR, after the Holder thereof (i) has submitted to the Depositary a written request for such exchange and substitution before the Depositary has notice that the ADR has been acquired by a bona fide purchaser, (ii) has provided such security or indemnity (including an indemnity

15

Execution Copy

bond) as may be required by the Depositary to save it and any of its agents harmless, and (iii) has satisfied any other reasonable requirements imposed by the Depositary, including, without limitation, evidence satisfactory to the Depositary of such destruction, loss or theft of such ADR, the authenticity thereof and the Holder’s ownership thereof.

Section 2.10 Cancellation and Destruction of Surrendered ADRs; Maintenance of Records. All ADRs surrendered to the Depositary shall be canceled by the Depositary. Canceled ADRs shall not be entitled to any benefits under the Class C-2 Deposit Agreement or be valid or enforceable against the Depositary for any purpose. The Depositary is authorized to destroy ADRs so canceled, provided the Depositary maintains a record of all destroyed ADRs. Any ADSs held in book-entry form (i.e., through accounts at DTC) shall be deemed canceled when the Depositary causes the number of ADSs evidenced by the Balance Certificate to be reduced by the number of ADSs surrendered (without the need to physically destroy the Balance Certificate).

Section 2.11 Partial Entitlement ADSs. In the event any Shares are deposited which entitle the holders thereof to receive a per-Share distribution or other entitlement in an amount different from the Shares then on deposit (the Shares then on deposit collectively, “Full Entitlement Shares” and the Shares with different entitlement, “Partial Entitlement Shares”), the Depositary shall (i) cause the Custodian to hold Partial Entitlement Shares separate and distinct from Full Entitlement Shares, and (ii) subject to the terms of the Class C-2 Deposit Agreement, issue ADSs and deliver ADRs, if applicable, representing Partial Entitlement Shares which are separate and distinct from the ADSs and ADRs representing Full Entitlement Shares, by means of separate CUSIP numbering and legending (if necessary) (“Partial Entitlement ADSs/ADRs” and “Full Entitlement ADSs/ADRs”, respectively). If and when Partial Entitlement Shares become Full Entitlement Shares, the Depositary shall (a) give notice thereof to Holders of Partial Entitlement ADSs and give Holders of Partial Entitlement ADRs the opportunity to exchange such Partial Entitlement ADRs for Full Entitlement ADRs, (b) cause the Custodian to transfer the Partial Entitlement Shares into the account of the Full Entitlement Shares, and (c) take such actions as are necessary to remove the distinctions between (i) the Partial Entitlement ADRs and ADSs, on the one hand, and (ii) the Full Entitlement ADRs and ADSs on the other. Holders and Beneficial Owners of Partial Entitlement ADSs shall only be entitled to the entitlements of Partial Entitlement Shares. Holders and Beneficial Owners of Full Entitlement ADSs shall be entitled only to the entitlements of Full Entitlement Shares. All provisions and conditions of the Class C-2 Deposit Agreement shall apply to Partial Entitlement ADRs and ADSs to the same extent as Full Entitlement ADRs and ADSs, except as contemplated by this Section 2.11. The Depositary is authorized to take any and all other actions as may be necessary (including, without limitation, making the necessary notations on ADRs) to give effect to the terms of this Section 2.11. The Company agrees to give timely written notice to the Depositary if any Shares issued or to be issued are Partial Entitlement Shares and shall assist the Depositary with the establishment of procedures enabling the identification of Partial Entitlement Shares upon Delivery to the Custodian.

16

Execution Copy

Section 2.12 Certificated/Uncertificated ADSs. Notwithstanding any other provision of the Class C-2 Deposit Agreement, the Depositary (i) may, at any time and from time to time, issue ADSs that are not evidenced by ADRs (such ADSs, the “Uncertificated ADS(s)” and the ADS(s) evidenced by ADR(s), the “Certificated ADS(s)”) and (ii) will only issue Certificated ADS(s) to the extent it is required to do so by law. When issuing and maintaining Uncertificated ADS(s) under the Class C-2 Deposit Agreement, the Depositary shall at all times be subject to (i) the standards applicable to registrars and transfer agents maintaining direct registration systems for equity securities in New York and issuing uncertificated securities under New York law, and (ii) the terms of New York law applicable to uncertificated equity securities. Uncertificated ADSs shall not be represented by any instruments but shall be evidenced by registration in the books of the Depositary maintained for such purpose. Holders of Uncertificated ADSs that are not subject to any registered pledges, liens, restrictions or adverse claims of which the Depositary has notice at such time shall at all times have the right to exchange the Uncertificated ADS(s) for Certificated ADS(s) of the same type and class, subject in each case to (x) applicable laws and any rules and regulations the Depositary may have established in respect of the Uncertificated ADSs, and (y) the continued availability of Certificated ADSs in the U.S. Holders of Certificated ADSs shall, if the Depositary maintains a direct registration system for the ADSs, have the right to exchange the Certificated ADSs for Uncertificated ADSs upon (i) the due surrender of the Certificated ADS(s) to the Depositary for such purpose and (ii) the presentation of a written request to that effect to the Depositary, subject in each case to (a) all liens and restrictions noted on the ADR evidencing the Certificated ADS(s) and all adverse claims of which the Depositary then has notice, (b) the terms of the Class C-2 Deposit Agreement and the rules and regulations that the Depositary may establish for such purposes hereunder, (c) applicable law, and (d) payment of the Depositary fees and expenses applicable to such exchange of Certificates ADS(s) for Uncertificated ADS(s). Uncertificated ADSs shall in all respects be identical to Certificated ADS(s) of the same type and class, except that (i) no ADR(s) shall be, or shall need to be, issued to evidence Uncertificated ADS(s), (ii) Uncertificated ADS(s) shall, subject to the terms of the Class C-2 Deposit Agreement, be transferable upon the same terms and conditions as uncertificated securities under New York law, (iii) the ownership of Uncertificated ADS(s) shall be recorded on the books of the Depositary maintained for such purpose and evidence of such ownership shall be reflected in periodic statements provided by the Depositary to the Holder(s) in accordance with applicable New York law, (iv) the Depositary may from time to time, upon notice to the Holders of Uncertificated ADSs affected thereby, establish rules and regulations, and amend or supplement existing rules and regulations, as may be deemed reasonably necessary to maintain Uncertificated ADS(s) on behalf of Holders, provided that (a) such rules and regulations do not conflict with the terms of the Class C-2 Deposit Agreement and applicable law, and (b) the terms of such rules and regulations are readily available to Holders upon request, (v) the Uncertificated ADS(s) shall not be entitled to any benefits under the Class C-2 Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless such Uncertificated ADS(s) is/are registered on the books of the Depositary maintained for such purpose, (vi) the Depositary may, in connection with any deposit of Shares resulting in the issuance of Uncertificated ADSs and with any transfer,

17

Execution Copy

pledge, release and cancellation of Uncertificated ADSs, require the prior receipt of such documentation as the Depositary may deem reasonably appropriate, and (vii) upon termination of the Class C-2 Deposit Agreement, the Depositary shall not require Holders of Uncertificated ADSs to affirmatively instruct the Depositary before remitting proceeds from the sale of the Deposited Securities represented by such Holders’ Uncertificated ADSs under the terms of Section 6.2 hereof. When issuing ADSs under the terms of the Class C-2 Deposit Agreement, including, without limitation, issuances pursuant to Sections 2.5, 4.2, 4.3, 4.4, 4.5 and 4.12 hereof, the Depositary shall issue Uncertificated ADSs rather than Certificated ADSs, unless (i) the Depositary determines that the distribution in Certificated ADSs is more appropriate than a distribution of Uncertificated ADSs in light of the circumstances then existing, or (ii) otherwise specifically instructed by the applicable Holder to issue Certificated ADSs. All provisions and conditions of the Class C-2 Deposit Agreement shall apply to Uncertificated ADSs to the same extent as to Certificated ADSs, except as contemplated by this Section 2.12. The Depositary is authorized and directed to take any and all actions and establish any and all procedures deemed reasonably necessary to give effect to the terms of this Section 2.12. Any references in the Class C-2 Deposit Agreement or any ADR(s) to the terms “American Depositary Share(s)” or “ADS(s)” shall, unless the context otherwise requires, include Certificated ADS(s) and Uncertificated ADS(s). Except as set forth in this Section 2.12 and except as required by applicable law, the Uncertificated ADSs shall be treated as ADSs issued and outstanding under the terms of the Class C-2 Deposit Agreement. In the event that, in determining the rights and obligations of parties hereto with respect to any Uncertificated ADSs, any conflict arises between (a) the terms of the Class C-2 Deposit Agreement (other than this Section 2.12) and (b) the terms of this Section 2.12, the terms and conditions set forth in this Section 2.12 shall be controlling and shall govern the rights and obligations of the parties to the Class C-2 Deposit Agreement pertaining to the Uncertificated ADSs.

Section 2.13 Restricted ADSs. The Depositary shall, at the request and expense of the Company, establish procedures enabling the deposit hereunder of Shares that are Restricted Securities in order to enable the holder of such Shares to hold its ownership interests in such Restricted Shares in the form of ADSs issued under the terms hereof (such Shares, “Restricted Shares”). Upon receipt of a written request from the Company to accept Restricted Shares for deposit hereunder, the Depositary agrees to establish procedures permitting the deposit of such Restricted Shares and the issuance of ADSs representing such deposited Restricted Shares (such ADSs, the “Restricted ADSs,” and the ADRs evidencing such Restricted ADSs, the “Restricted ADRs”). Notwithstanding anything contained in this Section 2.13, the Depositary and the Company shall, unless otherwise required by law, issue the Restricted ADSs in uncertificated form (“Uncertificated Restricted ADSs”) upon such terms and conditions as the Company and the Depositary may deem necessary and appropriate. The Company shall assist the Depositary in the establishment of such procedures and agrees that it shall take all steps necessary and satisfactory to the Depositary to insure that the establishment of such procedures does not violate the provisions of the Securities Act or any other applicable laws. The depositors of such Restricted Shares and the holders of the Restricted ADSs may be required prior to the deposit of such Restricted Shares, the

18

Execution Copy

transfer of the Restricted ADRs and the Restricted ADSs evidenced thereby or the withdrawal of the Restricted Shares represented by Restricted ADSs to provide such written certifications or agreements as the Depositary or the Company may require. The Company shall provide to the Depositary in writing the legend(s) to be affixed to the Restricted ADRs, or to be included in the statements issued from time to time to Holders of Uncertificated ADSs (if issued as Uncertificated Restricted ADSs), which legends shall (i) be in a form reasonably satisfactory to the Depositary and (ii) contain the specific circumstances under which the Restricted ADRs and the Restricted ADSs represented thereby may be transferred or the Restricted Shares withdrawn. The Restricted ADSs issued upon the deposit of Restricted Shares shall be separately identified on the books of the Depositary and the Restricted Shares so deposited shall be held separate and distinct from the other Deposited Securities held hereunder. The Restricted ADSs shall not be eligible for inclusion in any book-entry settlement system, including, without limitation, DTC (unless (x) otherwise agreed by the Company and the Depositary, (y) the inclusion of Restricted ADSs is acceptable to the applicable clearing system, and (z) the terms of such inclusion are generally accepted by the Commission for Restricted Securities of that type), and shall not in any way be fungible with the ADSs issued under the terms hereof that are not Restricted ADSs. The Restricted ADRs and the Restricted ADSs evidenced thereby shall be transferable only by the Holder thereof upon delivery to the Depositary of (i) all documentation otherwise contemplated by the Class C-2 Deposit Agreement and (ii) an opinion of counsel satisfactory to the Depositary setting forth, inter alia, the conditions upon which the Restricted ADR presented is, and the Restricted ADSs evidenced thereby are, transferable by the Holder thereof under applicable securities laws and the transfer restrictions contained in the legend set forth on the Restricted ADR presented for transfer. Except as set forth in this Section 2.13 and except as required by applicable law, the Restricted ADRs and the Restricted ADSs evidenced thereby shall be treated as ADRs and ADSs issued and outstanding under the terms of the Class C-2 Deposit Agreement. In the event that, in determining the rights and obligations of parties hereto with respect to any Restricted ADSs, any conflict arises between (a) the terms of the Class C-2 Deposit Agreement (other than this Section 2.13) and (b) the terms of (i) this Section 2.13 or (ii) the applicable Restricted ADR, the terms and conditions set forth in this Section 2.13 and of the Restricted ADR shall be controlling and shall govern the rights and obligations of the parties to the Class C-2 Deposit Agreement pertaining to the deposited Restricted Shares, the Restricted ADSs and Restricted ADRs.

If the Restricted ADRs, the Restricted ADSs and the Restricted Shares are no longer Restricted Securities, the Depositary, upon receipt of (x) an opinion of counsel satisfactory to the Depositary setting forth, inter alia, that the Restricted ADRs, the Restricted ADSs and the Restricted Shares are not as of such time Restricted Securities, and (y) instructions from the Company to remove the restrictions applicable to the Restricted ADRs, the Restricted ADSs and the Restricted Shares, shall (i) eliminate the distinctions and separations between the applicable Restricted Shares held on deposit under this Section 2.13 and the other Shares held on deposit under the terms of the Class C-2 Deposit Agreement that are not Restricted Shares, (ii) treat the newly unrestricted ADRs and ADSs on the same terms as, and fully fungible with, the other ADRs and ADSs issued and outstanding under the terms of the Class C-2 Deposit Agreement that

19

Execution Copy

are not Restricted ADRs or Restricted ADSs, (iii) take all actions necessary to remove any distinctions, limitations and restrictions previously existing under this Section 2.13 between the applicable Restricted ADRs and Restricted ADSs, respectively, on the one hand, and the other ADRs and ADSs that are not Restricted ADRs or Restricted ADSs, respectively, on the other hand, including, without limitation, by making the newly-unrestricted ADSs eligible for inclusion in the applicable book-entry settlement systems.

ARTICLE III.

CERTAIN OBLIGATIONS OF HOLDERS AND BENEFICIAL OWNERS OF ADSs

Section 3.1 Proofs, Certificates and Other Information. Any person presenting Shares for deposit, any Holder and any Beneficial Owner may be required, and every Holder and Beneficial Owner agrees, from time to time to provide to the Depositary and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of ADSs and Deposited Securities, compliance with applicable laws, the terms of the Class C-2 Deposit Agreement or the ADR(s) evidencing the ADSs, if applicable, and the provisions of, or governing, the Deposited Securities, to execute such certifications and to make such representations and warranties, and to provide such other information and documentation (or, in the case of Shares in registered form presented for deposit, such information relating to the registration of Shares on the books of the Company or of the Share Registrar) as the Depositary or the Custodian may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under the Class C-2 Deposit Agreement and the applicable ADR(s), if applicable. The Depositary and the Registrar, as applicable, may, and at the reasonable request of the Company, shall, to the extent practicable, withhold the execution or delivery or registration of transfer of any ADS, the conversion of ADSs, or the distribution or sale of any distribution of rights or of the proceeds thereof or, to the extent not limited by the terms of Section 7.8 hereof, the delivery of any Deposited Property until such proof or other information is filed or such certifications are executed, or such representations are made, or such other documentation or information provided, in each case to the Depositary’s, the Registrar’s and the Company’s satisfaction. The Depositary shall provide the Company, in a timely manner, with copies or originals if necessary and appropriate of (i) any such proofs of citizenship or residence, taxpayer status, or exchange control approval which it receives from Holders and Beneficial Owners, and (ii) any other information or documents which the Company may reasonably request and which the Depositary shall request and receive from any Holder or Beneficial Owner or any person presenting Shares for deposit or ADSs for cancellation, transfer or withdrawal. Nothing herein shall obligate the Depositary to (i) obtain any information for the Company if not provided by the Holders or Beneficial Owners, or (ii) verify or vouch for the accuracy of the information so provided by the Holders or Beneficial Owners.

20

Execution Copy

Section 3.2 Liability for Taxes and Other Charges. Any tax or other governmental charge payable by the Custodian or by the Depositary with respect to any Deposited Property, ADSs or ADRs shall be payable by the Holders and Beneficial Owners to the Depositary. The Company, the Custodian and/or the Depositary may withhold or deduct from any distributions made in respect of Deposited Property held on behalf of such Holder and/or Beneficial Owner, and may sell for the account of a Holder and/or Beneficial Owner any or all of such Deposited Property and apply such distributions and sale proceeds in payment of, any taxes (including applicable interest and penalties) or charges that are or may be payable by Holders or Beneficial Owners in respect of the ADSs, Deposited Property and ADRs, the Holder and the Beneficial Owner remaining liable for any deficiency. The Custodian may refuse the deposit of Shares and the Depositary may refuse to issue ADSs, to deliver ADRs, convert ADSs, register the transfer of ADSs, register the split up or combination of ADRs and (subject to Section 7.8(a)) the withdrawal of Deposited Property until payment in full of such tax, charge, penalty or interest is received. Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and Affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from (i) any ADSs held by such Holder and/or owned by such Beneficial Owner, (ii) the Deposited Property represented by the ADSs, and (iii) any transaction entered into by such Holder and/or Beneficial Owner in respect of the ADSs and/or the Deposited Property represented thereby (including, without limitation, the conversion of ADSs and the Shares represented thereby). Notwithstanding anything to the contrary contained in the Class C-2 Deposit Agreement or any ADR, the obligations of Holders and Beneficial Owners under this Section 3.2 shall survive any transfer of ADSs, any cancellation of ADSs and withdrawal of Deposited Securities, and the termination of the Class C-2 Deposit Agreement.

Section 3.3 Representations and Warranties on Deposit of Shares. Each person depositing Shares under the Class C-2 Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and the certificates therefor are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, (v) the Shares presented for deposit are not, and the ADSs issuable upon such deposit will not be, Restricted Securities (except as contemplated in Section 2.13 hereof), and (vi) the Shares presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

21

Execution Copy

Section 3.4 Compliance with Information Requests. Notwithstanding any other provision of the Class C-2 Deposit Agreement or any ADR(s), each Holder and Beneficial Owner agrees to comply with requests from the Company pursuant to applicable law, the rules and requirements of any stock exchange on which the Shares or ADSs are, or will be, registered, traded or listed, the Articles of Association of the Company or the terms of the Deposited Securities, which are made to provide information, inter alia, as to the capacity in which such Holder or Beneficial Owner owns ADSs (and Shares as the case may be) and regarding the identity of any other person(s) interested in such ADSs and the nature of such interest and various other matters, whether or not they are Holders and/or Beneficial Owners at the time of such request. The Depositary agrees to use its reasonable efforts to forward, upon the request of the Company and at the Company’s expense, any such request from the Company to the Holders and to forward to the Company as promptly as practicable any such responses to such requests received by the Depositary.

Section 3.5 [Intentionally Omitted].

Section 3.6 Disclosure of Interests. Notwithstanding any other provision of the Class C-2 Deposit Agreement, each Holder and Beneficial Owner agrees, and the Depositary agrees, to comply with the Company’s Articles of Association, as they may be amended from time to time, and the laws of England and Wales with respect to the disclosure requirements regarding ownership of Shares. In the case such disclosure of Shares is required of a Holder or Beneficial Owner, such Holder or Beneficial Owner must at the same time also disclose its ownership of any Shares, as well as of ADS(s) as if they were the Shares represented thereby. As of the date of this Agreement, such disclosure requirements regarding ownership of Shares are as follows:

Notwithstanding any provision of the Class C-2 Deposit Agreement or of any ADR(s) and without limiting the foregoing, by being a Holder or Beneficial Owner of an ADS, each such Holder or Beneficial Owner agrees to provide such information as the Company may request in a disclosure notice (a “Disclosure Notice”) given pursuant to the U.K. Companies Act 2006 (as amended from time to time and including any statutory modification or re-enactment thereof, the “Companies Act”) or the Articles of Association. By accepting or holding an ADS, each Holder or Beneficial Owner acknowledges that it understands that failure to comply with a Disclosure Notice may result in the imposition of sanctions against the holder of the Shares in respect of which the non-complying person is or was, or appears to be or has been, interested as provided in the Companies Act and the Articles of Association which currently include the withdrawal of the voting rights of such Shares and (where the relevant Shares represent at least 0.25% in nominal value of the issued shares of their class (calculated exclusive of any Shares held as treasury shares)) and the imposition of restrictions on the rights to receive dividends on and to transfer such Shares.

22

Execution Copy

ARTICLE IV.

THE DEPOSITED SECURITIES

Section 4.1 Cash Distributions. If ever the Company intends to make a cash distribution in respect of any Deposited Securities, the Company shall give notice thereof to the Depositary at least twenty (20) days (or such other number of days as mutually agreed to in writing by the Depositary and the Company) prior to the proposed distribution specifying, inter alia, the record date applicable for determining the holders of Deposited Securities entitled to receive such distribution. Upon the timely receipt of such notice, the Depositary shall establish the ADS Record Date upon the terms described in Section 4.10. Upon confirmation of the receipt of (x) any cash distribution in respect of any Deposited Property (whether from the Company or otherwise), or (y) proceeds from the sale of any Deposited Property held in respect of the ADSs under the terms hereof, the Depositary will (i) if at the time thereof any amounts are received in a Foreign Currency, promptly convert or cause to be converted such cash distribution or proceeds into Dollars (subject to the terms and conditions of Section 4.9), (ii) if applicable and unless previously established, establish the ADS Record Date upon the terms described in Section 4.10, and (iii) distribute promptly the amount thus received (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) applicable taxes required to be withheld and/or paid in connection with the distribution) to the Holders entitled thereto as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributed shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of ADSs outstanding at the time of the next distribution. If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash distribution in respect of any Deposited Securities, or from any cash proceeds from the sales of Deposited Property, an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the ADSs shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority. Evidence of payment thereof by the Company shall be forwarded by the Company to the Depositary upon request. The Depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable Holders and Beneficial Owners of ADSs until the distribution can be effected or the funds that the Depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States. Notwithstanding anything contained in the Class C-2 Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for in this Section 4.1, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in this Section 4.1, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in this Section 4.1 where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein

23

Execution Copy

Section 4.2 Distribution in Shares. If ever the Company intends to make a distribution that consists of a free distribution of, Shares, the Company shall give notice thereof to the Depositary at least twenty (20) days (or such other number of days as mutually agreed to in writing by the Depositary and the Company) prior to the proposed distribution, specifying, inter alia, the record date applicable to holders of Deposited Securities entitled to receive such distribution. Upon the timely receipt of such notice from the Company, the Depositary shall establish the ADS Record Date upon the terms described in Section 4.10. Upon receipt of confirmation from the Custodian of the receipt of the Shares so distributed by the Company, the Depositary shall either (i) subject to Section 5.9, distribute to the Holders as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date, additional ADSs, which represent in the aggregate the number of Shares received as such free distribution, subject to the other terms of the Class C-2 Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) applicable taxes required to be withheld and/or paid in connection with the distribution), or (ii) if additional ADSs are not so distributed, take all actions necessary so that each ADS issued and outstanding after the ADS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional integral number of Shares distributed upon the Deposited Securities represented thereby (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) applicable taxes required to be withheld and/or paid in connection with the distribution). In lieu of delivering fractional ADSs, the Depositary shall sell the number of Shares or ADSs, as the case may be, represented by the aggregate of such fractions and distribute the net proceeds upon the terms described in Section 4.1. In the event that the Depositary determines that any distribution in property (including Shares) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, if the Company in the fulfillment of its obligation under Section 5.7, has furnished an opinion of U.S. counsel determining that Shares must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been declared effective), the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of (a) applicable taxes required to be withheld and/or paid in connection with the distribution and (b) fees and charges of, and expenses incurred by, the Depositary) to Holders entitled thereto upon the terms described in Section 4.1. The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of the Class C-2 Deposit Agreement. Notwithstanding anything contained in the Class C-2 Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for in this Section 4.2, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in this Section 4.2, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s

24

Execution Copy

failure to perform the actions contemplated in this Section 4.2 where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein

Section 4.3 Elective Distributions in Cash or Shares. If ever the Company intends to make a distribution payable at the election of the holders of Shares in cash or in additional Shares, the Company shall give notice thereof to the Depositary at least sixty (60) days (or such other number of days as mutually agreed to in writing by the Depositary and the Company) prior to the proposed distribution stating whether or not it wishes such elective distribution to be made available to Holders of ADSs. Upon timely receipt of notice indicating that the Company wishes such elective distribution to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders of ADSs. The Depositary shall make such elective distribution available to Holders only if (i) the Company shall have timely requested that the elective distribution be made available to Holders, (ii) the Depositary shall have determined that such distribution is reasonably practicable and (iii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7 hereof. If the above conditions are not satisfied or if the Company requests such elective distribution not to be made available to Holders of ADSs, the Depositary shall establish the ADS Record Date on the terms described in Section 4.10 and, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in England and Wales in respect of the Shares for which no election is made, either (X) cash upon the terms described in Section 4.1 or (Y) additional ADSs representing such additional Shares upon the terms described in Section 4.2. If the above conditions are satisfied, the Depositary shall establish an ADS Record Date (on the terms described in Section 4.10 hereof) and establish procedures to enable Holders to elect the receipt of the proposed distribution in cash or in additional ADSs. The Company shall assist the Depositary in establishing such procedures to the extent necessary. If a Holder elects to receive the proposed distribution (X) in cash, the distribution shall be made upon the terms described in Section 4.1 hereof, or (Y) in ADSs, the distribution shall be made upon the terms described in Section 4.2 hereof. Nothing herein shall obligate the Depositary to make available to Holders a method to receive the elective distribution in Shares (rather than ADSs). There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares. Notwithstanding anything contained in the Class C-2 Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for in this Section 4.3, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in this Section 4.3, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in this Section 4.3 where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

25

Execution Copy

Section 4.4 Distribution of Rights to Purchase Additional ADSs.

(a) Distribution to ADS Holders. If ever the Company intends to distribute to the holders of the Deposited Securities rights to subscribe for additional Shares, the Company shall give notice thereof to the Depositary at least sixty (60) days (or such other number of days as mutually agreed to in writing by the Depositary and the Company) prior to the proposed distribution stating whether or not it wishes such rights to be made available to Holders of ADSs. Upon timely receipt of a notice indicating that the Company wishes such rights to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such rights available to the Holders. The Depositary shall make such rights available to Holders only if (i) the Company shall have timely requested that such rights be made available to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7 hereof, and (iii) the Depositary shall have determined that such distribution of rights is reasonably practicable. In the event any of the conditions set forth above are not satisfied or if the Company requests that the rights not be made available to Holders of ADSs, the Depositary shall proceed with the sale of the rights as contemplated in Section 4.4(b) below. In the event all conditions set forth above are satisfied, the Depositary shall establish an ADS Record Date (upon the terms described in Section 4.10 hereof) and establish procedures to (x) distribute rights to purchase additional ADSs (by means of Shares or otherwise), (y) to enable the Holders to exercise such rights (upon payment of the subscription price and of the applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes), and (z) to deliver ADSs upon the valid exercise of such rights. The Company shall assist the Depositary to the extent necessary in establishing such procedures. Nothing herein shall obligate the Depositary to make available to the Holders a method to exercise rights to subscribe for Shares (rather than ADSs).

(b) Sale of Rights. If (i) the Company does not timely request the Depositary to make the rights available to Holders or requests that the rights not be made available to Holders, (ii) the Depositary fails to receive satisfactory documentation within the terms of Section 5.7 hereof or determines it is not reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public or private sale) as it may deem practicable. The Company shall assist the Depositary to the extent necessary to determine such legality and practicability. The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) upon the terms set forth in Section 4.1 hereof.

(c) Lapse of Rights. If the Depositary is unable to make any rights available to Holders upon the terms described in Section 4.4(a) or to arrange for the sale of the rights upon the terms described in Section 4.4(b), the Depositary shall allow such rights to lapse.

26

Execution Copy

The Depositary shall not be liable for (i) any failure to determine that it may be lawful or practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise, or (iii) the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution.

Notwithstanding anything to the contrary in this Section 4.4, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders (i) unless and until a registration statement under the Securities Act (or other applicable law) covering such offering is in effect or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, in each case satisfactory to the Depositary, to the effect that the offering and sale of such securities to Holders and Beneficial Owners are exempt from, or do not require registration under, the provisions of the Securities Act or any other applicable laws.

In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of Deposited Property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders of ADSs shall be reduced accordingly. In the event that the Depositary determines that any distribution of Deposited Property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such Deposited Property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive or exercise rights on the same terms and conditions as the holders of Shares or be able to exercise such rights. Nothing herein shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

Section 4.5 Distributions Other Than Cash, Shares or Rights to Purchase Shares.

(a) If ever the Company intends to distribute to the holders of Deposited Securities property other than cash, Shares or rights to purchase additional Shares, the Company shall give timely notice thereof to the Depositary and shall indicate whether or not it wishes such distribution to be made to Holders of ADSs. Upon receipt of a notice indicating that the Company wishes such distribution be made to Holders of ADSs, the Depositary shall consult with the Company, and the Company shall assist the Depositary, to determine whether such distribution to Holders is lawful and reasonably practicable. The Depositary shall not make such distribution unless (i) the Company

27

Execution Copy

shall have requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7 hereof, and (iii) the Depositary shall have determined that such distribution is reasonably practicable.

(b) Upon receipt of satisfactory documentation and the request of the Company to distribute property to Holders of ADSs and after making the requisite determinations set forth in (a) above, the Depositary shall distribute the property so received to the Holders of record, as of the ADS Record Date (established upon the terms described in Section 4.10 hereof), in proportion to the number of ADSs held by them respectively and in such manner as the Depositary may deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any applicable taxes required to be withheld and/or paid. The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

(c) If (i) the Company does not request the Depositary to make such distribution to Holders or requests not to make such distribution to Holders, (ii) the Depositary does not receive satisfactory documentation within the terms of Section 5.7 hereof, or (iii) the Depositary determines that all or a portion of such distribution is not reasonably practicable, the Depositary shall sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem practicable and shall (i) cause the proceeds of such sale, if any, to be converted into Dollars and (ii) distribute the proceeds of such conversion received by the Depositary (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) to the Holders as of the ADS Record Date upon the terms of Section 4.1 hereof. If the Depositary is unable to sell such property, the Depositary may dispose of such property for the account of the Holders in any way it deems reasonably practicable under the circumstances.

(d) Neither the Depositary nor the Company shall be liable for (i) any failure to accurately determine whether it is lawful or practicable to make the property described in this Section 4.5 available to Holders in general or any Holders in particular, nor (ii) any loss incurred in connection with the sale or disposal of such property.

Section 4.6 Conversion of ADSs by ADS Holders. Subject to the terms hereof and, if applicable, the relevant ADRs, Holders of ADSs may convert the Shares represented thereby upon the terms for conversion of the Shares set forth in the Articles of Association prior to the ADS Expiration Date on any Business Day starting on July 25, 2022.

In the event that a Holder of ADSs wishes to convert the Shares represented by ADSs into Class A ADSs representing Class A Shares and such Shares may be converted at such time, the Holder shall be required to take the following actions:

28

Execution Copy

(a) Present such Holder’s ADSs to the Depositary (c/o of the ADS Admin Agent) for cancellation and conversion of the underlying Shares.

(b) Remit to the ADS Depositary (c/o the ADS Admin Agent) payment of (i) the Share Conversion Price, and (ii) any and all fees and expenses applicable to (x) the cancellation and conversion of ADSs (as set forth in Exhibit C hereto), and (y) the issuance and delivery of Class A ADSs (as set forth in the Class A Deposit Agreement).

(c) Deliver to the ADS Depositary (c/o the ADS Admin Agent) a duly completed and signed ADS Conversion Form, substantially in the form set forth in Exhibit B (the “ADS Conversion Form”), instructing the Depositary to:

(i) Cancel, or cause to be canceled, the ADSs presented for cancellation;

(ii) Instruct the ADS Admin Agent and the Custodian to (x) deliver as soon as practicable to the Conversion Agent the Shares represented by the ADSs so canceled for conversion, (y) convert, or cause to be converted, the Shares represented by the ADSs so canceled, and (z) remit to the Conversion Agent the Share Conversion Price received directly from the Holder of the ADSs so canceled;

(iii) Instruct the Conversion Agent to deliver Class A Shares deliverable upon conversion of the ADSs in accordance with the Articles of Association to the custodian under the Class A Deposit Agreement; and

(iv) Instruct the depositary under the Class A Deposit Agreement to issue Class A ADSs to the account or accounts specified in the ADS Conversion Form.

The Depositary shall, or shall cause the ADS Admin Agent to, establish procedures with DTC for the conversion of Shares represented by ADSs, and the receipt of Class A ADSs upon conversion of ADSs, in each case substantially upon the terms for conversion of Shares represented by ADSs by Holders of ADSs described above, by DTC Participants on behalf of Beneficial Owners of ADSs via DTC’s automated warrant exercise procedures upon terms acceptable to the Depositary and the ADS Admin Agent. Such DTC procedures shall require the DTC Participant converting ADSs to (i) surrender ADSs for cancellation, (ii) deliver the requisite ADS/Warrant conversion instructions, and (iii) pay the applicable Share Conversion Price and the ADS fees applicable to the cancellation and conversion of ADSs and the issuance and delivery of Class A ADSs.

The Depositary shall, upon receipt of ADSs for conversion, the duly completed ADS Conversion Form, the Share Conversion Price and the ADS fees and expenses applicable to the cancellation and conversion of ADSs and the issuance and

29

Execution Copy

delivery of Class A ADSs, as contemplated above by Holders or by DTC Participants on behalf of Beneficial Owners of ADSs, (x) cancel (or cause to be cancelled) the ADSs so presented, and (y) instruct the ADS Admin Agent and the Custodian to deliver as soon as practicable to the Conversion Agent (i) the Shares represented by the ADSs so canceled for conversion, and (ii) the Class C-2 Share Conversion Price received directly from the Holder of the ADSs so canceled.

The Holder of an ADS shall be considered the owner of Class A Shares of the Company issuable upon conversion of Shares only upon receipt by the Conversion Agent from the Custodian acting on behalf of the Holder of (i) the requisite Shares, (ii) duly completed instructions for the conversion of such Shares, and (iii) the Share Conversion Price. There can be no assurance that the Class A ADSs deliverable upon conversion of ADSs will be issued and delivered to the person converting the ADSs within a specified time from the date of conversion of the ADSs.

If the number of ADSs converted is less than the total number of ADSs evidenced by the ADR presented to the Depositary for cancellation, the Depositary shall issue a new ADR representing the balance of the ADSs not converted. No fractional Shares will be issued upon the conversion of Shares and no fractional Class A ADSs will be issued upon the conversion of the ADSs.

If the Company at any time adjusts Share Conversion Price or the ADS or Share conversion ratio it shall give notice thereof to the Depositary and the ADS Admin Agent. Upon receipt of such notice, the Depositary shall, or shall cause the ADS Admin Agent to, give notice thereof to the Holders of ADSs.

If the Company at any time suspends the right to convert Shares, it shall give timely notice thereof to the Depositary and the ADS Admin Agent setting forth the term and the reason of such suspension. Upon receipt of such notice of suspension, the Depositary shall give, or shall cause the ADS Admin Agent to give, notice thereof to the Holders of ADSs and shall refuse to accept any instruction to convert ADSs for the purpose of any conversion of Shares during the period of suspension.

Copies of the ADS Conversion Form may be obtained from the Depositary and from the ADS Admin Agent upon request.

Section 4.7 Distributions with Respect to Deposited Securities in Bearer Form. Subject to the terms of this Article IV, distributions in respect of Deposited Securities that are held by the Depositary or the Custodian in bearer form shall be made to the Depositary for the account of the respective Holders of ADSs with respect to which any such distribution is made upon due presentation by the Depositary or the Custodian to the Company of any relevant coupons, talons, or certificates. The Company shall promptly notify the Depositary of such distributions. The Depositary or the Custodian shall promptly present such coupons, talons or certificates, as the case may be, in connection with any such distribution.

30

Execution Copy

Section 4.8 Redemption and Mandatory Conversion. If ever the Company intends to exercise any right of redemption and/or mandatory conversion in respect of any of the Deposited Securities, the Company shall give notice thereof to the Depositary at least sixty (60) days (or such other number of days as mutually agreed to in writing by the Depositary and the Company) prior to the intended date of redemption and/or mandatory conversion which notice shall set forth the particulars of the proposed redemption and/or mandatory conversion. Upon timely receipt of (i) such notice and (ii) satisfactory documentation given by the Company to the Depositary within the terms of Section 5.7 hereof, and only if after consultation between the Depositary and the Company, to the extent practicable the Depositary shall have determined that such proposed redemption and/or mandatory conversion is practicable, the Depositary shall provide to each Holder a notice setting forth the intended exercise by the Company of the redemption and/or mandatory conversion rights and any other particulars set forth in the Company’s notice to the Depositary. The Depositary shall instruct the Custodian to present to the Company the Deposited Securities in respect of which redemption and/or mandatory conversion rights are being exercised against receipt of the applicable redemption and/or mandatory conversion consideration. Upon receipt of confirmation from the Custodian that the redemption and/or mandatory conversion has taken place and that applicable redemption and/or mandatory conversion consideration has been received, the Depositary shall (x) convert, transfer, and distribute any cash redemption and/or mandatory conversion proceeds (net of applicable (a) fees and charges of, and the expenses incurred by, the Depositary, and (b) taxes), retire ADSs and cancel ADRs, if applicable, upon delivery of such ADSs by Holders thereof and the terms set forth in Sections 4.1 and 6.2 hereof, and (y) deliver non-cash redemption and/or mandatory conversion proceeds (net of applicable (a) fees and charges of, and the expenses incurred by, the Depositary, and (b) taxes), retire ADSs and cancel ADRs, if applicable, upon delivery of such ADSs by Holders thereof and the terms set forth in Sections 4.5 and 6.2 hereof. If less than all outstanding Deposited Securities are redeemed and/or mandatorily converted, the ADSs to be retired will be selected by lot or on a pro rata basis, as may be determined by the Depositary after consultation between the Depositary and the Company, to the extent practicable. The redemption and/or mandatory conversion consideration per ADS shall (subject to the terms of the Class C-2 Deposit Agreement) be the equivalent of the per Share amount received by the Depositary (adjusted to reflect the ADS(s)-to-Share(s) ratio) upon the redemption and/or mandatory conversion of the Deposited Securities represented by ADSs (subject to the terms of Section 4.9 hereof and the applicable fees and charges of, and expenses incurred by, the Depositary, and taxes) multiplied by the number of Deposited Securities represented by each ADS redeemed and/or mandatorily converted. Notwithstanding anything contained in the Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed redemption and/or mandatory conversion provided for in this Section 4.7, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in this Section 4.7, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in this Section 4.7 where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

31

Execution Copy

Section 4.9 Conversion of Foreign Currency. Whenever the Depositary or the Custodian shall receive Foreign Currency, by way of distributions or the net proceeds from the sale of Deposited Property, which in the judgment of the Depositary can at such time be converted on a practicable basis, by sale or in any other manner that it may determine in accordance with applicable law, into Dollars transferable to the United States and distributable to the Holders entitled thereto, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may reasonably determine, such Foreign Currency into Dollars, and shall distribute such Dollars (net of the fees and charges set forth in the Fee Schedule attached hereto as Exhibit C, and applicable taxes withheld) in accordance with the terms of the applicable sections of the Class C-2 Deposit Agreement. The Depositary and/or its agent (which may be a division, branch or Affiliate of the Depositary) may act as principal for any conversion of Foreign Currency. If the Depositary shall have distributed warrants or other instruments that entitle the holders thereof to such Dollars, the Depositary shall distribute such Dollars to the holders of such warrants and/or instruments upon surrender thereof for cancellation, in either case without liability for interest thereon. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of any application of exchange restrictions or otherwise.

If such conversion or distribution generally or with regard to a particular Holder can be effected only with the approval or license of any government or agency thereof, the Depositary shall have authority to file such application for approval or license, if any, as it may deem desirable. In no event, however, shall the Depositary be obligated to make such a filing.

If at any time the Depositary shall determine that in its judgment the conversion of any Foreign Currency and the transfer and distribution of proceeds of such conversion received by the Depositary is not practicable or lawful, or if any approval or license of any governmental authority or agency thereof that is required for such conversion, transfer and distribution is denied or, in the opinion of the Depositary, not obtainable at a reasonable cost or within a reasonable period, the Depositary may, in its reasonable discretion, (i) make such conversion and distribution in Dollars to the Holders for whom such conversion, transfer and distribution is lawful and practicable, (ii) distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) to Holders for whom this is lawful and practicable or (iii) hold (or cause the Custodian to hold) such Foreign Currency (without liability for interest thereon) for the respective accounts of the Holders entitled to receive the same.

Section 4.10 Fixing of ADS Record Date. Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any distribution (whether in cash, Shares, rights, or other distribution), or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each ADS, or whenever the Depositary shall receive notice of any meeting of, or solicitation of consents or proxies of, holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any

32

Execution Copy

consent or any other matter, the Depositary shall fix a record date (the “ADS Record Date”) for the determination of the Holders of ADSs who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, to give or withhold such consent, to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Shares represented by each ADS. The Depositary shall make reasonable efforts to establish the ADS Record Date as closely as possible to the applicable record date for the Deposited Securities (if any) set by the Company in England and Wales and shall not announce the establishment of any ADS Record Date prior to the relevant corporate action having been made public by the Company (if such corporate action affects the Deposited Securities). Subject to applicable law and the provisions of Section 4.1 through 4.9 and to the other terms and conditions of the Class C-2 Deposit Agreement, only the Holders of ADSs at the close of business in New York on such ADS Record Date shall be entitled to receive such distribution, to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

Section 4.11 Voting of Deposited Securities. As soon as practicable after receipt of notice of any meeting at which the holders of Deposited Securities are entitled to vote, or of solicitation of consents or proxies from holders of Deposited Securities, the Depositary shall fix the ADS Record Date in respect of such meeting or solicitation of consent or proxy in accordance with Section 4.10. The Depositary shall, if requested by the Company in writing in a timely manner (the Depositary having no obligation to take any further action if the request shall not have been received by the Depositary at least thirty (30) days prior to the date of such vote or meeting), at the Company’s expense and provided no U.S. legal prohibitions exist, distribute to Holders as of the ADS Record Date: (a) such notice of meeting or solicitation of consent or proxy, (b) a statement that the Holders at the close of business on the ADS Record Date will be entitled, subject to any applicable law, the provisions of the Class C-2 Deposit Agreement, the Articles of Association of the Company and the provisions of or governing the Deposited Securities (which provisions, if any, shall be summarized in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by such Holder’s ADSs, and (c) a brief statement as to the manner in which such voting instructions may be given.

Notwithstanding anything contained in the Class C-2 Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with, or otherwise publicizes to Holders, instructions on how to retrieve such materials or receive such materials upon request (e.g., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

33

Execution Copy

The Depositary has been advised by the Company that under the Articles of Association of the Company as in effect on the date of the Class C-2 Deposit Agreement, voting at any meeting of shareholders of the Company is by poll.

Voting instructions may be given only in respect of a number of ADSs representing an integral number of Deposited Securities. Upon the timely receipt from a Holder of ADSs as of the ADS Record Date of voting instructions in the manner specified by the Depositary, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of the Class C-2 Deposit Agreement, Articles of Association of the Company and the provisions of the Deposited Securities, to vote, or cause the Custodian to vote, the Deposited Securities (in person or by proxy) represented by such Holder’s ADSs in accordance with the voting instructions timely received from the Holders of ADSs.

Deposited Securities represented by ADSs for which no timely voting instructions are received by the Depositary from the Holder shall not be voted (except as otherwise contemplated herein). Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of, for purposes of establishing a quorum or otherwise, the Deposited Securities represented by ADSs, except pursuant to and in accordance with the voting instructions timely received from Holders or as otherwise contemplated herein. If the Depositary timely receives voting instructions from a Holder which fail to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Holder’s ADSs, the Depositary will deem such Holder (unless otherwise specified in the notice distributed to Holders) to have instructed the Depositary to vote in favor of the items set forth in such voting instructions.

Notwithstanding anything else contained herein, the Depositary shall, if so requested in writing by the Company, represent all Deposited Securities (whether or not voting instructions have been received in respect of such Deposited Securities from Holders as of the ADS Record Date) for the sole purpose of establishing quorum at a meeting of shareholders.

Notwithstanding anything else contained in the Class C-2 Deposit Agreement or any ADR, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of Deposited Securities if the taking of such action would violate U.S. or English laws. The Company agrees to take any and all actions reasonably necessary and as permitted by the laws of England and Wales to enable Holders and Beneficial Owners to exercise the voting rights accruing to the Deposited Securities and to deliver to the Depositary an opinion of U.S. counsel addressing any actions reasonably requested to be taken if so requested by the Depositary.

There can be no assurance that Holders generally or any Holder in particular will receive the notice described above with sufficient time to enable the Holder to return voting instructions to the Depositary in a timely manner.

34

Execution Copy

Section 4.12 Changes Affecting Deposited Securities. Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger, scheme of arrangement or consolidation or sale of assets affecting the Company or to which it is a party, any property which shall be received by the Depositary or the Custodian in exchange for, or in conversion of or replacement of or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be treated as new Deposited Property under the Class C-2 Deposit Agreement, and the ADRs shall, subject to the provisions of the Class C-2 Deposit Agreement and applicable law, evidence ADSs representing the right to receive such additional securities or replacement Deposited Property. In giving effect to such change, split-up, cancellation, consolidation or other reclassification of Deposited Securities, recapitalization, reorganization, merger, scheme of arrangement, consolidation or sale of assets, the Depositary may, with the Company’s approval, and shall, if the Company shall so request, subject to the terms of the Class C-2 Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and expenses incurred by, the Depositary, and (b) applicable taxes) and receipt of an opinion of counsel to the Company satisfactory to the Depositary that such actions are not in violation of any applicable laws or regulations (i) issue and deliver additional ADSs as in the case of a stock dividend on the Shares, (ii) amend the Class C-2 Deposit Agreement and the applicable ADRs, (iii) amend the applicable Registration Statement(s) on Form F-6 as filed with the Commission in respect of the ADSs, (iv) call for the surrender of outstanding ADRs to be exchanged for new ADRs, and (v) take such other actions as are appropriate to reflect the transaction with respect to the ADSs. The Company agrees to, jointly with the Depositary, amend the Registration Statement on Form F-6 as filed with the Commission to permit the issuance of such new form of ADSs. Notwithstanding the foregoing, in the event that any Deposited Property so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company’s approval, and shall, if the Company requests, subject to receipt of an opinion of Company’s counsel satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such Deposited Property at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) for the account of the Holders otherwise entitled to such Deposited Property upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.1. The Depositary shall not be liable for (i) any failure to determine that it may be lawful or practicable to make such Deposited Property available to Holders in general or to any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such Deposited Property.

Section 4.13 Available Information. The Company is subject to the periodic reporting requirements of the Exchange Act and, accordingly, is required to file or furnish certain reports with the Commission. These reports can be retrieved from the Commission’s website (www.sec.gov) and can be inspected and copied at the public reference facilities maintained by the Commission located (as of the date of the Deposit Agreement) at 100 F Street, N.E., Washington D.C. 20549.

35

Execution Copy

Section 4.14 Reports. The Depositary shall make available for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Property and (b) made generally available to the holders of such Deposited Property by the Company. The Depositary shall also provide or make available to Holders copies of such reports when furnished by the Company pursuant to Section 5.6.

Section 4.15 List of Holders. Promptly upon written request by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of ADSs of all Holders.

Section 4.16 Taxation. The Depositary will, and will instruct the Custodian to, forward to the Company or its agents such information from its records as the Company may reasonably request to enable the Company or its agents to file the necessary tax reports with governmental authorities or agencies. The Depositary, the Custodian or the Company and its agents may file such reports as are necessary to reduce or eliminate applicable taxes on distributions in respect of Deposited Securities under applicable tax treaties or laws for the Holders and Beneficial Owners. In accordance with instructions from the Company and to the extent practicable, the Depositary or the Custodian will take reasonable administrative actions to obtain tax refunds, reduced withholding of tax at source on distributions and other benefits under applicable tax treaties or laws with respect to distributions on the Deposited Securities. As a condition to receiving such benefits, Holders and Beneficial Owners of ADSs may be required from time to time, and in a timely manner, to file such proof of taxpayer status, residence and beneficial ownership (as applicable), to execute such certificates and to make such representations and warranties, or to provide any other information or documents, as the Depositary or the Custodian may deem necessary or proper to fulfill the Depositary’s or the Custodian’s obligations under applicable law. The Depositary and the Company shall have no obligations or liability to any person if any Holder or Beneficial Owner fails to provide such information or if such information does not reach the relevant tax authorities in time for any Holder or Beneficial Owner to obtain the benefit of any tax treaty. The Holders and Beneficial Owners shall indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and Affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

If the Company (or any of its agents) withholds from any distribution any amount on account of taxes or governmental charges, or pays any other tax in respect of such distribution (i.e., stamp duty tax, capital gains or other similar tax), the Company shall use commercially reasonable efforts to (or shall cause such agent to) remit within a reasonable time to the Depositary information about such taxes or governmental charges withheld or paid, and, if so requested, the tax receipt (or other proof of payment to the

36

Execution Copy

applicable governmental authority) therefor, in each case, in a form reasonably satisfactory to the Depositary. The Depositary shall, to the extent required by U.S. law, report to Holders any taxes withheld by it or the Custodian, and, if such information is provided to it by the Company, any taxes withheld by the Company. The Depositary and the Custodian shall not be required to provide the Holders with any evidence of the remittance by the Company (or its agents) of any taxes withheld, or of the payment of taxes by the Company, except to the extent the evidence is provided by the Company to the Depositary or the Custodian, as applicable. Neither the Depositary nor the Custodian shall be liable for the failure by any Holder or Beneficial Owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Holder’s or Beneficial Owner’s income tax liability.

The Depositary is under no obligation to provide the Holders and Beneficial Owners with any information about the tax status of the Company except to the extent that the Company provides information to the Depositary for distribution to the Holders and Beneficial Owners, and the Depositary agrees to distribute to the Holders and Beneficial Owners. The Depositary shall not incur any liability for any tax consequences that may be incurred by Holders and Beneficial Owners on account of their ownership of the ADSs, including without limitation, tax consequences resulting from the Company (or any of its subsidiaries) being treated as a “Passive Foreign Investment Company” (as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise.

ARTICLE V.

THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

Section 5.1 Maintenance of Office and Transfer Books by the Registrar. Until termination of the Class C-2 Deposit Agreement in accordance with its terms, the Registrar shall maintain in the Borough of Manhattan, the City of New York, an office and facilities for the execution and delivery, registration of issuances, registration of transfers, combination and split-up of ADRs, and the surrender of ADRs for the purpose of withdrawal of Deposited Securities in accordance with the provisions of the Class C-2 Deposit Agreement.

The Registrar shall keep books for the registration of issuances and transfers of ADRs which at all reasonable times shall be open for inspection by the Company and by the Holders of such ADRs, provided that such inspection shall not be, to the Registrar’s knowledge, for the purpose of communicating with Holders of such ADRs in the interest of a business or object other than the business of the Company or other than a matter related to the Class C-2 Deposit Agreement or the ADRs.

The Registrar may close the transfer books with respect to the ADRs, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder, or at the reasonable written request of the Company subject, in all cases, to Section 7.8 hereof.

37

Execution Copy

If any ADRs or the ADSs evidenced thereby are listed on one or more stock exchanges or automated quotation systems in the United States, the Depositary shall act as Registrar or with written notice given as promptly as practicable to the Company, appoint a Registrar or one or more co-registrars for registration of ADRs and transfers, combinations and split-ups, and to countersign such ADRs in accordance with any requirements of such exchanges or systems. Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary with written notice given as promptly as practicable to the Company.

Section 5.2 Exoneration. Notwithstanding anything contained in the Class C-2 Deposit Agreement or any ADR, neither the Depositary nor the Company shall be obligated to do or perform any act or thing which is inconsistent with the provisions of the Class C-2 Deposit Agreement or incur any liability (to the extent not limited by Section 7.8(b)) (i) if the Depositary, the Custodian, the Company or their respective agents shall be prevented or forbidden from, hindered or delayed in, doing or performing any act or thing required or contemplated by the terms of the Class C-2 Deposit Agreement, by reason of any provision of any present or future law or regulation of the United States, England and Wales or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of potential criminal or civil penalties or restraint, or by reason of any provision, present or future, of the Articles of Association of the Company or any provision of or governing any Deposited Securities, or by reason of any act of God or other event or circumstance beyond its control (including, without limitation, fire, flood, earthquake, tornado, hurricane, tsunami, explosion, or other natural disaster, nationalization, expropriation, currency restriction, work stoppage, strikes, civil unrest, act of war (whether declared or not) or terrorism, revolution, rebellion, embargo, computer failure, failure of public infrastructure (including communication or utility failure), failure of common carriers, nuclear, cyber or biochemical incident, any pandemic, epidemic or other prevalent disease or illness with an actual or probable threat to human life, any quarantine order or travel restriction imposed by a governmental authority or other competent public health authority, or the failure or unavailability of the United States Federal Reserve Bank (or other central banking system) or DTC (or other clearing system)), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Class C-2 Deposit Agreement or in the Articles of Association of the Company or provisions of or governing Deposited Securities, (iii) for any action or inaction in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, (iv) for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Class C-2 Deposit Agreement, made available to Holders of ADSs, (v) for any action or inaction of any clearing or settlement system (and any participant thereof) for the Deposited Property or the ADSs, or (vi) for any consequential or punitive damages (including lost profits) for any breach of the terms of the Class C-2 Deposit Agreement. The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents

38

Execution Copy

may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

Section 5.3 Standard of Care. The Company and the Depositary assume no obligation and shall not be subject to any liability under the Class C-2 Deposit Agreement or any ADRs to any Holder(s) or Beneficial Owner(s), except that the Company and the Depositary agree to perform their respective obligations specifically set forth in the Class C-2 Deposit Agreement or the applicable ADRs without negligence or bad faith.

Without limitation of the foregoing, neither the Depositary, nor the Company, nor any of their respective controlling persons, or agents, shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Property or in respect of the ADSs, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary).

The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote or give or withhold consent in respect of any of the Deposited Securities, or for the manner in which any vote is cast or consent is given or withheld or the effect of any vote or consent, provided that any such action or omission is in good faith and without negligence and in accordance with the terms of the Class C-2 Deposit Agreement. The Depositary shall not incur any liability for any failure to accurately determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Property, for the validity or worth of the Deposited Property, for the value of any Deposited Property or any distribution thereon, for any interest on Deposited Property, for any tax consequences that may result from the ownership of ADSs, Class A Shares, Shares or other Deposited Property, for the credit worthiness of any third party, for allowing any rights to lapse upon the terms of the Class C-2 Deposit Agreement, for the failure or timeliness of any notice from the Company, or for any action of or failure to act by, or any information provided or not provided by, DTC or any DTC Participant.

The Depositary shall not be liable for any acts or omissions by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be liable for any acts or omissions by a predecessor depositary whether in connection with an act or omission of the Depositary or in connection with any matter arising wholly prior to the appointment of the Depositary or

39

Execution Copy

after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

Section 5.4 Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by written notice of resignation delivered to the Company, such resignation to be effective on the earlier of (i) the 90th day after delivery thereof to the Company (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 hereof), or (ii) the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by written notice of such removal, which removal shall be effective on the later of (i) the 120th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 hereof), or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York. Every successor depositary shall be required by the Company to execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor (other than as contemplated in Sections 5.8 and 5.9 hereof). The predecessor depositary, upon payment of all sums due it and on the written request of the Company shall, (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in Sections 5.8 and 5.9 hereof), (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Property to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding ADSs and such other information relating to ADSs and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly provide notice of its appointment to such Holders.

Any entity into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

Section 5.5 The Custodian. The Depositary has initially appointed Citibank, N.A. (London) as Custodian for the purpose of the Class C-2 Deposit Agreement. The Custodian or its successors in acting hereunder shall be subject at all times and in all respects to the direction of the Depositary for the Shares for which the Custodian acts as custodian and shall be responsible solely to it. If any Custodian resigns or is discharged from its duties hereunder with respect to any Deposited Securities and no other Custodian has previously been appointed hereunder, the Depositary shall promptly appoint a

40

Execution Copy

substitute custodian. The Depositary shall require such resigning or discharged Custodian to deliver the Deposited Property held by it, together with all such records maintained by it as Custodian with respect to such Deposited Property as the Depositary may request, to the Custodian designated by the Depositary. Whenever the Depositary determines, in its discretion, that it is appropriate to do so, it may appoint an additional custodian with respect to any Deposited Property, or discharge the Custodian with respect to any Deposited Property and appoint a substitute custodian, which shall thereafter be Custodian hereunder with respect to the Deposited Securities. Immediately upon any such change, the Depositary shall give notice thereof in writing to all Holders of ADSs, each other Custodian and the Company.

Citibank may at any time act as Custodian of the Deposited Property pursuant to the Class C-2 Deposit Agreement, in which case any reference to Custodian shall mean Citibank solely in its capacity as Custodian pursuant to the Class C-2 Deposit Agreement. Notwithstanding anything contained in the Class C-2 Deposit Agreement or any ADR to the contrary, the Depositary shall not be obligated to give notice to the Company, any Holders of ADSs or any other Custodian of its acting as Custodian pursuant to the Class C-2 Deposit Agreement.

Upon the appointment of any successor depositary, any Custodian then acting hereunder shall, unless otherwise instructed by the Depositary, continue to be the Custodian of the Deposited Property without any further act or writing, and shall be subject to the direction of the successor depositary. The successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority to act on the direction of such successor depositary.

Section 5.6 Notices and Reports. On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action by such holders other than at a meeting, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company shall transmit to the Depositary and the Custodian a copy of the notice thereof in the English language but otherwise in the form given or to be given to holders of Shares or other Deposited Securities. The Company shall also furnish to the Custodian and the Depositary a summary, in English, of any applicable provisions or proposed provisions of the Articles of Association of the Company that may be relevant or pertain to such notice of meeting or be the subject of a vote thereat.

The Company will also transmit to the Depositary (a) other notices, reports and communications which are made generally available by the Company to holders of its Shares or other Deposited Securities and (b) the Company’s annual and semi-annual reports prepared in accordance with the applicable requirements of the Commission. The Depositary shall arrange, at the request of the Company and at the Company’s expense, to provide copies thereof to all Holders or make such notices, reports and other communications available to all Holders on a basis similar to that for holders of Shares or

41

Execution Copy

other Deposited Securities or on such other basis as the Company may advise the Depositary or as may be required by any applicable law, regulation or stock exchange requirement. The Company has delivered to the Depositary and the Custodian a copy of the Company’s Articles of Association, and promptly upon any amendment thereto or change therein, the Company shall deliver to the Depositary and the Custodian a copy of such amendment thereto or change therein. The Depositary may rely upon such copy for all purposes of the Class C-2 Deposit Agreement.

The Depositary will, at the expense of the Company, make available a copy of any such notices, reports or communications issued by the Company and delivered to the Depositary for inspection by the Holders of the ADSs at the Depositary’s Principal Office, at the office of the Custodian and at any other designated transfer office.

Section 5.7 Issuance of Additional Shares, ADSs, etc. The Company agrees that in the event it or any of its Affiliates proposes (i) an issuance, sale or distribution of additional Shares, (ii) an offering of rights to subscribe for Shares or other Deposited Securities, (iii) an issuance of securities convertible into or exchangeable for Shares, (iv) an issuance of rights to subscribe for securities convertible into or exchangeable for Shares, (v) an elective distribution of cash or Shares, (vi) a redemption of Deposited Securities, (vii) a meeting of holders of Deposited Securities, or solicitation of consents or proxies, relating to any reclassification of securities, merger, scheme of arrangement, or consolidation or transfer of assets, or (viii) any reclassification, recapitalization, reorganization, merger, scheme of arrangement, consolidation or sale of assets which affects the Deposited Securities, it will obtain U.S. legal advice and take all steps necessary to ensure that the application of the proposed transaction to Holders and Beneficial Owners does not violate the registration provisions of the Securities Act, or any other applicable laws (including, without limitation, the Investment Company Act of 1940, as amended, the Exchange Act and the securities laws of the states of the U.S.). In support of the foregoing, the Company will furnish to the Depositary (a) a written opinion of U.S. counsel (reasonably satisfactory to the Depositary) stating whether or not application of such transaction to Holders and Beneficial Owners (1) requires a registration statement under the Securities Act to be in effect or (2) is exempt from the registration requirements of the Securities Act and (b) an opinion of English counsel stating that (1) making the transaction available to Holders and Beneficial Owners does not violate the laws or regulations of England and Wales and (2) all requisite regulatory consents and approvals have been obtained in England and Wales. If the filing of a registration statement is required, the Depositary shall not have any obligation to proceed with the transaction unless it shall have received evidence reasonably satisfactory to it that such registration statement has been declared effective. If, being advised by counsel, the Company determines that a transaction is required to be registered under the Securities Act, the Company will either (i) register such transaction to the extent necessary, (ii) alter the terms of the transaction to avoid the registration requirements of the Securities Act or (iii) direct the Depositary to take specific measures, in each case as contemplated in the Class C-2 Deposit Agreement, to prevent such transaction from violating the registration requirements of the Securities Act. The Company agrees with the Depositary that neither the Company nor any of its Affiliates will at any time (i)

42

Execution Copy

deposit any Shares or other Deposited Securities, either upon original issuance or upon a sale of Shares or other Deposited Securities previously issued and reacquired by the Company or by any such Affiliate, or (ii) issue additional Shares, rights to subscribe for such Shares, securities convertible into or exchangeable for Shares or rights to subscribe for such securities, unless such transaction and the securities issuable in such transaction do not violate the registration provisions of the Securities Act, or any other applicable laws (including, without limitation, the Investment Company Act of 1940, as amended, the Exchange Act and the securities laws of the states of the U.S.).

Notwithstanding anything else contained in the Class C-2 Deposit Agreement, nothing in the Class C-2 Deposit Agreement shall be deemed to obligate the Company to file any registration statement in respect of any proposed transaction.

Section 5.8 Indemnification. The Depositary agrees to indemnify the Company and its directors, officers, employees, agents and Affiliates against, and hold each of them harmless from, any direct loss, liability, tax, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary, under the terms hereof due to the negligence or bad faith of the Depositary.

The Company agrees to indemnify the Depositary, the Custodian, the ADS Admin Agent, and any of their respective directors, officers, employees, agents and Affiliates against, and hold each of them harmless from, any direct loss, liability, tax, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) that may arise (a) out of or in connection with any offer, issuance, sale, resale, transfer, deposit, withdrawal or conversion of ADRs, ADSs, the Shares, or other Deposited Securities, as the case may be, to the extent that it is not unlawful for the Company to indemnify such person at such time under the applicable laws of England and Wales, (b) out of or as a result of any offering documents in respect thereof or (c) out of acts performed or omitted, including, but not limited to, any delivery by the Depositary on behalf of the Company of information regarding the Company in connection with the Class C-2 Deposit Agreement, any ancillary or supplemental agreement entered into between the Company and the Depositary, the ADRs, the ADSs, the Shares, or any Deposited Property, in any such case (i) by the Depositary, the Custodian, the ADS Admin Agent, or any of their respective directors, officers, employees, agents and Affiliates, except to the extent such loss, liability, tax, charge or expense is due to the negligence or bad faith of any of them, or (ii) by the Company or any of its directors, officers, employees, agents and Affiliates.

The obligations set forth in this Section shall survive the termination of the Class C-2 Deposit Agreement and the succession or substitution of any party hereto.

Any person seeking indemnification hereunder (an “indemnified person”) shall notify the person from whom it is seeking indemnification (the “indemnifying person”) of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person’s rights to seek indemnification

43

Execution Copy

except to the extent the indemnifying person is materially prejudiced by such failure) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim that may give rise to an indemnity hereunder, which defense shall be reasonable in the circumstances. No indemnified person shall compromise or settle any action or claim that may give rise to an indemnity hereunder without the consent of the indemnifying person, which consent shall not be unreasonably withheld.

Section 5.9 Fees and Charges of Depositary. The Company, the Holders, the Beneficial Owners, persons depositing Shares, surrendering ADSs for cancellation and withdrawal of Deposited Securities or withdrawing Deposited Securities, or converting ADSs or the Shares represented thereby, shall be required to pay the Depositary’s fees and related charges identified as payable by them respectively in the Fee Schedule attached hereto as Exhibit C. All ADS fees and charges so payable may be deducted from distributions or must be remitted to the Depositary, or its designee, and may, at any time and from time to time, be changed by agreement between the Depositary and the Company, but, in the case of ADS fees and charges payable by Holders and Beneficial Owners, only in the manner contemplated in Section 6.1. The Depositary shall provide, without charge, a copy of its latest ADS fee schedule to anyone upon request.

ADS fees and charges payable for (i) the issuance of ADSs and (ii) the cancellation of ADSs will be payable by the person for whom the ADSs are so issued by the Depositary (in the case of ADS issuances) and by the person for whom ADSs are being cancelled (in the case of ADS cancellations). In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees and charges will be payable by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC Participant(s) as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are payable by Holders as of the applicable ADS Record Date established by the Depositary. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, the applicable Holders as of the ADS Record Date established by the Depositary will be invoiced for the amount of the ADS fees and charges and such ADS fees may be deducted from distributions made to Holders. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such ADS fees and charges to the Beneficial Owners for whom they hold ADSs. In the case of (i) registration of ADS transfers, the ADS transfer fee will be payable by the ADS Holder whose ADSs are being transferred or by the person to whom the ADSs are transferred, (ii) conversion of ADSs of one series for ADSs of another series, the ADS conversion fee will be payable by the Holder whose ADSs are converted or by the person to whom the converted ADSs are delivered, and (iii) conversions of ADSs, the ADS conversion fee will be payable by the ADS Holder whose ADSs are being converted.

44

Execution Copy

The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the ADS program established pursuant to the Deposit Agreement, by making available a portion of the ADS fees charged in respect of the ADS program or otherwise, upon such terms and conditions as the Company and the Depositary agree from time to time. The Company shall pay to the Depositary such fees and charges, and reimburse the Depositary for such out-of-pocket expenses, as the Depositary and the Company may agree from time to time. Responsibility for payment of such fees, charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such fees, charges and reimbursements to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

The obligations of Holders and Beneficial Owners to pay ADS fees and charges shall survive the termination of the Class C-2 Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.4, the right to collect ADS fees and charges shall extend for those ADS fees and charges incurred prior to the effectiveness of such resignation or removal.

Section 5.10 Restricted Securities Owners. The Company agrees to advise in writing each of the persons or entities who, to the knowledge of the Company, holds Restricted Securities that such Restricted Securities are ineligible for deposit hereunder (except under the circumstances contemplated in Section 2.13 hereof) and, to the extent practicable, shall require each of such persons to represent in writing that such person will not deposit Restricted Securities hereunder (except under the circumstances contemplated in Section 2.13 hereof).

ARTICLE VI.

AMENDMENT AND TERMINATION

Section 6.1 Amendment/Supplement. Subject to the terms and conditions of this Section 6.1 and applicable law, the ADRs outstanding at any time, the provisions of the Class C-2 Deposit Agreement and the form of ADR attached hereto and to be issued under the terms hereof may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the prior written consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding ADSs until the expiration of thirty (30) days after notice of such amendment or supplement shall have been given to the Holders of outstanding ADSs. Notice of any

45

Execution Copy

amendment to the Class C-2 Deposit Agreement or any ADR shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holders identifies a means for Holders and Beneficial Owners to retrieve or receive the text of such amendment (e.g., upon retrieval from the Commission’s, the Depositary’s or the Company’s website or upon request from the Depositary). The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs to be settled solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial existing rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such ADSs, to consent and agree to such amendment or supplement and to be bound by the Class C-2 Deposit Agreement and the ADR, if applicable, as amended or supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such ADS and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment of, or supplement to, the Class C-2 Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Class C-2 Deposit Agreement and the ADRs at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Class C-2 Deposit Agreement and the ADRs in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations.

Section 6.2 Expiration and Termination.

(a) Expiration. On the ADS Expiration Date, the ADSs and the Class C-2 Deposit Agreement and the rights and obligations of the parties thereto shall automatically expire (except as otherwise specifically set forth herein) and the ADSs and the ADRs issued upon the terms hereof shall automatically expire and become void. C-2 Shares held by the Custodian between the ADS Expiration Date and the Share Expiration Date for which no Share Conversion Price have been delivered shall be held by the Custodian solely on behalf of the Holders and Beneficial Owners of ADSs outstanding immediately prior to the ADS Expiration Date and shall be so held solely for the purpose of allowing such C-2 Shares to expire unexercised. Upon expiration of the Class C-2 Deposit Agreement, the Depositary shall be discharged from all obligations under the Class C-2 Deposit Agreement with respect to the ADSs, the ADRs and the Deposited Securities, except to account for any net proceeds or other cash (after deducting or charging, as the case may be, in each case the applicable charges of the Depositary and the expenses for the account of Holders under the Class C-2 Deposit Agreement and any applicable taxes, governmental charges or assessments).

46

Execution Copy

(b) Termination. The Depositary shall, at any time at the written direction of the Company, terminate the Class C-2 Deposit Agreement by distributing notice of such termination to the Holders of all ADSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. If (i) ninety (90) days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) one hundred twenty (120) days shall have expired after the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and, in either case, a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4 of the Class C-2 Deposit Agreement, the Depositary may terminate the Class C-2 Deposit Agreement by distributing notice of such termination to the Holders of all ADSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. The date so fixed for termination of the Deposit Agreement in any termination notice so distributed by the Depositary to the Holders of ADSs is referred to as the “Termination Date”. Until the Termination Date, the Depositary shall continue to perform all of its obligations under the Class C-2 Deposit Agreement, and the Holders and Beneficial Owners will be entitled to all of their rights under the Class C-2 Deposit Agreement.

If any ADSs shall remain outstanding after the Termination Date, the Registrar thereafter shall discontinue the registration of transfers of ADSs, and the Depositary shall suspend distributions to the Holders thereof, and shall not give any further notices or perform any further acts under the Class C-2 Deposit Agreement, except that the Depositary shall continue to collect distributions pertaining to Deposited Securities, shall sell rights as provided in the Class C-2 Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in Section 2.7 hereof, together with any distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for ADSs surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of a ADS, any expenses for the account of the Holder in accordance with the terms and conditions of the Class C-2 Deposit Agreement and any applicable taxes or governmental charges or assessments). At any time after the Termination Date, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated account, without liability for interest for the pro rata benefit of the Holders whose ADSs have not theretofore been surrendered. After the Termination Date, the Depositary shall be discharged from all obligations under the Class C-2 Deposit Agreement with respect to the ADSs, the Deposited Securities and the ADRs, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of an ADW, any expenses for the account of the Holder in accordance with the terms and conditions of the Class C-2 Deposit Agreement and any applicable taxes or governmental charges or assessments). Upon the termination of the Class C-2 Deposit Agreement, the Company shall be discharged from all obligations under the Class C-2 Deposit Agreement except for its obligations to the Depositary under Sections 5.8, 5.9 and 7.6 hereof. The obligations under the terms of the Deposit

47

Execution Copy

Agreement of Holders and Beneficial Owners of ADSs outstanding as of the Termination Date shall survive the Termination Date and shall be discharged only when the applicable ADSs are presented by their Holders to the Depositary for cancellation under the terms of the Deposit Agreement (except as specifically provided in the Deposit Agreement).

Notwithstanding anything contained in the Deposit Agreement or any ADR, in connection with the termination of the Deposit Agreement, the Depositary may, independently and without the need for any action by the Company, make available to Holders of ADSs a means to withdraw the Deposited Securities represented by their ADSs and to direct the deposit of such Deposited Securities into an unsponsored American depositary shares program established by the Depositary, upon such terms and conditions as the Depositary may deem reasonably appropriate, subject however, in each case, to satisfaction of the applicable registration requirements by the unsponsored American depositary shares program under the Securities Act, and to receipt by the Depositary of payment of the applicable fees and charges of, and reimbursement of the applicable expenses incurred by, the Depositary.

ARTICLE VII.

MISCELLANEOUS

Section 7.1 Counterparts. The Class C-2 Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts together shall constitute one and the same agreement. Copies of the Class C-2 Deposit Agreement shall be maintained with the Depositary and shall be open to inspection by any Holder during business hours.

Section 7.2 No Third-Party Beneficiaries/Acknowledgments. The Class C-2 Deposit Agreement is for the exclusive benefit of the parties hereto (and their successors) and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person, except to the extent specifically set forth in the Class C-2 Deposit Agreement. Nothing in the Class C-2 Deposit Agreement shall be deemed to give rise to a partnership or joint venture among the parties nor establish a fiduciary or similar relationship among the parties. The parties hereto acknowledge and agree that (i) Citibank and its Affiliates may at any time have multiple banking relationships with the Company, the Holders, the Beneficial Owners, and their respective Affiliates, (ii) Citibank and its Affiliates may own and deal in any class of securities of the Company and its Affiliates and in ADSs and Class A ADSs, and may be engaged at any time in transactions in which parties adverse to the Company, the Holders, the Beneficial Owners or their respective Affiliates may have interests, (iii) the Depositary and its Affiliates may from time to time have in their possession non-public information about the Company, the Holders, the Beneficial Owners, and their respective Affiliates, (iv) nothing contained in the Class C-2 Deposit Agreement shall (a) preclude Citibank or any of its Affiliates from engaging in such transactions or establishing or maintaining such relationships, or (b) obligate Citibank or any of its Affiliates to disclose such information, transactions or relationships, or to account for any profit made or payment received in such transactions or relationships, (v) the Depositary shall not be deemed to have knowledge of any

48

Execution Copy

information any other division of Citibank or any of its Affiliates may have about the Company, the Holders, the Beneficial Owners, or any of their respective Affiliates, and (vi) the Company, the Depositary, the Custodian and their respective agents and controlling persons may be subject to the laws and regulations of jurisdictions other than the U.S. and England and Wales, and the authority of courts and regulatory authorities of such other jurisdictions, and, consequently, the requirements and the limitations of such other laws and regulations, and the decisions and orders of such other courts and regulatory authorities, may affect the rights and obligations of the parties to the Class C-2 Deposit Agreement.

Section 7.3 Severability. In case any one or more of the provisions contained in the Class C-2 Deposit Agreement or in the ADRs should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

Section 7.4 Holders and Beneficial Owners as Parties; Binding Effect. The Holders and Beneficial Owners from time to time of ADSs shall be parties to the Class C-2 Deposit Agreement and shall be bound by all of the terms and conditions hereof and of any ADR by acceptance thereof or any beneficial interest therein.

Section 7.5 Notices. Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter personally delivered or sent by mail or air courier, addressed to Assar Gabrielssons Väg 9 405 31 Göteborg, Sweden, Attention: Anna Rudensjö, or to any other address which the Company may specify in writing to the Depositary.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter personally delivered or sent by mail or air courier, addressed to Citibank, N.A., 388 Greenwich Street, New York, New York 10013, U.S.A., Attention: Depositary Receipts Department, or to any other address which the Depositary may specify in writing to the Company.

Any and all notices to be given to any Holder shall be deemed to have been duly given if (a) personally delivered or sent by mail or cable, telex or facsimile transmission, confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the books of the Depositary or, if such Holder shall have filed with the Depositary a request that notices intended for such Holder be mailed to some other address, at the address specified in such request, or (b) if a Holder shall have designated such means of notification as an acceptable means of notification under the terms of the Class C-2 Deposit Agreement, by means of electronic messaging addressed for delivery to the e-mail address designated by the Holder for such purpose. Notice to Holders shall be deemed to be notice to Beneficial Owners for all purposes of the Class C-2 Deposit Agreement. Failure to notify a Holder or any defect in the notification to a Holder shall not affect the sufficiency of notification to other Holders or to the Beneficial Owners of

49

Execution Copy

ADSs held by such other Holders. Any notices given to DTC under the terms of the Class C-2 Deposit Agreement shall (unless otherwise specified by the Depositary) constitute notice to the DTC Participants who hold the ADSs in their DTC accounts and to the Beneficial Owners of such ADSs

Delivery of a notice sent by mail, air courier or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box or delivered to an air courier service, without regard for the actual receipt or time of actual receipt thereof by a Holder. The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it from any Holder, the Custodian, the Depositary, or the Company, notwithstanding that such cable, telex or facsimile transmission shall not be subsequently confirmed by letter.

Delivery of a notice by means of electronic messaging shall be deemed to be effective at the time of the initiation of the transmission by the sender (as shown on the sender’s records), notwithstanding that the intended recipient retrieves the message at a later date, fails to retrieve such message, or fails to receive such notice on account of its failure to maintain the designated e-mail address, its failure to designate a substitute e-mail address or for any other reason.

Section 7.6 Governing Law and Jurisdiction. The Class C-2 Deposit Agreement and the ADRs shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York without reference to the principles of choice of law thereof. Notwithstanding anything contained in the Class C-2 Deposit Agreement, any ADR or any present or future provisions of the laws of the State of New York, the rights of holders of Shares and of any other Deposited Securities and the obligations and duties of the Company in respect of the holders of Shares and other Deposited Securities, as such, shall be governed by the laws of England and Wales (or, if applicable, such other laws as may govern the Deposited Securities).

Except as set forth in the following paragraph of this Section 7.6, the Company and the Depositary agree that the federal or state courts in the City of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with the Class C-2 Deposit Agreement and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts. The Company hereby irrevocably designates, appoints and empowers Polestar Automotive USA Inc. (the “Agent”) now at 777 MacArthur Blvd, Mahwah, NJ 07430 , as its authorized agent to receive and accept for and on its behalf, and on behalf of its properties, assets and revenues, service by mail of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company in any federal or state court as described in the preceding sentence or in the next paragraph of this Section 7.6. If for any reason the Agent shall cease to be available to act as such, the Company agrees to designate a new agent in the City of New York on the terms and for the purposes of this Section 7.6

50

Execution Copy

reasonably satisfactory to the Depositary. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Company, by service by mail of a copy thereof upon the Agent (whether or not the appointment of such Agent shall for any reason prove to be ineffective or such Agent shall fail to accept or acknowledge such service), with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section 7.5 hereof. The Company agrees that the failure of the Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

Notwithstanding the foregoing, the Depositary and the Company unconditionally agree that in the event of any suit, action or proceeding against (a) the Company, (b) the Depositary in its capacity as Depositary under the Class C-2 Deposit Agreement or (c) against both the Company and the Depositary, in any such case, in any state or federal court of the United States, and the Depositary or the Company have any claim, for indemnification or otherwise, against each other arising out of the subject matter of such suit, action or proceeding, then the Company and the Depositary may pursue such claim against each other in the state or federal court in the United States in which such suit, action, or proceeding is pending and, for such purposes, the Company and the Depositary irrevocably submit to the non-exclusive jurisdiction of such courts. The Company agrees that service of process upon the Agent in the manner set forth in the preceding paragraph shall be effective service upon it for any suit, action or proceeding brought against it as described in this paragraph.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in any court as provided in this Section 7.6, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, and agrees not to plead or claim, any right of immunity from legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, from execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, and consents to such relief and enforcement against it, its assets and its revenues in any jurisdiction, in each case with respect to any matter arising out of, or in connection with, the Class C-2 Deposit Agreement, any ADR or the Deposited Property.

Holders and Beneficial Owners understand and each irrevocably agrees that, by holding an ADS or an interest therein, any suit, action or proceeding against or involving the Company or the Depositary, arising out of or based upon the Class C-2 Deposit Agreement, ADSs, ADRs or the transactions contemplated hereby or thereby or by virtue of ownership thereof, may only be instituted in a state or federal court in the City of New

51

Execution Copy

York, and by holding an ADS or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding in, and irrevocably submits to the exclusive jurisdiction of, such courts in any such suit, action or proceeding. Holders and Beneficial Owners agree that the provisions of this paragraph shall survive such Holders’ and Beneficial Owners’ ownership of AWSs or interests therein.

EACH OF THE PARTIES TO THE CLASS C-2 DEPOSIT AGREEMENT (INCLUDING, WITHOUT LIMITATION, EACH HOLDER AND BENEFICIAL OWNER) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING AGAINST THE COMPANY AND/OR THE DEPOSITARY ARISING OUT OF, OR RELATING TO, THE CLASS C-2 DEPOSIT AGREEMENT, ANY ADR AND ANY TRANSACTIONS CONTEMPLATED THEREIN (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR OTHERWISE).

The provisions of this Section 7.6 shall survive any termination of the Class C-2 Deposit Agreement, in whole or in part.

Section 7.7 Assignment. Subject to the provisions of Section 5.4 hereof, the Class C-2 Deposit Agreement may not be assigned by either the Company or the Depositary.

Section 7.8 Compliance with, and No Disclaimer under, U.S. Securities Laws.

(a) Notwithstanding anything in the Class C-2 Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Instruction I.A.(1) of the General Instructions to Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

(b) Each of the parties to the Class C-2 Deposit Agreement (including, without limitation, each Holder and Beneficial Owner) acknowledges and agrees that no provision of the Class C-2 Deposit Agreement or any ADR shall, or shall be deemed to, disclaim any liability under the Securities Act or the Exchange Act, in each case to the extent established under applicable U.S. laws.

Section 7.9 Titles and References.

(a) Deposit Agreement. All references in the Class C-2 Deposit Agreement to exhibits, articles, sections, subsections, and other subdivisions refer to the exhibits, articles, sections, subsections and other subdivisions of the Class C-2 Deposit Agreement unless expressly provided otherwise. The words “the Class C-2 Deposit Agreement”, “herein”, “hereof”, “hereby”, “hereunder”, and words of similar import refer to the Class C-2 Deposit Agreement as a whole as in effect at the relevant time between

52

Execution Copy

the Company, the Depositary and the Holders and Beneficial Owners of ADSs and not to any particular subdivision unless expressly so limited. Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires. Titles to sections of the Class C-2 Deposit Agreement are included for convenience only and shall be disregarded in construing the language contained in the Class C-2 Deposit Agreement. References to “applicable laws and regulations” shall refer to laws and regulations applicable to the Company, the Depositary, the Custodian, their agents and controlling persons, ADRs, ADSs or Deposited Property as in effect at the relevant time of determination, unless otherwise required by law or regulation.

(b) ADRs. All references in any ADR(s) to paragraphs, exhibits, articles, sections, subsections, and other subdivisions refer to the paragraphs, exhibits, articles, sections, subsections and other subdivisions of the ADR(s) in question unless expressly provided otherwise. The words “the Receipt”, “the ADR”, “herein”, “hereof”, “hereby”, “hereunder”, and words of similar import used in any ADR refer to the ADR as a whole and as in effect at the relevant time, and not to any particular subdivision unless expressly so limited. Pronouns in masculine, feminine and neuter gender in any ADR shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires. Titles to paragraphs of any ADR are included for convenience only and shall be disregarded in construing the language contained in the ADR. References to “applicable laws and regulations” shall refer to laws and regulations applicable to the Company, the Depositary, the Custodian, their agents and controlling persons, the ADRs, the ADSs and the Deposited Property as in effect at the relevant time of determination, unless otherwise required by law or regulation.

53

Execution Copy

IN WITNESS WHEREOF, POLESTAR AUTOMOTIVE HOLDING UK PLC and CITIBANK, N.A. have duly executed the Class C-2 Deposit Agreement as of the day and year first above set forth and all Holders and Beneficial Owners shall become parties hereto upon acceptance by them of ADSs issued in accordance with the terms hereof, or upon acquisition of any beneficial interest therein.

POLESTAR AUTOMOTIVE HOLDING UK PLC

By:	/s/ Thomas Ingenlath
Name:	Thomas Ingenlath
Title:	Chief Executive Officer

By:	/s/ Johan Malmqvist
Name:	Johan Malmqvist
Title:	Chief Financial Officer

CITIBANK, N.A.

By:	/s/ Keith Galfo
Name:	Keith Galfo
Title:	Attorney-in-Fact

54

EXHIBIT A

[FORM OF ADR]

Number	CUSIP NUMBER:

American Depositary Shares (each American Depositary Share representing one (1) Class C-2 Preferred Share)

AMERICAN DEPOSITARY RECEIPT

FOR

AMERICAN DEPOSITARY SHARES

representing

DEPOSITED CLASS C-2 PREFERRED SHARES

of

POLESTAR AUTOMOTIVE HOLDING UK PLC

(Incorporated under the laws of England and Wales)

CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (the “Depositary”), hereby certifies that                     is the owner of                     American Depositary Shares (hereinafter “ADSs”), representing deposited Class C-2 Preferred Shares, including evidence of rights to receive such Class C-2 Preferred Shares (the “Shares”), of Polestar Automotive Holding UK PLC, a public limited company incorporated under the laws of England and Wales (the “Company”). As of the date of the Class C-2 Deposit Agreement (as hereinafter defined), each ADS represents one (1) Share deposited under the Class C-2 Deposit Agreement with the Custodian, which at the date of execution of the Class C-2 Deposit Agreement is Citibank, N.A. (London) (the “Custodian”). The ADS-to-Share ratio is subject to amendment as provided in Articles IV and VI of the Class C-2 Deposit Agreement. The Depositary’s Principal Office is located at 388 Greenwich Street, New York, New York 10013, U.S.A.

(1) The Class C-2 Deposit Agreement. This American Depositary Receipt is one of an issue of American Depositary Receipts (“ADRs”), all issued and to be issued upon the terms and conditions set forth in the Class C-2 Deposit Agreement, dated as of

June 23, 2022 (as amended and supplemented from time to time, the “Class C-2 Deposit Agreement”), by and among the Company, the Depositary, and all Holders and Beneficial Owners from time to time of ADSs evidenced by ADRs issued thereunder. The Class C-2 Deposit Agreement sets forth the rights and obligations of Holders and Beneficial Owners of ADRs and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash are herein called “Deposited Securities”). Copies of the Class C-2 Deposit Agreement are on file at the Principal Office of the Depositary and with the Custodian. Each Holder and each Beneficial Owner, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the Class C-2 Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of the Class C-2 Deposit Agreement and applicable ADR(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Class C-2 Deposit Agreement and the applicable ADR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Class C-2 Deposit Agreement and the applicable ADR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

The statements made on the face and reverse of this ADR are summaries of certain provisions of the Class C-2 Deposit Agreement and the Articles of Association of the Company (as in effect on the date of the signing of the Class C-2 Deposit Agreement) and are qualified by and subject to the detailed provisions of the Class C-2 Deposit Agreement and the Articles of Association, to which reference is hereby made. All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Class C-2 Deposit Agreement. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities. The Depositary has made arrangements for the acceptance of the ADSs into DTC. Each Beneficial Owner of ADSs held through DTC must rely on the procedures of DTC and the DTC Participants to exercise and be entitled to any rights attributable to such ADSs.

(2) Withdrawal of Deposited Securities. The Holder of this ADR (and of the ADSs evidenced hereby) shall be entitled to Delivery (at the Custodian’s designated office) of the Deposited Securities at the time represented by the ADSs evidenced hereby upon satisfaction of each of the following conditions: (i) the Holder (or a duly authorized attorney of the Holder) has duly Delivered ADSs to the Depositary at its Principal Office (and, if applicable, this ADR evidencing such ADSs) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if applicable and so required by the Depositary, this ADR Delivered to the Depositary for such purpose has been properly endorsed in blank or is accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice), (iii) if so required by the Depositary, the Holder of the ADSs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of the person(s) designated in such order, and (iv) all applicable fees and charges of, and expenses incurred by, the

Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 of, and Exhibit C to, the Class C-2 Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this ADR, of the Class C-2 Deposit Agreement, of the Company’s Articles of Association, of any applicable laws and the rules of CREST, and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

Upon satisfaction of each of the conditions specified above, the Depositary (i) shall cancel the ADSs Delivered to it (and, if applicable, the ADRs evidencing the ADSs so Delivered), (ii) shall direct the Registrar to record the cancellation of the ADSs so Delivered on the books maintained for such purpose, and (iii) shall direct the Custodian to Deliver (without unreasonable delay) the Deposited Securities represented by the ADSs so canceled together with any certificate or other document of title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of the Class C-2 Deposit Agreement, of this ADR so cancelled, of the Articles of Association of the Company, of any applicable laws and the rules of CREST, and to the terms and conditions of or governing the Deposited Securities, in each case as in effect at the time thereof.

The Depositary shall not accept for surrender ADSs representing less than one Share. In the case of Delivery to it of ADSs representing a number other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Share represented by the ADSs so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) applicable taxes required to be withheld and/or paid as a result of such sale) to the person surrendering the ADSs. Notwithstanding anything else contained in this ADR or the Class C-2 Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of (i) any cash distributions, or (ii) any proceeds from the sale of any distributions of Shares or rights, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs surrendered for cancellation and withdrawal. At the request, risk and expense of any Holder so surrendering ADSs represented by this ADR, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any Deposited Property (other than Deposited Securities) held by the Custodian in respect of the Deposited Securities represented by such ADSs to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

(3) Transfer, Combination and Split-Up of ADRs. The Registrar shall register the transfer of this ADR (and of the ADSs represented hereby) on the books maintained for such purpose and the Depositary shall (x) cancel this ADR and execute new ADRs evidencing the same aggregate number of ADSs as those evidenced by this

ADR when canceled by the Depositary, (y) cause the Registrar to countersign such new ADRs, and (z) Deliver such new ADRs to or upon the order of the person entitled thereto, if each of the following conditions has been satisfied: (i) this ADR has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a transfer thereof, (ii) this surrendered ADR has been properly endorsed or is accompanied by proper instruments of transfer (including signature guarantees in accordance with standard securities industry practice), (iii) this surrendered ADR has been duly stamped (if required by the laws of the State of New York or of the United States), and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 of, and Exhibit C to, the Class C-2 Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this ADR, of the Class C-2 Deposit Agreement, of the Company’s Articles of Association and of applicable law and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

The Registrar shall register the split-up or combination of this ADR (and of the ADSs represented hereby) on the books maintained for such purpose and the Depositary shall (x) cancel this ADR and execute new ADRs for the number of ADSs requested, but in the aggregate not exceeding the number of ADSs evidenced by this ADR (when canceled by the Depositary), (y) cause the Registrar to countersign such new ADRs and (z) Deliver such new ADRs to or upon the order of the Holder thereof, if each of the following conditions has been satisfied: (i) this ADR has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a split-up or combination hereof, and (ii) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and government charges (as are set forth in Section 5.9 of, and Exhibit C to the Class C-2 Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this ADR, of the Class C-2 Deposit Agreement, of the Company’s Articles of Association and of applicable law and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

(4) Pre-Conditions to Registration, Transfer, Etc. As a condition precedent to the execution and delivery, registration of issuance, transfer, split-up, combination or surrender, of any ADS the delivery of any distribution thereon, or the withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment from the depositor of Shares or presenter of ADSs or of an ADR of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in Section 5.9 and Exhibit C of the Class C-2 Deposit Agreement and in this ADR, (ii) the production of proof reasonably satisfactory to it as to the identity and genuineness of any signature or any other matters contemplated in Section 3.1 of the Class C-2 Deposit Agreement, and (iii) compliance with (A) any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal of Deposited Securities and (B) such reasonable regulations as the Depositary and the Company may establish consistent with the provisions of this ADR, the Class C-2 Deposit Agreement, the terms of the Deposited Securities and applicable law.

The issuance of ADSs against deposits of Shares generally or against deposits of particular Shares may be suspended, or the deposit of particular Shares may be refused, or the registration of transfer of ADSs in particular instances may be refused, or the registration of transfer of ADSs generally may be suspended, during any period when the transfer books of the Company, the Depositary, a Registrar or the Share Registrar are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange upon which the Shares or ADSs are listed, or under any provision of the Class C-2 Deposit Agreement or this ADR, if applicable, or under any provision of, or governing, the Deposited Securities, or because of a meeting of shareholders of the Company or for any other reason, subject in all cases to paragraph (24) and Section 7.8 of the Class C-2 Deposit Agreement. Notwithstanding any provision of the Class C-2 Deposit Agreement or this ADR to the contrary, Holders are entitled to surrender outstanding ADSs to withdraw the Deposited Securities at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders’ meeting or the payment of distributions, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of the Deposited Securities, and (iv) other circumstances specifically contemplated by Instruction I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).

(5) Compliance With Information Requests. Notwithstanding any other provision of the Class C-2 Deposit Agreement or this ADR, each Holder and Beneficial Owner of the ADSs represented hereby agrees to comply with requests from the Company pursuant to applicable law, the rules and requirements of any stock exchange on which the Shares or ADSs are, or will be, registered, traded or listed, the Articles of Association of the Company or the terms of the Deposited Securities, which are made to provide information, inter alia, as to the capacity in which such Holder or Beneficial Owner owns ADSs (and Shares, as the case may be) and regarding the identity of any other person(s) interested in such ADSs and the nature of such interest and various other matters, whether or not they are Holders and/or Beneficial Owners at the time of such request. The Depositary agrees to use its reasonable efforts to forward, upon the request of the Company and at the Company’s expense, any such request from the Company to the Holders and to forward to the Company as promptly as practicable any such response to such requests received by the Depositary.

(6) Conversion of ADSs by ADS Holders. Subject to the terms hereof and of the Class C-2 Deposit Agreement, Holders of ADSs may convert the Shares represented thereby upon the terms of conversion for the Shares set forth in the Articles of Association prior to the ADS Expiration Date on any Business Day starting on July 25, 2022.

In the event that a Holder of ADSs wishes to convert the Shares represented by ADSs into Class A ADSs representing Class A shares and such Shares may be converted at such time, the Holder shall be required to take the following actions:

(a) Present such Holder’s ADSs to the Depositary (c/o of the ADS Admin Agent) for cancellation and conversion of the underlying Shares.

(b) Remit to the ADS Depositary (c/o the ADS Admin Agent) payment of (i) the Share Conversion Price, and (ii) any and all fees and expenses applicable to (x) the cancellation and conversion of ADSs (as set forth in Exhibit C to the Class C-2 Deposit Agreement), and (y) the issuance and delivery of Class A ADSs (as set forth in the Class A Deposit Agreement).

(c) Deliver to the ADS Depositary (c/o the ADS Admin Agent) a duly completed and signed ADS Conversion Form, substantially in the form set forth in Exhibit B to the Class C-2 Deposit Agreement (the “ADS Conversion Form”), instructing the Depositary to:

(i) Cancel, or cause to be canceled, the ADSs presented for cancellation;

(ii) Instruct the ADS Admin Agent and the Custodian to (x) deliver as soon as practicable to the Conversion Agent the Shares represented by the ADSs so canceled for conversion, (y) convert, or cause to be converted, the Shares represented by the ADSs so canceled, and (z) remit to the Conversion Agent the Share Conversion Price received directly from the Holder of the ADSs so canceled;

(iii) Instruct the Conversion Agent to deliver Shares deliverable upon conversion of the Shares in accordance with the Articles of Association to the custodian under the Class A Deposit Agreement; and

(iv) Instruct the depositary under the Class A Deposit Agreement to issue Class A ADSs to the account or accounts specified in the ADS Conversion Form.

The Depositary shall, or shall cause the ADS Admin Agent to, establish procedures with DTC for the conversion of Shares represented by ADSs, and the receipt of Class A ADSs upon conversion of ADSs, in each case substantially upon the terms for conversion of Shares represented by ADSs by Holders of ADSs described above, by DTC Participants on behalf of Beneficial Owners of ADSs via DTC’s automated warrant exercise procedures upon terms acceptable to the Depositary and the ADS Admin Agent. Such DTC procedures shall require the DTC Participant converting ADSs to (i) surrender ADSs for cancellation, (ii) deliver the requisite ADS/Warrant conversion instructions, and (iii) pay the applicable Share Conversion Price and the ADS and ADS fees applicable to the cancellation and conversion of ADSs and the issuance and delivery of Class A ADSs.

The Depositary shall, upon receipt of ADSs for conversion, the duly completed ADS Conversion Form, the Share Conversion Price and the ADS and the ADS fees and expenses applicable to the cancellation and conversion of ADSs and the issuance and delivery of Class A ADSs, as contemplated above by Holders or by DTC Participants on behalf of Beneficial Owners of ADSs, (x) cancel (or cause to be cancelled) the ADSs so presented, and (y) instruct the ADS Admin Agent and the Custodian to deliver as soon as practicable to the Conversion Agent (i) the Shares represented by the ADSs so canceled for conversion, and (ii) the Share Conversion Price received directly from the Holder of the ADSs so canceled.

The Holder of an ADS shall be considered the owner of Class A Shares of the Company issuable upon conversion of Shares only upon receipt by the Conversion Agent from the Custodian acting on behalf of the Holder of (i) the requisite Shares, (ii) duly completed instructions for the conversion of such Shares, and (iii) the Share Conversion Price. There can be no assurance that the Class A ADSs deliverable upon conversion of ADSs will be issued and delivered to the person converting the ADSs within a specified time from the date of conversion of the ADSs.

If the number of ADSs converted is less than the total number of ADSs evidenced by the ADR presented to the Depositary for cancellation, the Depositary shall issue a new ADR representing the balance of the ADSs not converted. No fractional Shares will be issued upon the conversion of Shares and no fractional ADSs will be issued upon the conversion of the ADSs.

If the Company at any time adjusts the Share Conversion Price or the ADS or Share Conversion ratio it shall give notice thereof to the Depositary and the ADS Admin Agent. Upon receipt of such notice, the Depositary shall, or shall cause the ADS Admin Agent to, give notice thereof to the Holders of ADSs.

If the Company at any time suspends the right to convert Shares, it shall give timely notice thereof to the Depositary and the ADS Admin Agent setting forth the term and the reason of such suspension. Upon receipt of such notice of suspension, the Depositary shall give, or shall cause the ADS Admin Agent to give, notice thereof to the Holders of ADSs and shall refuse to accept any instruction to convert ADSs for the purpose of any conversion of Shares during the period of suspension.

Copies of the ADS Conversion Form may be obtained from the Depositary and from the ADS Admin Agent upon request.

(7) Disclosure of Interest. Notwithstanding any other provision of the Class C-2 Deposit Agreement, each Holder and Beneficial Owner agrees, and the Depositary agrees, to comply with the Company’s Articles of Association, as they may be amended from time to time, and the laws of England and Wales with respect to the disclosure requirements regarding ownership of Shares. In the case such disclosure of Shares is required of a Holder or Beneficial Owner, such Holder or Beneficial Owner must at the same time also disclose its ownership of any Shares, as well as of ADS(s) as if they were the Shares represented thereby. As of the date of this ADR, such disclosure requirements regarding ownership of Shares are as follows:

Notwithstanding any provision of the Class C-2 Deposit Agreement or of any ADR(s) and without limiting the foregoing, by being a Holder or Beneficial Owner of an ADS, each such Holder or Beneficial Owner agrees to provide such information as the Company may request in a disclosure notice (a “Disclosure Notice”) given pursuant to the U.K. Companies Act 2006 (as amended from time to time and including any statutory modification or re-enactment thereof, the “Companies Act”) or the Articles of Association. By accepting or holding an ADS, each Holder or Beneficial Owner acknowledges that it understands that failure to comply with a Disclosure Notice may result in the imposition of sanctions against the holder of the Shares in respect of which the non-complying person is or was, or appears to be or has been, interested as provided in the Companies Act and the Articles of Association which currently include the withdrawal of the voting rights of such Shares and (where the relevant Shares represent at least 0.25% in nominal value of the issued shares of their class (calculated exclusive of any Shares held as treasury shares)) and the imposition of restrictions on the rights to receive dividends on and to transfer such Shares.

(8) Liability of Holder for Taxes and Other Charges. Any tax or other governmental charge payable by the Custodian or by the Depositary with respect to any Deposited Property, ADSs or ADRs shall be payable by the Holders and Beneficial Owners to the Depositary. The Company, the Custodian and/or the Depositary may withhold or deduct from any distributions made in respect of Deposited Property held on behalf of such Holder and/or Beneficial Owner, and may sell for the account of a Holder and/or the Beneficial Owner any or all of such Deposited Property and apply such distributions and sale proceeds in payment of, any taxes (including applicable interest and penalties) or charges that are or maybe payable by Holder or Beneficial Owners in respect of the ADSs, Deposited Property and ADRs, the Holder and the Beneficial Owner hereof remaining liable for any deficiency. The Custodian may refuse the deposit of Shares and the Depositary may refuse to issue ADSs, deliver ADRs, convert ADSs, register the transfer of ADSs, register the split-up or combination of ADRs and (subject to paragraph (25) and Section 7.8(a) of the Class C-2 Deposit Agreement) the withdrawal of Deposited Payment until payment in full of such tax, charge, penalty or interest is received. Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and Affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from (i) any ADSs held by such Holder and/or owned by such Beneficial Owner, (ii) the Deposited Property represented by the ADSs, and (iii) any transaction entered into by such Holder and/or Beneficial Owner in respect of the ADSs and/or the Deposited Property represented thereby (including, without limitation, the conversion of ADSs and the Shares represented thereby). Notwithstanding anything to the contrary contained in the Class C-2 Deposit Agreement or any ADR, the obligations of Holders and Beneficial Owners under Section 3.2 of the Class C-2 Deposit Agreement shall survive any transfer of ADSs, any cancellation of ADSs and withdrawal of Deposited Securities, and the termination of the Class C-2 Deposit Agreement.

(9) Representations and Warranties of Depositors. Each person depositing Shares under the Class C-2 Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and the certificates therefor are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, (v) the Shares presented for deposit are not, and the ADSs issuable upon such deposit will not be, Restricted Securities (except as contemplated in Section 2.13 of the Class C-2 Deposit Agreement), and (vi) the Shares presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

(10) Filing Proofs, Certificates and Other Information. Any person presenting Shares for deposit, any Holder and any Beneficial Owner may be required, and every Holder and Beneficial Owner agrees, from time to time to provide to the Depositary and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of ADSs and Deposited Securities, compliance with applicable laws, the terms of the Class C-2 Deposit Agreement or this ADR evidencing the ADSs, if applicable, and the provisions of, or governing, the Deposited Securities, to execute such certifications and to make such representations and warranties, and to provide such other information and documentation (or, in the case of Shares in registered form presented for deposit, such information relating to the registration of Shares on the books of the Company or of the Share Registrar) as the Depositary or the Custodian may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under the Class C-2 Deposit Agreement and this ADR, if applicable. The Depositary and the Registrar, as applicable, may, and at the reasonable request of the Company, shall, to the extent practicable, withhold the execution or delivery or registration of transfer of any ADS, the conversion of ADSs, or the distribution or sale of any distribution of rights or of the proceeds thereof or, to the extent not limited by paragraph (25) and Section 7.8 of the Class C-2 Deposit Agreement, the delivery of any Deposited Property until such proof or other information is filed or such certifications are executed, or such representations are made, or such other information and documentation are provided, in each case to the Depositary’s, the Registrar’s and the Company’s satisfaction. The Depositary shall provide the Company, in a timely manner, with copies or originals if necessary and appropriate of (i) any such proofs of citizenship or residence, taxpayer status, or exchange control approval which it receives from Holders and Beneficial Owners, and (ii) any other information or documents which the Company may reasonably request and which the Depositary shall request and receive from any Holder or Beneficial Owner or any person presenting Shares for deposit or ADSs for cancellation, transfer or withdrawal. Nothing herein shall obligate the Depositary to (i) obtain any information for the Company if not provided by the Holders or Beneficial Owners, or (ii) verify or vouch for the accuracy of the information so provided by the Holders or Beneficial Owners.

(11) Charges of Depositary. The Depositary shall charge the following fees:

(i) Issuance Fee: by any person for whom ADSs are issued (e.g., an issuance upon a deposit of Shares, upon a change in the ADS(s)-to-Share(s) ratio, or for any other reason), excluding issuances as a result of distributions described in paragraph (iv) below, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) so issued under the terms of the Class C-2 Deposit Agreement;

(ii) Cancellation Fee: to any person surrendering ADSs for cancellation (e.g., a cancellation of ADSs for Delivery of deposited Shares, upon a change in the ADS(s)-to-Share(s) ratio, or for any other reason), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) cancelled(except as provided for in (iv) and (v) below);

(iii) Cash Distribution Fee: to any Holder of ADSs, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of cash proceeds (i.e., upon the sale of rights and other entitlements);

(iv) Share Distribution / Rights Exercise Fee: by any Holder of ADSs, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of ADSs pursuant to (a) free Share distributions or (b) an exercise of rights to purchase additional ADSs;

(v) Other Distribution Fee: by any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of securities other than ADSs or rights to purchase additional ADSs (e.g., spin-off securities);

(vi) ADS Services Fee: by any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the Depositary;

(vii) Registration of ADS Transfer Fee: by any Holder of ADS(s) being transferred or by any person to whom ADSs are transferred, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) transferred;

(viii) ADS Conversion Fee: by any Holder of ADS(s) being converted or by any person to whom the converted ADSs are delivered, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) converted from one ADS series to another ADS series (e.g., upon conversion of Partial Entitlement ADSs for Full Entitlement ADSs, or upon conversion of Restricted ADSs into freely transferrable ADSs, and vice versa); and

(ix) Conversion of ADSs into Class A ADSs: to any person surrendering ADSs in connection with the conversion of ADSs into Class A ADSs, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) so surrendered for conversion.

In addition, Holders, Beneficial Owners, persons depositing Shares and persons surrendering ADSs for cancellation and withdrawal of Deposited Securities will be required to pay the following charges:

(i)	taxes (including applicable interest and penalties) and other governmental charges;

(ii) such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the Share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(iii) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Class C-2 Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of ADSs;

(iv) in connection with the conversion of Foreign Currency, the fees, expenses, spreads, taxes and other charges of the Depositary and/or conversion service providers (which may be a division, branch or Affiliate of the Depositary). Such fees, expenses, spreads, taxes, and other charges shall be deducted from the Foreign Currency;

(v) any reasonable and customary out-of-pocket expenses incurred in such conversion and/or on behalf of the Holders and Beneficial Owners in complying with currency exchange control or other governmental requirements;

(vi) the fees, charges, costs and expenses incurred by the Depositary, the Custodian or any nominee in connection with the ADS program;

(x) the amounts payable to the Depositary by any party to the Class C-2 Deposit Agreement pursuant to any ancillary agreement to the Class C-2 Deposit Agreement in respect of the ADS program, the ADSs and the ADRs; and

(xi) the amounts payable to the Depositary by any party to Class C-2 the Deposit Agreement pursuant to any ancillary agreement to the Class C-2 Deposit Agreement in respect of the ADR program, the ADSs and the ADRs.

Any other charges and expenses of the Depositary under the Class C-2 Deposit Agreement will be paid by the Company upon agreement between the Depositary and the Company. All fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by paragraph (23) of this ADR. The Depositary will provide, without charge, a copy of its latest fee schedule to anyone upon request.

ADS fees and charges payable for (i) the issuance of ADSs and (ii) the cancellation of ADSs will be payable by the person for whom the ADSs are so issued by the Depositary (in the case of ADS issuances) and by the person for whom ADSs are being cancelled (in the case of ADS cancellations). In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees and charges will be payable by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC Participant(s) as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are payable by Holders as of the applicable ADS Record Date established by the Depositary. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, the applicable Holders as of the ADS Record Date established by the Depositary will be invoiced for the amount of the ADS fees and charges and such ADS fees may be deducted from distributions made to Holders. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such ADS fees and charges to the Beneficial Owners for whom they hold ADSs. In the case of (i) registration of ADS transfers, the ADS transfer fee will be payable by the ADS Holder whose ADSs are being transferred or by the person to whom the ADSs are transferred, (ii) conversion of ADSs of one series for ADSs of another series, the ADS conversion fee will be payable by the Holder whose ADSs are converted or by the person to whom the converted ADSs are delivered, and (iii) conversions of ADSs, the ADS conversion fee will be payable by the ADS Holder whose ADSs are being converted.

The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the ADS program established pursuant to the Class C-2 Deposit Agreement, by making available a portion of the ADS fees charged in respect of the ADS program or otherwise, upon such terms and conditions as the Company and the Depositary agree from time to time. The Company shall pay to the Depositary such fees and charges, and reimburse the Depositary for such out-of-pocket expenses, as the Depositary and the Company may agree from time to time. Responsibility for payment of such fees, charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such fees, charges and reimbursements to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

The obligations of Holders and Beneficial Owners to pay ADS fees and charges shall survive the termination of the Class C-2 Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.4 of the Class C-2 Deposit Agreement, the right to collect ADS fees and charges shall extend for those ADS fees and charges incurred prior to the effectiveness of such resignation or removal.

(12) Title to ADRs. It is a condition of this ADR, and every successive Holder of this ADR by accepting or holding the same consents and agrees, that title to this ADR (and to each ADS evidenced hereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that the ADR has been properly endorsed or is accompanied by proper instruments of transfer. Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Holder of this ADR (that is, the person in whose name this ADR is registered on the books of the Depositary) as the absolute owner thereof for all purposes. Neither the Depositary nor the Company shall have any obligation nor be subject to any liability under the Class C-2 Deposit Agreement or this ADR to any holder of this ADR or any Beneficial Owner unless such holder is the Holder of this ADR registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner or the Beneficial Owner’s representative is the Holder registered on the books of the Depositary.

(13) Validity of ADR. The Holder(s) of this ADR (and the ADSs represented hereby) shall not be entitled to any benefits under the Class C-2 Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless this ADR has been (i) dated, (ii) signed by the manual or facsimile signature of a duly-authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly-authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of ADRs. ADRs bearing the facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such ADR by the Depositary.

(14) Available Information; Reports; Inspection of Transfer Books. The Company is subject to the periodic reporting requirements of the Exchange Act and accordingly, is required to file or furnish certain reports with the Commission. These reports can be retrieved from the Commission’s website (www.sec.gov) and can be inspected and copied at the public reference facilities maintained by the Commission located (as of the date of the Class C-2 Deposit Agreement) at 100 F. Street, N.E.,

Washington D.C. 20549. The Depositary shall make available for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Property and (b) made generally available to the holders of such Deposited Property by the Company. The Depositary shall also provide or make available to Holders copies of such reports when furnished by the Company pursuant to Section 5.6 of the Class C-2 Deposit Agreement.

The Registrar shall keep books for the registration of issuances and transfers of ADRs which at all reasonable times shall be open for inspection by the Company and by the Holders of such ADRs, provided that such inspection shall not be, to the Registrar’s knowledge, for the purpose of communicating with Holders of such ADRs in the interest of a business or object other than the business of the Company or other than a matter related to the Class C-2 Deposit Agreement or the ADRs.

The Registrar may close the transfer books with respect to the ADRs, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder, or at the reasonable written request of the Company subject, in all cases, to paragraph (25) and Section 7.8 of the Class C-2 Deposit Agreement.

Dated:

CITIBANK, N.A. Transfer Agent and Registrar	CITIBANK, N.A. as Depositary

By:	By:
Authorized Signatory	Authorized Signatory

The address of the Principal Office of the Depositary is 388 Greenwich Street, New York, New York 10013, U.S.A.

[FORM OF REVERSE OF ADR]

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

OF THE CLASS C-2 DEPOSIT AGREEMENT

(15) Distributions in Cash, Shares, etc. Whenever the Depositary receives confirmation from the Custodian of receipt of any cash distribution on any Deposited Securities, or receives proceeds from the sale of any Deposited Securities or of any entitlements held in respect of Deposited Securities under the terms of the Class C-2 Deposit Agreement, the Depositary will, subject to English laws and regulations, (i) if at the time of receipt thereof any amounts are received in a Foreign Currency, promptly convert or cause to be converted such cash distribution or proceeds into Dollars (upon the terms and conditions of Section 4.9 of the Class C-2 Deposit Agreement), (ii) if applicable and unless previously established, establish the ADS Record Date upon the terms described in Section 4.10 of the Class C-2 Deposit Agreement, and (iii) distribute promptly the amount thus received (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) applicable taxes required to be withheld and/or paid in connection with the distribution) to the Holders entitled thereto as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributed shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of ADSs outstanding at the time of the next distribution. If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash distribution in respect of any Deposited Securities, or from any cash proceeds from the sales of Deposited Property, an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the ADSs representing such Deposited Securities shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority. Evidence of payment thereof by the Company shall be forwarded by the Company to the Depositary upon request. The Depositary will hold any cash amounts it is unable to distribute in a non-interest-bearing account for the benefit of the applicable Holders and Beneficial Owners of ADSs until the distribution can be effected or the funds that the Depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States. Notwithstanding anything contained in the Class C-2 Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for in Section 4.1 of the Class C-2 Deposit Agreement, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in Section 4.1 of the Class C-2 Deposit Agreement, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in Section 4.1 of the Class C-2 Deposit Agreement where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

If any distribution upon any Deposited Securities consists of a free distribution of Shares, the Company shall cause such Shares to be deposited with the Custodian and registered, as the case may be, in the name of the Depositary, the Custodian or their respective nominees. Upon receipt of confirmation of such deposit from the Custodian, the Depositary shall, subject to and in accordance with the Class C-2 Deposit Agreement, establish the ADS Record Date upon the terms described in Section 4.10 of the Class C-2 Deposit Agreement and either (i) the Depositary shall, subject to Section 5.9 of the Class C-2 Deposit Agreement, distribute to the Holders as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date, additional ADSs, which represent in the aggregate the number of Shares received as such free distribution, subject to the other terms of the Class C-2 Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) applicable taxes required to be withheld and/or in connection with the distributor), or (ii) if additional ADSs are not so distributed, take all actions necessary so that each ADS issued and outstanding after the ADS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional integral number of Shares distributed upon the Deposited Securities represented thereby (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary, and (b) applicable taxes required to be withheld and/or paid in connection with the distribution). In lieu of delivering fractional ADSs, the Depositary shall sell the number of Shares or ADSs, as the case may be, represented by the aggregate of such fractions and distribute the net proceeds upon the terms set forth in the Section 4.1 Class C-2 Deposit Agreement.

In the event that the Depositary determines that any distribution in property (including Shares) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, if the Company in the fulfillment of its obligations under Section 5.7 of the Class C-2 Deposit Agreement, has furnished an opinion of U.S. counsel determining that Shares must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been declared effective), the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of (a) applicable taxes required to be withheld and/or paid in connection with the distribution and (b) fees and charges of, and the expenses incurred by, the Depositary) to Holders entitled thereto upon the terms described in Section 4.1 of the Class C-2 Deposit Agreement. The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of the Class C-2 Deposit Agreement. Notwithstanding anything contained in the Class C-2 Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for in Section 4.2 of the Class C-2 Deposit Agreement, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in Section 4.2 of the Class C-2 Deposit Agreement, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in Section 4.2 of the Class C-2 Deposit Agreement where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

Upon timely receipt of notice indicating that the Company wishes such elective distribution to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders of ADSs. The Depositary shall make such elective distribution available to Holders only if (i) the Company shall have timely requested that the elective distribution be made available to Holders, (ii) the Depositary shall have determined that such distribution is reasonably practicable and (iii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7 of the Class C-2 Deposit Agreement. If the above conditions are not satisfied or if the Company requests such elective distribution not to be made available to Holders of ADSs, the Depositary shall establish the ADS Record Date on the terms described in Section 4.10 of the Class C-2 Deposit Agreement and, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in England and Wales in respect of the Shares for which no election is made, either (X) cash upon the terms described in Section 4.1 of the Class C-2 Deposit Agreement or (Y) additional ADSs representing such additional Shares upon the terms described in Section 4.2 of the Class C-2 Deposit Agreement. If the above conditions are satisfied, the Depositary shall establish an ADS Record Date (on the terms described in Section 4.10 of the Class C-2 Deposit Agreement) and establish procedures to enable Holders to elect the receipt of the proposed distribution in cash or in additional ADSs. The Company shall assist the Depositary in establishing such procedures to the extent necessary. If a Holder elects to receive the proposed distribution (X) in cash, the distribution shall be made upon the terms described in Section 4.1 of the Class C-2 Deposit Agreement, or (Y) in ADSs, the distribution shall be made upon the terms described in Section 4.2 of the Class C-2 Deposit Agreement. Nothing herein shall obligate the Depositary to make available to Holders a method to receive the elective distribution in Shares (rather than ADSs). There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares. Notwithstanding anything contained in the Class C-2 Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for in Section 4.3 of the Class C-2 Deposit Agreement, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in Section 4.3 of the Class C-2 Deposit Agreement, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in Section 4.3 of the Class C-2 Deposit Agreement where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

Upon timely receipt by the Depositary of a notice indicating that the Company wishes rights to subscribe for additional Shares to be made available to Holders of ADSs, the Depositary upon consultation with the Company, shall determine, whether it is lawful and reasonably practicable to make such rights available to the Holders. The Depositary shall make such rights available to any Holders only if (i) the Company shall have timely requested that such rights be made available to Holders, (ii) the Depositary shall have received satisfactory documentation contemplated in Section 5.7 of the Class C-2 Deposit Agreement, and (iii) the Depositary shall have determined that such distribution of rights is satisfactory reasonably practicable. In the event any of the conditions set forth above are not satisfied or if the Company request that the rights not be made available to Holders of ADSs, the Depositary shall proceed with the sale of the rights as contemplated in Section 4.4(b) of the Class C-2 Deposit Agreement. In the event all conditions set forth above are satisfied, the Depositary shall establish an ADS Record Date (upon the terms described in Section 4.10 of the Class C-2 Deposit Agreement) and establish procedures (x) to distribute rights to purchase additional ADSs (by means of Shares or otherwise), (y) to enable the Holders to exercise such rights (upon payment of the subscription price and of the applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes), and (z) to deliver ADSs upon the valid exercise of such rights. Nothing herein or in the Class C-2 Deposit Agreement shall obligate the Depositary to make available to the Holders a method to exercise rights to subscribe for Shares (rather than ADSs). If (i) the Company does not timely request the Depositary to make the rights available to Holders or requests that the rights not be made available to Holders, (ii) the Depositary fails to receive the documentation required by Section 5.7 of the Class C-2 Deposit Agreement or determines it is not reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public and private sale) as it may deem practicable. The Company shall assist the Depositary to the extent necessary to determine such legality and practicability. The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) upon the terms hereof and of Section 4.1 of the Class C-2 Deposit Agreement. If the Depositary is unable to make any rights available to Holders upon the terms described in Section 4.4 (a) of the Class C-2 Deposit Agreement or to arrange for the sale of the rights upon the terms described in Section 4.4(b) of the Class C-2 Deposit Agreement, the Depositary shall allow such rights to lapse. The Depositary shall not be liable for (i) any failure to determine that it may be lawful or practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale or exercise, or (iii) the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution.

Notwithstanding anything herein or in Section 4.4 of the Class C-2 Deposit Agreement to the contrary, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders (i) unless and until a registration statement under the Securities Act (or other applicable law) covering such offering is in effect or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, in each case satisfactory to the Depositary, to the effect that the offering and sale of such securities to Holders and Beneficial Owners are exempt from, or do not require registration under, the provisions of the Securities Act or any other applicable laws. In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of Deposited Property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders of ADSs representing such Deposited Securities shall be reduced accordingly. In the event that the Depositary determines that any distribution in Deposited Property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such Deposited Property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive or exercise rights on the same terms and conditions as the holders of Shares or to exercise such rights. Nothing herein or in the Class C-2 Deposit Agreement shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

If ever the Company intends to distribute to the holders of Deposited Securities property other than cash, Shares or rights to purchase additional Shares, the Company shall give timely notice thereof to the Depositary and shall indicate whether or not it wishes such distribution to be made to Holders of ADSs. Upon receipt of a notice indicating that the Company wishes such distribution be made to Holders of ADSs, the Depositary shall consult with the Company, and the Company shall assist the Depositary, to determine whether such distribution to Holders is lawful and reasonably practicable. The Depositary shall not make such distribution unless (i) the Company shall have requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7 of the Class C-2 Deposit Agreement, and (iii) the Depositary shall have determined that such distribution is reasonably practicable.

Upon receipt of satisfactory documentation and the request of the Company to distribute property to Holders of ADSs and after making the requisite determinations set forth in (a) above, the Depositary shall distribute the property so received to the Holders of record, as of the ADS Record Date (established upon the terms described in Section 4.10 of the Class C-2 Deposit Agreement), in proportion to the number of ADSs held by them respectively and in such manner as the Depositary may deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any applicable taxes required to be withheld and/or paid. The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

If (i) the Company does not request the Depositary to make such distribution to Holders or requests not to make such distribution to Holders, (ii) the Depositary does not receive satisfactory documentation within the terms of Section 5.7 of the Class C-2 Deposit Agreement, or (iii) the Depositary determines that all or a portion of such distribution is not reasonably practicable, the Depositary shall sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem practicable and shall (i) cause the proceeds of such sale, if any, to be converted into Dollars and (ii) distribute the proceeds of such conversion received by the Depositary (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) to the Holders as of the ADS Record Date upon the terms of Section 4.1 of the Class C-2 Deposit Agreement. If the Depositary is unable to sell such property, the Depositary may dispose of such property for the account of the Holders in any way it deems reasonably practicable under the circumstances.

Neither the Depositary nor the Company shall be liable for (i) any failure to accurately determine whether it is lawful or practicable to make the property described in Section 4.5 of the Class C-2 Deposit Agreement available to Holders in general or any Holders in particular, nor (ii) any loss incurred in connection with the sale or disposal of such property.

(16) Redemption and Mandatory Conversion. If ever the Company intends to exercise any right of redemption and/or mandatory conversion in respect of any of the Deposited Securities, the Company shall give notice thereof to the Depositary at least sixty (60) days (or such other number of days as mutually agreed to in writing by the Depositary and the Company) prior to the intended date of redemption and/or mandatory conversion which notice shall set forth the particulars of the proposed redemption and/or mandatory conversion. Upon timely receipt of (i) such notice and (ii) satisfactory documentation given by the Company to the Depositary within the terms of Section 5.7 of the Class C-2 Deposit Agreement, and only if after consultation between the Depositary and the Company, to the extent practicable the Depositary shall have determined that such proposed redemption and/or mandatory conversion is practicable, the Depositary shall provide to each Holder a notice setting forth the intended exercise by the Company of the redemption and/or mandatory conversion rights and any other particulars set forth in the Company’s notice to the Depositary. The Depositary shall instruct the Custodian to present to the Company the Deposited Securities in respect of which redemption and/or mandatory conversion rights are being exercised against receipt of the applicable redemption and/or mandatory conversion consideration. Upon receipt of confirmation from the Custodian that the redemption and/or mandatory conversion has taken place and that applicable redemption and/or mandatory conversion consideration has been received, the Depositary shall (x) convert, transfer, and distribute any cash redemption and/or mandatory conversion proceeds (net of applicable (a) fees and charges of, and the expenses incurred by, the Depositary, and (b) taxes), retire ADSs and cancel ADRs, if applicable, upon delivery of such ADSs by Holders thereof and the terms set forth in Sections 4.1 and 6.2 of the Class C-2 Deposit Agreement, and (y) deliver non-cash redemption and/or mandatory conversion proceeds (net of applicable (a) fees and charges of, and the expenses incurred by, the Depositary, and (b) taxes), retire ADSs and cancel ADRs, if applicable, upon delivery of such ADSs by Holders thereof and the terms set forth in Sections 4.5 and 6.2 of the Class C-2 Deposit Agreement. If less than all outstanding Deposited Securities are redeemed and/or mandatorily converted, the ADSs to be retired will be selected by lot or on a pro rata basis, as may be determined by the Depositary after consultation between the Depositary and the Company, to the extent practicable. The redemption and/or mandatory conversion consideration per ADS shall (subject to the terms of the Class C-2 Deposit Agreement) be the equivalent of the per Share amount received by the Depositary (adjusted to reflect the ADS(s)-to-Share(s) ratio) upon the redemption and/or mandatory conversion of the Deposited Securities represented by ADSs (subject to the terms of Section 4.9 of the Class C-2 Deposit Agreement and the applicable fees and charges of, and expenses incurred by, the Depositary, and taxes) multiplied by the number of Deposited Securities represented by each ADS redeemed and/or mandatorily converted. Notwithstanding anything contained in the Class C-2 Deposit Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed redemption provided for in Section 4.7 of the Class C-2 Deposit Agreement, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in Section 4.7 of the Class C-2 Deposit Agreement, and the Company, the Holders and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in Section 4.7 of the Class C-2 Deposit Agreement where such notice has not been so timely given, other than its failure to use commercially reasonable efforts, as provided herein.

(17) Fixing of ADS Record Date. Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any distribution (whether in cash, Shares, rights or other distribution), or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each ADS, or whenever the Depositary shall receive notice of any meeting of, or solicitation of consents or proxies of, holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix a record date (the “ADS Record Date”) for the determination of the Holders of ADSs who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, to give or withhold such consent, to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Shares represented by each ADS. The Depositary shall make reasonable efforts to establish the ADS Record Date as closely as possible to the applicable record date for the Deposited Securities (if any) set by the Company in England and Wales and shall not announce the establishment of any ADS Record Date prior to the relevant corporate action having been made public by the Company (if such corporate action affects the Deposited Securities). Subject to applicable law and the terms and conditions of this ADR and Sections 4.1 through 4.9 of the Class C-2 Deposit Agreement, only the Holders of ADSs at the close of business in New York on such ADS Record Date shall be entitled to receive such distribution, to give such instructions, to receive such notice or solicitation, or otherwise take action.

(18) Voting of Deposited Securities. As soon as practicable after receipt of notice of any meeting at which the holders of Deposited Securities are entitled to vote, or of solicitation of consents or proxies from holders of Deposited Securities, the Depositary shall fix the ADS Record Date in respect of such meeting or solicitation of consent or proxy in accordance with Section 4.9 of the Class C-2 Deposit Agreement. The Depositary shall, if requested by the Company in writing in a timely manner (the Depositary having no obligation to take any further action if the request shall not have been received by the Depositary at least thirty (30) days prior to the date of such vote or meeting), at the Company’s expense and provided no U.S. legal prohibitions exist, distribute to Holders as of the ADS Record Date: (a) such notice of meeting or solicitation of consent or proxy, (b) a statement that the Holders at the close of business on the ADS Record Date will be entitled, subject to any applicable law, the provisions of the Class C-2 Deposit Agreement, the Articles of Association of the Company and the provisions of or governing the Deposited Securities (which provisions, if any, shall be summarized in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by such Holder’s ADSs, and (c) a brief statement as to the manner in which such voting instructions may be given.

Notwithstanding anything contained in the Class C-2 Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with, or otherwise publicizes to Holders, instructions on how to retrieve such materials or receive such materials upon request (e.g., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

The Depositary has been advised by the Company that under the Articles of Association of the Company as in effect on the date of the Class C-2 Deposit Agreement, voting at any meeting of shareholders of the Company is by poll.

Voting instructions may be given only in respect of a number of ADSs representing an integral number of Deposited Securities. Upon the timely receipt from a Holder of ADSs as of the ADS Record Date of voting instructions in the manner specified by the Depositary, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of the Class C-2 Deposit Agreement, Articles of Association of the Company and the provisions of the Deposited Securities, to vote, or cause the Custodian to vote, the Deposited Securities (in person or by proxy) represented by such Holder’s ADSs in accordance with the voting instructions timely received from the Holders of ADSs.

Deposited Securities represented by ADSs for which no timely voting instructions are received by the Depositary from the Holder shall not be voted (except as otherwise contemplated in Section 4.11 of the Class C-2 Deposit Agreement). Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of, for purposes of establishing a quorum or otherwise, the Deposited Securities represented by ADSs, except pursuant to and in accordance with the voting instructions timely received from Holders or as otherwise contemplated herein. If the Depositary timely receives voting instructions from a Holder which fail to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Holder’s ADSs, the Depositary will deem such Holder (unless otherwise specified in the notice distributed to Holders) to have instructed the Depositary to vote in favor of the items set forth in such voting instructions.

Notwithstanding anything else contained herein or in the Class C-2 Deposit Agreement, the Depositary shall, if so requested in writing by the Company, represent all Deposited Securities (whether or not voting instructions have been received in respect of such Deposited Securities from Holders as of the ADS Record Date) for the sole purpose of establishing quorum at a meeting of shareholders.

Notwithstanding anything else contained in the Class C-2 Deposit Agreement or any ADR, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of Deposited Securities if the taking of such action would violate U.S. or English laws. The Company agrees to take any and all actions reasonably necessary and as permitted by the laws of England and Wales to enable Holders and Beneficial Owners to exercise the voting rights accruing to the Deposited Securities and to deliver to the Depositary an opinion of U.S. counsel addressing any actions reasonably requested to be taken if so requested by the Depositary.

There can be no assurance that Holders generally or any Holder in particular will receive the notice described above with sufficient time to enable the Holder to return voting instructions to the Depositary in a timely manner.

(19) Changes Affecting Deposited Securities. Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger, scheme of arrangement or consolidation or sale of assets affecting the Company or to which it is a party, any property which shall be received by the Depositary or the Custodian in exchange for, or in conversion of or replacement of or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be treated as new Deposited Property under the Class C-2 Deposit Agreement, and the ADRs shall, subject to the provisions of the Class C-2 Deposit Agreement and applicable law, evidence ADSs representing the right to receive such additional securities or replacement Deposited Property. In giving effect to such change, split-up, cancellation, consolidation or other reclassification of Deposited Securities, recapitalization, reorganization, merger, scheme of arrangement, consolidation or sale of assets, the Depositary may, with the Company’s approval, and shall, if the Company shall so request, subject to the terms of the Class C-2 Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and expenses incurred by, the Depositary, and (b) applicable taxes) and receipt of an opinion of counsel to the Company satisfactory to the Depositary that such actions are not in violation of any applicable laws or regulations (i) issue and deliver additional ADSs as in the case of a stock dividend on the Shares, (ii) amend the Class C-2 Deposit Agreement and the applicable ADRs, (iii) amend the applicable Registration Statement(s) on Form F-6 as filed with the Commission in respect of the ADSs, (iv) call for the surrender of outstanding ADRs to be exchanged for new ADRs, and (v) take such other actions as are appropriate to reflect the transaction with respect to the ADSs. The Company agrees to, jointly with the Depositary, amend the Registration Statement on Form F-6 as filed with the Commission to permit the issuance of such new form of ADSs. Notwithstanding the foregoing, in the event that any Deposited Property so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company’s approval, and shall, if the Company requests, subject to receipt of an opinion of Company’s counsel satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such Deposited Property at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) for the account of the Holders otherwise entitled to such Deposited Property upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.1 of the Class C-2 Deposit Agreement. The Depositary shall not be liable for (i) any failure to determine that it may be lawful or practicable to make such Deposited Property available to Holders in general or to any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such Deposited Property.

(20) Exoneration. Notwithstanding anything contained in the Class C-2 Deposit Agreement or any ADR, neither the Depositary nor the Company shall be obligated to do or perform any act or thing which is inconsistent with the provisions of the Class C-2 Deposit Agreement or incur any liability (to the extent not limited by Section 7.8(b) of the Class C-2 Deposit Agreement) (i) if the Depositary, the Custodian, the Company or their respective agents shall be prevented or forbidden from, hindered or delayed in, doing or performing any act or thing required or contemplated by the terms of the Class C-2 Deposit Agreement, by reason of any provision of any present or future law or regulation of the United States, England and Wales or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of potential criminal or civil penalties or restraint, or by reason of any provision, present or future, of the Articles of Association of the Company or any provision of or governing any Deposited Securities, or by reason of any act of God or other event or circumstance beyond its control (including, without limitation, fire, flood, earthquake, tornado, hurricane, tsunami, explosion, or other natural disaster, nationalization, expropriation, currency restriction, work stoppage, strikes, civil unrest, act of war (whether declared or not) or terrorism, revolution, rebellion, embargo, computer failure, failure of public infrastructure (including communication or utility failure), failure of common carriers, nuclear, cyber or biochemical incident, any pandemic, epidemic or other prevalent disease or illness with an actual or probable threat to human life, any quarantine order or travel restriction imposed by a governmental authority or other competent public health authority, or the failure or unavailability of the United States Federal Reserve Bank (or other central banking system) or DTC (or other clearing system)), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Class C-2 Deposit Agreement or in the Articles of Association of the Company or provisions of or governing Deposited Securities, (iii) for any action or inaction in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, (iv) for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Class C-2 Deposit Agreement, made available to Holders of ADSs, (v) for any action or inaction of any clearing or settlement system (and any participant thereof) for the Deposited Property or the ADSs, or (vi) for any consequential or punitive damages (including lost profits) for any breach of the terms of the Class C-2 Deposit Agreement. The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(21) Standard of Care. The Company and the Depositary assume no obligation and shall not be subject to any liability under the Class C-2 Deposit Agreement or any ADRs to any Holder(s) or Beneficial Owner(s), except that the Company and the Depositary agree to perform their respective obligations specifically set forth in the Class C-2 Deposit Agreement or the applicable ADRs without negligence or bad faith.

Without limitation of the foregoing, neither the Depositary, nor the Company, nor any of their respective controlling persons, or agents, shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Property or in respect of the ADSs, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary).

The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote or give or withhold consent in respect of any of the Deposited Securities, or for the manner in which any vote is cast or consent is given or withheld or the effect of any vote or consent, provided that any such action or omission is in good faith and without negligence and in accordance with the terms of the Class C-2 Deposit Agreement. The Depositary shall not incur any liability for any failure to accurately determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Property, for the validity or worth of the Deposited Property, for the value of any Deposited Property or any distribution thereon, for any interest on Deposited Property, for any tax consequences that may result from the ownership of ADSs, Shares, Shares or other Deposited Property, for the credit worthiness of any third party, for allowing any rights to lapse upon the terms of the Class C-2 Deposit Agreement, for the failure or timeliness of any notice from the Company, or for any action of or failure to act by, or any information provided or not provided by, DTC or any DTC Participant.

The Depositary shall not be liable for any acts or omissions by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be liable for any acts or omissions by a predecessor depositary whether in connection with an act or omission of the Depositary or in connection with any matter arising wholly prior to the appointment of the Depositary or after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

(22) Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary under the Class C-2 Deposit Agreement by written notice of resignation delivered to the Company, such resignation to be effective on the earlier of (i) the 90th day after delivery thereof to the Company (whereupon the Depositary, shall be entitled to take the actions contemplated in Section 6.2 of the Class C-2 Deposit Agreement), or (ii) the appointment by the Company of a successor depositary and its acceptance of such appointment as provided in the Class C-2 Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, which removal shall be effective on the later of (i) the 120th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 of the Class C-2 Deposit Agreement), or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as provided in the Class C-2 Deposit Agreement. In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York. Every successor depositary shall be required by the Company to execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor (other than as contemplated in Section 5.8 and 5.9 of the Class C-2 Deposit Agreement). The predecessor depositary, upon payment of all sums due it and on the written request of the Company shall, (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in Sections 5.8 and 5.9 of the Class C-2 Deposit Agreement), (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Property to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding ADSs and such other information relating to ADSs and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly provide notice of its appointment to such Holders. Any entity into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

(23) Amendment/Supplement. Subject to the terms and conditions of this paragraph (23), Section 6.1 of the Class C-2 Deposit Agreement and applicable law, this ADS and any provisions of the Class C-2 Deposit Agreement may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the prior written consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than the charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding ADSs until the expiration of thirty (30) days after notice of such amendment or supplement shall have been given to the Holders of outstanding ADSs. Notice of any amendment to the Class C-2 Deposit Agreement or any ADR shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holder identifies a means for Holders and Beneficial Owners to retrieve or receive the text of such amendment (e.g., upon retrieval from the Commission’s, the Depositary’s or the Company’s website or the upon request from the Depositary). The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs to be settled solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial existing rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such ADSs, to consent and agree to such amendment or supplement and to be bound by the Class C-2 Deposit Agreement and this ADS, if applicable as amended or supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such ADS and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment of, or supplement to, the Class C-2 Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Class C-2 Deposit Agreement and this ADR at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Class C-2 Deposit Agreement and the ADRs in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, or rules or regulations.

(24) Expiration/Termination. On the ADS Expiration Date, the ADSs and the Class C-2 Deposit Agreement and the rights and obligations of the parties thereto shall automatically expire (except as otherwise specifically set forth in the Class C-2 Deposit Agreement) and the ADSs and the ADRs issued upon the terms hereof shall automatically expire and become void. C-2 Shares held by the Custodian between the ADS Expiration Date and the Share Expiration Date for which no Share Conversion Price have been delivered shall be held by the Custodian solely on behalf of the Holders and Beneficial Owners of ADSs outstanding immediately prior to the ADS Expiration Date and shall be so held solely for the purpose of allowing such C-2 Shares to expire unexercised. Upon expiration of the Class C-2 Deposit Agreement, the Depositary shall be discharged from all obligations under the Class C-2 Deposit Agreement with respect to the ADSs, the ADRs and the Deposited Securities, except to account for any net proceeds or other cash (after deducting or charging, as the case may be, in each case the applicable charges of the Depositary and the expenses for the account of Holders under the Class C-2 Deposit Agreement and any applicable taxes, governmental charges or assessments).

The Depositary shall, at any time at the written direction of the Company, terminate the Class C-2 Deposit Agreement by distributing notice of such termination to the Holders of all ADSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. If (i) ninety (90) days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) one hundred twenty (120) days shall have expired after the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and, in either case, a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4 of the Class C-2 Deposit Agreement, the Depositary may terminate the Deposit Agreement by distributing notice of such termination to the Holders of all ADSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. The date so fixed for termination of the Class C-2 Deposit Agreement in any termination notice so distributed by the Depositary to the Holders of ADSs is referred to as the “Termination Date”. Until the Termination Date, the Depositary shall continue to perform all of its obligations under the Class C-2 Deposit Agreement, and the Holders and Beneficial Owners will be entitled to all of their rights under the Class C-2 Deposit Agreement. If any ADSs shall remain outstanding after the Termination Date, the Registrar and the Depositary shall not, after the Termination Date, have any obligation to perform any further acts under the Deposit Agreement, except that the Depositary shall, subject, in each case, to the terms and conditions of the Class C-2 Deposit Agreement, continue to (i) collect dividends and other distributions pertaining to Deposited Securities, (ii) sell Deposited Property received in respect of Deposited Securities, (iii) deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any other Deposited Property, in exchange for ADSs surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Holders and Beneficial Owners, in each case upon the terms set forth in Section 5.9 of the Class C-2 Deposit Agreement), and (iv) take such actions as may be required under applicable law in connection with its role as Depositary under the

Class C-2 Deposit Agreement. At any time after the Termination Date, the Depositary may sell the Deposited Property then held under the Deposit Agreement and shall after such sale hold un-invested the net proceeds of such sale, together with any other cash then held by it under the Class C-2 Deposit Agreement, in an un-segregated account and without liability for interest, for the pro rata benefit of the Holders whose ADSs have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement except (i) to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the fees and charges of, and expenses incurred by, the Depositary, and all applicable taxes or governmental charges for the account of the Holders and Beneficial Owners, in each case upon the terms set forth in Section 5.9 of the Class -1 Deposit Agreement), and (ii) as may be required at law in connection with the termination of the Class C-2 Deposit Agreement. After the Termination Date, the Company shall be discharged from all obligations under the Class C-2 Deposit Agreement, except for its obligations to the Depositary under Sections 5.8, 5.9 and 7.6 of the Class C-2 Deposit Agreement. The obligations under the terms of the Class C-2 Deposit Agreement of Holders and Beneficial Owners of ADSs outstanding as of the Termination Date shall survive the Termination Date and shall be discharged only when the applicable ADSs are presented by their Holders to the Depositary for cancellation under the terms of the Class C-2 Deposit Agreement (except as specifically provided in the Class C-2 Deposit Agreement).

Notwithstanding anything contained in the Class C-2 Deposit Agreement or any ADR, in connection with the termination of the Class C-2 Deposit Agreement, the Depositary may, independently and without the need for any action by the Company, make available to Holders of ADSs a means to withdraw the Deposited Securities represented by their ADSs and to direct the deposit of such Deposited Securities into an unsponsored American depositary shares program established by the Depositary, upon such terms and conditions as the Depositary may deem reasonably appropriate, subject however, in each case, to satisfaction of the applicable registration requirements by the unsponsored American depositary shares program under the Securities Act, and to receipt by the Depositary of payment of the applicable fees and charges of, and reimbursement of the applicable expenses incurred by, the Depositary.

(25) Compliance with U.S. Securities Laws. Notwithstanding anything in the Class C-2 Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Instruction I.A.(1) of the General Instructions to Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

Each of the parties to the Class C-2 Deposit Agreement (including, without limitation, each Holder and Beneficial Owner) acknowledges and agrees that no provision of the Class C-2 Deposit Agreement or any ADR shall, or shall be deemed to, disclaim any liability under the Securities Act or the Exchange Act, in each case to the extent established under applicable U.S. laws.

Execution Copy

(26) No Third-Party Beneficiaries/Acknowledgments. The Class C-2 Deposit Agreement is for the exclusive benefit of the parties hereto (and their successors) and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person, except to the extent specifically set forth in the Class C-2 Deposit Agreement. Nothing in the Class C-2 Deposit Agreement shall be deemed to give rise to a partnership or joint venture among the parties nor establish a fiduciary or similar relationship among the parties. The parties hereto acknowledge and agree that (i) Citibank and its Affiliates may at any time have multiple banking relationships with the Company, the Holders, the Beneficial Owners, and their respective Affiliates, (ii) Citibank and its Affiliates may own and deal in any class of securities of the Company and its Affiliates and in ADSs and ADSs, and may be engaged at any time in transactions in which parties adverse to the Company, the Holders, the Beneficial Owners or their respective Affiliates may have interests, (iii) the Depositary and its Affiliates may from time to time have in their possession non-public information about the Company, the Holders, the Beneficial Owners, and their respective Affiliates, (iv) nothing contained in the Class C-2 Deposit Agreement shall (a) preclude Citibank or any of its Affiliates from engaging in such transactions or establishing or maintaining such relationships, or (b) obligate Citibank or any of its Affiliates to disclose such information, transactions or relationships, or to account for any profit made or payment received in such transactions or relationships, (v) the Depositary shall not be deemed to have knowledge of any information any other division of Citibank or any of its Affiliates may have about the Company, the Holders, the Beneficial Owners, or any of their respective Affiliates, and (vi) the Company, the Depositary, the Custodian and their respective agents and controlling persons may be subject to the laws and regulations of jurisdictions other than the U.S. and England and Wales, and the authority of courts and regulatory authorities of such other jurisdictions, and, consequently, the requirements and the limitations of such other laws and regulations, and the decisions and orders of such other courts and regulatory authorities, may affect the rights and obligations of the parties to the Class C-2 Deposit Agreement.

(27) Governing Law and Jurisdiction. The Class C-2 Deposit Agreement and the ADRs shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York without reference to the principles of choice of law thereof. Notwithstanding anything contained in the Class C-2 Deposit Agreement, any ADR or any present or future provisions of the laws of the State of New York, the rights of holders of Shares and of any other Deposited Securities and the obligations and duties of the Company in respect of the holders of Shares and other Deposited Securities, as such, shall be governed by the laws of England and Wales (or, if applicable, such other laws as may govern the Deposited Securities). Holders and Beneficial Owners understand and each irrevocably agrees that, by holding an ADS or an interest therein, any suit, action or proceeding against or involving the Company or the Depositary, arising out of or based upon the Class C-2 Deposit Agreement, ADSs, ADRs or the transactions contemplated hereby or thereby or by virtue of ownership thereof, may only be instituted in a state or federal court in the City of New York, and by holding an ADS or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding in, and irrevocably submits to the exclusive jurisdiction of, such courts in any such suit, action or proceeding. Holders and Beneficial Owners agree that the provisions of this paragraph shall survive such Holders’ and Beneficial Owners’ ownership of ADSs or interests therein.

EACH OF THE PARTIES TO THE CLASS C-2 DEPOSIT AGREEMENT (INCLUDING, WITHOUT LIMITATION, EACH HOLDER AND BENEFICIAL OWNER) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING AGAINST THE COMPANY AND/OR THE DEPOSITARY ARISING OUT OF, OR RELATING TO, THE CLASS C-2 DEPOSIT AGREEMENT, ANY ADR AND ANY TRANSACTIONS CONTEMPLATED THEREIN (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR OTHERWISE).

(ASSIGNMENT AND TRANSFER SIGNATURE LINES)

FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto                    whose taxpayer identification number is                    and whose address including postal zip code is                    , the within ADR and all rights thereunder, hereby irrevocably constituting and appointing                    attorney-in-fact to transfer said ADR on the books of the Depositary with full power of substitution in the premises.

Dated:	Name:
By:
Title:
NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his/her full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this ADR.

SIGNATURE GUARANTEED

All endorsements or assignments of ADRs must be guaranteed by a member of a Medallion Signature Program approved by the Securities Transfer Association, Inc.

EXHIBIT B

ADS/ CLASS C-2 SHARE CONVERSION FORM

POLESTAR AUTOMOTIVE HOLDING UK PLC

Citibank, N.A. - Depositary Receipts Department (the “ADS Depositary” and the

“ADS Depositary”)

c/o Computershare Inc.

Restricted Team

150 Royall Street, Canton, MA 02021

Email: citigs.radrproject@citi.com (the “ADS Admin Agent”)

Polestar Automotive Holding UK PLC

The Pavilions, Bridgwater Road

Bristol, England, BS13 8AE

Anna Rudensjö (anna.rudensjo@polestar.com) and

Elodie Théobald (elodie.theobald@polestar.com) (the “Company”)

[Computershare UK]

[TBD]

Email: [TBD] (the “Conversion Agent”)

ADS Conversion Period: commences on July 25, 2022 and expires on July 25, 2027

ADS/ADS Books Closure Periods:

Please check the ADS Depositary’s website for books closure details:

https://depositaryreceipts.citi.com/adr/guides/books.aspx?pageId=5&subpageid=48

Class C-2 Share Books Closure Periods: Please check with ADS Admin:

Computershare customer service @ 1-877-248-4237 (1-877-CITIADR)

Reference is made to (i) the Class C-2 Deposit Agreement, dated as of June 23, 2022 (the “Class C-2 Deposit Agreement”), by and among Citibank, N.A., as ADS Depositary, the Company, and all Holders and Beneficial Owners of American Depositary Shares (the “Class C-2 ADSs”), each ADS representing the right to receive one (1) Class C-2 Share (the “Class C-2 Shares”) of the Company which is convertible into one Class A Ordinary Share (the “Class A Shares”) of the Company in the form of Class A American Depositary Shares (the “Class A ADSs”) representing such Shares, upon the terms thereof, and (ii) the ADS Deposit Agreement for Class A ADSs, dated as of June 23, 2022 (the “ADS Deposit Agreement”), by and among Citibank, N.A., as ADS Depositary, the Company, and all Holders and Beneficial Owners of Class A ADSs.

Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Class C-2 Deposit Agreement. All conversions of Class C-2 Shares are subject to the terms of the Articles of Association.

We (the undersigned person converting the ADSs / Class C-2 Shares) hereby confirm as follows:

(i)	We delivered, or caused to be delivered, to the ADS Depositary (c/o ADS Admin Agent) the number of Class C-2 ADSs identified below for cancellation, and

(ii)	We delivered, or cause to be delivered, to the ADS Depositary the ADS fees specified below, and

(iii) We delivered, or cause to be delivered, to ADS Admin Agent, the appropriate Share Conversion Price in Dollars, unless we convert the Class C-2 ADSs/Class C-2 Shares on a cashless basis, and

(iv) We hereby instruct the ADS Depositary to (a) cancel such Class C-2 ADSs, (b) release the Class C-2 Shares represented thereby to the Conversion Agent for the purpose conversion thereof, (c) cause the Custodian to present the Class C-2 Shares evidenced by the Class C-2 ADSs so cancelled to the Conversion Agent and to convert such Shares upon the terms of the Articles of Association, and, in connection with such conversion, to complete such documentation on our behalf as may be required by the Conversion Agent, (d) instruct the Conversion Agent to deliver the requisite Class A Shares for deposit with the ADS Depositary for issuance and delivery of the corresponding Class A ADSs in accordance with the instructions below.

(a)	Number of Class C-2 ADSs presented for cancellation and conversion: Class C-2 ADSs.

(b)	Number of Class C-2 Shares represented by the Class C-2 ADSs referenced in (a) above: Class C-2 Shares. [1]

[1]	For current ADS-to-Class C-2 Share ratio, please see www.citiadr.com.

(c)	Number of Class A Shares to be issued upon conversion of Class C-2 Shares identified in (b) above: Class A Shares and to be deposited with the ADS Depositary as set forth in (g) below.

(d)	Number of Class A ADSs to be issued and delivered upon deposit of Class A Shares specified in (c) above. [3]

(e)	Share Conversion Price in US dollars per ADS / Share: USD . [4]

Please enclose check covering the Share Conversion Price in U.S. Dollars issued to [            ] and deliver check to the ADS Admin Agent at: [            ]

(f)	ADS conversion and issuance fees (in U.S. dollars) to be paid to the ADS Depositary by the person converting Class C-2 ADSs[5]:

(i)	Conversion fee for Class C-2 ADSs surrendered in connection with the conversion of Class C-2 ADSs into ADSs: (U.S. $0.05 per Class C-2 ADS surrendered and converted): USD

(ii)	Cancellation fee for Class C-2 ADSs surrendered: (U.S. $0.05 per Class C-2 ADS surrendered and cancelled): USD

(iii)	Issuance fee for Class A ADSs to be issued and delivered in connection with the conversion of Class C-2 ADSs: (U.S. $0.05 per ADS issued and delivered): USD

Please enclose check covering ADS Conversion and Issuance fees in US dollars issued to [            ] and deliver to ADS Admin Agent at [            ].

[2]	For current Class C-2 Share to Class A Share conversion ratio, see Agreement and please consult: ADW Admin Agent. Only specify whole shares.
[3]	For current ADS-to-Class A Share ratio, please see www.citiadr.com. Only specify whole ADSs. In certain circumstances Restricted ADSs may be delivered.
[4]

For current Class C-2 Share to Class A Share conversion Price, please see the Articles of Association and consult: ADW Admin Agent - Computershare customer service @ 1-877-248-4237 (1-877-CITIADR). For cashless conversions, please see the Articles of Association and insert: “N/A – Cashless Conversion”. In case the Company elects to treat the conversion as cashless, the Class C-2 Share to Class A Share conversion will be refunded to the converting Class C-2 A holder. Please specify account for refunds below.

[5]	Note: ADS fees are also payable in connection with cashless conversions.

(g)

We instruct that the Class A Shares issued by the Company be delivered for deposit with Citibank, N.A., as Depositary for the Class A ADSs, and that the Depositary issue and deliver the corresponding ADSs as follows:

Name of person in whose name the Class A ADSs will be registered:
Address of Registered Holder:

Tax identification number for Registered Holder:

Date:
Name of Person Converting Class C-2 ADSs/Shares:
Signature of Person Converting Class C-2 ADSs/Shares[6]:
Title of Person Converting Class C-2 ADSs/Shares:
Telephone Number of Person Converting Class C-2 ADSs/Shares:
Email of Person Converting Class C-2 ADSs/Shares:

[6]

The signature(s) should be guaranteed by an “Eligible Guarantor Institution” (with membership in an approved signature guarantee medallion program pursuant to Rule 17Ad-15 (or successor rule)) if the Class A ADSs are to be registered in the name of a person other than the registered holder of the Class C-2 ADS presented for cancellation and conversion.

EXHIBIT C

FEE SCHEDULE

ADS FEES AND RELATED CHARGES

All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Class C-2 Deposit Agreement.

I. ADS Fees

The following ADS fees are payable under the terms of the Class C-2 Deposit Agreement:

Service	Rate	By Whom Paid
(1) Issuance of ADSs (e.g., an issuance upon a deposit of Shares, upon a change in the ADS(s)-to-Share (s) ratio, or for any other reason), excluding issuances as a result of distributions described in paragraph (4) below.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) issued.	Person for whom ADSs are issued.
(2) Cancellation of ADSs (e.g., a cancellation of ADSs for Delivery of deposited Shares, upon a change in the ADS(s)-to-Share (s) ratio, or for any other reason).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) cancelled.	Person for whom ADSs are being cancelled.
(3) Distribution of cash distributions (e.g., upon a sale of rights and other entitlements).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom the distribution is made.
(4) Distribution of ADSs pursuant to (i) free Share distributions, or (ii) an exercise of rights to purchase additional ADSs.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom the distribution is made.
(5) Distribution of securities other than ADSs or rights to purchase additional ADSs (e.g., spin-off securities).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom the distribution is made.

C-1

6) ADS Services.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the Depositary.	Person holding ADSs on the applicable record date(s) established by the Depositary.

7) Registration of ADS Transfers (e.g., upon a registration of the transfer of registered ownership of ADSs, upon a transfer of ADSs into DTC and vice versa, or for any other reason).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) transferred.	Person for whom or to whom ADSs are transferred.

8) Conversion of ADSs of one series for ADSs of another series (e.g., upon conversion of Partial Entitlement ADSs for Full Entitlement ADSs, or upon conversion of Restricted ADSs into freely transferable ADSs, and vice versa).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) converted.	Person for whom ADSs are converted or to whom the converted ADSs are delivered.

9) Conversion of ADSs into Class A ADSs	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) converted.	Person converting ADS.

II. Charges

Holders, Beneficial Owners, persons depositing Shares for deposit and persons surrendering ADSs for cancellation and for the purpose of withdrawing Deposited Securities shall be responsible for the following ADS charges:

(i)	taxes (including applicable interest and penalties) and other governmental charges;

(ii)

such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the Share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(iii)

such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Class C-2 Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of ADSs;

C-2

(iv)

in connection with the conversion of Foreign Currency, the fees, expenses, spreads, taxes and other charges of the Depositary and/or conversion service providers (which may be a division, branch or Affiliate of the Depositary). Such fees, expenses, spreads, taxes, and other charges shall be deducted from the Foreign Currency;

(v)

any reasonable and customary out-of-pocket expenses incurred in such conversion and/or on behalf of the Holders and Beneficial Owners in complying with currency exchange control or other governmental requirements;

(vi)	the fees, charges, costs and expenses incurred by the Depositary, the Custodian, or any nominee in connection with the ADS program; and

(vii)

the amounts payable to the Depositary by any party to the Class C-2 Deposit Agreement pursuant to any ancillary agreement to the Class C-2 Deposit Agreement in respect of the ADS program, the ADSs and the ADRs; and

(viii)	the amounts payable to the Depositary by any party to the Class C-2 Deposit Agreement pursuant to any ancillary agreement to the Deposit Agreement in respect of the ADR program, the ADSs and the ADRs.

C-3